AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2026
REGISTRATION NO. 333-283684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
ON FORM S-3 TO FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PRUCO LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)

ARIZONA
(State or other jurisdiction of incorporation or organization)
6311
(Primary Standard Industrial Classification Code Number)
22-1944557
(I.R.S. Employer Identification Number)
C/O PRUCO LIFE INSURANCE COMPANY
213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102-2992
(973) 802-7333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
3800 North Central Avenue, Suite 460
Phoenix, Arizona 85012
(602) 248-1145
(Name, address, including zip code, and telephone number, including area code, of agent for service)
COPIES TO:
ELIZABETH L. GIOIA
VICE PRESIDENT
PRUCO LIFE INSURANCE COMPANY
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(203) 402-1624

As soon as practicable after the effective date of Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer

Non-accelerated filer	X	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.
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Explanatory Note
Pruco Life Insurance Company (“Pruco”) is changing the registration form for the Contracts from Form S-3 to Form S-1 to facilitate Pruco’s intended reliance on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”). Rule 12h-7 exempts insurance companies from the 1934 Act’s periodic and current reporting requirements with respect to non-variable insurance products that are registered under the Securities Act of 1933, provided that certain conditions are satisfied. While registration on Form S-1 is not an express condition of Rule 12h-7, the eligibility requirements of Form S-3 require Registrant to file 1934 reports, making reliance on Rule 12h-7 and registration on Form S-3 generally incompatible.

Pruco decided to initially register the Contracts on Form S-3 in order to realize the benefits associated with that registration form (e.g., shorter-form prospectus and financials forward incorporated by reference). In light of certain business decisions, Pruco has decided that suspending 1934 Act reporting (by relying on Rule 12h-7) outweighs the benefits associated with Form S-3. Accordingly, Pruco is taking the necessary step of registering the Contracts on Form S-1.

This Post-Effective Amendment No. 3 is intended to replace the prior Post-Effective Amendment No. 2 in its entirety to include an exhibit that was inadvertently missed in the prior filing.

PRUCO LIFE INSURANCE COMPANY
A Prudential Financial Company
751 Broad Street, Newark, NJ 07102-3777

ActiveIncome
Individual Contingent Deferred Annuity
Prospectus Dated May 1, 2026

This prospectus describes ActiveIncome, an individual contingent deferred annuity (“Contract”) offered by Pruco Life Insurance Company (“Pruco Life,” “we,” “our” or “us”). The Contract is offered to eligible investors who have engaged an Investment Adviser Representative (“Financial Professional”) to provide advice on the management of an investment account (“Account”) held with an investment firm (“Financial Firm”) approved by us.
The Contract is designed to allow you to withdraw a certain amount from the Account, that fluctuates annually and can be reduced significantly, based on the Account’s investment performance, until we are obligated to make guaranteed payments, if ever. You (or your Financial Professional, on your behalf) control the assets in your Account, not us. However, the Contract’s benefits are subject to the Contract’s rules regarding withdrawals, contributions, permissible types of investments, and other matters relating to your Account. Violating these rules, or exceeding the limits established by these rules, may significantly reduce the value of your benefit, and may even cause your Contract to terminate.

The Contract provides a longevity benefit in certain circumstances. The Contract differs from many other longevity focused annuity products available, including conventional Contingent Deferred Annuities, in that the amount you are permitted to withdraw may fluctuate from year to year and it does not guarantee a minimum Lifetime Income Amount or protect against poor investment performance of your Account Assets. If your Account Value is depleted due to poor investment performance, your resulting Lifetime Income Amount may be nominal. Conversely, if your Account Value increases due to investment performance, your resulting Lifetime Income Amount may be higher than other annuity benefits. See "Appendix C - Hypothetical Annual Income Amounts and Insured Income Payments Based on Hypothetical Investment Performance" showing the impact of hypothetical investment performance on a hypothetical Account Value.

The minimum issue age for this Contract is 50 based on the youngest Annuitant. You may designate whether you choose single or joint income with your spouse at any time before you begin the Income Stage. Please see the sections titled "Purchasing the Contract and Making Account Value Contributions" on page 48 and "Contract Designations" on page 50 for additional information.
This prospectus describes all material rights and obligations of the Contracts. Clients seeking information regarding their particular investment needs should contact a Financial Professional. The Contract is offered as an individual annuity contract and has features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Contract. All Annuity Payments and Insured Income Payments under this Contract are subject to our creditworthiness and claims-paying ability.
The Contract and certain features may not be available in all states. Material state variations for the Contract are listed in “Appendix A – Special Contract Provisions for Contracts Issued in Certain States.” This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.
The principal underwriter for the Contract is Prudential Annuity Distributors, Inc. (“PAD”), who distributes the Contract through selling firms with whom PAD has entered into a selling agreement. Currently, all features are available through all selling firms. In the future, the Contract and certain features may not be available through all selling firms. In that event, we will amend this prospectus to describe the differences by each selling firm. Financial Professionals may be compensated for the sale of the Contract. Please speak to your Financial Professional for further details.
The minimum initial value under the Contract is $50,000.
PLEASE READ THIS PROSPECTUS
This prospectus sets forth information about the Contract that you should know before purchasing. Please read this prospectus and keep it for future reference. Certain terms are capitalized in this prospectus. Those terms are defined either in the “Glossary of Terms” section or in the context of the particular section.
This Contract should not be used to meet income needs in retirement. It is intended to provide a contingent longevity benefit for Contract Owners concerned about outliving the income provided by the Account, but willing to accept the risk that the income available in connection with the Contract will fluctuate and may be nominal in the event of Non-Income Withdrawals, Excess Withdrawals or sustained negative investment performance, net of fees.
The Contract provides a contingent guarantee to provide lifetime income payments if the Account is depleted due to permitted withdrawals. The Contract is designed to allow Contract owner(s) to take permitted withdrawals from their Account, until the Account Value has been exhausted, at which time Insured Income Payments will begin. The likelihood of you depleting your
PLAZACTINC-DFA

Account before death depends on how long you live, meaning we may never make any income payments to the Contract owner and the chance we will have to make payments may be minimal. Similarly, the Insured Income Payment may be nominal, if your Account experiences significant negative market performance, net of fees, or if you take Excess or Non-Income Withdrawals. The annuity is not meant to protect against asset depletion due to negative market performance or to provide guaranteed income prior to asset depletion.
We set the Income Percentage and Income Deferral Rates for the Contract based on the average assumed lifetime of expected contract holders. This assumption is intended to minimize the risk that the Account will be reduced to zero before your death thereby requiring us to make lifetime income payments to you. You may only receive Insured Income Payments if you outlive this average future lifetime.
If your Account Value is reduced due to Contract Fees, Advisory Fees and/or negative investment performance, your Income Base may be reduced by more than the amount of the fees or performance loss. This could result in the amount of your Insured Income Payments being nominal.
This Contract is designed for prospective purchasers who have already established an investment management account on the Dimensional Fund Advisors UMA Platform and want to add a benefit to the Account that allows you to take a certain amount of Withdrawals each year. You may not purchase this Contract if you do not maintain your Account on the Dimensional Fund Advisors UMA Platform.
You will begin paying Contract Fees as of the date the Contract is issued. You may pay Contract Fees without ever realizing the financial benefit of the Contract, or the benefits you receive under the Contract may not offset the fees paid over the life of the Contract.
This Contract may not be appropriate if you intend to make frequent or large Non-Income Withdrawals from the account during the Pre-Income Stage, or if you intend to make withdrawals from the account during the Income Stage of the Contract that exceed the Annual Income Amount. Such withdrawals could significantly reduce the contingent guarantee and even terminate the Contract.
The Contract may be terminated by us as a result of many different circumstances, including Non-Income or Excess Withdrawals that reduce the Income Base to $0, failure to pay Contract Fees when due and failure to adhere to the investment restrictions of the Contract.
There are Account investment restrictions that must be followed to maintain the Contract and its contingent guarantee. Any additional investment restrictions we impose in the future will be to allow us to appropriately hedge our risk related to the Contract, by matching our liability under the Contract to liquid hedge assets.
We may, at any time, restrict a Contract holder’s ability to make additional contributions to the Account.
Contingent deferred annuity contracts are complex insurance vehicles. Refer to the “Summary Risk Factors” section of this prospectus on page 4 for a summary of the Contract’s risks, and “Risk Factors” beginning on page 16 for a full discussion of the Contract’s risks.
You should work with your Financial Professional to decide whether the Contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.
RIGHT TO CANCEL
You may cancel this Contract within 30 days after you receive it (or such longer period, as required by state law. See "Appendix A" for details). The amount of the refund will equal any Contract Fees paid as of the date your Contract is cancelled.
OTHER CONTRACTS
We offer a variety of annuity contracts. They offer features and have fees and charges that are different from the Contract offered by this prospectus. Not every annuity contract we issue is offered through every selling firm. Upon request, your Financial Professional can show you information regarding other Pruco Life annuity contracts that your Financial Professional sells. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts.
AVAILABLE INFORMATION
Additional information about us and this offering is available in the registration statement and the exhibits thereto, as well as in documents incorporated by reference into this prospectus (which means they are legally part of this prospectus). You may review and obtain copies of these materials at no cost to you by contacting us. They may also be obtained through the Securities and Exchange Commission’s Internet Website (www.sec.gov), which the SEC maintains for us and other registrants that file electronically with the SEC. Please see “How to Contact Us” later in this prospectus for our Service Office address.

In compliance with U.S. law, Pruco Life delivers this prospectus to current Contract Owners that reside outside of the United States. However, we may not market or offer the Contract to prospective purchasers who are outside of the United States.
THE CONTRACT IS NOT A DEPOSIT OR OBLIGATION OF, OR ISSUED, GUARANTEED OR ENDORSED BY, ANY BANK, AND IS NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT WWW.PRUDENTIAL.COM/ANNUITIES.

APPENDIX C – HYPOTHETICAL ANNUAL INCOME AMOUNTS AND INSURED INCOME PAYMENTS BASED ON HYPOTHETICAL INVESTMENT PERFORMANCE	C-1
APPENDIX D – PRUCO LIFE INSURANCE COMPANY FORM S-1 PRUCO LIFE INSURANCE COMPANY GAAP FINANCIAL STATEMENTS	D-1

GLOSSARY OF TERMS
Account: Your investment account at your Financial Firm that holds the covered assets relating to your Contract and that is managed through the Dimensional Fund Advisors UMA Platform.
Account Owner(s): The natural person(s) or entity who has all rights to the Account.
Account Value: The value of the assets in your Account as of the close of business on a Valuation Day. For the purposes of the Contract, once the Account Value has been determined on a Valuation Day, it does not change until the close of business on the next Valuation Day.
Additional Account Value Contribution: Amounts contributed to the Account by you, or on your behalf, after the Contract Date, as permitted under the Contract, and acknowledged by us.
Advisory Fees: The amount your Financial Firm deducts from your Account in consideration of the investment advisory services provided in relation to the Account.
Annual Income Amount: During the Income Stage, the annual amount determined for each Contract Year that can be withdrawn without being considered an Excess Withdrawal. During the Income Stage, the Annual Income Amount will vary and can be higher or lower in one Contract Year than in the prior Contract Year. During the Insured Income Stage, the Annual Income Amount is the annual amount distributed in the form of Insured Income Payments. The Annual Income Amount will not change during the Insured Income Stage.
Annuitant(s): The natural person(s) whose life expectancy(ies) is the basis for Insured Income Payments or Annuity Payments under the Contract. The Contract Owner is the Annuitant or, if more than one Contract Owner, the first named Contract Owner in the Contract Schedule will be the Annuitant and the other Contract Owner will be the Co-Annuitant. If the Contract Owner is an entity that we allow, the Annuitant and, if applicable, Contingent Annuitant, is a natural person who has a beneficial interest in the Account and entity and is named by the Contract Owner at issuance of the Contract. Annuitant, Co-Annuitant and Contingent Annuitant may be collectively referred to herein as the Annuitants.
Annuitization (Annuitization option): The Contract feature that allows you to convert your entire remaining Account Value into a guaranteed stream of Annuity Payments from us.
Annuity Date: The date on which the Account is permanently converted into payments from us, either in the form of Annuity Payments or in the form of Insured Income Payments.
Annuity Payments: Payments we make to the Annuitant(s), designated payee, or the Beneficiary(ies) on or after the Annuity Date based on the Account Value transferred to us and the Annuitization option selected by you.
Beneficiary(ies): The natural person(s) or entity named as beneficiary on or after the Annuity Date to receive any remaining period certain Annuity Payments, if applicable, at the death of the Annuitant(s).
Code or Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
Company: Pruco Life Insurance Company (also referred to as “Prudential,” “we,” “us” or “our”).
Contract: The contingent deferred annuity contract described in this prospectus.
Contract Date: The Valuation Day on which this Contract becomes effective.
Contract Date Anniversary: Each annual anniversary of the Contract Date, or the next following Valuation Day if the annual anniversary does not fall on a Valuation Day.
Contract Fee: The amounts paid to maintain this Contract.
Contract Owner(s): The natural persons or entity to whom a Contract is issued (also referred to as “you” or “your,” where applicable). All ownership rights with respect to any issued Contract belong to the Contract Owner(s), or as determined through the operation of applicable law.
Contract Year: The first Contract Year begins on the Contract Date and continues through and includes the day immediately preceding the first Contract Date Anniversary. Subsequent Contract Years begin on the Contract Date Anniversary and continue through and include the day immediately preceding the next Contract Date Anniversary. For a Qualified Account, once the Income Stage begins, the next Contract Year will begin on the first Valuation Day of the calendar year that immediately follows the Contract Year in which the Income Stage began. Each subsequent Contract Year will then correspond to the calendar year.
Custodial IRA Account: A custodial or trust account to hold retirement assets pursuant to the provisions of Section 408(a) of the Internal Revenue Code.

Custodial Roth IRA Account: A custodial or trust account to hold retirement assets pursuant to the provisions of Section 408A and 408(a) of the Internal Revenue Code.
Due Proof of Death: Due Proof of Death is satisfied when we receive, in Good Order, documentation acceptable to us and all representations required or mandated by applicable law or regulation in relation to the Contract.
Eligible Account Assets: Investments that we designate as eligible for coverage under this Contract. After the Contract is issued, we may designate additional investments as Eligible Account Assets. Once we designate an investment as an Eligible Account Asset, we, at any time in the future, may determine that such investment is no longer an Eligible Account Asset. Money market holdings are considered to be an Eligible Account Asset.
Excess Withdrawal: All or any portion of a withdrawal during the Income Stage that exceeds the remaining Annual Income Amount for that Contract Year and any Unused Annual Income Amount. Excess Withdrawals may significantly reduce the value of your Contract’s future benefit and may cause the Contract to terminate.
Financial Firm: The financial institution holding your Account.
Financial Professional: The registered investment adviser who provides investment advisory services in relation to your Account. If your registered investment advisor is not a registered representative or licensed to sell insurance, your Financial Professional will include a person who fulfills those functions.
Good Order: Good Order is a state or condition acceptable to us, in our sole discretion, and determined to be reasonably necessary for the accurate execution of the intended transaction or direction, including: a) being received at our Service Office in a manner that is sufficiently complete and clear that we do not need to exercise any discretion; b) complies with all relevant laws and regulations; c) on specific forms, or by other means we then permit (such as via telephone or electronic transmission); and/or d) with any signatures and dates as we may require. We will notify the Financial Firm, or you when Good Order conditions have not been met.
Income Base: The benefit base that is used to determine the Annual Income Amount. The Income Base is not a cash value available for withdrawal or annuitization.
Income Deferral Rate: The annual percentage that is added as a daily amount to the Income Percentage on each Valuation Day during the Pre-Income Stage.
Income Percentage: The income rate applied to the Income Base to determine the Annual Income Amount.
Income Stage: The time period beginning on the Valuation Day next following the earlier of the first Income Withdrawal or notification by you, received by us in Good Order, to begin the Income Stage and ending on the Annuity Date or termination of the Contract. During the Income Stage, you may take Income Withdrawals from your Account. Income Withdrawals will not reduce your Contract’s benefit. Withdrawals that exceed the Annual Income Amount and any Unused Annual Income Amount (i.e., taking Excess Withdrawals) may significantly reduce the value of your Contract’s future benefit and may cause the Contract to terminate.
Income Withdrawal: A withdrawal during the Income Stage that does not exceed the remaining Annual Income Amount for that Contract Year or any Unused Annual Income Amount. Income Withdrawals will not reduce your Contract’s future Annual Income Amount.
Initial Account Value Contribution: The Account Value on the Contract Date.
Initial Income Percentage: A percentage assigned to the Initial Account Value Contribution on the Contract Date. Also, a percentage assigned to each Additional Account Value Contribution after the Contract Date. The applicable percentage is based on the attained age of the Annuitant, or the younger of the Annuitants, as applicable, on the Contract Date or on the Valuation Day of the Additional Account Value Contribution.
Insured Income Payment: Payments we make to the Annuitant(s) on or after the Annuity Date based on the Annual Income Amount as of the Annuity Date. Insured Income Payments are a fixed amount payable each year until the death of the Annuitant, or last surviving Annuitant, during the Insured Income Stage.
Insured Income Stage: The period of time between the Annuity Date and the date on which our Insured Income Payment obligation under the Contract ends. During the Insured Income Stage, we make Insured Income Payments. The annual amount of Insured Income Payments will equal your Annual Income Amount as of the Annuity Date, adjusted for Additional Account Value Contributions on the Annuity Date, and for Excess Withdrawals that occurred in the same Contract Year as the Annuity Date. The Insured Income Stage will automatically commence if your Account Value is reduced to $0. If you elect to begin the Insured Income Stage at any other time, you will be required to transfer remaining Account Value to us, and notify us of your election.
Minimum Account Value: The minimum account balance your Financial Firm requires to maintain your Account. There may be an additional minimum value for certain investments, and/or you may be charged a higher fee if your account value is less than an amount they establish. You should understand any minimums related to your Account and its investments, as loss of access to Eligible Account Assets or higher fees can negatively impact your benefits under the Contract.
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Non-Income Withdrawal: Any amount taken from the Account prior to the start of the Income Stage and indicated as such by you or your Financial Professional. Once you take a withdrawal that you have not designated as a Non-Income Withdrawal, the Income Stage will begin.
Non-Qualified Account: Any Account that is not a Qualified Account.
Performance Adjustment: Amounts applied to your Income Base and Unused Annual Income Amount. Performance Adjustment is applied to the Income Base on each Valuation Day during the Income Stage and is equal to the net percentage change in Account Value since the previous Valuation Day due to investment performance (including interest and dividends and deductions for Contract Fees or Advisory Fees). Increases in Account Value from Additional Account Value Contributions, and decreases in Account Value from withdrawals, are excluded from Performance Adjustments. A Performance Adjustment is applied to the Unused Annual Income Amount on each Contract Date Anniversary during the Income Stage and is equal to the net percentage change in Account Value since the last Contract Date Anniversary due to investment performance and deductions for Contract Fees or Advisory Fees. Additional Account Value Contributions and Excess Withdrawals may further impact your Income Base. Withdrawals of your Annual Income Amount and Unused Annual Income Amount do not impact your Performance Adjustment. Sustained negative performance may reduce your Annual Income Amount to a nominal amount.
Pre-Income Stage: The initial stage of the Contract that begins on the Contract Date and ends on the earliest of: a) when you enter the Income Stage, b) when you enter the Insured Income Stage, c) when you elect the Annuitization option, or d) when your Contract is terminated.
Qualified Account: An Account maintained pursuant to an eligible retirement plan as defined in Code Section 402(c)(8)(B), including a Custodial IRA Account as defined by Code Section 408(a) and a Custodial Roth IRA Account as defined by Code Section 408A, but not including a custodial account described in Code Section 403(b)(7).
Required Minimum Distribution: The annual distribution that must be taken from an IRA, other than a Roth IRA, or a qualified plan during the life of the Annuitant. The Required Minimum Distribution will be computed based on Internal Revenue Code requirements (including Internal Revenue Service guidance).
Service Office / Service Office Address: Certain requests must be sent directly to us at the location shown under “Other Information – How to Contact Us.” The Service Office Address may be changed at any time. We will notify you in advance of any change in address.
Unused Annual Income Amount: Any portion of the Annual Income Amount not withdrawn in a Contract Year during the Income Stage will be carried over, immediately subject to the Performance Adjustment, to allow for Income Withdrawals above the Annual Income Amount in future Contract Years until the Annuity Date. Your Unused Annual Income Amount is subject to a Performance Adjustment on each Contract Date Anniversary during the Income Stage.
Valuation Day: Every day the New York Stock Exchange is open for regular trading or any other day that the Securities and Exchange Commission requires mutual funds, exchange traded funds or unit investment trusts registered under the Investment Company Act of 1940 to be valued.
Withdrawal (withdrawal / withdrawn): During the Pre-Income Stage, withdrawals include any amounts deducted from the Account, including amounts deducted to pay Contract Fees or Advisory Fees. During the Income Stage, withdrawals include any amounts deducted from the Account other than amounts deducted to pay Contracts Fees or Advisory Fees.
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SUMMARY OF THE CONTRACT
SUMMARY RISK FACTORS
•This Contract provides a contingent guarantee for lifetime income in connection with permitted withdrawals, but is not designed to protect against outliving your assets due to negative investment performance, Non-Income Withdrawals, or Excess Withdrawals.
•If your Account Value is reduced due to negative investment performance, Non-Income Withdrawals, Excess Withdrawals, Contract Fees, or Advisory Fees, the amount of your Income Base will decrease, perhaps significantly and perhaps by more than the amount your Account Value has decreased. Therefore, future corresponding Annual Income Amounts and anticipated lifetime Insured Income Payments will decrease, perhaps significantly. If your Account is depleted to $0 for any reason other than Non-Income Withdrawals or Excess Withdrawals, then the Insured Income Stage will begin and you will receive fixed payments for your life, or the life of you and your spouse. Those fixed payments may be nominal in the event of sustained negative investment performance.
•Contingent deferred annuity contracts are complex insurance vehicles. You should speak with a Financial Professional about the Contract’s features, benefits, risks and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.
•This Contract provides a contingent longevity benefit. The Contract has no surrender value, cash value, or death benefit and does not guarantee a specific level of income until the Insured Income Phase. If you purchase the Contract in connection with a Qualified Account, the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. There is no tax deferral if you purchase the Contract in connection with a Non-qualified Account.
•All Annuity Payments and Insured Income Payments under this Contract are subject to our creditworthiness and claims-paying ability.
•Your Account assets are subject to investment risk. The Contract does not protect your Account assets from negative investment performance or any investment risks that could result in loss. You could lose your principal investment in your Account.
•This Contract may not be appropriate for you if you expect to take frequent or large Non-Income Withdrawals from your Account during the Pre-Income Stage. Non-Income Withdrawals may significantly reduce the value of your future benefit and could cause your Contract to terminate if they deplete your Account Value or reduce it below your Financial Firm's Minimum Account Value.
•This Contract may not be appropriate for you if you expect to take Excess Withdrawals from your Account during the Income Stage. Excess Withdrawals may significantly reduce the value of your future benefit and could cause your Contract to terminate; upon termination, the Annual Income Amount would no longer be available nor would there be an Account Value relative to this Contract.
•This Contract may not be appropriate for you if you intend to use your Account Value for a financial need other than retirement income.
•You should carefully consider when to begin taking Income Withdrawals. The longer you wait before starting the Income Stage, the less time you have to benefit from the Contract because as time passes, your life expectancy is reduced. However, the longer you wait to start the Income Stage, the higher the Annual Income Amount due to the Income Deferral Rate. If you never begin the Income Stage, Contract Fees will not be refunded, so you will have paid Contract Fees without having realized the financial benefit of the Contract.
•Your Income Base (and, therefore, your Annual Income Amount) and Account Value remain subject to investment risk until we are obligated to make Insured Income Payments or Annuity Payments.
•The amount available to you as an Income Withdrawal may be less than the amount your Financial Professional would advise you to take from your Account if you did not own the Contract.
•Your Account Value may deplete more quickly because of Contract Fees and potentially higher Income Withdrawals than your Financial Professional would otherwise recommend.
•The events that trigger Insured Income Payments from us may never occur. We set the Income Percentage and Income Deferral Rates for the Contract based on the average assumed lifetime of expected contract holders. This assumption is intended to minimize the risk that the Account will be reduced to zero before your death thereby requiring us to make lifetime income payments to you. You may only receive Insured Income Payments if you outlive this average future lifetime.
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•You could die before you begin receiving Insured Income Payments, or if you elect the joint income option, you and your spouse could both die before receiving Insured Income Payments. If you never receive Insured Income Payments from us, you will have paid Contract Fees without having realized the financial benefit of the Contract.
•If your Account Value drops below your Financial Firm’s Minimum Account Value, you may need to change Financial Firms or transfer all assets to us to maintain any benefits under the Contract. As this Contract is intended for decumulation of assets, it is important to understand what the Minimum Account Value is at your Financial Firm and the impact that can have on the Contract before purchasing this Contract.
•You may lose access to all or some Eligible Account Assets if your Financial Firm restricts access to investments based on your Account Value. You should understand your Financial Firm’s minimum investment requirements before purchasing this Contract.
•Your Financial Firm may charge additional fees for lower Account Values, which can negatively impact the Performance Adjustment. As this Contract is intended for decumulation of assets, it is important to understand your Financial Firm’s requirements and restrictions before purchasing this Contract.
•You may not always be permitted to make Additional Account Value Contributions under the Contract. If we limit, restrict, suspend or reject any contribution as an Additional Account Value Contribution, you may no longer be able to increase the Annual Income Amount through contributions, and this could also impact your ability to make annual contributions for Qualified Accounts. If a contribution to the Account is not accepted by us as an Additional Account Value Contribution, the contribution must be removed from the Account or we will terminate the Contract.
•You will begin paying Contract Fees immediately rather than the date you begin taking Income Withdrawals or receiving Insured Income Payments or Annuity Payments under the Contract. You could be paying Contract Fees for many years before receiving Insured Income Payments or Annuity Payments.
•We reserve the right to increase your annual fee percentage, subject to the maximum fee percentage. You may reject an increase; however, your Income Percentage will be subject to a one time and permanent reduction. This reduction could reduce your Annual Income Amount.
•We may terminate your contract under certain circumstances, such as:
◦Upon the death of a Contract Owner or Annuitant as specified in this prospectus;
◦The death of the Annuitant if Income Withdrawals have not begun and a surviving spouse does not remain or become an owner of the Account and/or continue this Contract as described in the “Contract Designations” section;
◦On the date of death of the Annuitant (or the last surviving of the Annuitant(s)), if Income Withdrawals or Insured Income Payments have begun;
◦If the Contract is owned by a non-natural person and the Annuitant is changed, section 72(s) of the Code treats the change as the death of the Annuitant unless there is a Contingent Annuitant and the change results in the Contingent Annuitant becoming the Annuitant as described in the “Contract Designations” section.
◦Upon a change in Account Owner to someone other than one of the Annuitants;
◦Upon satisfying our Annuity Payment obligations if the Annuitization option has been elected;
◦During the Pre-Income Stage or Income Stage, if your Account Value and Income Base equals $0, as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage);
◦If the Account Value is reduced below the Minimum Account Value, and you have not elected to enter the Insured Income Stage or the Annuitization option within 7 days;
◦During the Pre-Income Stage or Income Stage, upon violation of the Contract’s investment restrictions and you fail to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional;
◦During the Pre-Income Stage or Income Stage, upon failure of your Financial Firm to provide the following information in a timely manner: Account Value, Additional Account Value Contributions, withdrawals, fee transactions and investment holdings.
◦Upon a failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional;
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◦If you add funds to your Account that are not permitted by us as an Additional Account Value Contribution and you fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or
◦Upon full liquidation of the Account, unless you re-established the Account Value within an Account at a Financial Firm where this Contract is available, or you elect to begin the Insured Income Stage or elect the Annuitization option. See "Options Upon Financial Firm Changes" for the timeframes required to move to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change.
•If we exercise our right to terminate your Contract, unless otherwise specified, you will not have the ability to reverse this action. As outlined above, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving an opportunity to correct the violation, if applicable.
•If your Contract is terminated for any reason, you will have no interest remaining in the Contract. You will receive written notice of the Contract's termination.
•We may change Eligible Account Assets at any time. It is possible that your Financial Firm may not offer any Eligible Account Assets. If this happens, you may need to change your Financial Firm, or affirmatively elect to enter the Insured Income Stage or exercise the Annuitization option, or your Contract will terminate. Your Account Value must be fully allocated to Eligible Account Assets at all times. A change to Eligible Account Assets that requires reallocation of your Account could impact Account performance and result in higher investment expenses and have adverse tax implications. You should discuss with your Financial Professional whether the Eligible Account Assets are suited for their financial needs and risk tolerance.
•This Contract is not available in all states. Please see "Appendix A" for a list of states in which this Contract is currently available and any variations applicable in those states.
PURPOSE OF THE CONTRACT
The Contract is an individual contingent deferred annuity. This Contract provides that we will make periodic payments for your lifetime, or the lifetime of you and your spouse, beginning at the time Eligible Account Assets are depleted to the Minimum Account Value due to contractually permitted withdrawals, market performance, Contract Fees and/or Advisory Fees. The Contract is designed to offer contingent longevity protection on the assets in your Account, by providing lifetime income if your Account is depleted to $0, for any reason other than Non-Income Withdrawals or Excess Withdrawals. The amount of your benefit may be nominal if your Account has sustained negative investment performance. You may also elect to begin receiving Insured Income Payments from us at any time, including if your Account Value falls below the Minimum Account Value for any reason, provided you transfer the remaining assets to us. This Contract is not designed to protect against negative investment performance or account depletion caused by Non-Income or Excess Withdrawals. The Contract’s Income Base fluctuates (up or down) based on your Account’s investment performance (net of fees, meaning fees decrease investment performance) until we are obligated to make Insured Income Payments, or you elect to begin receiving Annuity Payments. Until then, you bear the risk that your Account’s investment performance will not be sufficient to maintain or increase your Annual Income Amount.
You can use the Contract for retirement or other long-term financial planning purposes. You (or your Financial Professional, on your behalf) control the assets in your Account, not us. However, the Contract’s benefits are subject to the Account being administered pursuant to the Contract’s rules regarding withdrawals, contributions, investment allocations, and other matters relating to your Account. Violating these rules, or exceeding the limits established by these rules, may significantly reduce the benefits of this annuity, and may even cause your Contract to terminate.
The Contract may be more appropriate for an investor who is seeking to reduce:
◦longevity risk: this solution reduces the risk of living longer than your retirement savings can support, as well as the opportunity to increase the Annual Income Amount through positive investment performance in exchange for accepting the risk of decreases in the Annual Income Amount when investment performance declines.
◦sequence of return risk: because the Income Base is not reduced by Income Withdrawals, this solution mitigates the risk that withdrawals, combined with lower returns in the early years of retirement, will limit your portfolio’s ability to recover and provide income throughout retirement.
◦withdrawal risk: the risk of taking too much income which may deplete your savings too early or taking too little income which limits your ability to fulfill your desired retirement lifestyle, is mitigated by having an Annual Income Amount determined based on your age and your unique investment performance.
Your Financial Professional can help you decide whether this Contract is right for you. The Contract has no cash value, surrender value, or death benefit. If you purchase the Contract in connection with a Qualified Account, the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. There is no tax deferral if you purchase the Contract in connection with a Non-Qualified Account.
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OVERVIEW OF THE CONTRACT’S PRIMARY FEATURES
Income Withdrawals and Insured Income Payments. Subject to the Contract’s terms, after the Pre-Income Stage, the Contract provides for (i) periodic withdrawals from your Account (“Income Withdrawals”) during the Income Stage, and/or (ii) income payments for life from us (“Insured Income Payments”) during the Insured Income Stage. The annual amount of Income Withdrawals and/or Insured Income Payments available to you under the Contract will depend on your “Annual Income Amount,” The Annual Income Amount increases and decreases according to the Performance Adjustment.
During the Pre-Income Stage, you have not yet started to take Income Withdrawals and therefore the Income Base is equal to the Account Value and any transactions that reduce the Account Value will reduce the Income Base on a dollar for dollar basis (fees, Non-Income Withdrawals, etc.). The Income Percentage during this stage is also increased by the deferral credits until the Income Stage begins. You begin to pay the Contract Fee during this stage. The Contract Fee may be paid through the Account Value or through other means agreed upon by you, your Financial Firm, and the company. If deducted from the Account Value, the Contract Fees will reduce the Income Base on a dollar for dollar basis during the Pre-Income Stage similar to any other fees deducted from the Account Value.
•Income Withdrawals. You decide when to begin taking Income Withdrawals (i.e. you decide when to begin the Income Stage). Once you begin taking Income Withdrawals, you may take withdrawals up to the Annual Income Amount (and any “Unused Annual Income Amount”) each Contract Year during the Income Stage. All such withdrawals will be deemed Income Withdrawals. In any Contract Year that you do not take your full Annual Income Amount, your remaining Annual Income Amount will be available for withdrawal in subsequent Contract Years during the Income Stage as Unused Annual Income Amount (subject to positive or negative Performance Adjustments). Each Income Withdrawal first reduces your remaining Annual Income Amount for that Contract Year, and then Unused Annual Income Amount, if any, on a dollar-for-dollar basis. If you make an Additional Account Value Contribution during the Income Stage, your remaining Annual Income Amount will be immediately increased, making an additional amount of Income Withdrawals available for that Contract Year.
Once your remaining Annual Income Amount for a Contract Year (and Unused Annual Income Amount) equals $0, any additional amount withdrawn during that Contract Year will be deemed an “Excess Withdrawal.” An Excess Withdrawal will reduce your future Annual Income Amount, perhaps significantly, and if an Excess Withdrawal reduces your Account Value and Income Base to $0, your Contract will terminate.
•Insured Income Payments. Insured Income Payments will automatically commence if your Account Value is reduced to $0, provided that it was not reduced to $0 as a result of an Excess Withdrawal or a Non-Income Withdrawal. Provided that certain requirements are satisfied, you may request that Insured Income Payments commence if (a) your Account Value is reduced below the Minimum Account Value for any reason; or (b) you terminate your Account with the Financial Firm, or the Financial Firm no longer has an agreement with us to service this Contract. Please see examples in the section titled "Examples of Calculations" beginning on page 36.
◦For Insured Income Payments to begin in accordance with (a) or (b), you must notify us of your intent and transfer to us all remaining Account Value within 7 calendar days.
Once the Insured Income Stage commences, we will make Insured Income Payments until the death of the Annuitant (for a single income Contract) or surviving Annuitant (for a joint income Contract), at which point we will have satisfied our obligations under the Contract, and it will terminate. In the Contract Year in which the Insured Income Stage begins, the only Insured Income Payment due, if any, equals the Annual Income Amount not yet Withdrawn in that Contract Year plus any Unused Annual Income Amount. In subsequent Contract Years, the Insured Income Payment equals the Annual Income Amount as of the date the Insured Income Payments began, adjusted for any Additional Account Value Contributions on the Annuity Date or Excess Withdrawals that occurred in the same Contract Year as the Insured Income Payments began.
Annual Income Amount. As noted above, your Income Withdrawals and Insured Income Payments are based on your Annual Income Amount. Your Annual Income Amount is calculated at the beginning of the Income Stage and then each Contract Date Anniversary during the Income Stage. The Annual Income Amount is calculated by multiplying your Contract’s current Income Base by your Contract’s current Income Percentage.
•Income Base
◦Your Income Base on the Contract Date will equal your Initial Account Value Contribution. Your Income Base is then subject to change (positive or negative) during the Pre-Income Stage and Income Stage. An increase (or decrease) to your Income Base during these Contract stages will generally increase (or decrease) your future Annual Income Amount.
◦On each Valuation Day during the Pre-Income Stage, your Income Base will equal your Account Value. Positive investment performance (including interest and dividends) and Additional Account Value Contributions will increase your Account Value and your Income Base. Negative investment performance and withdrawals (including deductions to pay Contract Fees or Advisory Fees) will decrease your Account Value and your Income Base.
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◦At the beginning of the Income Stage, your Income Base will equal your Income Base at the time we receive your request, in Good Order, to begin the Income Stage or your Income Base immediately before you took your first Income Withdrawal. During the Income Stage:
▪Your Income Base remains subject to investment risk based on the performance of your Account (net of fees). On each Valuation Day during the Income Stage, your Income Base will be subject to a Performance Adjustment, which may be positive or negative.
▪Your Income Base will increase for each Additional Account Value Contribution on a dollar-for-dollar basis.
▪Your Income Base will not change due to an Income Withdrawal.
▪Your Income Base will decrease if you take an Excess Withdrawal. An Excess Withdrawal reduces the Income Base by the ratio of the Excess Withdrawal amount to the Account Value immediately before the Excess Withdrawal. This means an Excess withdrawal will decrease the Income Base on a proportional basis, possibly by more than the reduction in your Account Value.
Example of Excess Withdrawal where the proportional reduction in Income Base exceeds the Account Value reduction

Account Value Immediately before Income Withdrawal	$76,000
Income Base Immediately before Income Withdrawal	$100,000
Remaining Annual Income Amount Immediately before Income Withdrawal	$1,000
Requested Withdrawal Amount	$2,500
Excess Withdrawal Amount (Amount in Excess of Remaining Annual Income Amount)	$1,500	($2,500 - $1,000)
Account Value Immediately after the Deduction of Remaining Annual Income Amount	$75,000	($76,000 - $1,000)
Income Base Immediately after the Deduction of Remaining Annual Income Amount	$100,000	No Change in Income Base
Proportional Reduction Amount	$2,000	($1,500 / $75,000) x $100,000
Account Value Immediately after Requested Withdrawal	$73,500	($75,000 - $1,500)
Income Base Immediately after Requested Withdrawal	$98,000	($100,000 - $2,000)
Remaining Annual Income Amount Immediately after Requested Withdrawal	$0

•Income Percentage
◦Your Income Percentage on the Contract Date will equal the Initial Income Percentage applicable to your Initial Account Value Contribution as shown in your Contract. See "Income Percentage" for more information.
◦Each day during the Pre-Income Stage, we will increase your Income Percentage based on the Income Deferral Rate. The Income Deferral Rate is expressed as an annualized percentage and is applied daily. The applicable Income Deferral Rate depends on your Income Deferral Rate on your Contract schedule and the attained age of the Annuitant (or the younger of the Annuitants) on the Contract Date and each Contract Date Anniversary. The Income Deferral Rate does not accrue after the Pre-Income Stage ends. See "Income Percentage" for more information.
◦If you make an Additional Account Value Contribution during the Pre-Income Stage or the Income Stage, we will recalculate your Income Percentage to reflect a new, weighted Income Percentage. The weighted Income Percentage will be based on your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. In general, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage. If the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage. Your Income Base and Annual Income Amount will increase as a result of any Additional Account Value Contribution.
See “Annual Income Amount, Income Percentage, and Income Base” for additional information about how the Contract’s benefit is calculated, including examples.
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COMPARISON OF PRE-INCOME STAGE, INCOME STAGE, AND INSURED INCOME STAGE
The contingent longevity protection that this Contract provides based on the Annual Income Amount has three stages: the Pre-Income Stage, Income Stage and Insured Income Stage. The table below compares the key features of each Stage.

CONTRACT STAGE
	Pre-Income Stage	Income Stage	Insured Income Stage
When Does the Contract Stage Begin?	On the Contract Date. All Contracts begin in the Pre-Income Stage.
The earlier of your first Income Withdrawal or notification to us, in Good Order, to begin the Income Stage. If you never take your first Income Withdrawal or notify us to begin the Income Stage, the Income Stage will never occur.

When one of the following events occurs and you elect to begin the Insured Income Stage:
(a)your Account Value is reduced to $0, provided that your Income Base was not also reduced to $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), or your Account Value falls below the Minimum Account Value; or
(b)you terminate your Account with your Financial Firm, or your Financial Firm no longer has an agreement with us to service this Contract, and you transfer your Account Value to us.
If neither of these events happens, the Insured Income Stage will never occur.

When Does the Contract Stage End?	When you enter the Income Stage or Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.	When you enter the Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.	Upon the death of the Annuitant (for a single income Contract) or surviving Annuitant (for a joint income Contract).
Is the Annual Income Amount Withdrawn/Paid?	No	Yes, in the form of Income Withdrawals from your Account.	Yes, in the form of Insured Income Payments from us.
Is the Annual Income Amount Subject to Change?	Yes, due to changes in the Income Base (positive or negative) and/or Income Percentage.
Yes, due to changes in the Income Base (positive or negative) and/or Income Percentage.
The Annual Income Amount will be calculated at the beginning of the Income Stage and on each Contract Date Anniversary.
No. The Annual Income Amount will not change, but may be nominal in the event of sustained negative investment performance.
Does Investment Performance Impact the Income Base?	Yes (positive or negative); the Income Base is equal to the Account Value during this stage.
Yes (positive or negative); the Income Base will vary with investment performance of the Account (net of fees). A negative Performance Adjustment will decrease the Income Base on a proportional basis, possibly by more than the reduction in your Account Value.
Not Applicable
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CONTRACT STAGE
	Pre-Income Stage	Income Stage	Insured Income Stage
How Do Withdrawals Impact Income Base?
All withdrawals decrease the Income Base on dollar-for-dollar basis (including withdrawals due to Contract Fees or Advisory Fees). We refer to these as “Non-Income Withdrawals.”
Your first Income Withdrawal will be deemed to have been taken during the Income Stage.
		Income Withdrawals do not impact the Income Base. Excess Withdrawals decrease the Income Base on a proportional basis.	Not Applicable
Are Deductions for Advisory Fees or Contract Fees Considered Withdrawals?	Yes. (See “How Do Withdrawals Impact Income Base?” above)
No. Such deductions from your Account will not reduce your remaining Annual Income Amount or Unused Annual Income Amount and will not be Excess Withdrawals.
However, fee deductions are reflected in the Performance Adjustment and reduce the Income Base at the time the fee is deducted in the same proportion as the Account Value, which could be more than the dollar amount the Account is reduced by. Fee deductions are also reflected in the Performance Adjustment applied to the Unused Annual Income Amount on the next Contract Date Anniversary.
Not Applicable
Does the Income Deferral Rate Accrue to the Income Percentage?	Yes. The Income Deferral Rate is applied daily.	No	No
How Do Additional Account Value Contributions Impact the Annual Income Amount?	Additional Account Value Contributions will increase your future Annual Income Amount.	Additional Account Value Contributions will increase your Annual Income Amount.	Not Applicable; no amounts may be added to this Contract during the Insured Income Stage.
Do Unused Annual Income Amounts Carry Over to Future Contract Years?	Not Applicable
Yes, immediately subject to the Performance Adjustment. Unused Annual Income Amounts remain subject to positive or negative adjustments for investment performance (net of fees) on each Contract Date Anniversary.
Not Applicable
Will Required Minimum Distributions be treated as Excess Withdrawals?	Not Applicable; Treated as Non-Income withdrawals, if requested	No, subject to limitations	Not Applicable
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CONTRACT STAGE
	Pre-Income Stage	Income Stage	Insured Income Stage
May I Elect the Annuitization Option?	Yes, provided that you have an Account Value greater than $0, and your initial Annuity Payment will be at least $100.	Yes, provided that you have an Account Value greater than $0, and your initial Annuity Payment will be at least $100	No
Do Investment Restrictions Apply?	Yes	Yes	Not Applicable
Do Contract Fees Apply?	Yes	Yes	No

See “The Contract Stages” for additional information about each Contract stage.
Annuitization. At any time on or after the 1st Contract Date Anniversary, provided that you have not elected to begin Insured Income Payments and certain other requirements are satisfied, the Contract allows you to annuitize the assets in your Account, immediately converting your Account Value into a guaranteed stream of income (“Annuity Payments”). We refer to this as the “Annuitization option.”
You must transfer your entire Account Value to us upon electing this option. The amount and duration of your Annuity Payments will depend on the amount of assets annuitized, the age and sex of the Annuitant(s), and the annuitization option you select. After our payment obligations have been satisfied, the Contract will terminate. See “Annuitization Option” for additional information.
POSSIBLE PROGRESSION OF CONTRACT STAGES AND THE ANNUITIZATION OPTION
The following flow chart illustrates the possible progression of Contract stages and the Annuitization option:

During the Pre-Income Stage and Income Stage, your Account is subject to the Contract’s rules and restrictions. Once you enter the Insured Income Stage or elect the Annuitization option, there is no Account to which the Contract relates. As such, once you enter the Insured Income Stage or elect the Annuitization option, the Contract does not impose any rules or restrictions on any assets you continue to maintain with your Financial Firm. The management of those assets will not impact our payment obligations.
In order to elect to enter the Insured Income Stage or Annuitization before your Account Value is reduced to $0 or below the Minimum Account Value because of a withdrawal of your Annual Income Amount, you must notify us of your intent and transfer your remaining Account Value to us.
INVESTMENT RESTRICTIONS
We require that all assets in your Account be managed through the Dimensional Fund Advisors UMA Platform. This means your Account may only hold investments available on that platform (Dimensional Fund Advisors is solely responsible for the investment strategies available in the Dimensional Fund Advisors UMA Platform, the acceptance of securities which may be provided in-kind into the Dimensional Fund Advisors UMA Platform, as well as securities which are eligible for purchase in the Dimensional Fund Advisors UMA Platform) and you must work with a Financial Professional who uses Dimensional Fund Advisors as a sub-advisor and is approved by us. If your Account no longer satisfies these conditions, we will notify you and give you 14 calendar days to take corrective action. At this time, we do not impose any other restrictions on what assets may be in your Account. All investments available to your Account on the Dimensional Fund Advisors UMA Platform are Eligible Account Assets. However, we reserve the right to impose additional investment restrictions at any time, in our sole discretion.
If we impose additional investment restrictions we might deem only certain investments to be Eligible Account Assets. During the Pre-Income Stage and the Income Stage, 100% of your Account Value will be required to be allocated to Eligible Account Assets at all times. We may change the Eligible Account Assets at any time and failure to adhere to the investment restrictions will terminate
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the Contract. We will notify you of any such violation and give you 14 calendar days to reallocate your Account Value to avoid termination.
Dimensional Fund Advisors implements an integrated investment approach that combines research, portfolio design, portfolio management and trading functions. Dimensional Fund Advisors emphasizes long-term drivers of expected returns identified by research, while balancing risk through broad diversification across companies. Dimensional Fund Advisors is solely responsible for the investment strategies available in the Dimensional Fund Advisors UMA Platform, the acceptance of securities which may be provided in-kind into the Dimensional Fund Advisors UMA Platform, as well as securities which are eligible for purchase in the Dimensional Fund Advisors UMA Platform. Your Financial Professional is solely responsible for the selection of and initial allocation to investment strategies and related eligible assets on the Dimensional Fund Advisors UMA Platform. Dimensional Fund Advisors serves as sub-adviser to your Financial Professional investing in registered securities through the Dimensional Fund Advisors UMA Platform. In order to access the Dimensional Fund Advisors UMA Platform, you and your Financial Professional must engage Dimensional Fund Advisors as a sub-advisor to your Account. This means you will have to pay an additional Advisory Fee with respect to your Account. Neither your Financial Professional nor Dimensional Fund Advisors receive any compensation from us in connection with the Account or Contract.
See “Investment Restrictions” in this prospectus for additional information regarding investment restrictions.
CONTRACT FEES
Contract Fees must be paid during the Pre-Income Stage and Income Stage. We may terminate the Contract if you fail to pay Contract Fees when due.
The maximum annual Contract Fee percentage is 1.50% as a percentage of Account Value. We will assess and charge the Contract Fee quarterly. We may offer additional billing frequencies in the future. Once the Contract Fee is determined for each billing period, we will provide you notice of the amount that must be paid and the due date for payment. The notice will also be provided to your Financial Firm. You and your Financial Firm should decide how to remit payment to us.
We reserve the right to change your annual Contract Fee percentage, subject to the maximum annual Contract Fee percentage. You will have an opportunity to refuse any increase. If you refuse an increase, your annual Contract Fee percentage will not change. However, your Income Percentage will be subject to a one time and permanent reduction of 5% (e.g., if your Income Percentage was 5% your new income percentage would be 4.75%). This reduction will reduce your Annual Income Amount. This reduction will not impact your future Income Deferral Credit if your Contract is still in the Pre-Income Stage.
Example of decreasing Account Value during the Pre-Income Stage with a Quarterly Contract Fee and Quarterly Advisory Fee:

Prior Contract Anniversary Date
Account Value on current Contract Anniversary Date	$250,000
Income Base on current Contract Anniversary Date	$250,000	Equal to Account Value
Income Percentage on current Contract Anniversary Date	4.35%
Deferral Rate on current Contract Anniversary Date	0.20%
Annual Income Amount on current Contract Anniversary Date	$10,875	($250,000 x 4.35%)

3 months after prior Contract Anniversary Date the Quarterly Contract Fee and Quarterly Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Contract Anniversary Date to current date	-1.10%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$247,250	($250,000 x (1 - 1.10%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$247,250	Equal to Account Value
Deferral Credits from the prior Contract Anniversary to current date	0.05%	(0.20% x 3 months / 12 months)
Income Percentage on current date	4.40%	(4.35% + 0.05%)
Annual Income Amount immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$10,879	($247,250 x 4.40%)
Quarterly Contract Fee and Quarterly Advisory Fee	$1,341
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$245,909	($247,250 - $1,341)
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$245,909	Equal to Account Value
Annual Income Amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$10,820	($245,909 x 4.40%)

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Example of decreasing Account Value during the Income Stage with a Quarterly Contract Fee and Quarterly Advisory Fee with no withdrawal taken

Prior Contract Anniversary Date
Account Value on current Contract Anniversary Date	$250,000.00
Income Base on current Contract Anniversary Date	$300,000.00
Income Percentage on current Contract Anniversary Date	4.40%

3 Months after prior Contract Anniversary Date the Contract Fee and Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	-2.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$245,000.00	($250,000.00 x (1 - 2.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$294,000.00	($300,000.00 x (1 - 2.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-2.00000%
Quarterly Contract Fee and Quarterly Advisory Fee	$1,500.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$243,500.00	($245,000.00 - $1,500.00)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,800.00	($294,000.00 x ($1,500.00/$245,000.00))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$292,200.00	($294,000.00 - $1,800.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-2.60000%	(1 - 2.00%) x ($243,500.00/$245,000.00) - 1

6 Months after prior Contract Anniversary Date the Contract Fee and Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	-4.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$233,760.00	($243,500.00 x (1 - 4.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$280,512.00	($292,200.00 x (1 - 4.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-6.49600%	(1 - 2.60%) x (1 - 4.00%) - 1
Quarterly Contract Fee and Quarterly Advisory Fee	$1,460.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$232,300.00	($233,760.00 - $1,460.00)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,752.00	($280,512.00 x ($1,460.00/$233,760.00))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$278,760.00	($280,512.00 - $1,752.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-7.08000%	(1 - 6.49600%) x ($232,300.00/$233,760.00) - 1

9 Months after prior Contract Anniversary Date the Contract Fee and Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	3.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$239,269.00	($232,300 x (1 + 3.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$287,122.80	($278,760 x (1 + 3.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-4.29240%	(1 - 7.08%) x (1 + 3.00%) - 1
Quarterly Contract Fee and Quarterly Advisory Fee	$1,490.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$237,779.00	($239,269 - $1,490)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,788.00	($287,122.80 x ($1,490.00/$239,269))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$285,334.80	($287,122.80 - $1,788.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-4.88840%	(1 - 4.29240%) x ($237,779.00/$239,269.00) - 1

Next Contract Anniversary Date:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	-5.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$225,890.05	($237,779.00 x (1 - 5.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$271,068.06	($285,334.80 x (1 - 5.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-9.64398%	(1 - 4.88840% x (1 - 5.00%) - 1
Quarterly Contract Fee and Quarterly Advisory Fee	$1,410.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$224,480.05	($225,890.05 - $1,410)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,692.00	($271,068.06 x ($1,410.00/$225,890.05))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$269,376.06	($271,068.06 - $1,692.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-10.20798%	(1 - 9.64398%) x ($224,480.05.00/$225,890.05) - 1
Income Percentage on current Contract Anniversary Date	4.40%
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Example where an increase in the Contract Fee is refused during the Pre-Income Stage

Prior Contract Anniversary Date
Income Percentage	4.10%
Deferral Rate	0.20%

6 Months after prior Contract Anniversary Date the client refuses an increase to the Contract Fee
Deferral Credits from the prior Contract Anniversary Date to current date	0.10%	(0.20% x 6 months / 12 months)
Income Percentage on current date before the reduction	4.20%	(4.10% + 0.10%)
One time permanent Income Percentage reduction	5.00%
Income Percentage on current date after the reduction	3.99%	(4.20% x (1 - 5.00%))

Next Contract Anniversary Date
Deferral Credits from the prior Contract Rate increase	0.10%	(0.20% x 6 months / 12 months)
Income Percentage on current date	4.09%	(3.99% + 0.10%)
Example where an increase in the Contract Fee is refused during the Income Stage

Prior Contract Anniversary Date
Income Percentage	4.10%

6 Months after prior Contract Anniversary Date the client refuses an increase to the Contract Fee
Income Percentage on current date before the reduction	4.10%
One time permanent Income Percentage reduction	5.00%
Income Percentage on current date after the reduction	3.895%	(4.10% x (1 - 5.00%))

Next Contract Anniversary Date
Income Percentage on current date	3.895%
The current Contract Fee is 1.00% Annually.
See “Contract Fees” in this prospectus for additional information.
TERMINATION
You may terminate this Contract at any time. Upon written notification to you and your Financial Professional, we reserve the right to terminate this Contract upon any of the following events (See “Termination of the Contract” for additional information):
•The death of a Contract Owner or Annuitant as specified in this prospectus;
•The death of the Annuitant if Income Withdrawals have not begun and a surviving spouse does not remain or become an owner of the Account and/or continue this Contract as described in the “Contract Designations” section;
•On the date of death of the Annuitant (or the last surviving of the Annuitant(s)), if Income Withdrawals or Insured Income Payments have begun;
•If the Contract is owned by a non-natural person and the Annuitant is changed, section 72(s) of the Code treats the change as the death of the Annuitant unless there is a Contingent Annuitant and the change results in the Contingent Annuitant becoming the Annuitant as described in the “Contract Designations” section.
•A change in Account Owner to someone other than one of the Annuitants;
•Satisfying our Annuity Payment obligations if the Annuitization option has been elected;
•During the Pre-Income Stage or Income Stage, if your Account Value and Income Base equals $0, as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage);
•If the Account Value is reduced below the Minimum Account Value, and you have not elected to enter the Insured Income Stage or the Annuitization option within 7 calendar days;
•During the Pre-Income Stage or Income Stage, upon violation of the Contract’s investment restrictions, and you fail to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional;
•During the Pre-Income Stage or Income Stage, upon failure of your Financial Firm to timely provide the following information necessary to satisfy our obligations under the Contract: Account Value, Additional Account Value Contributions, withdrawals, fee transactions and investment holdings;
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•A failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional;
•If you add funds to your Account that are not permitted by us as an Additional Account Value Contribution and you fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or
•Full liquidation of the Account, unless you re-established the Account Value within an Account at a Financial Firm where this Contract is available, or you elect to begin the Insured Income Stage or elect the Annuitization option. See "Options Upon Financial Firm Changes" for the timeframes required to move to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change.
If your Contract is terminated for any reason, no interest will remain in the Contract. Unless otherwise specified above, you will not have the ability to reverse this action. As outlined above, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving you an opportunity to correct the violation, if applicable.
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RISK FACTORS
Contingent deferred annuity contracts are complex insurance vehicles. You should review and understand the following risk factors, and you should speak with a Financial Professional about the Contract’s features, benefits, risks and fees, before purchasing the Contract in order to determine whether the Contract is suited to your financial situation and objectives.
BENEFIT RISKS
You should only purchase the Contract for its contingent longevity benefit.
Contingent longevity protection is the only benefit provided by the Contract. Unlike some other annuity contracts, the Contract has no surrender value, cash value, or death benefit, and does not provide a guaranteed level of income until the Insured Income Stage. In addition, the Contract does not provide tax deferral benefits. If you purchase the Contract in connection with a Qualified Account, the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. There is no tax deferral if you purchase the Contract in connection with a Non-Qualified Account.
You should not purchase this Contract to meet income needs in retirement. It is intended to provide a contingent longevity benefit if you are concerned about outliving the income provided by the Account, but willing to accept the risk that the income available in connection with the Contract will fluctuate and may be nominal in the event of Non-Income Withdrawals, Excess Withdrawals or sustained negative investment performance, net of fees.
You may never receive Insured Income Payments because your Account’s investment performance may be sufficient to support your withdrawal needs.
The Contract is primarily designed to provide income to you if your Account Value is reduced to $0, provided that it and your Income Base was not reduced to $0 as result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), or below the Minimum Account Value. However, your Account’s investment performance may prove to be sufficient for your assets to last your lifetime. If your Account Value is never reduced to $0 or below the Minimum Account Value, our payment obligations under the Contract will never be triggered, unless you affirmatively elect to begin Insured Income Payments or Annuity Payments (which, in either case, will require you to transfer your entire Account Value to us). If our payment obligations under the Contract are never triggered, we will not make any payments under the Contract, even though you have paid Contract Fees over the life of the contract. If our payment obligations under the contract are triggered, they may be nominal if your Account experienced sustained negative investment performance.
The events that trigger Insured Income Payments may never occur, or you could die before we are obligated to make Insured Income Payments.
You have the right to begin Insured Income Payments at the time you choose provided that you satisfy certain requirements. However, if you never exercise those rights, or if the events that otherwise trigger Insured Income Payments from us never occur (e.g., your Account Value is reduced to $0, provided that it was not reduced to $0 as result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), or below the Minimum Account Value), we will never make Insured Income Payments to you under the Contract. In addition, you could die (or, in the case of a joint income Contract, you and your spouse could die) before we are obligated to make Insured Income Payments under the Contract.
We set the Income Percentage and Income Deferral Rates for the Contract based on the average assumed lifetime of expected contract holders. This assumption is intended to minimize the risk that the Account will be reduced to zero before your death thereby requiring us to make lifetime income payments to you. You may only receive Insured Income Payments if you outlive this average future lifetime. If our payment obligations under the Contract are never triggered, we will not make any payments under the Contract, even though you have paid fees over the life of the contract. If you (and your spouse under a joint income Contract) die before we are obligated to make Insured Income Payments, neither you nor your estate will receive any payments from our assets. There is only one circumstance where we will make payments after your death (or your and your spouse’s death under a joint income Contract): if you elected the Annuitization option with a period certain payout prior to death, we would continue to make payments until the end of the period certain.
INSURANCE COMPANY RISK
All Insured Income Payments, Annuity Payments under this Contract are subject to our creditworthiness and claims-paying ability.
The Contract is not a separate account product. This means that the assets supporting our payment obligations are not held in one of our segregated accounts for the exclusive benefit of policyholders. Rather, any payments made by us (i.e., Insured Income Payments, Annuity Payments) come from our General Account, which is not insulated from the claims of other policyholders and our creditors. Thus, your receipt of any payments from us is subject to our financial strength and claims-paying ability. If we experience financial distress, we may not be able to make payments to you. You may obtain information on our financial condition by reviewing our financial statements and other financial information, which appear in “The Insurance Company” section of this prospectus.
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RISK OF LOSS
Your Account assets are subject to the risk of loss.
The Contract does not protect your Account assets from negative investment performance or any investment risks that could result in loss. This Contract does not protect you from losing your principal investment in your Account.
RISKS RELATED TO ELIGIBLE ACCOUNT ASSETS
We impose investment restrictions. Your Account may perform better if you weren’t subject to those investment restrictions.
During the Pre-Income Stage and the Income Stage, we impose investment restrictions that require that 100% of your Account Value must be allocated to Eligible Account Assets at all times. If we impose additional investment restrictions, not all investments available through your Financial Professional and/or Financial Firm may be designated as Eligible Account Assets. Our investment restrictions may cause your Account to be managed in a different fashion than you may otherwise prefer. If your Account was not subject to these investment restrictions, your Account may experience different performance. You should consult your Financial Professional to assist you in determining whether the Eligible Account Assets are suited for your financial needs and risk tolerance.
We reserve the right to change the Contract’s Eligible Account Assets at any time. Reallocating Account Value to comply with new Eligible Account Assets may have costs and tax consequences.
If we require your Account Value to be reallocated as a result of a change in Eligible Account Assets, we will provide you with notice and the date by which the reallocation must occur. If Account Value remains allocated to investments that are not Eligible Account Assets on the date communicated, your Contract will be terminated. Complying with new investment requirements could involve transaction expenses (e.g., brokerage commissions), payment of higher fees or expenses on your new investments relative to your old investments, and also may have adverse tax implications.
Your Financial Firm may no longer offer Eligible Account Assets.
If your Financial Firm no longer offers access to Eligible Account Assets (i.e. the Financial Firm no longer uses Dimensional Fund Advisors as a subadvisor), for any reason, while your Contract is in the Pre-Income Stage or the Income Stage, your options will include (a) moving your Account to an approved Financial Firm offering Eligible Account Assets, and remaining in the Pre-Income Stage or Income Stage; (b) electing to enter the Insured Income Stage to begin receiving Insured Income Payments (which requires an affirmative election and transferring all remaining Account Value to us); or (iii) exercising the Annuitization option to begin receiving Annuity Payments (which requires an affirmative election and transferring all remaining Account Value to us).
If you do not exercise one of the options above within 30 days of our notice to you, your Contract will be terminated.

IMPACT OF WITHDRAWALS
This Contract may not be appropriate for you if you may need to take frequent or large Non-Income Withdrawals during the Pre-Income Stage or Excess Withdrawals during the Income Stage. Such withdrawals reduce your Income Base and may significantly reduce the Annual Income Amount and could cause your Contract to terminate.
During the Pre-Income Stage, all withdrawals from your Account (i.e., “Non-Income Withdrawals”) reduce your Account Value, and thus your Income Base, including withdrawals to pay Contracts Fees or Advisory Fees or to satisfy Required Minimum Distributions. Non-Income Withdrawals will reduce your Income Base on a dollar-for-dollar basis. If your Account is fully liquidated for any reason, your Contract will terminate unless certain conditions are satisfied. Your first Income Withdrawal will be deemed to have been taken during the Income Stage.
During the Income Stage, Excess Withdrawals will reduce your Income Base. An Excess Withdrawal will proportionally reduce your Income Base by the ratio of the Excess Withdrawal amount to the Account Value immediately prior to the Excess Withdrawal. The reduction to your Income Base may be greater than the Excess Withdrawal amount. If your Account Value and Income Base are reduced to $0 as a result of an Excess Withdrawal, your Contract will terminate.
Due to the long-term nature of the Contract, there is a risk that you may encounter a financial situation where you need to make a Non-Income Withdrawal during the Pre-Income Stage or an Excess Withdrawal during the Income Stage. Even if investment performance and/or Additional Account Value Contributions increase your Income Base, your Income Base would never be as high as it could have been had you not previously taken a withdrawal that reduced your Income Base.
If you wish to exercise the Annuitization option, you should consider whether to withdraw Unused Annual Income Amount.
To exercise the Annuitization option, you must transfer your entire Account Value to us. The amount of your Annuity Payments will depend on the amount of assets annuitized. If you have any remaining Annual Income Amount or Unused Annual Income Amount when you elect the Annuitization option, you may withdraw it from your Account Value before transferring your Account Value to us. However, your Annuity Payments will be lower because you will be annuitizing fewer assets.

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You should carefully consider when to begin the Income Stage.
The date you begin the Income Stage may impact the amounts you receive under the Contract. On one hand, the longer you wait to begin the Income Stage, the less time you have to benefit from the Contract because as time passes, your life expectancy is reduced. On the other hand, the longer you wait to begin the Income Stage, the higher the Annual Income Amount due to the Income Deferral Rate.
PERFORMANCE RISK
Your Income Base is subject to investment risk based on the performance of your Account (net of fees, meaning fees will reduce your performance) until we are obligated to make Insured Income Payments or Annuity Payments. A reduction in your Income Base due to poor investment performance of your Account assets can significantly reduce the amount of any Insured Income Payment, potentially making them nominal.
Your Income Base remains subject to investment risk during both the Pre-Income Stage and the Income Stage. During the Pre-Income Stage, your Income Base is equal to your Account Value. As a result, negative investment performance and withdrawals (including deductions to pay Contract Fees or Advisory Fees) will decrease your Account Value and your Income Base. This will also decrease your future Annual Income Amount.
During the Income Stage, on each Valuation Day, your Income Base will be subject to a Performance Adjustment, which may be negative due to negative investment performance and/or deductions for Contract Fees or Advisory Fees. You should also understand that if your Income Base is greater than your Account Value, the net performance adjustment will have a greater impact (positive or negative) on your Income Base compared to the change in your Account Value in terms of dollar amount, even though they changed by the same percentage.
Dividends, capital gains distributions and interest paid will be part your Performance Adjustment if they are reinvested in your Account.
Dividends and capital gains generated by your Account investments that are distributed to you (i.e., not automatically reinvested) do not impact your Performance Adjustment or your Account Value. Therefore, your Performance Adjustment will be less than it would have been if dividends and capital gains were not distributed to you.
Your Unused Annual Income Amount carries forward to future Contract Years during the Income Stage but is subject to investment risk based on the performance of your Account (net of fees).
You are not required to take annual Income Withdrawals during the Income Stage. In any Contract Year that you do not take your full Annual Income Amount, your remaining Annual Income Amount will be available for withdrawal in subsequent Contract Years during the Income Stage as Unused Annual Income Amount. However, Unused Annual Income Amounts are subject to Performance Adjustments. A Performance Adjustment will apply to any Unused Annual Income Amount on each Contract Date Anniversary during the Income Stage. The Performance Adjustment will equal the net percentage change in Account Value since the last Contract Date Anniversary due to investment performance and deductions for Contract Fees or Advisory Fees. Therefore, a Performance Adjustment may be positive due to positive investment performance or negative due to negative investment performance and/or deductions for Contract Fees or Advisory Fees. A negative Performance Adjustment will reduce your Unused Annual Income Amount for the following Contract Year and a Positive Performance Adjustment will increase your Unused Annual Income Amount for the following Contract Year.
RISKS RELATED TO ADDITIONAL ACCOUNT VALUE CONTRIBUTIONS
Additional Account Value Contributions may impact your Income Percentage.
If you make an Additional Account Value Contribution, it will be assigned its own Initial Income Percentage; however, your Income Deferral Rate will be the same as for your Initial Account Value Contribution. The Initial Income Percentage applicable to your Additional Account Value Contribution may not be based on the Initial Income Percentage schedule in effect at the time you purchased this Contract. The Initial Income Percentage applicable to your Additional Account Value Contribution will be the Initial Income Percentage we are declaring for new sales of the Contract (if we are still selling the Contract) or Additional Account Value Contributions (if we are no longer selling the Contract) based on the age of the Annuitant, or the younger of the Annuitants, on the date of the contribution. We guarantee that the Initial Income Percentage applicable to Additional Account Value Contributions will never be lower than 1%.
When an Additional Account Value Contribution is made, your Income Percentage will be recalculated to be a weighted average of your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. The formula for calculating the weighted Income Percentage is included in this prospectus. See “Annual Income Amount, Income Percentage, and Income Base – Income Percentage.” While any Additional Account Value Contribution will increase your Income Base and Annual Income Amount, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage and, if the
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Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage.
You should not purchase the Contract if you expect to depend on future Additional Account Value Contributions to increase your benefit. We may decide to stop accepting any Additional Account Value Contributions at any time, in addition to any restrictions in place at the time you purchase your Contract (such as maximum age restrictions).
While we cannot prevent you from adding funds to your Account (i.e., making contributions to your Account), if you wish to maintain this Contract, the addition of funds to your Account is subject to our restrictions. All contributions into your Account during the Pre-Income Stage and Income Stage are subject to our review and approval for purposes of the Contract. There is no guarantee that you will always be permitted to make Additional Account Value Contributions.
You cannot make an Additional Account Value Contribution if the Owner or oldest Owner has reached the maximum issue age for purchasing the Contract. In addition, we reserve the right to further limit, restrict, suspend, or reject any contribution as an Additional Account Value Contribution at any time, but would do so only on a non-discriminatory basis. If we further exercise this right, you may not be able to increase Annual Income Amount to the level you originally intended.
If a contribution to the Account is not accepted by us as an Additional Account Value Contribution, we will provide written notification that the contribution has been rejected. The notification will provide a date by which the relevant funds must be removed from the Account. Failure to remove the funds from the Account by that date will result in the termination of the Contract.
IMPACT OF CONTRACT FEES
You will begin paying Contract Fees immediately rather than the date you begin receiving Income Withdrawals or Insured Income Payments under the Contract.
You should remember that you begin paying Contract Fees on the Contract Date; therefore, you could be paying Contract Fees for many years before receiving payments from us, if ever.
If you pay Contract Fees from your Account, the Contract Fees will reduce your Account Value. If you did not have to pay Contract Fees, or if you paid them from a source other than your Account, your Account Value would be higher, and your investment return (and Performance Adjustment) could be higher.
Contract Fees are wholly separate from and in addition to your Advisory Fees. During the Pre-Income Stage, withdrawals to pay Contract Fees or Advisory Fees will reduce your Account Value and thus your Income Base. During the Income Stage, withdrawals to pay Contract Fees or Advisory Fees will reduce the performance factor that gets applied to your Income Base.
Your obligation to pay Advisory Fees, if any, is solely a matter between you and your Financial Firm and/or Financial Professional. You should understand that any Advisory Fees owed to your Financial Firm and/or Financial Professional are in addition to the Contract Fees owed to us under this Contract.
In addition, you should understand that during the Pre-Income Stage, all withdrawals from your Account reduce your Income Base and, therefore, the Annual Income Amount. This includes withdrawals to pay Contract Fees or Advisory Fees. You could consider paying Contract Fees and Advisory Fees from a source other than the Account during the Pre-Income Stage, if permitted by your Financial Firm and applicable law.
During the Income Stage, deductions to pay Contract Fees or Advisory Fees are not considered withdrawals for purposes of the Contract. Such deductions will not reduce your remaining Annual Income Amount (or Unused Annual Income Amount) and will not be Excess Withdrawals. However, each such deduction will reduce the Performance Adjustment to your Income Base on the next Valuation Day and to your Unused Annual Income Amount on the next Contract Date Anniversary. Please note that if you pay Advisory Fees from your Account to pay your Financial Firm and/or Financial Professional to manage any other amounts or other services, the impact on the net performance adjustment will be greater.
We reserve the right to increase your annual Contract Fee percentage, subject to the maximum fee percentage. You may reject an increase; however, refusing the increase will reduce your Income Percentage used to calculate your Annual Income Amount by 5%.
At any time on or after the 3rd Contract Date Anniversary, we may increase your annual Contract Fee percentage for future Contract Years, subject to the maximum annual Contract Fee. We will notify you in writing at least 60 days in advance of any such increase. You will be given an opportunity to “opt-out” of an increase to your annual Contract Fee percentage. If you opt-out of an increase, your annual Contract Fee percentage will not change, but on the next Contract Date Anniversary, your Income Percentage will be subject to a one time and permanent reduction of 5%.

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RISK OF INVOLUNTARY TERMINATION
The Contract may be involuntarily terminated if you violate the terms of the contract. If involuntary termination occurs, you will not have the ability to reverse this action unless otherwise specified in the bullets below. Where specified, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving you an opportunity to correct the violation, if applicable.
The Contract may be involuntarily terminated under certain circumstances, such as upon:
•Change of the Account Owner to someone other than one of the Annuitants;
•Failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional;
•Failure to satisfy our investment restrictions (which may change at any time), and failure to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional;
•Your Account Value and Income Base being reduced to $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage);
•Failure to elect to enter the Insured Income Stage or the Annuitization option within 7 calendar days of the Account Value being reduced below the Minimum Account Value;
•Failure to maintain the Account with a Financial Firm with whom we have an agreement to service the Contract;
•Failure of your Financial Firm to timely provide the following information necessary to satisfy our obligations under the Contract: Account Value, Additional Account Value Contributions, withdrawals, fee transactions, and investment holdings;
•If you add funds to your Account that are not permitted by us as an Additional Account Value Contribution and fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or
•Full liquidation of the Account, failure to move your Account to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change. See "Options Upon Financial Firm Changes" for the timeframes required to move to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change.
For additional termination scenarios outside of involuntary termination, see "Termination of the Contract". If your Contract is terminated for any reason, you will have no interest remaining in the Contract. You will receive written notice of the Contract’s termination.
RISK RELATED TO FINANCIAL FIRM CHANGE
If we remove your Financial Firm from our list of approved Financial Firms or if you change your Financial Firm (collectively, a “Financial Firm Change”), you may need to take certain actions in order to maintain your Contract or the Contract will terminate.
If a Financial Firm Change occurs while your Contract is in the Pre-Income Stage or the Income Stage, your options will include (a) moving your Account to an approved Financial Firm and remaining in the Pre-Income Stage or Income Stage; (b) affirmatively electing to enter the Insured Income Stage to begin receiving Insured Income Payments and transferring your remaining Account Value to us; or (c) affirmatively exercising the Annuitization option to begin receiving Annuity Payments and transferring your remaining Account Value to us.
In the event that we remove your Financial Firm from our list of approved Financial Firms or if your Financial Firm withdraws from servicing your Contract, and you do not exercise one of the options above within 30 days of our notice to you, your Contract will be terminated.
In the event that you voluntarily change your Financial Firm, you will have 30 days after the closure of your Account to exercise one of the options above. In addition, we must receive notice of your election, in Good Order, at least 3 days before your Account Value is transferred to a new Financial Firm (if changing Financial Firms) or us (if electing to enter the Insured Income Stage or Annuitization).
REGULATORY RISKS
You should be aware of the various regulatory protections that do and do not apply to the Contract.
The offer and sale of your Contract has been registered in accordance with the Securities Act of 1933. We are not an investment adviser and do not provide investment advice to you in connection with the Contract or your Account. We also are not an investment company and therefore we are not registered under the Investment Company Act of 1940, as amended, and the protections provided by the Investment Company Act of 1940 are not applicable to this Contract. Your Contract will be governed by and construed in
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accordance with the laws of the state in which it was issued, and your obligations, rights and remedies will be determined in accordance with such laws.
You should be aware that investing in a single company stock could have adverse tax implications.
The private letter rulings discussed in the "Tax Considerations" section are based on 100% allocation of your Account Value to the Eligible Account Assets. If your Account Value is invested entirely in a single company, you may not be entitled to rely on the private letter ruling's conclusion that the Contract will not be treated as a straddle (offsetting position with respect to personal property) and there could be negative tax consequences to you.
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THE CONTRACT STAGES
PRE-INCOME STAGE
Beginning and End. The Pre-Income Stage is the initial stage of the Contract. It begins on the Contract Date and ends when you enter the Income Stage or Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.
Description of Contract Stage. The Pre-Income Stage provides for increases to your Income Percentage through the Income Deferral Rate feature. Non-Income Withdrawals are also permitted during this stage, if needed. This stage does not provide for Income Withdrawals or Insured Income Payments, however, the amount of Income Withdrawals and Insured Income Payments to which you may be entitled in the future are affected by the Pre-Income Stage due to potential changes in your Income Base and Income Percentage.
•On the Contract Date, your Income Base will equal your Initial Account Value Contribution. On each Valuation Day thereafter during the Pre-Income Stage, your Income Base will equal your Account Value. As such, any increase or decrease to your Account Value during the Pre-Income Stage will increase or decrease your Income Base on a dollar-for-dollar basis. Your Account Value and Income Base may increase as a result of positive investment performance or Additional Account Value Contributions. Your Account Value and Income Base may decrease as a result of negative investment performance or any Non-Income Withdrawals. See “Annual Income Amount, Income Percentage, and Income Base – Income Base – Changes to Income Base During Pre-Income Stage” for additional information.
•On the Contract Date, your Income Percentage will equal the Initial Income Percentage applicable to your Initial Account Value Contribution as shown in your Contract. After the Contract Date, your Income Percentage will increase based on the Income Deferral Rate each Valuation Day during the Pre-Income Stage. In addition, if you make an Additional Account Value Contribution, we will recalculate your Income Percentage to reflect a new, weighted Income Percentage. The weighted Income Percentage will be based on your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. In general, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage. If the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage. Your Income Base and Annual Income Amount will increase as a result of any Additional Account Value Contribution. See “Annual Income Amount, Income Percentage, and Income Base – Income Percentage – Changes to Income Percentage During Pre-Income Stage” for additional information.
During the Pre-Income Stage, you may request a quote from us reflecting what your Annual Income Amount could be if you decided to begin the Income Stage. The quoted Annual Income Amount will be based on the prior Valuation Day.
Treatment of Withdrawals. Any withdrawal from your Account during the Pre-Income Stage (except a withdrawal to pay Contract Fees or Advisory Fees or to satisfy Required Minimum Distributions) will be deemed to be an “Income Withdrawal” unless you instruct us otherwise.
•If you do not specifically designate a withdrawal as a Non-Income Withdrawal, it will be deemed your first Income Withdrawal (and the Pre-Income Stage will end). Your first Income Withdrawal will be treated as having been taken during the Income Stage, rather than the Pre-Income Stage. See “Income Stage” below. If your first Income Withdrawal exceeds the Annual Income Amount calculated on the Valuation Day you take your first Income Withdrawal, a portion of your first Income Withdrawal will be an “Excess Withdrawal.”
•We will notify you when you have activated the Income Stage by taking your first Income Withdrawal. If you did not intend to activate the Income Stage, we will reclassify the withdrawal if you notify us of your intent within 14 days of the date we notify you that the Income Stage has been activated.
•An unlimited number of Non-Income Withdrawals may be taken during the Pre-Income Stage. However, Non-Income Withdrawals reduce your Account Value, and thus your Income Base. Non-Income Withdrawals will reduce your Income Base on a dollar-for-dollar basis.
•In order to designate a withdrawal during the Pre-Income Stage as a Non-Income Withdrawal, we must receive your designation request in Good Order before the withdrawal is taken.
Contract Fees. You must pay Contract Fees during the Pre-Income Stage to maintain the Contract. We may terminate the Contract if Contract Fees are not paid in full when due. See “Contract Fees” in this prospectus for additional information.
Investment Restrictions. During the Pre-Income Stage and the Income Stage, this Contract will have Eligible Account Assets that 100% of your Account Value must be allocated to at all times. We will notify you of any such violation and give you 14 calendar days to reallocate your Account Value to avoid termination. We may terminate the Contract, after giving you an opportunity to reallocate
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your Account Value, if your Account fails to satisfy these investment restrictions. See “Investment Restrictions” in this prospectus for additional information.
Restrictions on Additional Account Value Contributions. For the addition of new funds to your Account to be considered Additional Account Value Contributions, they must be acknowledged by us as such. There is no guarantee that you will always be permitted to make Additional Account Value Contributions. If we do not allow you to make Additional Account Value Contributions, you may not be able to increase the Contract’s Annual Income Amount to the level you originally intended. If we reject the addition of new funds to your Account as an Additional Account Value Contribution, we will provide notification that the contribution has been rejected. The notification will provide a date by which the relevant funds must be removed from the Account. Failure to remove the funds from the Account by that date will result in the termination of the Contract. See “Purchasing the Contract and Making Account Value Contributions – Restrictions on Additional Account Value Contributions” later in this prospectus for additional information.
INCOME STAGE
Beginning and End. The Income Stage begins on the Valuation Day following the earlier of your first Income Withdrawal (although your first Income Withdrawal will be treated as having been taken during the Income Stage) or upon our receipt of notification to begin the Income Stage in Good Order. If you never take an Income Withdrawal, or notify us to begin the Income Stage, your Contract will never enter the Income Stage. The Income Stage ends when you enter the Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.
Description of Contract Stage. During the Income Stage, you may take Income Withdrawals from your Account. Income Withdrawals will not reduce your Income Base. Your ability to take Income Withdrawals is not unlimited, however. Exceeding the Annual Income Amount for the Contract Year may significantly reduce the value of your future Annual Income Amount and may cause the Contract to terminate.
Any withdrawal from your Account during the Income Stage will be deemed to be either an “Income Withdrawal” or an “Excess Withdrawal” (or a combination of both).
•Income Withdrawals. Each Contract Year during the Income Stage, you may take withdrawals from your Account up to your Annual Income Amount (and any Unused Annual Income Amount). All such withdrawals will be deemed Income Withdrawals. Please note:
◦You are not required to take annual Income Withdrawals during the Income Stage. Nor are you required to take your full amount of available Income Withdrawals each Contract Year during the Income Stage. If you do not take your full amount of Income Withdrawals each Contract Year, and do not use your Unused Annual Income Amount in future Contract Years, it may be less likely that your Account Value will be reduced to $0 or below the Minimum Account Value while this Contract is in force and, thus, you may never receive Insured Income Payments from us.
◦Each Income Withdrawal reduces your remaining Annual Income Amount for that Contract Year (and, if the withdrawal exceeds the Annual Income Amount, Unused Annual Income Amount, if any) on a dollar-for-dollar basis. For example, if your remaining Annual Income Amount is $1,000 and your Unused Annual Income Amount is $0 immediately before a withdrawal, and you take a withdrawal of $250, the entire withdrawal will be an Income Withdrawal. Your remaining Annual Income Amount will be $750, and your Unused Annual Income Amount will be $0 immediately after the Income Withdrawal.
◦Income Withdrawals will be taken first from the current Contract Year’s remaining Annual Income Amount and then from any Unused Annual Income Amount unless you request otherwise.
◦If you make an Additional Account Value Contribution during the Income Stage, your remaining Annual Income Amount will be immediately increased, making an additional amount of Income Withdrawal available for that Contract Year. See “Annual Income Amount, Income Percentage, and Income Base – Annual Income Amount – Immediate Adjustment to Remaining Annual Income Amount for Additional Account Value Contribution” for additional information.
◦In any Contract Year during the Income Stage that you do not take your full Annual Income Amount, your remaining Annual Income Amount will be available in subsequent Contract Years during the Income Stage as Unused Annual Income Amount. However, your Unused Annual Income Amount is subject to a Performance Adjustment on each Contract Date Anniversary during the Income Stage. As a result, a Performance Adjustment could be positive as a result of positive investment performance. Conversely, a Performance Adjustment could be negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees. See “Annual Income Amount, Income Percentage, and Income Base – Annual Income Amount – Unused Annual Income Amount” for additional information.
•Excess Withdrawals. Once your remaining Annual Income Amount (and Unused Annual Income Amount) for a Contract Year equals $0, any additional amounts withdrawn during that Contract Year will be deemed to be Excess Withdrawals. For example, if your remaining Annual Income Amount is $750 and your Unused Annual Income Amount is $0 immediately before a withdrawal, and you withdraw $1,000, the following will apply: (i) $750 of the withdrawal will be an Income
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Withdrawal; (ii) your remaining Annual Income Amount and Unused Annual Income Amount will be reduced to $0; and (iii) the remaining $250 withdrawn will be an Excess Withdrawal. If you later withdraw $500 during the same Contract Year, the entire withdrawal will be an Excess Withdrawal.
An Excess Withdrawal may significantly reduce the value of your benefit and could cause your Contract to terminate. If your Account Value and Income Base are reduced to $0 as a result of an Excess Withdrawal, your Contract will be terminated. We will notify you of any withdrawal from your Account that we consider to be an Excess Withdrawal. If you believe there has been an error, you should contact us immediately.
Withdrawals to pay Contract Fees or Advisory Fees will not reduce your remaining Annual Income Amount or Unused Annual Income Amount for that Contract Year. They will, however, negatively impact the Performance Adjustments applicable to your Income Base (which will lessen the Annual Income Amount calculated for the following Contract Year) and to any Unused Annual Income Amount. See “Additional Information About Withdrawals – Special Rules for Required Minimum Distributions.”
Calculation of Annual Income Amount. Your Annual Income Amount is subject to change during the Income Stage. The Annual Income Amount is calculated at the beginning of the Income Stage and on the first Valuation Day of each Contract Year (i.e., each Contract Date Anniversary) during the Income Stage. The Annual Income Amount is calculated by multiplying the Income Percentage by the Income Base. Accordingly, an increase (or decrease) to your Income Base during a Contract Year will increase (or decrease) your Annual Income Amount for the next Contract Year.
•Your Income Base is subject to investment risk based on the performance of your Account (net of fees). On each Valuation Day during the Income Stage, your Income Base will be subject to a Performance Adjustment, which could be positive as a result of positive investment performance, or conversely, negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees. Your Income Base may decrease as a result of negative investment performance, even if you have not taken an Excess Withdrawal. Your Income Base (and future Annual Income Amount) would be higher if Contract Fees and Advisory Fees were not deducted from your Account.
•Income Withdrawals will not reduce your Income Base. However, an Excess Withdrawal will proportionally reduce your Income Base by the ratio of the excess amount to the Account Value immediately prior to the Excess Withdrawal. The reduction to your Income Base may be greater than the Excess Withdrawal amount.
•Your Income Base will increase for each Additional Account Value Contribution on a dollar-for-dollar basis.
•Your Income Percentage will not change unless you make an Additional Account Value Contribution, in which case your Income Percentage will be recalculated to reflect a weighted Income Percentage in the same manner as during the Pre-Income Stage.
See “Annual Income Amount, Income Percentage, and Income Base” and "Appendix C" for additional information.
Example of decreasing Account Value during the Pre-Income Stage without a Non-Income Withdrawal:

Account Value on prior Contract Anniversary Date	$105,000
Income Base on prior Contract Anniversary Date	$105,000

Change in Account Value from the prior Contract Anniversary Date to current Contract Anniversary Date	-6.90%
Account Value on current Contract Anniversary Date	$97,755	($105,000 x (1 - 6.90%))
Income Base on current Contract Anniversary Date	$97,755
Example of an increasing Account Value during the Pre-Income Stage without a Non-Income Withdrawal:

Account Value on prior Contract Anniversary Date	$105,000
Income Base on prior Contract Anniversary Date	$105,000

Change in Account Value from the prior Contract Anniversary Date to current Contract Anniversary Date	7.10%
Account Value on current Contract Anniversary Date	$112,455	($105,000 x (1 + 7.10%))
Income Base on current Contract Anniversary Date	$112,455

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Example of a decreasing Account Value during the Pre-Income Stage with a Non-Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$105,000
Income Base	$105,000

6 Months After Prior Contract Anniversary Date:
Change in Account Value from the prior Contract Anniversary Date to current date	-2.00%
Account Value Immediately before Non-Income Withdrawal	$102,900	($105,000 x (1 - 2.00%))
Income Base Immediately before Non-Income Withdrawal	$102,900
Non-Income Withdrawal Amount	$2,000
Account Value Immediately After Non-Income Withdrawal	$100,900	($102,900 - $2,000)
Income Base Immediately After Non-Income Withdrawal	$100,900

Next Contract Anniversary Date:
Change in Account Value from prior Non-Income Withdrawal Date to current date	-5.00%
Account Value on current Contract Anniversary Date	$95,855	($100,900 x (1 - 5.00%))
Income Base on current Contract Anniversary Date	$95,855
Example of an increasing Account Value during the Pre-Income Stage with a Non-Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$105,000
Income Base	$105,000

6 Months After Prior Contract Anniversary Date:
Change in Account Value from the prior Contract Anniversary Date to current date	2.00%
Account Value Immediately before Non-Income Withdrawal	$107,100	($105,000 x (1 + 2.00%))
Income Base Immediately before Non-Income Withdrawal	$107,100
Non-Income Withdrawal Amount	$2,000
Account Value Immediately After Non-Income Withdrawal	$105,100	($107,100 - $2,000)
Income Base Immediately After Non-Income Withdrawal	$105,100

Next Contract Anniversary Date:
Change in Account Value from prior Non-Income Withdrawal Date to current date	5.00%
Account Value on current Contract Anniversary Date	$110,355	($105,100 x (1 + 5.00%))
Income Base on current Contract Anniversary Date	$110,355
Example of negative net investment performance bringing the Account Value to zero during the Pre-Income Stage:

Prior Contract Anniversary Date:
Account Value on current Contract Anniversary Date	$10,500
Income Base on current Contract Anniversary Date	$10,500

3 months after prior Contract Anniversary negative net investment performance brings the Account Value to zero:
Change in Account Value from the prior Contract Anniversary Date to current date (underlying investments lose all value)	-100.00%
Account Value after net investment performance to current date	$0	($10,500 x (1 - 100.00%))
Income Base after net investment performance to current date	$0
The Contract is terminated due to negative net performance bringing the Account Value and Income Base to zero

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Example of negative net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary Date	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	-6.90%
Account Value on current Contract Anniversary Date	$93,100	($100,000 x (1 - 6.90%))
Income Base on current Contract Anniversary Date	$116,375	($125,000 x (1 - 6.90%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0
Example of positive net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary Date	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	7.10%
Account Value on current Contract Anniversary Date	$107,100	($100,000 x (1 + 7.10%))
Income Base on current Contract Anniversary Date	$133,875	($125,000 x (1 + 7.10%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0
Example of negative net performance adjustment during the Income Stage with an Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	-2.00%
Account Value Immediately before Income Withdrawal	$98,000	($100,000 x (1 - 2.00%))
Income Base Immediately before Income Withdrawal	$122,500	($125,000 x (1 - 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$96,000	($98,000 - $2,000)
Income Base Immediately After Income Withdrawal	$122,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	-5.00%
Account Value on current Contract Anniversary Date	$91,200	($96,000 x (1 - 5.00%))
Income Base on current Contract Anniversary Date	$116,375	($122,500 x (1 - 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$2,793	($3,000 x (1 - 2.00%) x (1 - 5.00%))

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Example of positive net performance adjustment during the Income Stage with an Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	2.00%
Account Value Immediately before Income Withdrawal	$102,000	($100,000 x (1 + 2.00%))
Income Base Immediately before Income Withdrawal	$127,500	($125,000 x (1 + 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$100,000	($102,000 - $2,000)
Income Base Immediately After Income Withdrawal	$127,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	5.00%
Account Value on current Contract Anniversary Date	$105,000	($100,000 x (1 + 5.00%))
Income Base on current Contract Anniversary Date	$133,875	($127,500 x (1 + 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$3,213	($3,000 x (1 + 2.00%) x (1 + 5.00%))
Example of negative performance during the Income Stage bringing the Account Value below the Financial Firm's Minimum Account Value:

Prior Contract Anniversary Date:
Minimum Account Value required by Financial Firm	$10,000
Account Value on current Contract Anniversary Date	$10,500
Income Base on current Contract Anniversary Date	$150,000
Income Percentage on current Contract Anniversary Date	4.50%
Annual Income Amount on current Contract Anniversary Date	$6,750	($150,000 x 4.50%)

7 Months after prior Contract Anniversary negative performance brings the Account Value below the required minimum of the Financial Firm:
Change in Account Value from the prior Contract Anniversary Date to current date	-10.00%
Account Value on current date	$9,450	($10,500 x (1 - 10.00%))
Annual Income Amount on current date	$6,750	No Change In Annual Income Amount
Client is notified by the Financial Firm that their Account Value is below their Minimum Account Value

3 days after the client is notified by the Financial Firm that their Account Value is below their Minimum Account Value:
Client notifies Prudential of their intent to transfer all remaining Account Value from their Financial Firm to commence Insured Income Stage
Client elects to withdraw the entire Remaining Annual Income Amount prior to transferring the remaining Account Value

Account Value immediately before Income Withdrawal	$9,639
Income Withdrawal Amount	$6,750	No Change In Annual Income Amount
Account Value immediately after Income Withdrawal	$2,889
Transferred amount from Financial Firm to Prudential	$2,889
Contract starts the Insured Income Stage

Next Contract Anniversary:
Insured Income Stage Annual Income Amount	$6,750	No Change In Annual Income Amount

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Example of the Quarterly Contract Fee and Quarterly Advisory Fee during the Income Stage bringing the Account Value below the Financial Firm's Minimum Account Value:

Prior Contract Anniversary Date:
Minimum Account Value required by Financial Firm	$10,000
Account Value on current Contract Anniversary Date	$10,000
Income Base on current Contract Anniversary Date	$150,000
Income Percentage on current Contract Anniversary Date	4.50%
Annual Income Amount on current Contract Anniversary Date	$6,750	($150,000 x 4.50%)

3 Months after prior Contract Anniversary the Quarterly Contract Fee and Quarterly Advisory Fee brings the Account Value below the required minimum of the Financial Firm:
Account Value immediately before the Quarterly Contract Fee and Quarterly Advisory Fee	$10,005
Quarterly Contract Fee and Quarterly Advisory Fee	$50
Account Value immediately after the Quarterly Contract Fee and Quarterly Advisory Fee	$9,955	($10,005 - $50)
Annual Income Amount on current date	$6,750	No Change In Annual Income Amount
Client is notified by the Financial Firm that their Account Value is below their Minimum Account Value

3 days after the client is notified by the Financial Firm that their Account Value is below their Minimum Account Value:
Client notifies Prudential of their intent to transfer all remaining Account Value from their Financial Firm to commence Insured Income Stage
Client elects to withdraw the entire Remaining Annual Income Amount prior to transferring the remaining Account Value
Account Value immediately before Income Withdrawal	$9,481
Income Withdrawal Amount	$6,750	No Change In Annual Income Amount
Account value immediately after Income Withdrawal	$2,731	($9,481 - $6,750)
Transferred amount from Financial Firm to Prudential	$2,731
Contract starts the Insured Income Stage

Next Contract Anniversary:
Insured Income Stage Annual Income Amount	$6,750	No Change In Annual Income Amount
Example of negative net investment performance bringing the Account Value to zero during the Income Stage:

Prior Contract Anniversary Date:
Account Value on current Contract Anniversary Date	$10,500
Income Base on current Contract Anniversary Date	$150,000
Income Percentage on current Contract Anniversary Date	4.50%
Annual Income Amount on current Contract Anniversary Date	$6,750	($150,000 x 4.50%)

3 months after prior Contract Anniversary negative net investment performance brings the Account Value to zero:
Change in Account Value from the prior Contract Anniversary Date to current date (underlying investments lose all value)	-100.00%
Account Value after net investment performance to current date	$0	($10,500 x (1 - 100.00%))
Contract starts the Insured Income Stage

Next Contract Anniversary:
Insured Income Stage Annual Income Amount	$6,750
Contract Fees. You must pay Contract Fees during the Income Stage to maintain the Contract. We may terminate the Contract if Contract Fees are not paid in full when due. See “Contract Fees” later in this prospectus for additional information.
Investment Restrictions. During the Pre-Income Stage and the Income Stage, this Contract will have Eligible Account Assets that 100% of your Account Value must be allocated to at all times. We may terminate the Contract if your Account fails to satisfy these investment restrictions. See “Investment Restrictions” later in this prospectus for additional information.
Restrictions on Additional Account Value Contributions. For the addition of new funds to your Account to be considered Additional Account Value Contributions, they must be acknowledged by us as such. There is no guarantee that you will always be permitted to make Additional Account Value Contributions. If we do not allow you to make Additional Account Value Contributions, you may not be able to increase the Annual Income Amount to the level you originally intended. If we reject the addition of new funds to your Account as an Additional Account Value Contribution, we will provide notification to you and your Financial Professional that the contribution has been rejected. The notification will provide a date by which the relevant funds must be removed from the Account, which is no less than 7 calendar days from the date of notification. Failure to remove the funds from the Account by that date
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will result in the termination of the Contract. See “Purchasing the Contract and Making Account Value Contributions – Restrictions on Additional Account Value Contributions” later in this prospectus for additional information.
INSURED INCOME STAGE
Beginning and End. The Insured Income Stage will begin if one of the qualifying events identified below occurs, or you elect to begin the Insured Income Stage and transfer any remaining Account Value to us, if applicable. We must receive your election at our Service Office in Good Order. Once we receive your election, it is irrevocable. The date on which the Insured Income Stage begins is the “Annuity Date”. After our Insured Income Payment obligations have been satisfied, the Contract will terminate.
Qualifying Events and Description of Contract Stage. The Insured Income Stage may begin upon the earlier of (a) or (b) below (each a “qualifying event”):
(a)Your Account Value is reduced to $0 during the Income Stage, provided that it and your Income Base was not reduced to $0 as a result of a Non-Income Withdrawal or Excess Withdrawal, or below the Minimum Account Value
or
(b)Provided that the qualifying event in (a) has not yet occurred, you terminate your Account with your Financial Firm, or your Financial Firm no longer has an agreement with us to service this Contract, you make an affirmative election to begin the Insured Income Stage and transfer your remaining Account Value to us.
If a qualifying event occurs and you elect to begin the Insured Income Stage:
•Your Account Value, if any, as of the date of the qualifying event must be transferred directly to us.
•We will make Insured Income Payments until the death of the Annuitant for a single income Contract or until the death of both Annuitants for a joint income Contract. The total Insured Income Payments for each Contract Year will equal the Annual Income Amount as of the Annuity Date, adjusted for any Additional Contributions or Excess Withdrawals that occurred in the same Contract Year as the qualifying event. You may request that we make Insured Income Payments at the frequency you select beginning on the next Valuation Day following the qualifying event. If the Annuitant dies (or the Annuitants die) before we make the first Insured Income Payment, no Insured Income Payments will be due.
•If your Contract is in the Income Stage immediately prior to the qualifying event, please note:
◦If you have any remaining Annual Income Amount or Unused Annual Income Amount for the current Contract Year, you may withdraw it from your Account before transferring your Account Value to us (provided that you have sufficient Account Value to withdraw the remaining amounts). If you withdraw the entire remaining Annual Income Amount and Unused Annual Income Amount, you will not receive Insured Income Payments until the next Contract Year. If you withdraw only a portion or none, your Insured Income Payments for the rest of the current Contract Year will equal the remaining Annual Income Amount and Unused Annual Income Amount that was not withdrawn. In any case, your total Insured Income Payments for each future Contract Year will equal your Annual Income Amount as of the Annuity Date, adjusted for any Additional Account Value Contributions and Excess withdrawals that occurred in the same Contract Year as the qualifying event.
•In the event that you must transfer remaining Account Value to us to begin the Insured Income Stage, your Insured Income Payments may be impacted if there has been a change in your Account Value as of the date you close your Account at your Financial Firm and the date we receive your Account Value. During the Pre-Income Stage, the Income Base is equal to the Account Value. During the Income Stage, changes to the Account Value will be reflected in the Performance Adjustment applied to the Income Base.
If the total amount due each Contract Year is less than $100, we may limit the frequency of your Insured Income Payments. Insured Income Payments will be made no less frequently than annually. You will be notified of the payment options available to you.
If necessary, and if you transfer any amount of Account Value to us to begin the Insured Income Stage, we will increase the dollar amount of your annual Insured Income Payments so that they are no less than those provided by the application of an equivalent amount to the purchase of a single premium immediate annuity contract offered by us on the Annuity Date to the same Annuitant or Annuitants class for the same payment option.
Additional Information.
•If your Account Value and Income Base are reduced to $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), your Contract will be terminated. You will not receive Insured Income Payments.
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•See “Additional Information Related to Your Financial Firm and Financial Professional” for information about your options in the event of a Financial Firm Change.
•You cannot elect the Annuitization option after you elect to begin receiving Insured Income Payments.
•Your Annual Income Amount will not change during the Insured Income Stage.
•You cannot change your Insured Income Payment frequency after the Annuity Date.
•You are not subject to Contract Fees during the Insured Income Stage.
•After the Annuity Date, there is no longer an Account in which this Contract is in relation to.
•See "Appendix C" for additional information.
ANNUITIZATION OPTION
At any time on or after the 1st Contract Date Anniversary, you may convert your entire remaining Account Value into a guaranteed stream of Annuity Payments from us by transferring the remaining Account Value to us. You cannot elect the Annuitization option if you have already elected to begin Insured Income Payments. We must receive your election at our Service Office in Good Order. Once we receive your election, it is irrevocable. The date on which you elect the Annuitization option is also referred to as the “Annuity Date”.
If you elect the Annuitization option, your entire Account Value as of the Annuity Date must be transferred to us. After our Annuity Payment obligations have been satisfied, the Contract will terminate. The amount and duration of your Annuity Payments will depend on the amount of assets annuitized, the age and sex of the Annuitant(s), and the annuity option you select.
Please note:
•You cannot elect the Annuitization option if you have already elected to begin Insured Income Payments. If the initial Annuity Payment would be less than $100, we will not allow you to elect the Annuitization option (except as otherwise specified by applicable law).
•You are not required to elect the Annuitization option under any circumstances. There is no latest Annuity Date under the Contract, and no date as of which the Annuitization option is automatically exercised.
•If you have remaining Annual Income Amount or Unused Annual Income Amount when you elect the Annuitization option, you may withdraw it from your Account Value before transferring your Account Value to us. However, your Annuity Payments will be lower because you will be annuitizing fewer assets.
•If you select an annuity option with a lifetime payout and no period certain, we will increase the dollar amount of your annual Annuity Payments as necessary so that they are no less than the annual Insured Income Payments you would have received during the Insured Income Stage, based on your Annual Income Amount as of the Annuity Date, adjusted for any Additional Account Value Contributions or Excess Withdrawals that occurred the same year as the Annuity Date. For this purpose, if there has been a change in your Account Value as of the date you close your Account at your Financial Firm and the date we receive your Account Value, the following applies: (i) if the Account Value is higher, we will treat the increase as an Additional Account Value Contribution, and (ii) if the Account Value is lower, we will treat the decrease as a withdrawal in accordance with the conditions of the Pre-Income Stage or Income Stage, as applicable to your Contract immediately prior to the Annuity Date.
•You are not subject to Contract Fees after you elect the Annuitization option.
•After the Annuity Date, there is no longer an Account in which this Contract is in relation to.
See “Annuitization Option” later in this prospectus for additional information.
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ANNUAL INCOME AMOUNT, INCOME BASE, AND INCOME PERCENTAGE
ANNUAL INCOME AMOUNT
Subject to its terms, the Contract provides for the distribution of an annual amount we call the “Annual Income Amount” from your Account during the Income Stage (Income Withdrawals) and from us over the lifetime of the Annuitant or over the joint lifetimes of the Annuitants during the Insured Income Stage (Insured Income Payments). Because Income Withdrawals and Insured Income Payments will be based on the Annual Income Amount, it is important for you to understand when and how your Annual Income Amount is calculated. It is also important for you to understand which actions and events will cause your Annual Income Amount to increase and decrease.
When the Annual Income Amount is Calculated.
•Pre-Income Stage. You may request a quote from us reflecting what your Annual Income Amount could be if you decided to begin the Income Stage. The quoted Annual Income Amount will be based on the prior Valuation Day.
•Income Stage. Your Annual Income Amount will be calculated at the beginning of this stage and, thereafter, your Annual Income Amount will be recalculated on the first Valuation Day of each Contract Year (i.e., each Contract Date Anniversary) during the Income Stage.
•Insured Income Stage. During the Insured Income Stage, your Annual Income Amount will equal your Annual Income Amount as of the Annuity Date, adjusted for any Additional Account Value Contributions and Excess Withdrawals that occurred in the same Contract Year as the qualifying event. If you were in the Pre-Income Stage on that date, your Annual Income Amount will be calculated for the first time on that date. Your Annual Income Amount will not change for the duration of the Insured Income Stage.
•Annuitization Option. You do not have an Annual Income Amount after you elect the Annuitization option. See “Annuitization Option” later in this prospectus for an explanation of how Annuity Payments are calculated.
How the Annual Income Amount is Calculated. On each date of calculation as described in the previous section, your Annual Income Amount is calculated by multiplying your Income Base by your Income Percentage as of that Valuation Day. For example, at a time that we calculate the Annual Income Amount, if the Income Base equals $100,000 and the Income Percentage equals 4%, the Annual Income Amount will equal $4,000 (i.e., $100,000 x 0.040 = $4,000).
During the Pre-Income Stage, you will have an Income Percentage and an Income Base, which is subject to potential positive and negative adjustments. Likewise, during the Income Stage, you will have an Income Percentage and an Income Base that is subject to potential positive and negative adjustments. Therefore, your future Annual Income Amount will be affected by changes in your Income Base, as well as changes to the Income Percentage due to Deferral Rates and Additional Account Value Contributions during those Contract stages. See “Income Base” and “Income Percentage” later in this section for information about how your Income Base and Income Percentage may increase or decrease.
Immediate Adjustment to Remaining Annual Income Amount for an Additional Account Value Contribution During the Income Stage.
If you make an Additional Account Value Contribution during the Income Stage, your remaining Annual Income Amount will be immediately increased, making an additional amount of Income Withdrawals available for that Contract Year. When an Additional Account Value Contribution is acknowledged by us, your Income Percentage will be recalculated to be a weighted average of your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution and the remaining Annual Income Amount for the Contract Year will be increased by an amount equal to the new weighted Income Percentage applied against the Additional Account Value Contribution. See “Examples of Calculations – Examples of Impact of Additional Account Value Contributions on the Income Base, Income Percentage and Annual Income Amount” for an example.
Unused Annual Income Amount. Any portion of the Annual Income Amount not withdrawn in a Contract Year during the Income Stage will be carried over to allow for Income Withdrawals above the Annual Income Amount in future Contract Years during the Income Stage. We refer to this as “Unused Annual Income Amount.”
However, your Unused Annual Income Amount is subject to investment risk based on the performance of your Account (net of fees). A Performance Adjustment will apply to any Unused Annual Income Amount on each Contract Date Anniversary during the Income Stage and could be positive as a result of positive investment performance, or conversely, negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees.
For example, assume that at the end of a Contract Year during the Income Stage you had $1,000 in remaining Annual Income Amount for the current Contract Year and $1,000 in Unused Annual Income Amount from prior Contract Years. Also assume that your Income Base had decreased by 10% since the previous Contract Date Anniversary, excluding the impact of any Additional Account Value Contributions. Based on these assumptions, on the Contract Date Anniversary, your Unused Annual Income Amount would be
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reduced by 10% (same as the net percentage change to your Income Base) from $2,000 to $1,800. Conversely, had your Income Base increased by 10%, your Unused Annual Income Amount would be increased from $2,000 to $2,200.
INCOME BASE
The Income Base is the amount to which we apply the Income Percentage to determine the Annual Income Amount in the Pre-Income and Income Stages. Your Income Base may increase or decrease during the Pre-Income Stage and Income Stage. You will not have an Income Base after electing the Annuitization option because your Annuity Payments will not be based on an Annual Income Amount, nor will you continue to have an Income Base in the Insured Income Payment Stage because your Insured Income Payments are calculated on the Annuity Date and will not change for the remainder of the Insured Income Stage.
Initial Income Base. On the Contract Date, your Income Base will equal your Initial Account Value Contribution.
Changes to Income Base During the Pre-Income Stage. During the Pre-Income Stage, on each Valuation Day after the Contract Date, your Income Base will equal your Account Value. Because your Income Base is directly tied to your Account Value during the Pre-Income Stage, your Income Base will be increased on a dollar-for-dollar basis by positive investment performance and Additional Account Value Contributions and will be decreased on a dollar-for-dollar basis by negative investment performance and withdrawals from your Account, as explained further below.
•Investment Performance. Investment performance may increase or decrease your Account Value and Income Base. Your Account Value may be invested in assets that are subject to market risk and/or other investment risks, which means that your Account Value may fluctuate up or down based on market conditions and other factors. Your Income Base is subject to the same level of investment risk because your Income Base will always equal your Account Value during the Pre-Income Stage.
•Additional Account Value Contributions. If you make an Additional Account Value Contribution, your Income Base is increased by the dollar amount of the Additional Account Value Contribution (as of the Valuation Day we approve it). For example, if an Additional Account Value Contribution increases your Account Value by $5,000, your Income Base will likewise increase by $5,000.
•Withdrawals. If you take any withdrawal from your Account during the Pre-Income Stage (other than a withdrawal your Financial Institution designates as a fee payment), you must affirmatively designate it as a Non-Income Withdrawal or else it will be treated as an Income Withdrawal and the Pre-Income Stage will end.
◦A Non-Income Withdrawal will decrease your Income Base by the dollar amount of the Non-Income Withdrawal. For example, if you withdraw $1,000 from your Account for any reason during the Pre-Income Stage and designate the deduction as a Non-Income Withdrawal, your Income Base will likewise decrease by $1,000.
◦Your first Income Withdrawal will be treated as having been taken during the Income Stage, as discussed further below. If your first Income Withdrawal exceeds the Annual Income Amount calculated on the Valuation Day you take your first Income Withdrawal, a portion of your first Income Withdrawal will be an Excess Withdrawal.
Changes to Income Base During the Income Stage. On the first Valuation Day during the Income Stage, your Income Base will be equal to the Income Base from the Pre-Income Stage immediately before going into the Income Stage or, if the Income Stage started as a result of you taking your first Income Withdrawal, it will be equal to the Income Base immediately before the withdrawal. Your Income Base may increase or decrease during the Income Stage as described below. Please note it is unlikely that your Account Value will equal your Income Base during the Income Stage because (i) Income Withdrawals reduce your Account Value but not your Income Base (whereas, during the Pre-Income Stage, all withdrawals reduce your Account Value and Income Base) and (ii) Excess Withdrawals reduce your Income Base on a proportionate basis, not a dollar-for-dollar basis.
•Investment Performance. Your Income Base remains subject to investment risk based on the performance of your Account (net of fees) during the Income Stage. On each Valuation Day during the Income Stage, your Income Base will be subject to a Performance Adjustment. A Performance Adjustment could be positive as a result of positive investment performance, or conversely, a negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees.
For example, assume at the close of a Valuation Day during the Income Stage, your Account Value is $90,000 and your Income Base is $100,000. If your Account Value appreciated in value by 1% to $90,900 by the close of the next Valuation Day solely due to investment performance, your Income Base would likewise increase by 1% from $100,000 to $101,000. Conversely, if your Account Value depreciated in value by 1% from $90,000 to $89,100, your Income Base would likewise decrease by 1% from $100,000 to $99,000. Note that, in this example, the Account Value increased or decreased by $900, whereas the Income Base increased or decreased by $1,000, even though each increased or decreased by 1%.
•You should understand that your Income Base remains subject to investment risk during the Income Stage and that your Income Base would be higher if Contract Fees and Advisory Fees were not deducted from your Account.
•Additional Account Value Contributions. If you make an Additional Account Value Contribution, your Income Base is increased by the dollar amount of the Additional Account Value Contribution, same as in the Pre-Income Stage.
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•Withdrawals. During the Income Stage, other than withdrawals to pay Contract Fees or Advisory Fees, any withdrawal from your Account will be deemed to be either an Income Withdrawal or an Excess Withdrawal (or a combination of both).
◦Each Contract Year during the Income Stage, you may take withdrawals from your Account up to your Annual Income Amount (and any Unused Annual Income Amount). All such withdrawals will be deemed Income Withdrawals. Once your remaining Annual Income Amount (and Unused Annual Income Amount) for a Contract Year equals $0, any additional amounts withdrawn during that Contract Year will be deemed to be Excess Withdrawals.
◦Income Withdrawals do not reduce your Income Base. For example, if your Account Value equals $80,000 and your Income Base equals $100,000 immediately before an Income Withdrawal of $1,000, your Account Value will equal $79,000 and your Income Base will equal $100,000 immediately after the Income Withdrawal.
◦An Excess Withdrawal proportionally reduces your Income Base by the ratio of the Excess Withdrawal amount to the Account Value immediately prior to the Excess Withdrawal. For example, if your Account Value equals $80,000 and your Income Base equals $100,000 immediately before an Excess Withdrawal of $1,000, your Account Value will equal $79,000 and your Income Base will equal $98,750 immediately after the Excess Withdrawal. Please note that, because the Excess Withdrawal reduced the Account Value by 1.25% (i.e., ($1,000 / $80,000) x 100%), the Income Base was likewise reduced by 1.25%. However, because the Income Base was greater than the Account Value, the Account Value decreased by $1,000 while the Income Base decreased by $1,250.
An Excess Withdrawal may significantly reduce the value of your Annual Income Amount and could cause your Contract to terminate. The reduction to your Income Base may be greater than the Excess Withdrawal amount. If your Account Value is reduced to $0, as a result of Excess Withdrawals that deplete the Account Value and Income Base, your Contract will be terminated. We will notify you of any withdrawal from your Account that we consider to be an Excess Withdrawal. If you believe there has been an error, you should contact us immediately.
◦Deductions from your Account to pay Contract Fees or Advisory Fees are not considered withdrawals for purposes of the Contract. Such deductions will not reduce your remaining Annual Income Amount (or Unused Annual Income Amount) and will not be Excess Withdrawals. However, each such deduction will reduce the Performance Adjustment to your Income Base on the next Valuation Day and to your Unused Annual Income Amount on the next Contract Date Anniversary. Withdrawals to satisfy Required Minimum Distributions will be treated as Income Withdrawals, subject to limitations. See “Additional Information About Withdrawals – Special Withdrawal Rules for Required Minimum Distributions.”
INCOME PERCENTAGE
The Income Percentage is the rate we apply to the Income Base to determine the Annual Income Amount. Your Income Percentage will change during the Pre-Income Stage and can also change during the Income Stage as described below. Neither your Income Percentage (nor Annual Income Amount) will change during the Insured Income Stage. You will not have an Income Percentage after electing the Annuitization option because your Annuity Payments will not be based on an Annual Income Amount.
Initial Income Percentage. On the Contract Date, your Income Percentage will equal the Initial Income Percentage applicable to your Initial Account Value Contribution. The Initial Income Percentage applicable to your Initial Account Value Contribution is based on the age of the Annuitant, or the younger of the Annuitants, on the Contract Date. The Initial Income Percentage schedule applicable to your Initial Account Value Contribution will be shown in your Contract. For applications signed on or after June 13, 2025, the Income Percentage schedule is set forth in the table below.

Age	Single Income Percentages	Joint Income Percentages	Income Deferral Rates
50	3.15%	2.80%	0.10%
51	3.20%	2.85%	0.10%
52	3.25%	2.90%	0.10%
53	3.35%	3.00%	0.10%
54	3.40%	3.05%	0.10%
55	3.45%	3.10%	0.10%
56	3.50%	3.15%	0.10%
57	3.60%	3.25%	0.10%
58	3.65%	3.30%	0.10%
59	3.75%	3.40%	0.10%
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Age	Single Income Percentages	Joint Income Percentages	Income Deferral Rates
60	3.80%	3.45%	0.15%
61	3.90%	3.55%	0.15%
62	4.00%	3.65%	0.15%
63	4.05%	3.70%	0.15%
64	4.15%	3.80%	0.15%
65	4.25%	3.90%	0.20%
66	4.35%	4.00%	0.20%
67	4.45%	4.10%	0.20%
68	4.60%	4.25%	0.20%
69	4.70%	4.35%	0.20%
70	4.80%	4.45%	0.25%
71	4.95%	4.60%	0.25%
72	5.05%	4.70%	0.25%
73	5.20%	4.85%	0.25%
74	5.30%	4.95%	0.25%
75	5.45%	5.10%	0.35%
76	5.60%	5.25%	0.35%
77	5.75%	5.40%	0.35%
78	5.95%	5.60%	0.35%
79	6.10%	5.75%	0.35%
80	6.25%	5.90%	0.40%
81	6.25%	5.90%	0.40%
82	6.25%	5.90%	0.40%
83	6.25%	5.90%	0.40%
84	6.25%	5.90%	0.40%
85	6.25%	5.90%	0.40%
We change these rates from time to time. In order for you to receive the rates in the table above, your Annuity application must be signed on or after June 13, 2025 and before new rates are established. From the date you sign your Annuity application, we must also receive that paperwork in Good Order within 15 calendar days, and the new Annuity must be issued within 45 calendar days of the date the application was signed. If both these conditions are not met, and you decide to proceed with the purchase of the Annuity, you will receive the rates that are in effect on your Contract Date. Under certain circumstances we may waive these conditions or extend these time periods in a nondiscriminatory manner.
See "Appendix B" for historical rates.
Changes to Income Percentage. After the Contract Date, your Income Percentage will not change except as follows:
•Daily Increase During Pre-Income Stage for Income Deferral Rate. Your Income Percentage will increase each day during the Pre-Income Stage. The Income Deferral Rate is expressed as an annualized percentage and is applied daily to your Income Percentage. The applicable Income Deferral Rate is determined by the attained age of the Annuitant, or the younger of the Annuitants, on the Contract Date and each Contract Date Anniversary thereafter as shown in the Income Deferral Rate schedule set forth in your Contract (i.e., the Income Deferral Rate will change as the Annuitant(s) ages.) For applications signed on or after June 13, 2025, the Income Deferral Rate schedule is set forth in the table above. See “Examples of Calculations – Example of Income Deferral Rate Addition to Income Percentage During Pre-Income Stage” for an example. The Income Deferral Rate does not accrue after the Pre-Income Stage ends.
•Recalculation Due to Additional Account Value Contribution. Your Income Percentage will be recalculated as a new, weighted Income Percentage if you make an Additional Account Value Contribution during the Pre-Income Stage or the Income Stage. If you make an Additional Account Value Contribution, it will be assigned an Initial Income Percentage. The Initial Income Percentage applicable to your Additional Account Value Contribution will be the Initial Income Percentage we are declaring for new sales of the Contract (if we are still selling the Contract) or Additional Account Value Contributions (if
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we are no longer selling the Contract) based on the age of the Annuitant, or the younger of the Annuitants, on the date of the contribution. Refer to the table above for the Initial Income Percentages that we are currently offering. In no event will the Initial Income Percentage applicable to your Additional Account Value Contribution be lower than 1.00%.
When an Additional Account Value Contribution is made, your Income Percentage will be recalculated to be a weighted average of your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. The formula for calculating the new weighted Income Percentage is:
((A x B) + (C x D)) / (A + C), where:
A =The Income Base immediately before an Additional Account Value Contribution is effective.
B =The Income Percentage immediately before the Additional Account Value Contribution is effective.
C =The amount of the Additional Account Value Contribution.
D =The Initial Income Percentage applicable to the Additional Account Value Contribution.
See “Examples of Calculations – Examples of Impact of Additional Account Value Contributions on the Income Base, Income Percentage and Annual Income Amount” for an example.
In general, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage. If the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage. Your Income Base and Annual Income Amount will increase as a result of any Additional Account Value Contribution.
•One-Time, Permanent Reduction Due to Opt-Out of Contract Fee Percentage Increase. If you opt-out of an increase to your Contract Fee percentage, your Income Percentage will be subject to a one time and permanent reduction of 5% on the next Contract Date Anniversary. For example, assume your Contract Date Anniversary is January 2, you reject a Contract Fee percentage increase on December 15, and your current Income Percentage is 4%. Based on these assumptions, on the next January 2, your Income Percentage will be reduced from 4% to 3.80%. See “Contract Fees – Increase to Annual Contract Fee Percentage and Impact of Opt-Out.”
•Other Changes to Income Percentage. Please note the Income Percentage could change if there is a change to the Annuitant(s) under the Contract, as discussed under “Contract Designations” later in this prospectus.
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EXAMPLES OF CALCULATIONS
The values shown in this section (and the other examples in this prospectus) are purely hypothetical and are intended to help you understand the operation of the Contract.
Example of Income Deferral Rate Addition to Income Percentage During Pre-Income Stage
This example is intended to illustrate the daily accrual of the Income Deferral Rate to the Income Percentage during the Pre-Income Stage. Assume the following:
•The Contract Date is June 15, the Owner is the sole Annuitant and age 65.
•The Initial Income Percentage and Income Deferral Rate then in effect for a sole Annuitant age 65 are 4.00%, and 0.20%, respectively.
•The Income Deferral Rate then in effect for a sole Annuitant age 66 is 0.25%.
•The Account Value and Income Base on the Contract Date is $100,000.
•On December 15 of the first Contract Year, the Account Value has grown to $106,000 from positive investment performance. No Income Withdrawals have been requested so the Income Base is also $106,000.
•A quote of the Annual Income Amount is requested as of December 16.
The quoted Annual Income Amount on December 16 (based on values from December 15) would be $4,346.87 determined by multiplying the Income Percentage of 4.10% by $106,000. The Income Percentage of 4.10% = 4.00% + [0.20% x (184 days / 365 days)]. The daily amount of the Income Deferral Rate will change to 0.25% on the next Contract Date Anniversary on which the Owner’s attained age enters the next rate level unless the Pre-Income Stage has ended.
Example of Decrease to Income Base for Non-Income Withdrawal During Pre-Income Stage
This example is intended to illustrate the dollar-for-dollar reduction to the Income Base due to a Non-Income Withdrawal during the Pre-Income Stage. Assume the following:
•The Contract Date is November 1st.
•On October 3rd of the following calendar year, the Account Value is $120,000, and, since Income Withdrawals have not yet begun, the Income Base is the same as Account Value, so it is also $120,000.
•Also, on that same October 3rd, a $15,000 Non-Income Withdrawal is taken.
Non-Income Withdrawals reduce the Account Value by the amount of the withdrawal, so the Account Value after the Non-Income Withdrawal is $105,000 ($120,000 – $15,000). After the withdrawal, the Income Base will be equal to the Account Value, $105,000.
Examples of Income Withdrawal and Excess Withdrawal During the Income Stage
Continuing the previous example, now assume the following for the next two examples:
•A new Contract Year begins on November 1st.
•On October 24th of the following calendar year, a $2,500 withdrawal is taken.
•On October 29th of the same year, a $5,000 withdrawal is taken.
Example of Dollar-for-Dollar Reduction to Remaining Annual Income Amount for Income Withdrawal
On October 24th, the remaining Annual Income Amount is $6,000 and Unused Annual Income Amount is $0. As such, the entire $2,500 withdrawal is deemed to be an Income Withdrawal. When $2,500 is withdrawn on this date, the remaining Annual Income Amount for that Contract Year (up to and including October 31st) is $3,500. This is the result of a dollar-for-dollar reduction of the remaining Annual Income Amount by withdrawals that do not exceed the remaining Annual Income Amount plus any Unused Annual Income Amount ($6,000 less $2,500 = $3,500).
Example of Proportionate Reduction to Income Base for Excess Withdrawal
Continuing the previous example, when a withdrawal of $5,000 is taken on October 29th, the Account Value immediately prior to this withdrawal is $103,500 and the Income Base is $130,000. The first $3,500 of this withdrawal is deemed to be an Income Withdrawal and reduces the remaining Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount of $1,500 is an Excess Withdrawal and proportionally reduces the Income Base by the ratio of the Excess Withdrawal to the Account Value before the Excess Withdrawal. This reduction in Income Base will impact the Annual Income Amount in future Contract Years. (Note that if there are other future withdrawals in that Contract Year, each would result in another proportional reduction to the Income Base).

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Here is the calculation:

Account Value before Income Withdrawal	$103,500.00
Income Base before Income Withdrawal	$130,000.00
Less amount of Annual Income Amount remaining	$3,500.00
Account Value immediately before Excess Withdrawal of $1,500	$100,000.00
Excess Withdrawal amount	$1,500.00
Proportional Reduction to Income Base	1.50%
Income Base after Excess Withdrawal	$128,050.00
Examples of Impact of Additional Account Value Contributions on the Income Base, Income Percentage and Annual Income Amount
Provided below are examples of the impact of Additional Account Value Contributions. Assume the following:
•The Contract Date is September 9th.
•On March 9th of the following calendar year, the Income Percentage is 5.00%, the Income Base is $100,000, and an Additional Account Value Contribution of $25,000 is made.
•The Initial Income Percentage attributable to the Additional Account Value Contribution based on the attained age of the sole Annuitant is 4.00%.
Example of Income Base Increase due to Additional Account Value Contribution
The Additional Account Value Contribution of $25,000 is applied as of March 9th and increases the Income Base to $125,000 as of March 9th ($100,000 + $25,000 = $125,000).
Example of Change to the Income Percentage due to Additional Account Value Contribution
Continuing the previous example, as noted above, the Income Percentage prior to the Additional Account Value Contribution is 5.00%, which includes the accumulated amount of the Income Deferral Rate, and the Initial Income Percentage attributable to the Additional Account Value Contribution is 4.00%. The new Income Percentage after the Additional Account Value Contribution is $4.80%. This is the result of taking the weighted average of the two Income Percentages: ((5% * $100,000) + (4% * $25,000)) / $125,000 = 4.8%).
Here is the calculation:

Income Base before Additional Account Value Contribution	$100,000.00
Income Percentage before Additional Account Value Contribution	5.00%
Additional Account Value Contribution	$25,000.00
Initial Income Percentage attributable to Additional Account Value Contribution	4.00%
New Income Base	$125,000.00
New Income Percentage	4.80%
Example of Increase to Annual Income Amount for Next Contract Year due to Additional Account Value Contribution
Continuing the previous example, the Annual Income Amount calculated at the beginning of the Contract Year was $5,000 (5% of $100,000 = $5,000). Following the application of the Additional Account Value Contribution, the new Income Base is $125,000 and the new Income Percentage is 4.8%. Assuming no changes to the Income Base or Income Percentage, the Annual Income Amount calculated on the next Contract Date Anniversary will be $6,000. This is the result of applying the new Income Percentage to the new Income Base (4.8% * 125,000 = $6,000).
Examples of Changes to the Income Base due to Performance Adjustment
During the Income Stage, the Income Base is subject to a Performance Adjustment on each Valuation Day during the Income Stage. The Performance Adjustment to the Income Base can be positive or negative based on investment performance and deductions for Contract Fees or Advisory Fees. The following examples show changes to the Income Base due to daily net Account performance and then how the Income Base on the Contract Date Anniversary determines that Contract Year’s Annual Income Amount.
Example of Change to Income Base after Income Withdrawals Have Started
On the Contract Date Anniversary, the Account Value is $100,000.00, the Income Base is $125,000.00, and the Income Percentage is 4.80%. This results in an Annual Income Amount for the Contract Year of $6,000.00. On the Valuation Day after the Contract Date Anniversary, no withdrawals are taken, no Additional Account Value Contributions are made, and the Account Value has increased to
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$102,500. This 2.5% increase to the Account Value causes the Income Base to increase to $128,125.00 and the Annual Income Amount remains $6,000.00 for the current Contract Year. On the following Valuation Day, no withdrawals are taken, no Additional Account Value Contributions are made, and the Account Value has decreased to $101,475.00. This 1.0% decrease to Account Value causes the Income Base to decrease to $126,843.75 and the Annual Income Amount remains $6,000.00 for the current Contract Year.

	Account Value	Income Base	Annual Income Amount
Contract Date Anniversary	$100,000.00	$125,000.00	$6,000.00
Next Valuation Day	$102,500.00	$128,125.00	$6,000.00
Next Valuation Day	$101,475.00	$126,843.75	$6,000.00
The following examples demonstrate the impact of an increase to the Income Base, and a corresponding increase to the Annual Income Amount and a decrease to the Income Base and a corresponding decrease to the Annual Income Amount. For simplicity, these examples reflect a full year of hypothetical change in Account Value due to investment performance.
Assumed Increase to Income Base and Annual Income Amount from Positive Investment Performance
The Income Base on the prior Contract Date Anniversary was $125,000.00 and the Income Percentage is 4.80%. This resulted in the Annual Income Amount for the prior Contract Year of $6,000.00. As of current Contract Date Anniversary, the Income Base has increased and is now $130,000.00 resulting in an Annual Income Amount of $6,240.00 for the current Contract Year.

Income Percentage	4.80%

Income Base on prior Contract Date Anniversary	$125,000.00
Annual Income Amount for prior Contract Year	$6,000.00

Income Base on current Contract Date Anniversary	$130,000.00
Annual Income Amount for current Contract Year	$6,240.00
Assumed Decrease to Income Base and Annual Income Amount from Negative Investment Performance
The Income Base on the prior Contract Date Anniversary was $130,000.00 and the Income Percentage is 4.80%. This resulted in the Annual Income Amount for the prior Contract Year of $6,240.00. As of current Contract Date Anniversary, the Income Base has decreased and is now $125,000.00 resulting in an Annual Income Amount of $6,000.00 for the current Contract Year.

Income Percentage	4.80%

Income Base on prior Contract Date Anniversary	$130,000.00
Annual Income Amount for prior Contract Year	$6,240.00

Income Base on current Contract Date Anniversary	$125,000.00
Annual Income Amount for current Contract Year	$6,000.00
Example of Impact of Additional Account Value Contribution on Remaining Annual Income Amount
Continue from prior example (assume no other transactions other than indicated below):

Income Percentage	4.80%
Income Base on prior Contract Date Anniversary	$125,000
Annual Income Amount on Prior Contract Date Anniversary	$6,000
Unused Annual Income Amount	$0
5 Months After Prior Contract Date Anniversary:

Net Performance from Prior Contract Date Anniversary to Current date	-4.00%
Income Base Immediately Before Income Withdrawal	$120,000	($125,000 x (1-4.00%))
Income Withdrawal Amount	$5,000
Remaining Annual Income Amount After Income Withdrawal	$1,000	($6,000-$5,000)

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4 Months Later:

Net Performance from Prior Income Withdrawal Date to Current Date	5.00%
Income Base Immediately Before Additional Account Value Contribution	$126,000	($120,000 x (1 + 5.00%))
Income Percentage Immediately Before Additional Account Value Contribution	4.80%
Additional Account Value Contribution	$50,000
Income Rate for Additional Value Contribution	4.00%
Income Base After Additional Account Value Contribution	$176,000	($126,000+$50,000)
Weighted Income Percentage	4.57%	(($126,000 x 4.80% +$50,000 x 4.00%)/$176,000)
Increase in Annual Income Amount	$2,285	($50,000 x 4.57%)
Remaining Annual Income Amount After Additional Account Value Contribution	$3,285	($1,000+$2,285)
Example of Impact of Performance Adjustment on Unused Annual Income Amount
Any Unused Annual Income Amount is subject to a Performance Adjustment on each Contract Date Anniversary during the Income Stage. The Performance Adjustment can be positive or negative based on investment performance and deductions for Contract Fees or Advisory Fees.
Continue from prior example (assume no other transactions other than indicated below):
At Contract Date Anniversary:

Remaining Annual Income Amount	$3,285
Net Performance from the Additional Account Value Contribution to current date	-10.00%
Annual Net Performance from Prior Contract Anniversary Date to Current Date	-9.28%	(1-4.00%) x (1+5.00%)x(1-10.00%)-1
Unused Annual Income Amount	$2,980	($3,285 x (1-9.28%))
Income Base	$158,400	($176,000 x (1 - 10.00%))
Income Percentage	4.57%
Annual Income Amount	$7,239	($158,400 x 4.57%)
Example of negative net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	-6.90%
Account Value on current Contract Anniversary Date	$93,100	($100,000 x (1 - 6.90%))
Income Base on current Contract Anniversary Date	$116,375	($125,000 x (1 - 6.90%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0
Example of positive net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	7.10%
Account Value on current Contract Anniversary Date	$107,100	($100,000 x (1 + 7.10%))
Income Base on current Contract Anniversary Date	$133,875	($125,000 x (1 + 7.10%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0

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Example of negative net performance adjustment during the Income Stage with an Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	-2.00%
Account Value Immediately before Income Withdrawal	$98,000	($100,000 x (1 - 2.00%))
Income Base Immediately before Income Withdrawal	$122,500	($125,000 x (1 - 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$96,000	($98,000 - $2,000)
Income Base Immediately After Income Withdrawal	$122,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	-5.00%
Account Value on current Contract Anniversary Date	$91,200	($96,000 x (1 - 5.00%))
Income Base on current Contract Anniversary Date	$116,375	($122,500 x (1 - 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$2,793	($3,000 x (1 - 2.00%) x (1 - 5.00%))
Example of positive net performance adjustment during the Income Stage with an Income Withdrawal

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	2.00%
Account Value Immediately before Income Withdrawal	$102,000	($100,000 x (1 + 2.00%))
Income Base Immediately before Income Withdrawal	$127,500	($125,000 x (1 + 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$100,000	($102,000 - $2,000)
Income Base Immediately After Income Withdrawal	$127,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	5.00%
Account Value on current Contract Anniversary Date	$105,000	($100,000 x (1 + 5.00%))
Income Base on current Contract Anniversary Date	$133,875	($127,500 x (1 + 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$3,213	($3,000 x (1 + 2.00%) x (1 + 5.00%))

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Example for Quarterly Advisory Fee and Quarterly Contract Fee Deduction During Income Stage:

Net Performance from the prior Contract Anniversary Date to current date before fees	5.00%
Account Value Immediately before Fee Deduction	$105,000
Income Base Immediately before Fee Deduction	$110,250
Quarterly Advisory Fee	$230
Quarterly Contract Fee	$230
Account Value Immediately After Quarterly Advisory Fee and Quarterly Contract Fee Deduction	$104,540	($105,000 - $230 - $230)
Income Base Immediately After Quarterly Advisory Fee and Quarterly Contract Fee Deduction	$109,767	($110,250 x (1 - ($230 + $230) / $105,000))
Net Performance from the prior Contract Anniversary Date to current date after fees	4.54%	(1 + 5.00%) x ($104,540 / $105,000) - 1
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CONTRACT FEES
Contract Fees are the fees we charge for the benefits provided under the Contract. You must pay Contract Fees during the Pre-Income Stage and Income Stage in order to maintain the Contract. Contract Fees no longer apply after the earlier of (a) the Annuity Date or (b) the termination of the Contract. If you fail to pay your Contract Fees when due, we reserve the right to terminate the Contract.
ANNUAL CONTRACT FEE PERCENTAGE
The maximum annual Contract Fee percentage for your Contract is 1.50%, as a percentage of Account Value. We cannot change this maximum fee once your Contract is issued. This maximum fee will always be disclosed in the Prospectus.
The annual Contract Fee percentage applicable to your Contract may be lower than the maximum annual Contract Fee percentage. At any time on or after the 3rd Contract Date Anniversary, we may increase your annual Contract Fee percentage for future Contract Years, subject to the maximum annual Contract Fee percentage and your opt-out right. See “Increase to Annual Contract Fee Percentage and Impact of Opt-Out” below. Annual Contract Fee percentages among Contract Owners may vary based on certain factors, including date of issuance, declared rates, Financial Firm, and exercise of opt-out rights. The current Contract Fee is 1.00% annually.
ASSESSMENT AND PAYMENT OF CONTRACT FEES
We will assess and charge the Contract Fee quarterly. We may offer additional billing frequencies in the future. On each date that we calculate your Contract Fees, they will be calculated based on your Account Value on that Valuation Day (after any adjustments for withdrawals or Additional Account Value Contributions on that Valuation Day). For example, if the Current Contract Fee is 1.00% and is charged quarterly, the Contract Fee would equal 0.25% of the Account Value on the day that the Contract Fee is calculated.
Once the fee is determined for each billing period during the Pre-Income Stage and Income Stage, we will provide notice of the amount that must be paid and the due date for payment. The notice will be provided to your Financial Firm. You and your Financial Firm should decide how your Financial Firm will remit payment to us. You may pay Contract Fees from your Account, or any other option made available by either your Financial Firm or us (e.g., check, electronic transfer from a bank account). The payment methods available may differ for Non-qualified and Qualified Accounts. However, if you pay Contract Fees with funds outside of your Qualified Account, the amount may be considered a deemed contribution to your Qualified Account. There may be other tax implications associated with certain payment options. You should discuss with your financial professional. You may change your method of payment at any time. If you need to remit Contract Fees to us directly, rather than through your Financial Firm, please contact our Service Office immediately.
All Contract Fees must be paid in U.S. dollars.
FAILURE TO PAY CONTRACT FEES WHEN DUE
If your Contract Fees are not paid when due, we may terminate the Contract upon written notice to you and your Financial Professional. The written notice will indicate the date of termination, which will not be less than 7 calendar days from the date of the written notice. If Contract Fees are not paid in full by the termination date, the Contract will be terminated with no interest remaining in the Contract.
INCREASE TO ANNUAL CONTRACT FEE PERCENTAGE AND IMPACT OF OPT-OUT
At any time on or after the 3rd Contract Date Anniversary, we may increase your annual Contract Fee percentage for future Contract Years, subject to the maximum annual Contract Fee percentage. We will notify you in writing at least 60 days in advance of any such increase.
You will be given an opportunity to “opt-out” of an increase to your annual Contract Fee percentage. If you opt-out of an increase, your annual Contract Fee percentage will not change, but on the next Contract Date Anniversary, your Income Percentage will be subject to a one time and permanent reduction of 5%. For example, assume your Contract Date Anniversary is January 1, you reject a Contract Fee percentage increase on December 15, and your current Income Percentage is 4%. Based on these assumptions, on the next January 1, your Income Percentage will be reduced from 4% to 3.8%.
If you wish to opt-out of the charge increase, you must notify us within the period stated in our notice to you; otherwise, the charge increase will become effective. When we receive your opt-out request, we will send you a form communicating the estimated impact on your Annual Income Amount as a result of the one time and permanent reduction of 5% to your Income Percentage. If you still wish us to process your opt-out request, you must sign and return the form to us at our Service Office in Good Order.
PRO-RATED CONTRACT FEE UPON TERMINATION
In the event this Contract terminates during the Pre-Income Stage or Income Stage for any reason other than death, the final Contract Fee will be prorated for the number of days that have elapsed in the current billing period. If your Contract Fee was already paid for the billing period, the difference between the pro-rated Contract Fee and the amount you paid for the most recent billing period will be refunded to you. If any further amounts are due to us, we will notify you.
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PREMIUM TAXES
Some states and municipalities charge premium taxes or similar taxes on annuities that we are required to pay. Premium tax rates and rules vary by state and may change. We reserve the right to deduct any premium taxes arising under the Contract from Annuity Payments or Insured Income Payments. The deduction would be designed to approximate the taxes that we are required to pay. Premium tax rates currently range from 0% to 3.5%.
ADVISORY FEES
Your obligation to pay Advisory Fees, if any, is solely a matter between you and your Financial Firm and/or Financial Professional and/or any additional service providers, such as Dimensional Fund Advisors. You should understand that any Advisory Fees owed to your Financial Firm and/or Financial Professional and/or any additional service providers, such as Dimensional Fund Advisors, are in addition to the Contract Fees owed to us under this Contract.
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INVESTMENT RESTRICTIONS
We require that all assets in your Account be managed through the Dimensional Fund Advisors UMA Platform. This means your Account may only hold investments available on that platform (Dimensional Fund Advisors is solely responsible for the investment strategies available in the Dimensional Fund Advisors UMA Platform, the acceptance of securities which may be provided in-kind into the Dimensional Fund Advisors UMA Platform, as well as securities which are eligible for purchase in the Dimensional Fund Advisors UMA Platform) and you must work with a Financial Professional who uses Dimensional Fund Advisors as a sub-advisor and is approved by us. If your Account no longer satisfies these conditions, we will notify you and give you 14 calendar days to take corrective action. At this time, we do not impose any other restrictions on what assets may be in your Account. All investments available to your Account on the Dimensional Fund Advisors UMA Platform are Eligible Account Assets. However, we reserve the right to impose additional investment restrictions at any time, in our sole discretion.
Eligible Account Assets include all registered securities, including exchange traded funds (ETFs), mutual funds and public company stocks offered through the Dimensional Fund Advisors UMA Platform. Dimensional Fund Advisors is solely responsible for selecting the investments available on the Dimensional Fund Advisors UMA Platform. We do not, and will not, have any influence on the selection of investments available on the Dimensional Fund Advisors UMA Platform.
Please note, we may impose additional investment restrictions at any time, in our sole discretion, and limit what investments are deemed to be Eligible Account Assets to be held in your Account. Failure to adhere to the investment restrictions will terminate the Contract, as described below. We will notify you of any such violation and give you 14 calendar days to reallocate your Account Value to avoid termination.
Dimensional Fund Advisors implements an integrated investment approach that combines research, portfolio design, portfolio management and trading functions. Dimensional Fund Advisors emphasizes long-term drivers of expected returns identified by research, while balancing risk through broad diversification across companies. Dimensional Fund Advisors is solely responsible for the investment strategies available in the Dimensional Fund Advisors UMA Platform, the acceptance of securities which may be provided in-kind into the Dimensional Fund Advisors UMA Platform, as well as securities which are eligible for purchase in the Dimensional Fund Advisors UMA Platform. Your Financial Professional is solely responsible for the selection of and initial allocation to investment strategies and related eligible assets on the Dimensional Fund Advisors UMA Platform. Dimensional Fund Advisors serves as sub-adviser to your Financial Professional investing in registered securities through the Dimensional Fund Advisors UMA Platform. In order to access the Dimensional Fund Advisors UMA Platform, you and your Financial Professional must engage Dimensional Fund Advisors as a sub-advisor to your Account. This means you will have to pay an additional Advisory Fee with respect to your Account. Neither your Financial Professional nor Dimensional Fund Advisors receive any compensation from us in connection with the Account or Contract.
The private letter rulings discussed in the “Tax Considerations” section are based on full allocation to the Eligible Account Assets. If your Account Value is invested entirely in a single company, you may not be entitled to rely on the private letter rulings and there could be negative tax consequences.
If your Account Value is allocated to any ineligible assets at any time during the Pre-Income Stage or the Income Stage, your Account will be in violation of the Contract’s provisions. We will notify you and your Financial Professional of any such violation through a written letter, and you will be required to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of notification. If you do not re-allocate your Account Value to comply with the investment restrictions by the date specified in the notice, we will terminate your Contract.
If we change these investment restrictions or impose additional investment restrictions, we will file a Post-Effective Amendment to the Registration Statement that contains this prospectus and provide you with a revised Prospectus. Additionally, we will notify you of the change and if reallocation of your Account Value is required. Upon receiving such notice, if action is required by you, you must take action by the date specified in the notice, which will not be less than 14 calendar days from the date of notice, or your Contract will be terminated. Complying with the new investment restrictions could impact the performance of your Account, could result in higher investment expenses, and could have adverse tax implications.
If a Financial Firm ceases to offer Eligible Account Assets to your Account, we will remove that Financial Firm from our list of approved Financial Firms. If we remove your Financial Firm from our list of approved Financial Firms, you may need to take action in order to maintain the Contract. See “Requirement to Maintain Your Account with an Approved Financial Firm” for additional information.
You should consult with your Financial Professional to assist you in determining whether investment restrictions are suited for your financial needs and risk tolerance.
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ADDITIONAL INFORMATION ABOUT WITHDRAWALS
DEDUCTIONS FROM ACCOUNT DEEMED TO BE WITHDRAWALS
During the Pre-Income Stage, we consider the deduction of any amounts from your Account to be a withdrawal, including deductions to pay Contract Fees, Advisory Fees, and Required Minimum Distributions and deductions for any other purpose. If you (or your Financial Professional) do not specifically designate any such withdrawal as a Non-Income Withdrawal, it will be deemed your first Income Withdrawal (and the Pre-Income Stage will end). Your first Income Withdrawal will be treated as having been taken during the Income Stage, rather than the Pre-Income Stage. You may take an unlimited number of Non-Income Withdrawals during the Pre-Income Stage; however, Non-Income Withdrawals reduce your Account Value, and thus, your Income Base.
During the Income Stage, for purposes of the Contract, amounts deducted from the Account to pay Contracts Fees or Advisory Fees are not considered withdrawals (i.e., they do not count against your remaining Annual Income Amount or Unused Annual Income Amount and will never be considered Excess Withdrawals). Required Minimum Distributions are considered withdrawals but are subject to special rules regarding their treatment under the Contract, as described below. All other deductions from the Account are considered to be withdrawals and will therefore be either Income Withdrawals or Excess Withdrawals depending on your remaining Annual Income Amount and Unused Annual Income Amount at the time of withdrawal.
While deductions to pay Contract Fees or Advisory Fees are not considered withdrawals during the Income Stage, each such deduction will reduce your Account Value and will be reflected in the Performance Adjustment to your Income Base on the next Valuation Day. The Performance Adjustment is equal to the net percentage change in Account Value since the previous Valuation Day due to investment performance and deductions for Contract Fees or Advisory Fees. As a result, your Income Base (and future Annual Income Amount) would be higher if Contract Fees and Advisory Fees were not deducted from your Account.
When determining the amount deducted from your Account, we will include the amount of any charges deducted from the Account as part of the withdrawal, including any taxes withheld.
During the Insured Income Stage or upon exercising the Annuitization option, withdrawals are irrelevant because there is no longer an Account related to the Contract.
SPECIAL WITHDRAWAL RULES FOR REQUIRED MINIMUM DISTRIBUTIONS
For purposes of this Contract, Required Minimum Distributions are determined by us based on the value of the Account (including this Contract), and do not include the value of any other annuities, savings or investments subject to the beneficiary rules.
There are no special rules for Required Minimum Distributions during the Pre-Income Stage. During the Pre-Income Stage, a Required Minimum Distribution may be designated as a Non-Income Withdrawal. If a Required Minimum Distribution is designated as a Non-Income Withdrawal, the Required Minimum Distribution will reduce your Income Base on a dollar-for-dollar basis, same as any other withdrawal during the Pre-Income Stage. If a Required Minimum Distribution is designated as your first Income Withdrawal, it will be deemed to have been taken during the Income Stage (as discussed further below).
There are special rules for Required Minimum Distributions during the Income Stage. During the Income Stage, Required Minimum Distributions will not be treated as Excess Withdrawals, subject to the following:
•If, in any Contract Year, your Required Minimum Distribution amount is less than the Annual Income Amount plus Unused Annual Income Amount, there is no special treatment for Required Minimum Distributions under these circumstances. In other words, any withdrawals (including your Required Minimum Distribution) that exceed the Annual Income Amount plus Unused Annual Income Amount will be treated as Excess Withdrawals.
•In any Contract Year that your Required Minimum Distribution amount is greater than the Annual Income Amount plus Unused Annual Income Amount, withdrawals up to your Required Minimum Distribution amount will be deemed Income Withdrawals. Any amounts withdrawn in excess of your Required Minimum Distribution amount (excluding any Contract Fees and Advisory Fees) will be treated as Excess Withdrawals.
In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right to treat any amount that would have been considered as a Required Minimum Distribution, if not for the suspension, as eligible for treatment as described in this section.
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ANNUITIZATION OPTION
THE ANNUITIZATION OPTION
At any time on or after the 1st Contract Date Anniversary, subject to requirements described below, you may elect the Annuitization option. Upon electing the Annuitization option, the Account Value you transfer to us will be converted into a guaranteed stream of Annuity Payments from us. The Contract’s guarantees related to the Annual Income Amount will no longer be available.
You cannot elect the Annuitization option if you have already elected to begin Insured Income Payments. If you wish to receive Insured Income Payments based on your Annual Income Amount, rather than receive Annuity Payments based on your Account Value applied to an available annuity option, you can elect to begin the Insured Income Stage by meeting certain requirements. See “Contract Stages – Insured Income Stage.”
If the initial Annuity Payment would be less than $100, we will not allow you to elect the Annuitization option (except as otherwise specified by applicable law).
We must receive your election request at our Service Office in Good Order. The date as of which we process your election request is the Annuity Date. The amount and duration of your Annuity Payments will depend on the amount of assets annuitized, the age and sex of the Annuitant(s), and the annuity option selected. Once we receive your election to commence Annuity Payments, we will only make Annuity Payments under the specific annuity option elected. The annuity option cannot be changed.
If you exercise the Annuitization option, you must transfer your remaining Account Value as of the Annuity Date to us. The Account Value transferred to us is paid in consideration for your Annuity Payment stream. You will no longer have an Account Value or ownership rights over those assets, including the ability to take withdrawals in addition to the Annuity Payments.
In the event that you exercise the Annuitization option during the Income Stage and you have remaining Annual Income Amount or Unused Annual Income Amount as of the Annuity Date, you may withdraw some or all of it from your Account Value before transferring your Account Value to us. However, withdrawing remaining Annual Income Amount or Unused Annual Income Amount in that circumstance will cause your Annuity Payments to be lower because you will be annuitizing fewer assets.
If you select an annuity option with a lifetime payout and no period certain, your annual Annuity Payments will not be less than the annual Insured Income Payments you would have received in the Insured Income Stage, based on your Annual Income Amount as of the Annuity Date, adjusted for Additional Account Value Contributions and Excess Withdrawals that occurred in the same Contract Year as the Annuity Date. For this purpose, if there has been a change in your Account Value as of the date you close your Account at your Financial Firm and the date we receive your Account Value, the following applies: (i) if the Account Value is higher, we will treat the increase as an Additional Account Value Contribution, and (ii) if the Account Value is lower, we will treat the decrease as a withdrawal in accordance with the conditions of the Pre-Income Stage or Income Stage, as applicable to your Contract immediately prior to the Annuity Date.
After our payment obligations have been satisfied, the Contract will terminate. We reserve the right to limit your period certain election or commute any remaining benefit payable at your death to comply with applicable law.
If needed, we will require proof in Good Order of an Annuitant’s age before commencing Annuity Payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional Annuity Payments while the Annuitant lives. We will seek to recover any life income Annuity Payments that we made after the death of the Annuitant.
You are not required to elect the Annuitization option under any circumstances. There is no latest Annuity Date under the Contract, and no date as of which the Annuitization option is automatically exercised.
ANNUITY OPTIONS
We currently make annuity options available that provide fixed Annuity Payments only. Fixed Annuity Payments provide the same amount with each payment. You may choose one of the annuity options described below, and the frequency of annuity payments, upon electing the Annuitization option.
•Option 1 - Life Income Annuity Option with a Period Certain: Under this option, periodic Annuity Payments are payable for the period certain, subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain.
•Option 2 - Joint Life Annuity Option. Under the joint lives option, Annuity Payments are payable during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable
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Under either annuity option, Annuity Payments may be payable monthly, quarterly, semi-annually or annually, as you choose, subject to our then current rules. We may limit the length of any annuity option including, any Period Certain, to conform to applicable tax rules.
At the Annuity Date, we may make available other annuity options not described above.
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PURCHASING THE CONTRACT AND MAKING ACCOUNT VALUE CONTRIBUTIONS
CONTRACT APPLICATION
To purchase the Contract, you must complete an application form. Application forms are available through Financial Professionals. Your application form is subject to our approval. We may refuse to issue a Contract for any reason in our sole discretion.
AGE REQUIREMENTS
The Annuitant or the younger of the Annuitants, as applicable, must be at least age 50 and the oldest of the Annuitants must be no older than age 85 as of the Contract Date. If a Co-Annuitant or Contingent Annuitant is added after the Contract Date, the younger and oldest of the Annuitants must satisfy these age requirements as of the Contract Date. See “Contract Designations” for additional information about naming Annuitants.
MINIMUM INITIAL ACCOUNT VALUE CONTRIBUTION AND MINIMUM AGES
The minimum Initial Account Value Contribution (i.e., the amount that must be in your Account on the Contract Date) is $50,000. Your Financial Firm may require a higher amount to establish an Account. The Annuitant or the younger of the Annuitants, as applicable, must be at least age 50 to purchase the contract. You may designate whether the Contract will be on a single income basis or joint income basis with your Spouse.
See “Contract Designations” for additional information about naming Annuitants and spousal designations.
RIGHT TO CANCEL
You may cancel this Contract for a refund of Contract Fees paid to us by notification to us in Good Order or by returning the Contract to our Service Office or to the representative who sold it to you within 30 days after you receive it. The Contract can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of this Contract by mail is effective upon being postmarked, properly addressed and postage prepaid.
The amount of the refund will equal any Contract Fees paid as of the Valuation Day we receive the returned Contract at our Service Office or the cancellation request in Good Order.
Your Right to Cancel is specific to this contract; if you exercise this right, it will not cancel your Account and your Account Value may continue to be subject to market performance of the allocated investments.
RESTRICTIONS ON ADDITIONAL ACCOUNT VALUE CONTRIBUTIONS
While we cannot prevent you from adding funds to your Account (i.e., making contributions to your Account), if you wish to maintain this Contract, the addition of funds to your Account is subject to the Contract’s restrictions as described in this section.
All contributions into your Account during the Pre-Income Stage and Income Stage are subject to our review and approval for purposes of the Contract. If we approve a contribution to your Account, it will be acknowledged by us as an “Additional Account Value Contribution” under the Contract.
We will reject any Additional Account Value Contribution if the Owner or oldest Owner has reached the maximum issue age for purchasing the Contract.
We reserve the right to further limit, restrict, suspend or reject any contribution as an Additional Account Value Contribution at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject an additional contribution include, but are not limited to the following:
•if we are not then offering the Contract for new issues;
•if we are offering a modified version of the Contract for new issues;
•if we determine that, as a result of the timing and amounts of your additional contributions and withdrawals, the Annual Income Amount is being increased in an unintended fashion. For example, if the Income Percentage available for new money is higher than your current Income Percentage and you take Income Withdrawals and add them back to the Account as Additional Account Value Contributions, driving up your weighted average Income Percentage and Annual Income Amount. If we find evidence of such manipulation we reserve the right to stop accepting Additional Account Value Contributions for your contract.
•if your Initial Account Value Contribution and previous Additional Account Value Contributions, and premiums under other annuity contracts that we or our affiliates issued, equals or exceeds $2,000,000;
•if the Additional Account Value Contribution is not allocated to Eligible Account Assets; or
•the oldest of the Annuitants is 85, or older.
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If we exercise our right to limit, restrict, suspend or reject any contribution as an Additional Account Value Contribution, you may no longer be able to increase the Annual Income Amount to the level you originally intended through Additional Account Value Contributions. This could also impact your ability to make annual contributions for Qualified Accounts.
If a contribution to the Account is not accepted by us as an Additional Account Value Contribution and needs to be removed from the Account in order to maintain the Contract, we will provide notification to you and your Financial Professional with a date by which the funds must be removed from the Account, which will be no less than 7 calendar days from the date of notice. Failure to remove the funds from the Account by that date will result in the termination of the Contract.
After Insured Income Payments or Annuity Payments commence, no Additional Account Value Contributions can be made as there is no longer an Account in which this Contract is in relation to.
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CONTRACT DESIGNATIONS
SINGLE INCOME VERSUS JOINT INCOME BASIS
When you purchase the Contract, you may designate whether your Contract will be on a single income or joint income basis. If your Contract is on a single income basis, there will be a single Annuitant. If your Contract is on a joint income basis, there will be two Annuitants who must be each other’s spouse (i.e., the Annuitant and the Co-Annuitant or, if an entity is the owner, the Annuitant and the Contingent Annuitant, hereinafter collectively referred to as “Annuitants”). The Annuitant(s) is the measuring life for Insured Income Payments (during the Insured Income Stage) or Annuity Payments (upon electing the Annuitization option). This designation will also impact:
•Who may be named as a joint Contract Owner, who must be an Account Owner, who may be designated as Annuitant(s), and when the Contract terminates due to death. See “Requirements for Contracts on a Single Income Basis” and “Requirements for Contracts on a Joint Income Basis” below.
•The Initial Income Percentages applicable to your Contract, which vary on a single and joint income basis.
You may add or remove the Co-Annuitant or Contingent Annuitant designation at any time during the Pre-Income Stage, subject to the requirements described in this section. Your designation is irrevocable once the Pre-Income Stage ends.
REQUIREMENTS FOR CONTRACTS ON A SINGLE INCOME BASIS
For Contracts on a single income basis (i.e., Contracts with a single Annuitant):
If one Contract Owner is named:
•the Contract Owner and the Annuitant must be the same
•the Contract Owner must be an Account Owner
•upon Due Proof of Death of the Contract Owner, this Contract will terminate unless the Contract is still in the Pre-Income Stage and the surviving spouse of the Contract Owner becomes the Owner of the Account and both the Contract Owner and Annuitant of this Contract, in which case the Contract would continue and
•the Annual Income Amount will be based on the applicable Joint Income Option Percentage(s)
•No additional Contract Owners or Annuitants may be named, and this Contract will terminate upon the death of the new Contract Owner
If two Contract Owners are named:
•they must be spouses and the first named Contract Owner, as shown on the Contract Schedule, must be an Account Owner and will be the Annuitant
•no additional Contract Owners or Annuitants may be named
•while both Contract Owners are alive, the Contract ownership rights will be vested equally in both Contract Owners
•if the Contract Owner, who is also the Annuitant, dies first, this Contract will terminate upon Due Proof of Death, unless the Contract is still in the Pre-Income Stage and the surviving spouse of the Contract Owner becomes the Owner of the Account and both the Contract Owner and Annuitant of this Contract.
•if the Contract Owner who is not the Annuitant dies first, and is still the spouse of the surviving Contract Owner at the time of death, the Contract will continue unless we are otherwise instructed
If the Contract Owner is an entity that we permit:
•the Annuitant must be named and have a beneficial interest in the entity
•the entity must be the Account Owner
•upon receipt of Due Proof of Death of the death of the Annuitant, the Contract will terminate
REQUIREMENTS FOR CONTRACTS ON A JOINT INCOME BASIS
For Contracts on a joint income basis (i.e., Contracts with two Annuitants):
If one Contract Owner is named:
• the Contract Owner will be the Annuitant and must be an Account Owner
•a Co-Annuitant must be designated and be the spouse of the Annuitant
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•if the Co-Annuitant survives the Contract Owner, then, upon the receipt of Due Proof of Death of the Contract Owner, the Co-Annuitant will become the Contract Owner and Annuitant, subject to tax rules, as long as
•the Co-Annuitant is or becomes the Account Owner, and
•is the spouse of the deceased Contract Owner/Annuitant at the time of death;
otherwise, this Contract will terminate.
If two Contract Owners are named:
•the first named Contract Owner will be the Annuitant and the other Contract Owner will be the Co-Annuitant
•at least one of the Contract Owners must also be an Account Owner
•the Contract Owners must be spouses, and each must have the option of continuing the Account upon the first Contract Owner’s death
•upon the receipt of Due Proof of Death of the Contract Owner to die, the Contract will continue if the Contract Owners were spouses at the time of death and the surviving spouse is or becomes the Account Owner
If the Contract Owner is an entity that we permit:
•the Annuitant must be named and have a beneficial interest in the entity
•a Contingent Annuitant must also be named and must be the spouse of the Annuitant
•the entity must be the Account Owner
•upon receipt of Due Proof of Death of the death of the Annuitant, the Contingent Annuitant will become the Annuitant (if the Contingent Annuitant remained the spouse of the deceased Annuitant at the time of death), subject to tax rules; otherwise, this Contract will terminate
•upon receipt of Due Proof of Death of the death of the Contingent Annuitant, this Contract will continue unless instructed otherwise
If the Contract is continued as a result of death, and the decedent was the named Annuitant, the Annual Income Amount will continue to be based on the applicable Joint Income Option Percentage(s); no additional Contract Owners or Annuitants may be named and this Contract will terminate upon the death of the last surviving Contract Owner (or last surviving Annuitant if the Contract Owner is an entity).
CHANGE IN CO-ANNUITANT OR CONTINGENT ANNUITANT
A Co-Annuitant or Contingent Annuitant may be added, changed, or removed during the Pre-Income Stage, subject to the requirements set forth in the previous section. A Co-Annuitant/Contingent Annuitant cannot be added, changed, or removed after the Pre-Income Stage except as described below. If a Co-Annuitant/Contingent Annuitant has been added, changed, or removed, we recalculate your Income Percentage based on the age of the remaining Annuitant (if the Co-Annuitant or Contingent Annuitant has been removed) or younger of the Annuitants (if the Co-Annuitant or Contingent Annuitant has been added or changed) on the Contract Date.
The Annuitant cannot be changed except in the event of death, as described above, or divorce as described below.
CHANGE IN CONTRACT OWNER
The Contract Owner(s) cannot be changed after we issue the Contract except in the case of divorce or a change in which the beneficial owner of the Contract does not also change. See “Effect of Divorce” below.
EFFECT OF DIVORCE
Upon receipt of notice of the divorce, and any other documentation we require, in Good Order at our Service Office:
When no Co-Annuitant or Contingent Annuitant has been named
•If the divorce occurs during the Pre-Income Stage and results in the removal of the Annuitant from the Contract (as Annuitant and/or Contract Owner) or as an Account Owner, and the former spouse is named as an Account Owner (or, if the Account is owned by an entity, has a beneficial interest in the entity), the Contract Owner and/or the Annuitant, the Contract will continue, unless we are instructed otherwise. If this Contract is continued, the Annual Income Amount will be determined using the applicable rates based on the younger of the new Annuitant and the Annuitant on the Contract Date and this Contract will terminate upon the death of the new Contract Owner (or new Annuitant if the Contract is owned by an entity). A Co-Annuitant or Contingent Annuitant may not be named.
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•If divorce occurs after the Pre-Income Stage, and results in the removal of the Annuitant from this Contract (as Annuitant and/or Contract Owner) or as an Account Owner, the Contract will terminate.
When a Co-Annuitant or Contingent Annuitant has been named at the time of the divorce
If the divorce results in the removal of one of the Annuitants from the Contract and the remaining Annuitant is named as an Account Owner, the Contract Owner and/or Annuitant, the Contract will continue, unless we are instructed otherwise.
•If the divorce results in the removal of the Annuitant during the Pre-Income Stage: The Annual Income Amount will continue to be based on the applicable Joint Income Option Percentage(s) and no additional Contract Owners or Annuitants may be named; this Contract will terminate upon the death of the last surviving Contract Owner (or Annuitant if entity owned).
•If the divorce results in the removal of the Co-Annuitant or Contingent Annuitant during the Pre-Income Stage: The Annual Income Amount will be determined using the rates applicable to the Annuitant.
•If divorce results in the removal of one of the Annuitants after the Pre-Income Stage, the divorce will not result in a new Annual Income Amount and the Contract will terminate upon the death of the resulting Annuitant. A new Co-Annuitant or Contingent Annuitant may not be named.
CHANGE IN ACCOUNT OWNER
During the Pre-Income Stage and the Income Stage, if the Account Owner is changed, the Contract will continue provided that the Account Owner is an existing Annuitant under the Contract. Since there is no Account to which this Contract is in relation to in the Income Stage or after the Annuitization option has been elected, there are no longer account owner restrictions under the Contract.
If the Account Owner changes to someone other than one of the Annuitants during the Pre-Income Stage or the Income Stage, we reserve the right to terminate the Contract.
BENEFICIARY
If you exercise the Annuitization option and elect a Period Certain annuity option, you must name a Beneficiary. The Beneficiary is entitled to receive any remaining Period Certain Annuity Payments, if applicable, at the death of the Annuitant(s). The Beneficiary may be changed at any time prior to the death of the Annuitant(s) unless you previously identified the current Beneficiary’s designation as irrevocable.
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ADDITIONAL INFORMATION RELATED TO YOUR FINANCIAL FIRM AND FINANCIAL PROFESSIONAL
REQUIREMENT TO MAINTAIN YOUR ACCOUNT WITH AN APPROVED FINANCIAL FIRM
During the Pre-Income Stage and Income Stage, your Account must be maintained with a Financial Firm that we have approved in connection with this Contract. We may add or remove a Financial Firm from our list of approved Financial Firms at any time. In addition, if your Financial Firm decides to no longer service the Contract, it will be removed from our list of approved Financial Firms. A current list of approved Financial Firms is available at www.prudential.com/ActiveIncomeApprovedFirms.
FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS
If your Financial Professional (i.e., your registered investment advisor and a representative of a selling firm) has this authority, we deem that all such transactions that are directed by your Financial Professional, as applicable, with respect to your Contract have been authorized by you. You will receive a confirmation of any financial transaction involving your Contract as required by applicable law. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person’s authority. We may also suspend, cancel or limit these authorizations at any time. In the Contract Application, you may grant or deny the representative who sold you the Contract the ability to Perform Contract Maintenance on your behalf by submitting instructions to us. In separate new business forms completed by your Financial Professional and you, you will authorize your Financial Professional to Perform Contract Maintenance on your behalf by submitting instructions to us. If you authorize more than one person (e.g., the representative of the selling firm and your registered investment advisor) to Perform Contract Maintenance for the Contract, we will follow all instructions from all such authorized persons in the order received. You understand that neither us or our affiliates have a duty to reconcile or research any differing or conflicting instructions.
OPTIONS UPON FINANCIAL FIRM CHANGES
If we remove your Financial Firm from our list of approved Financial Firms or if your Financial Firm withdraws from servicing your Contract, you need to take certain actions in order to maintain your Contract or the Contract will terminate (collectively “Involuntary Financial Firm Change”). If you change your Financial Firm, this is considered a “Voluntary Financial Firm Change.”
For Involuntary Financial Firm Changes, we will send you a written notice of your options:
(a)You may keep your Contract in force and remain in the Pre-Income Stage or Income Stage by transferring the Account to an approved Financial Firm within 30 days. If Contract Fees were due during that 30-day period, they will be due immediately upon opening your Account at your new Financial Firm. Your Income Base and Annual Income Amount could be impacted if there has been a change in your Account Value as of the date you close your Account at your prior Financial Firm and the date you open your Account at your new Financial Firm as follows:
•During the Pre-Income Stage, the Income Base is equal to the Account Value.
•During the Income Stage, changes to the Account Value will be reflected in the Performance Adjustment applied to the Income Base.
(b)    You may keep your Contract in force by electing to enter the Insured Income Stage and transferring your remaining Account Value to us within 30 days, as described under “The Contract Stages – Insured Income Stage.”
(c)    You may keep your Contract in force by exercising the Annuitization option and transferring your remaining Account Value to us within 30 days, if eligible, as described under “Annuitization Option.”
If you do not exercise one of the options above, your Contract will be terminated. We will not make any future payments to you, including if your Account Value were to drop to $0 or below the Minimum Account Value. We will provide you with written notice of termination.
If your contact is in the Insured Income Stage, there will be no impact on your Contract or our payment obligations.
For Voluntary Financial Firm Changes:
In general, you have the right to move your Account to another approved Financial Firm at any time, although doing so may have consequences under the Contract. We must receive your election of one of the below options, in Good Order, at least 3 days before your Account Value is transferred to us or a new Financial Firm:
(a)To keep your contract in force and remain in the Pre-Income Stage or Income Stage with a new approved Financial Firm, you must complete the transfer of your Account within 30 days. If Contract Fees were due during that 30-day period, they will be due immediately upon opening your Account at your new Financial Firm. Your Income Base and Annual Income Amount could be impacted if there has been a change in your Account Value as of the date you close your Account at your prior Financial Firm and the date you open your Account at your new Financial Firm as follows:
•During the Pre-Income Stage, the Income Base is equal to the Account Value.
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•During the Income Stage, changes to the Account Value will be reflected in the Performance Adjustment applied to the Income Base.
(b)    If you leave your Financial Firm but your new firm is not an approved Financial Firm, you may keep your Contract in force by electing to enter the Insured Income Stage, as described under “The Contract Stages – Insured Income Stage.”
(c)    If you leave your Financial Firm but your new firm is not an approved Financial Firm, you may keep your Contract in force by exercising the Annuitization option, if eligible, as described under “Annuitization Option.”
If you do not exercise one of the options above, your Contract will be terminated. We will not make any future payments to you, including if your Account Value were to drop to $0 or below the Minimum Account Value. We will provide you with written notice of termination.
If an Involuntary or Voluntary Financial Firm change occurs after the Annuity Date, there will be no impact on your Contract or our payment obligations.
CHANGE IN FINANCIAL PROFESSIONAL
You may change your Financial Professional at any time without impact to your Contract if the new Financial Professional is appointed with us to service this Contract and the change does not also involve a change in your Financial Firm. If your change in Financial Professional also involves a change in your Financial Firm, you must satisfy the applicable requirements discussed under “Options Upon Financial Firm Changes” above in order to maintain your Contract.
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TERMINATION OF THE CONTRACT
You may terminate this Contract at any time prior to the Annuity Date. Termination will occur upon our receipt of your notification of termination in Good Order.
We reserve the right to terminate the Contract, on a non-discriminatory basis, upon any of the following events:
•The death of a Contract Owner unless this Contract is continued as described in the “Contract Designations” section;
•The death of the Annuitant if Income Withdrawals have not begun and a surviving spouse does not remain or become an owner of the Account and/or continue this Contract as described in the “Contract Designations” section;
•On the date of death of the Annuitant (or the last surviving of the Annuitant(s)), if Income Withdrawals or Insured Income Payments have begun;
•If the Contract is owned by a non-natural person and the Annuitant is changed, section 72(s) of the Code treats the change as the death of the Annuitant unless there is a Contingent Annuitant and the change results in the Contingent Annuitant becoming the Annuitant as described in the “Contract Designations” section;
•If the Account Owner changes to someone other than one of the Annuitants during the Pre-Income Stage or the Income Stage;
•If the Annuitization option has been elected and we have satisfied our Annuity Payment obligations;
•As of any date during the Pre-Income Stage or Income Stage your Account Value and Income Base equals $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage), and/or Excess Withdrawals that deplete the Account (during the Income Stage);
•As of any date during the Pre-Income Stage or Income Stage that the Account Value is reduced below the Minimum Account Value, and you have not elected to enter the Insured Income Stage within 7 calendar days, as described under “The Contract Stages – Insured Income Stage” section
•During the Pre-Income Stage or Income Stage, upon violation of the Contract’s investment restrictions as described under “Investment Restrictions”, and you fail to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional.
•Failure of your Financial Firm to provide timely information about the Account necessary to fulfill our obligations under the Contract during the Pre-Income Stage or Income Stage;
•Failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional, as described under “Contract Fees – Failure to Pay Contract Fees When Due”;
•If funds are added to your Account that are not permitted by us as an Additional Account Value Contribution and you fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or
•Full liquidation of the Account during the Pre-Income Stage or Income Stage, unless either (a) you elect to begin the Insured Income Stage as described under “Contract Stages – Insured Income Stage”; (b) you elect the Annuitization option, as described under “Annuitization Option”; or (c) the liquidated Account Value is re-established within an Account at a Financial Firm approved by us as described under “Additional Information Related to Your Financial Firm and Financial Professional – Change in Financial Professional.”
If this Contract is terminated for any reason, you will lose any future ability to take Income Withdrawals or potentially receive Insured Income Payments or Annuity Payments. If we exercise our right to terminate your Contract, unless otherwise specified, you will not have the ability to reverse this action. As outlined above, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving you an opportunity to correct the violation, if applicable.
Your previously paid Contract Fees will not be refunded if the Contract is terminated after the right to cancel period (except as described under “Contract Fees – Pro-Rated Contract Fee Upon Termination”). You will receive written notification of the termination and no interest will remain in the Contract. Termination of the Contract is irrevocable.
You will not be allowed to re-purchase the Contract for 90 days after termination. If we are still selling the Contract and you repurchase the Contract, the Contract will be subject to the terms, conditions, and rates that we are offering at that time.
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TAX CONSIDERATIONS
The tax considerations associated with the Contract vary depending on whether the Contract is (i) owned by an individual or non-natural person, or (ii) associated with a Custodial IRA Account or Custodial Roth IRA Account. We discuss the tax considerations for these categories of Contracts below. The discussion is general in nature and describes only federal income tax law (not state, local, foreign or other federal tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and you should always consult a qualified tax advisor regarding the application of law to your circumstances. In addition, unless specifically mentioned below, the following discussion is limited to the federal income tax treatment of your Contract and does not address the federal tax treatment of your Account or investments within your Account. You should consult a qualified tax advisor regarding the tax implications of your Account, including the effect, if any, of the Contract on the tax treatment of your Account.
NON-QUALIFIED ANNUITIES
In general, as used in this prospectus, a Non-qualified contract is owned by an individual or by a non-natural person for the benefit of an individual and is not associated with a Custodial IRA Account or Custodial Roth IRA Account.
Annuity Qualification
The Contract is a contingent deferred annuity contract. Prudential and a prospective purchaser received favorable private letter rulings (PLR202250011 and 202250013, hereinafter referred to as "CDA PLRs") from the IRS with respect to a Non-qualified version of this Contract. The PLR issued to Prudential provides that
•The Contract is a Non-qualified annuity contract in accordance with Section 72 of the Code;
•The sum of all charges (Contract Fees) paid under the Contract plus any proceeds paid to the Company upon liquidation of the Account in consideration for Annuity Payments or Insured Income Payments will be the “investment in the contract” for purposes of Section 72 of the Code (referred to as “cost basis” herein);
•Any amount in the Account will not cause the Contract to have “cash value” or “cash surrender value” for purposes of Section 72 of the Code; and
•The Insured Income Payments and Annuity Payments are taxable using a pro rata rule pursuant to Section 72(b) of the Code.
In addition, the PLR issued to a prospective purchaser provides that:
•Dividends received from assets in a taxable investment or brokerage account (a “Non-Qualified Account” under this Contract) will not fail to be treated as “qualified dividend income” merely because of the individual’s ownership of the Contract;
•Ownership of the Contract will not be treated as a straddle (offsetting positions with respect to personal property) under Section 1092; and
•The Contract will not constitute insurance or other compensation to the individual owner for any prior deductible losses in the investment or brokerage account for purposes of Section 165 and the “investment in the contract” portion of the payments made under the Contract (“Insured Income Payments” or “Annuity Payments” under this Contract) will not be includible in the individual owner’s gross income by virtue of the “tax benefit rule.”
To date, relatively few contingent deferred annuity contracts have been offered to the public. Although the Internal Revenue Service (IRS) has issued private letter rulings concerning products similar to this Contract, these rulings are not binding on the IRS with respect to this Contract. Only the CDA PLRs are binding with respect to this Contract. Please note that the IRS has the authority to revoke a PLR it has issued and impose different rules on a prospective, or less commonly, a retroactive basis.
You should consult a tax professional before you purchase a Contract.
Diversification and Investor Control for Fluctuating Insured Income Payments or Annuity Payments. In order to qualify for the tax rules applicable to Contracts described below, the investment assets in the accounts underlying a Non-qualified contract that provides for Insured Income Payments or Annuity Payments that fluctuate with the value of those account assets must be diversified according to certain rules under the Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment, and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the U.S. or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Contract meet these diversification requirements.
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An additional requirement for qualification for the tax treatment described above is that we, and not you as the Contract Owner, must have sufficient control over the underlying account assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which the Contract will not be treated as an annuity contract for tax purposes if persons with ownership rights have excessive control over the investments underlying the Contract. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Contract or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.
The foregoing requirements will apply to your Contract only if it is a Non-qualified contract and you elect to receive Insured Income Payments or Annuity Payments that reflect the investment return and market value of assets that We hold in an account underlying the Contract.
Required Distributions Upon Your Death for a Non-qualified Contract. Upon your death, certain distributions must be made under the Contract. The required distributions depend on whether you die before or on or after the Annuity Date. If you die on or after the Annuity Date, the remaining portion of the interest in the Contract (if any) must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, if the Contract is payable to your surviving spouse, the Contract may be continued with your spouse as the Owner. For Non-qualified contracts owned by a non-natural person, the required distribution rules generally apply upon the death or change of the Annuitant. This means that for a Contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitant to die. For grantor trusts, the death of the grantor is generally treated as the death of the Owner. Special and complex rules apply to trust owned annuities. Please consult an independent tax advisor with any questions.
Changes to Your Contract. We reserve the right to make any changes we deem necessary to assure that your Contract qualifies as an annuity for tax purposes. Any such changes will apply to all Contract Owners and you will be given notice to the extent feasible under the circumstances.
Taxes Payable by You
Given the design of this Contract, you can only receive payments from this Contract that are considered annuity payments for tax purposes (i.e. Insured Income Payments and Annuity Payments). Accordingly, as a general rule, you should not pay any tax until you receive money under the Contract.
If you purchase the Contract in connection with a Qualified Account (i.e. Custodial IRAs), the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. Please refer to the CUSTODIAL IRAs section below and consult your personal tax advisor for more information on taxes payable by you under a Custodial IRA.
There is no tax deferral if you purchase the Contract in connection with a Non-qualified Account (i.e. taxable investment or brokerage account). As such, payments made in connection with a Non-qualified Account follow the tax rules typically associated with that account. Please refer to the information provided on the CDA PLRs in the Annuity Qualification section above and consult your personal tax advisor for more information on taxes payable by you under a Non-qualified Account.
Taxes on Insured Income Payments and Annuity Payments
If you select an Insured Income Payment or Annuity Payment option as described earlier in this prospectus, a portion of each such payment you receive will be treated as a partial return of your cost basis and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the payment you receive by a fraction, the numerator of which is your cost basis (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the Contract. After the full amount of your cost basis has been recovered tax-free, the full amount of the payments will be taxable. If Insured Income Payments or Annuity Payments stop due to the death of the Annuitant before the full amount of your cost basis has been recovered, a tax deduction may be allowed for the unrecovered amount. Under the Tax Cuts and Jobs Act of 2017, this deduction is suspended until after 2025.
Medicare Tax on Net Investment Income
The Code includes a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly or qualifying widow(er) with dependent child, $125,000 for married taxpayers filing separately, $200,000 for all others, and approximately $15,200 for estates and trusts. The taxable portion of the Insured Income Payments, the Annuity Payments, and any payments after your death will be considered investment income for purposes of this surtax.

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10% Additional Tax for Early Withdrawal from a Non-qualified Contract
Generally, the 10% additional tax will not apply to Insured Income Payments or Annuity Payments under the Contract regardless of your age. However, in limited circumstances, you may owe a 10% additional tax on the taxable portion of distributions from your Non-qualified contract before you attain age 59½. The additional tax may apply if you elect an Annuity Payment option, if made available, that does not provide for level, fixed Annuity Payments. Non-natural Owners should consult a tax advisor about whether the 10% additional tax applies.
Special Rules in Relation to Tax-free Exchanges Under Section 1035
Special rules apply to exchanges of annuity contracts under Section 1035 of the Code. However, you cannot exchange your Non-qualified contract or purchase your Contract in an exchange for another annuity or life insurance contract.
Taxes Payable by Beneficiaries for a Non-qualified Contract
The Contract does not provide a cash value or death benefit.
If an Owner dies before the Annuity Date, the Owner’s spouse may continue the Contract and receive Insured Income Payments or Annuity Payments provided under the Contract if the spouse is the Owner’s “designated beneficiary” within the meaning of federal tax law. The value of the inherited Contract, as determined under federal law, also may be included in the Owner’s estate for federal estate tax purposes. Generally, the same income tax rules described above would also apply to amounts received by your Beneficiary. For example, distributions are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the Contract.
After the Annuity Date, if a period certain remains under the Annuity Payment option and the Annuitant dies before the end of that period, any remaining payments made to the Beneficiary will be fully excluded from income until the remaining cost basis is recovered and all Annuity Payments thereafter are fully includible in income. This rule does not apply if the Annuity Payment option was for a period certain only with no life contingency; in that case, all the Annuity Payments will be taxed on a pro rata basis even after the Owner’s death, until all cost basis is fully recovered. If we allow the Beneficiary to commute the remaining payments in a lump sum, the amount received over the remaining cost basis will be includible in income.
Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Non-qualified contract is held by a Custodial IRA Account as defined by Section 408(a) of the Code or a Custodial Roth IRA Account as defined by Section 408A of the Code. In such a situation, tax deferral should be provided by the Custodial IRA Account or Custodial Roth IRA Account. We may also allow the naming of a contingent annuitant when a Non-qualified contract is held by an entity owner when such Contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.
Reporting and Withholding on Distributions
Amounts distributed from a Contract are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an Insured Income Payment or Annuity Payment, we apply default withholding under the applicable tax rules unless you designate a different withholding status. In the case of all other distributions, we will withhold at a rate of 10% unless you elect otherwise. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (which includes a resident alien), and you request a payment be delivered outside the United States or do not provide a U.S. taxpayer identification number (TIN), or we are notified that your TIN is incorrect, we are required to withhold income tax.
State income tax withholding rules vary and we will withhold based on the rules of your state of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a qualified Contract.
Regardless of the amount withheld by us, you are liable for payment of income taxes (including any estimated taxes that may be due) on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.
Entity Owners (other than Custodial IRAs)
Where a Non-qualified contract is held by a non-natural person (e.g., a trust, corporation, partnership), other than as an agent or nominee for a natural person (or in other limited circumstances), increases in the “net surrender value” of the Contract over its cost basis will be subject to tax annually. The IRS may substitute “fair market value” for “net surrender value” when applying this rule.
Where a Contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such Contract is generally not considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Non-qualified contract held by a natural person, provided that all grantors of the trust are natural persons. At this time, we will not issue a Contract to grantor trusts with more than two grantors.
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Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.
CUSTODIAL IRAs
A Non-qualified contract may be purchased by a Custodial IRA Account or a Custodial Roth IRA Account (collectively, “Custodial IRAs”), which can hold other permissible assets. The terms and administration of the trust or custodial account in accordance with the laws and regulations for, IRAs or Roth IRAs, as applicable, are the responsibility of the applicable trustee or custodian (collectively, “custodian”). If your relationship with the custodian terminates, the custodian may transfer your Contract to you and Insured Income Payments or Annuity Payments may commence at such time. In that case, we will add an endorsement to the Contract to ensure that it satisfies the applicable tax rules for individual retirement annuity contracts under Section 408(b) of the Code (as a traditional IRA or Roth IRA, depending on which type of Custodial IRA you owned). Your Contract would continue as a Qualified Annuity.
You should be aware that IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts or are issued as annuity contracts. This means that when a Custodial IRA invests in a Contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).
The custodian of your Custodial IRA will provide you with an “IRA Disclosure Statement” or “Roth IRA Disclosure Statement” (as applicable), which contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information, the IRS requires that you have a “Free Look” after making an initial contribution to the IRA. During this time, you can cancel the Contract by notifying us in writing and we will refund your Contract Fees.
Required Minimum Distributions During Your Life for a Qualified Contract
If you hold the Contract under a Custodial IRA, Required Minimum Distribution rules must be satisfied. This means that generally payments must start from the Custodial IRA by April 1 of the year after the year you reach the applicable age (“Required Beginning Date”) and must be made for each year thereafter. Roth IRAs are not subject to these rules during the Owner’s lifetime.

If you were born...	Your "applicable age" is...
Before July 1, 1949	70½
After June 30, 1949 and before 1951	72
After 1950 and before 1960	73
After 1959	75
The amount of the payment must at least equal the minimum required under the IRS rules. You should consult your tax advisor or the custodian of your Custodial IRA for more information on how the Required Minimum Distribution rules apply to your Custodial IRA, including how those rules apply when your Custodial IRA holds a Contract. Please contact your custodian within a reasonable time before the IRS deadline so that a timely distribution is made.
Generally, the “actuarial present value” of your Contract must be reflected in the value of your Custodial IRA when determining your Required Minimum Distributions. We will calculate the actuarial present value. If Insured Income Payments or Annuity Payments commence from your Contract while the Contract is still held by the Custodial IRA, you should consult your custodian or tax advisor regarding whether those payments will satisfy your Required Minimum Distribution obligation each year. When Insured Income Payments or Annuity Payments commence from your Contract, your custodian may distribute the Contract to you as an individual retirement annuity under Section 408(b) of the Code, at which point we will add an endorsement to the Contract to ensure that is complies with the applicable tax rules for such individual retirement annuities. Thereafter, the Insured Income Payments or Annuity Payments should satisfy your Required Minimum Distribution obligation each year.
Please note that there is a 25% excise tax (a 50% excise tax applied prior to the 2023 taxable year) on the amount of any required minimum distribution not made in a timely manner. The excise tax on failure is further reduced from 25% to 10% if corrected in a timely manner and certain other conditions are met in accordance with SECURE 2.0.
10% Additional Tax for Early Withdrawal from a Qualified Contract
You may owe a 10% additional tax on the taxable portion of distributions from your Custodial IRA. Please contact the custodian for more information. The additional tax also may apply to distributions that are made to you from your Contract if the Contract is transferred to you from your Custodial IRA (which generally may occur only in connection with the commencement of Annuity Payments or Insured Income Payments as discussed above). In such case, the additional tax should not apply to Insured Income Payments regardless of your age, and it should not apply to Annuity Payments regardless of your age unless you elect an Annuity Payment option that does not provide for level, fixed Annuity Payments.
Required Minimum Distributions Upon Your Death for a Qualified Contract
If you hold the Contract under a Custodial IRA, different Required Minimum Distribution rules must be satisfied after your death. You should consult your tax advisor or the custodian of your Custodial IRA for more information on how the Required Minimum
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Distribution rules apply to your Custodial IRA after your death, including how those rules apply when your Custodial IRA holds a Contract.
Generally, this Contract does not provide a cash value or death benefit. However, if you die prior to your Annuity Date (or Required Beginning Date), your spouse may continue your Custodial IRA or Custodial Roth IRA as their own, in which case the Contract also would continue as an asset of the Custodial IRA.
If the Contract is transferred to you from your Custodial IRA upon the commencement of Insured Income Payments or Annuity Payments as discussed above, after your death any remaining interest in the Contract must be distributed in accordance with federal income tax requirements as described below.
•If you have a designated beneficiary, any remaining interest must be distributed within 10 years after your death, unless the designated beneficiary is an “eligible designated beneficiary” (“EDB”), or some other exception applies. A designated beneficiary is any individual designated as a beneficiary by the employee or IRA owner. An EDB is any designated beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An individual’s status as an EDB is determined on the date of your death.
This 10-year post-death distribution period applies regardless of whether you die before your required beginning date, or you die on or after that date (including after Insured Income Payments or Annuity Payments have begun). However, if the Beneficiary is an EDB and the EDB dies before the entire interest is distributed under this 10-year rule, the remaining interest must be distributed within 10 years after the EDB’s death (i.e., a new 10-year distribution period begins).
If your Insured Income Payments or Annuity Payments continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the new law might need to be commuted at the end of that period (or otherwise modified after your death if permitted under federal tax law and by Prudential) in order to comply with the post-death distribution requirements.
If your Beneficiary is not an individual, such as a charity, your estate, or a trust, any remaining interest in your Annuity Payments after your death generally must be distributed at least as rapidly as under the method of distribution being used on the date of your death. However, if your Beneficiary is a trust and all the beneficiaries of the trust are individuals, the law can apply pursuant to special rules that treat the beneficiaries of the trust as designated beneficiaries. You may wish to consult a professional tax advisor about the federal income tax consequences of your Beneficiary designations.
•Spousal continuation. If your Beneficiary is your spouse, your surviving spouse can continue the Insured Income Payments or Annuity Payments.
The post-death distribution requirements are complex and unclear in numerous respects. In addition, the manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax advisor for tax advice as to your particular situation.
Taxation of Distributions
Amounts that you receive from your Custodial IRA or directly from your Contract, including amounts that are required to be distributed under the Required Minimum Distribution rules, generally are subject to tax. A portion of such distributions may be excludable from your gross income if you made after-tax contributions to your Custodial IRA. We expect that Contract Fees that are taken from your Custodial IRA (whether Roth or non-Roth) and paid directly to Prudential as consideration for a Contract that is held as an investment within your Custodial IRA will not be treated as distributions from your Custodial IRA for tax purposes, but the IRS has not specifically addressed this question with respect to this Contract or any similar contingent deferred annuity product. You may wish to consult a professional tax advisor for tax advice as to your particular situation regarding any type of payment, distribution, or transfer involving your Custodial IRA.
Reporting and Withholding on Distributions
We will not report or withhold on payments made from a Non-qualified contract held by a Custodial IRA Account or Custodial Roth IRA Account.
For all other IRA or Roth IRA distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage and tax report as required under applicable tax law. The rate of withholding on Insured Income Payments and Annuity Payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, for any Insured Income Payments or Annuity Payments not subject to mandatory withholding, you will have taxes automatically withheld under the applicable default withholding rules.
If no U.S. TIN is provided, no election out of withholding will be allowed, and we will automatically withhold using the default withholding rules. We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential
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liability if you fail to pay such taxes. If you are a U.S. person (which includes a resident alien), and you request a payment be delivered outside the U.S., we are required to withhold income tax. There may be additional state income tax withholding requirements.
ADDITIONAL CONSIDERATIONS
Reporting and Withholding for Escheated Amounts
Revenue Rulings 2018-17 and 2020-24 provide that an amount transferred from an IRA or 401(a) qualified retirement plan to a state’s unclaimed property fund is subject to federal income tax withholding at the time of transfer. The amount transferred is also subject to federal tax reporting. Consistent with these Rulings, we will withhold federal and state income taxes and report to the applicable Owner or Beneficiary as required by law when amounts are transferred to a state’s unclaimed property fund.
Civil Unions and Domestic Partnerships
U.S. Treasury Department regulations provide that for federal tax purposes, the term “spouse” does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship that is not denominated as a marriage under the laws of the state where the relationship was entered into, regardless of domicile. As a result, if a Beneficiary of a deceased Owner and the Owner were parties to such a relationship, the Beneficiary will be required by federal tax law to take distributions from the Contract in the manner applicable to non-spouse Beneficiaries and will not be able to continue the Contract. Please consult with your tax or legal adviser.
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OTHER INFORMATION
GENERAL ACCOUNT
Our payment obligations under the Contract are supported by our General Account and are subject to our claims paying ability. The General Account is not segregated for the exclusive benefit of any particular contract or obligation. General Account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The General Account is subject to regulation and supervision by the Arizona Department of Insurance and Financial Institutions and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.
RESERVED RIGHTS
In addition to rights specifically reserved elsewhere in this prospectus, we reserve the right to perform any or all of the following: (a) make changes required by any change in the federal securities laws, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, or any changes to the Securities and Exchange Commission’s interpretation thereof; (b) make changes that are necessary to maintain the tax status of your Contract or any charge or distribution from your Contract under the Internal Revenue Code; and (c) make any changes required by federal or state laws with respect to annuity contracts. We reserve the right to modify the Contract without receiving your prior consent, except as may be required by any applicable law, if we are required to make changes necessary to comply with state regulatory requirements, Internal Revenue Service (“IRS”) requirements or other federal requirements.
MATERIAL STATE VARIATIONS
Material state variations for the Contract are listed in “Appendix A – Special Contract Provisions for Contracts Issued in Certain States.”
STATEMENTS AND REPORTS
We or your Financial Professional will provide quarterly statements related to your Contract.
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us or your Financial Professional prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudential.com or any other electronic means. We generally send a confirmation statement to you each time a financial transaction is made affecting the Contract. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge up to $50 for each such additional or previously sent report.
ASSIGNMENT
You may not assign the Contract or any rights under the Contract.
DEFERRAL OF TRANSACTIONS
We may defer any payment from us for a period not to exceed the lesser of 6 months or the period permitted by applicable law. Where required, we will make written request to, and obtain prior written approval from, the state insurance commissioner. If we elect to postpone payments for 30 days or more, we will pay interest as required by applicable law.
ELECTIONS, DESIGNATIONS, CHANGES, REQUESTS AND NOTICES
All elections, designations, changes and requests that we require must be received by us in Good Order and are effective only after they have been acknowledged by us, subject to any transactions made by us before receipt of such notices. In lieu of a written communication, we may agree in advance to communication regarding a specific matter by telephone or by some other form of electronic transmission in a manner we accept. All notices must include the Contract Owner’s(s’) name and Contract Number. We will not be responsible for any actions taken before we receive a valid change request. Correspondence from us relating to your Contract will be sent to your last known address.
Any notice we are required to provide to you, in accordance with the terms of the Contract, will be in writing unless we mutually agree to the use of another medium or format.
EVIDENCE OF SURVIVAL OR MARITAL STATUS
Before we make an Insured Income Payment or Annuity Payment, we have the right to require proof of continued life or marital status and any other documentation we need to make such payment. We can require this proof for any person whose life or death determines whether or to whom we must make the Insured Income Payment or Annuity Payment.
We may withhold an Insured Income Payment or Annuity Payment until we receive such evidence or evidence satisfactory to us of the relevant life. We credit interest on such withheld payments at the rate required by law. Should we subsequently determine withheld payments are payable, we will pay the withheld payments and any applicable interest credited in a lump sum.
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FACILITY OF PAYMENT
We reserve the right, in settlement of full liability, to make payment to a guardian, relative, or other person deemed eligible by us if a person(s) to whom we are making Income or Annuity Payments is deemed to be legally incompetent, as permitted by law.
MISSTATEMENT OF AGE OR SEX
If there has been a misstatement of the age and/or sex of any person upon whose life any amounts we are obligated to determine in order to make any payment, including Insured Income Payments or Annuity Payments, we will adjust such amounts to conform to that for the correct age and/or sex. As to Annuity Payments and Insured Income Payments: (a) any underpayments by us will be remedied on the next payment following the correction with interest at a rate not less than that required by applicable law but not exceeding 6%; and (b) any overpayments by us will be charged against future amounts payable by us under your Contract. If there has been a misstatement of the age and/or sex of a person(s) upon whose life the Insured Income Payments or Annuity Payments under the Contract are based, we will make adjustments to any availability and any benefits payable under the Contract to conform to the facts.
RECOVERY OF EXCESS PAYMENTS
We may recover from you or your estate any Insured Income Payments or Annuity Payments made after the death of the Annuitant or the last of the Annuitants that would have otherwise resulted in the termination of the Contract.
TAX REPORTING AND WITHHOLDING
We will comply with all applicable federal and state tax reporting and withholding laws and regulations with respect to amounts payable under the Contract.
SERVICE PROVIDERS
We conduct the bulk of our operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2025, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of those set forth in the table below.

Name of Service Provider	Services Provided	Address
Broadridge Investor Communication	Proxy services and regulatory mailings	51 Mercedes Way, Edgewood, NY 11717
Docufree Corporation	Records management and administration of annuity contracts, mail/receipt/imaging, check deposits, pricing, and ad hoc mailings	10 Ed Preate Drive, Moosic, PA 18507
EXL Service Holdings, Inc	Administration of annuity contracts	350 Park Avenue, 10th Floor, New York, NY 10022
Guidehouse	Claim related services	1676 International Drive, Suite 800, McLean, VA 22102
National Financial Services	Clearing and settlement services for Distributors and Carriers	900 Salem Street, Smithfield, RI 02917
Open Text, Inc	Fax Services	2440 Sand Hill Road, Suite 302, Menlo Park, CA 94025
PERSHING LLC	Clearing and settlement services for Distributors and Carriers	One Pershing Plaza, Jersey City, NJ 07399
The Depository Trust Clearinghouse Corporation	Clearing and settlement services for Distributors and Carriers.	570 Washington Boulevard, Jersey City, NJ 07310
Thomson Reuters	Tax reporting services	3 Times Square New York, NY 10036
Universal Wilde	Composition, printing, and mailing of contracts and benefit documents	135 Will Drive, Canton, MA 02021
EXPERTS
The financial statements of Pruco Life Insurance Company as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL PROCEEDINGS
We are subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to us and proceedings generally applicable to business practices in the industry in which we operate. We may be subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims
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payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. We may also be subject to litigation arising out of our general business activities, such as our investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In addition, we, along with other participants in the businesses in which we engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus.
Our litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. In some of our pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. It is possible that our results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of our litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on our financial position.
Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on the Contract, the ability of Prudential Annuity Distributors, Inc. to perform its contract with us, or our ability to meet our obligations under the Contract.
INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
HOW TO CONTACT US
Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
Prudential’s Customer Service Team
Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.
Internet
Access information about your Contract through our website: www.prudential.com
Correspondence Sent by Regular Mail
Prudential Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Correspondence Sent by Overnight*, Certified or Registered Mail
Prudential Annuities Service Center
1600 Malone Street
Millville, NJ 08332
*Please note that overnight correspondence sent through the United States Postal Service may be delivered to the P.O. Box listed above, which could delay receipt of your correspondence at our Service Center. Overnight mail sent through other methods (e.g. Federal Express, United Parcel Service) will be delivered to the address listed below.
Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this prospectus refers to the day when we receive a request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
You can obtain Contract information through your Financial Professional, by calling our automated response system, and at www.prudential.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your Contract. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or your Financial Professional, to access your Contract information and perform
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certain transactions on your Contract. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise in the Contract application, we deem that all transactions that are directed by your Financial Professional with respect to your Contract have been authorized by you. You and your Financial Firm will also authorize us to accept instructions to Perform Contract Maintenance. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Contract or you may establish or change your PIN by calling our automated response system, www.prudential.com, our Internet Website. Any third party that you authorize to perform financial transactions on your Contract will be assigned a PIN for your Contract.
Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Contract using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.
Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.
PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUCO LIFE AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.
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THE INSURANCE COMPANY
PRUCO LIFE INSURANCE COMPANY
Pruco Life Insurance Company (“Pruco Life”) is a wholly owned subsidiary of The Prudential Insurance Company of America (“Prudential Insurance”), which in turn is a direct wholly owned subsidiary of Prudential Financial, Inc. (“Prudential Financial”). Pruco Life is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York, and sells such products primarily through affiliated and unaffiliated selling firms. Pruco Life is located at 751 Broad Street, Newark, NJ 07102-3777. Our internet address is www.prudential.com.
Pruco Life has one wholly-owned insurance subsidiary, Pruco Life Insurance Company of New Jersey (“PLNJ”). Pruco Life and its subsidiary are together referred to as the “Company”, “we” or “our” and all financial information is shown on a consolidated basis. PLNJ is a stock life insurance company organized in 1982 under the laws of the state of New Jersey. It is licensed to sell life insurance and annuities in New Jersey and New York only.
Prudential Insurance may make capital contributions to the Company, as needed, to enable it to comply with its reserve and capital requirements and fund expenses in connection with its business. Prudential Insurance is under no obligation to make such contributions and its assets do not back the benefits payable under the Company’s policyholders’ contracts.
No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. You would rely solely on the claims-paying ability of Pruco Life to make all Insured Income Payments and Annuity Payments. Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.
Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 (“Securities Act”) and Rule 159 thereunder, Pruco Life delivers this prospectus to current Owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current Owners while outside of the United States.
The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We rely on the exemption from the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), provided by Rule 12h-7 under the 1934 Act with respect to registered non-variable insurance contracts (such as contingent deferred annuities, index-linked investment options and fixed investment options subject to a market value adjustment) that we issue.
OUR BUSINESS
Insurance Products
The Company sells variable annuities, indexed variable annuities and fixed annuities, contingent deferred annuities, variable life, term life and universal life insurance primarily through affiliated and unaffiliated distributors in the United States.
Variable and Indexed Variable Annuities
Our variable annuities are designed to provide tax-deferred asset accumulation through a suite of underlying variable investment options, annuitization options and death benefits. We sell indexed variable annuities that provide index-linked investment options in addition to these traditional investment options. Index strategies provide an interest component linked to, but not an investment in, the selected index, and its performance over the elected term, subject to parameters such as cap, step, participation and buffer rates, as well as contractual minimums and maximums. These annuities may include a protected income benefit.
Fixed and Fixed Indexed Annuities
Our single premium fixed indexed annuities offer flexibility to allocate account balances between an index-based strategy and a fixed rate strategy. The index-based strategy provides interest or an interest component linked to, but not an investment in, the selected index, and its performance over the elected term, subject to certain contractual minimums and maximums. The fixed rate strategy, not associated with an index, offers a guaranteed growth at a set interest rate for one year and can be renewed annually. These annuities may include principal protection and guaranteed lifetime withdrawal benefits.
We also sell single premium fixed annuities without index strategies that are designed to provide principal protection and guaranteed lifetime withdrawals, multi-year guaranteed annuities that are designed to provide tax-deferred growth with guaranteed rates of return over a specified guaranteed rate period, and single premium immediate group annuities that are designed to provide guaranteed income payments within an employer-based retirement plan.
Contingent Deferred Annuities
In June 2025, we began offering the contingent deferred annuity, which provides a longevity benefit designed to allow periodic withdrawals from a third-party investment account until the assets are depleted and we are obligated to make guaranteed payments, if ever.
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Variable Life
Our variable life policies are designed to provide permanent coverage for life with potential to accumulate policy cash value based on underlying investment options. Our variable life policies offer flexibility in payment options and the potential to accumulate cash value through a suite of underlying variable investment options or a fixed rate option. We sell indexed variable life policies which provide index-linked investment options in addition to these traditional investment options. Index strategies credit interest to the cash value that is linked to, but not an investment in, the performance of an external index, subject to certain parameters such as cap, step, participation and buffer rates, as well as contractual minimums/maximums.
Term Life
Our term life policies are designed to provide coverage for a specified number of years with a guaranteed tax-advantaged death benefit. Most of our term life policies offer an income tax-free death benefit and guaranteed premiums that will stay the same during the level-premium period. Most of our term life policies also offer a conversion option that allows the policyholder to convert the policy into a permanent policy that can potentially cover the insured for life.
Universal Life
We sell universal life policies that are designed to provide permanent coverage for life with the potential to accumulate policy cash value. Our universal life policies offer flexibility in payment options and the potential to accumulate cash value in an account that earns interest based on a crediting rate determined by the Company, subject to contractual minimums. Our indexed universal life policies provide interest credited to the cash value that is linked to, but not an investment in, the performance of an external index subject to certain cap and participation rates as well as contractual minimums/maximums.
Other
We also offer third-party stable value bank owned life insurance (“BOLI”) contracts, which earn fee revenue in exchange for a guaranteed minimum interest rate on wrapped assets, and final expense insurance, a whole life product that provides coverage in smaller face amounts typically used for funeral expenses.
Revenues and Profitability
Our revenues primarily come in the form of:
•Fee income from asset management fees and service fees, which represent administrative service and distribution fees from many of our proprietary and non-proprietary mutual funds. The asset management fees are determined as a percentage of the average assets allocated to our proprietary mutual funds in our variable annuity and variable universal life products (net of sub-advisory expenses related to non-proprietary sub-advisors).
•Policy charges and fee income representing mortality, expense and other fees for various insurance-related options and features based on asset-based fees of the separate accounts, account value, premium, or guaranteed value, as applicable.
•Investment income (which contributes to the net spread over interest credited on certain products and related expenses).
•Premiums that are fixed in accordance with the terms of the policies.
Our profitability is substantially impacted by our ability to appropriately price our products. We price our products based on:
•An evaluation of the risks assumed and consideration of applicable risk management strategies, including hedging and reinsurance costs.
•Assumptions regarding investment returns and contractholder behavior, including persistency, benefit utilization and the timing and efficiency of withdrawals for contracts with living benefit features, as well as other assumptions.
•Our life-related product assumptions of future mortality and morbidity, policyholder behavior, interest rates and investment returns, expenses, premium payment patterns, performance and cost of ceded reinsurance, separate account fund performance and product-generated tax deductions.
Marketing and Distribution
Our distribution efforts for our annuity products, which are supported by a network of internal and external wholesalers, are executed through a diverse group of distributors including:
•Third-party distribution through:
◦Broker-dealers;
◦Banks and wirehouses;
◦Independent financial planners; and
◦Marketing Organizations.
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•Financial professionals associated with Prudential Advisors, Prudential's proprietary nationwide advice organization.
We primarily distribute our individual life products through the following three channels:
•Third-party distribution through:
◦Independent brokers
◦Banks and wirehouses; and
◦General agencies and producer groups
•Financial professionals associated with Prudential Advisors, Prudential's proprietary nationwide advice organization.
•Trusted Partnerships, via embedded digital solutions through:
◦Credit Unions;
◦Mortgage originators;
◦Affinities; and
◦Digital marketing affiliates/paid media efforts.
Reinsurance
We regularly enter into third-party reinsurance agreements as either the ceding entity or the assuming entity. We also enter into affiliated reinsurance agreements as both the ceding and assuming entity for capital management purposes. As a ceding entity, exposure to the risks reinsured is reduced by transferring certain rights and obligations of the underlying insurance product to a counterparty. Conversely, as an assuming entity, exposure to the risks reinsured is increased by assuming certain rights and obligations of the underlying insurance products from a counterparty.
We enter into reinsurance agreements as the ceding entity for a variety of reasons but primarily to reduce exposure to loss, reduce risk volatility, provide additional capacity for future growth and for capital management purposes for certain of our variable annuity, term and universal life products. Under ceded reinsurance, we remain liable to the underlying policyholder if a third-party reinsurer is unable to meet its obligations. We evaluate the financial condition of reinsurers, monitor the concentration of counterparty risk and maintain collateral, as appropriate, to mitigate this exposure.
For policies sold through 2017, we have reinsured the majority of our mortality risk which generally have maximum retained mortality risk amount of $100,000. For the new business going forward, Pruco Life retains the mortality risk not ceded to third-party or affiliated reinsurers, which may be up to $20 million on a single life and then down to $10 million per life for new business starting in 2020.
See "Financial Information - Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of significant reinsurance transactions and their impact on our financial results.
Competition
We are among the industry’s largest providers of individual annuities and we compete with many providers of retirement savings and accumulation products, including large, well established insurance and financial services companies, and private equity firms. We believe our competitive advantage lies primarily in our innovative product features and our risk management strategies as well as brand recognition, financial strength, the breadth of our distribution platform and our customer service capabilities. We periodically adjust product offerings, prices and features based on the market and our strategy, with a goal of achieving customer and enterprise value.
In our life insurance business, we compete with many large, well-established life insurance companies in a mature market. We compete primarily based on price, service (including the speed and ease of underwriting), distribution channel relationships, brand recognition and financial strength. We periodically adjust product offerings, prices and features based on the market and our strategy, with a goal of achieving customer and enterprise value.
REGULATION
Our businesses are subject to comprehensive regulation and supervision. The purpose of these regulations is primarily to protect our customers and the overall financial system. Many of the laws and regulations to which we are subject are regularly re-examined. Existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations or profitability, increase compliance costs, or increase potential regulatory exposure. In recent years we have experienced, and expect to continue to experience, extensive changes in the laws and regulations, and regulatory frameworks, applicable to our businesses. We cannot predict how current or future initiatives will further impact existing laws, regulations and regulatory frameworks.
State insurance laws regulate all aspects of our business. Insurance departments in the District of Columbia, Guam and all states monitor our insurance operations. The Company is domiciled in Arizona and its principal insurance regulatory authority is the Arizona
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Department of Insurance and Financial Institutions (“AZ DIFI”). Our subsidiary PLNJ is domiciled in New Jersey and its principal insurance regulatory authority is the New Jersey Department of Banking and Insurance ("NJDOBI"). Generally, our insurance products must be approved by the insurance regulators in the state in which they are sold. Our insurance products are substantially affected by federal and state tax laws.
Our variable annuities and life insurance policies and certain of our non-variable insurance products are considered securities under the U.S. federal securities laws and are generally required to be registered under the Securities Act of 1933 and are subject to regulation by the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”). The separate accounts that support our registered variable insurance products are also required to be registered and must comply with the requirements of the Investment Company Act of 1940 and the SEC’s rules and regulations thereunder. The SEC and FINRA may from time to time make inquiries and conduct examinations of our compliance with federal securities laws and regulations.
Dodd-Frank Wall Street Reform and Consumer Protection Act
The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) increased the potential for federal regulation of our businesses. Under Dodd-Frank, the Financial Stability Oversight Council (“FSOC” or the “Council”) may designate a financial company as a non-bank systemically important financial institution (a “SIFI”) subject to supervision by the Board of Governors of the Federal Reserve System (“FRB”) if the FSOC determines that either (i) material financial distress at the entity, or (ii) the nature, scope, size, scale, concentration, interconnectedness, or mix of the entity’s activities, could pose a threat to domestic financial stability. In November 2023, the FSOC adopted revisions to SIFI designation guidance and the accompanying analytical framework for assessing risks from companies and activities, which will make it easier to designate financial companies as SIFIs going forward. In a House Financial Services Committee meeting on May 7, 2025, the Department of Treasury Secretary indicated that FSOC intends to reassess the 2023 guidance. Prudential is not currently designated as a SIFI.
We cannot predict what actions the FSOC will take with respect to designating Prudential or whether interpretive guidance, new legislation or other initiatives aimed at revising Dodd-Frank and regulation of the financial system will impact the Company.
ERISA
The Employee Retirement Income Security Act (“ERISA”) is a comprehensive federal statute that applies to U.S. employee benefit plans sponsored by private employers and labor unions. Plans subject to ERISA include pension and profit sharing plans and welfare plans, including health, life and disability plans. ERISA provisions include reporting and disclosure rules, standards of conduct that apply to plan fiduciaries and prohibitions on transactions known as “prohibited transactions,” such as conflict-of-interest transactions and certain transactions between a benefit plan and a party in interest. ERISA also provides for civil and criminal penalties and enforcement. Prudential Financial's insurance, investment management and retirement businesses provide services to employee benefit plans subject to ERISA, including services where Prudential Financial may act as an ERISA fiduciary. In addition to ERISA regulation of businesses providing products and services to ERISA plans, Prudential Financial becomes subject to ERISA’s prohibited transaction rules for transactions with those plans, which may affect Prudential Financial’s ability to enter transactions, or the terms on which transactions may be entered, with those plans, even in businesses unrelated to those giving rise to party in interest status.
Fiduciary Rules and Other Standards of Care
The Company and our distributors are subject to rules regarding the standard of care applicable to sales of our products and the provision of advice to our customers, including, among others, the U.S. Department of Labor (“DOL”) fiduciary rule, the Securities and Exchange Commission (“SEC”) Regulation Best Interest, and the National Association of Insurance Commissioners (“NAIC”) Standard of Care regulations.
DOL Fiduciary Rule
The DOL “fiduciary” rule is a set of regulations establishing a uniform standard of care for investment professionals who provide advice to retirement savers. The rule is designed to ensure that investment professionals who are “fiduciaries” under the rule act in the best interest of their clients. The rule provides, among other things, that fiduciaries may not recommend investments that they own or in which they have a financial interest. The rule also requires fiduciaries to provide clients with certain information about their investment recommendations, including information about fees and risks. Compliance with the DOL fiduciary rule has resulted in increased costs.
In April 2024, the DOL adopted a final rule, which had been proposed in October 2023, titled the “Retirement Security Rule,” and issued final amendments to several prohibited transaction class exemptions (“PTEs”) available to investment advice fiduciaries. Key aspects of the final rule include, among other things: (1) a broader definition of “investment advice fiduciary,” which includes financial service providers who give compensated investment advice to individual retirement account owners, participants in workplace plans such as 401(k)s, and plan officials responsible for administering plans and managing plan assets; and (2) when relying on the amended PTEs, the requirement to comply with various conditions such as providing clients with certain information about their investment recommendations and complying with a best interest standard of care. The amended PTEs allow fiduciaries to engage in certain transactions that would otherwise be prohibited, provided they meet certain conditions designed to protect retirement investors.
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The final rule and amended PTEs were scheduled to become effective in September 2024, with a one-year phase in period for certain conditions of the amended PTEs; however, there are pending legal challenges to the rule which could, among other things, delay its implementation in whole or in part. In July 2024, two United States District Courts issued orders staying the effective date of the rule during the pendency of the suits and any appeals. In September 2025, the DOL published a regulatory agenda indicating that the DOL will revisit the fiduciary rule in light of these legal proceedings.
SEC Regulation Best Interest
In June 2019, the SEC adopted a package of rulemakings and interpretative guidance that, among other things, requires broker-dealers to act in the best interest of retail customers when recommending securities transactions or investment strategies to them. The guidance also clarifies the SEC’s views of the fiduciary duty that investment advisers owe to their clients. The best interest standards became effective on June 30, 2020 and have been a focus of SEC examinations and enforcement activity since. The standards apply to recommendations to purchase certain of our products and have resulted in increased compliance costs.
NAIC Standard of Care
In February 2020, the NAIC adopted revisions to the model suitability rule applicable to the sale of annuities. The revised model regulation provides that the insurance salesperson must act “without placing the producer’s or the insurer’s financial interest ahead of the consumer’s interest.” As of April 21, 2025, all states have adopted the revised model regulation except New York, which adopted its own standard of care.
U.S. State Insurance Holding Company Regulation
We are subject to the Arizona insurance holding company law which requires us to register with the insurance department and to furnish annually financial and other information about the operations of the Company. Generally, all transactions with affiliates that affect the Company must be fair and reasonable and, if material, require prior notice and approval or non-disapproval by the AZ DIFI. Similar laws are applicable to PLNJ in New Jersey.
Change of Control
Most states have insurance laws that require regulatory approval of a direct or indirect change of control of an insurer or an insurer’s holding company. Laws such as these that apply to us prevent any person from acquiring control of Prudential Financial or of its insurance subsidiaries unless that person has filed a statement with specified information with the insurance regulators and has obtained their prior approval. Under most states’ statutes, acquiring 10% or more of the voting stock of an insurance company or its parent company is presumptively considered a change of control, although such presumption may be rebutted. New Jersey has recognized an additional presumption of control upon the holding or controlling of enough proxies to elect 10% or more of the board of directors of a New Jersey-domiciled insurance company or its parent company. Accordingly, any person who acquires “control” of Prudential Financial, either by the acquisition of voting securities or, in the case of New Jersey, by the accumulation of proxies without the prior approval of the applicable insurance regulator of the states in which our U.S. insurance companies are domiciled will be in violation of these states’ laws and may be subject to injunctive action requiring the disposition or seizure of those securities or proxies by the relevant insurance regulator or prohibiting the voting of those securities or proxies and to other actions determined by the relevant insurance regulator. In addition, many state insurance laws require prior notification to state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state.
Group-Wide Supervision
The New Jersey Department of Banking and Insurance ("NJDOBI") acts as the group-wide supervisor of Prudential Financial pursuant to New Jersey legislation that authorizes group-wide supervision of internationally active insurance groups (“IAIGs”). The law, among other provisions, authorizes NJDOBI to examine Prudential Financial and its subsidiaries, including by ascertaining the financial condition of the insurance companies for purposes of assessing enterprise risk. In accordance with this authority, NJDOBI receives information about Prudential Financial’s operations beyond those of its New Jersey domiciled insurance subsidiaries.
Additional areas of focus regarding group-wide supervision of insurance holding companies include the following:
•Examination. State insurance departments conduct comprehensive financial examinations of the books and records, financial reporting, policy filings and market conduct of insurance companies domiciled in their states, no less than every five years under state laws in accordance with NAIC models adopted nationwide. As group-wide supervisor, NJDOBI, along with our other insurance regulators, has expanded the periodic examinations to cover Prudential and all of its subsidiaries. In 2023, NJDOBI and AZ DIFI, along with the insurance regulators of Connecticut and Indiana, concluded a global consolidated group-wide examination of Prudential Financial and its subsidiaries for the five-year period ended December 31, 2021, with no reportable findings or statutory violations.
•Group Capital Calculation. The NAIC has developed and implemented a group capital calculation that uses a risk-based capital (“RBC”) aggregation methodology to serve as an additional tool to help state regulators assess potential risks within and across insurance groups.
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•College of Supervisors. Several of our domestic and foreign regulators participate in an annual supervisory college facilitated by NJDOBI. The purpose of the supervisory college is to promote ongoing supervisory coordination, facilitate the sharing of information among regulators and enhance each regulator’s understanding of the Company’s risk profile.
We cannot predict what, if any, additional requirements and compliance costs any new group-wide standards will impose on Prudential Financial.
U.S. Insurance Operations
Generally, our insurance products must be approved by the insurance regulators in the state in which they are sold. Our insurance products are substantially affected by federal and state tax laws.
State Insurance Regulation
State insurance authorities have broad administrative powers with respect to all aspects of the insurance business including: (1) licensing to transact business; (2) licensing agents; (3) admittance of assets to statutory surplus; (4) regulating premium rates for certain insurance products; (5) approving policy forms; (6) regulating unfair trade and claims practices; (7) establishing reserve requirements and solvency standards; (8) fixing maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; (9) regulating the type, amounts and valuations of investments permitted; (10) regulating reinsurance transactions, including the role of captive reinsurers; and (11) other matters.
State insurance laws and regulations, including the NAIC's Insurance Holding Company Act Model #440, require the Company to file financial statements with the domestic regulators for each insurer, in accordance with accounting practices and procedures prescribed or permitted by the department. The Company’s operations and accounts are subject to financial examination by the domiciliary department at any time. In accordance with Model #440, other states typically defer to the primary domestic supervisor on financial statements and oversight, so long as that domestic supervisor’s state is accredited.
Financial Regulation
Dividend Payment Limitations. The Arizona insurance law regulates the amount of dividends that may be paid by the Company.
Risk-Based Capital. We are subject to RBC requirements that are designed to enhance regulation of insurers’ solvency. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory capital, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. Within a given risk category, these factors are higher for those items with greater underlying risk and lower for items with lower underlying risk. Insurers that have less statutory capital than required are considered to have inadequate capital and are subject to varying degrees of regulatory action depending upon the level of capital inadequacy.
The RBC framework is subject to periodic reexamination or revision. On February 20, 2025, the NAIC launched an RBC Model Governance Task Force to develop guiding principles to be used in updating RBC formulas, and on September 23, 2025 the task force published a set of proposed preliminary principles for public comment. Due to the ongoing nature of the NAIC's activities regarding RBC, we cannot determine the ultimate timing of proposed changes or their impact to the Company.
Insurance Reserves. State insurance laws require us to analyze the adequacy of our reserves annually. Our appointed actuary must submit an opinion that our reserves, when considered in light of the assets we hold with respect to those reserves, make adequate provision for our contractual obligations and related expenses.
Principle-Based Reserving for Life Insurance Products. In 2016, the NAIC adopted a principle-based reserving ("PBR") approach for life insurance products. Principle-based reserving replaces the reserving methods for life insurance products for which the former formulaic basis for reserves may not accurately reflect the risks or costs of the liability or obligations of the insurer. PBR does not affect reserves for policies in force prior to January 1, 2017. We use captive reinsurance subsidiaries to finance the portion of statutory reserves for term and universal life policies that we consider to be non-economic for policies written prior to the implementation of PBR.
New York Life Insurance Product Reserves. As a result of an agreement with the NY DFS regarding PLNJ's reserving methodologies for certain life insurance products, PLNJ holds additional statutory reserves on a New York basis, which reduces PLNJ's New York statutory surplus. PLNJ is not domiciled in New York, and these changes do not impact statutory reserves reported in New Jersey, its state of domicile, and therefore do not impact PLNJ's RBC ratio; however, the agreed reserve methodology may require PLNJ to hold additional New York statutory reserves in the future. New York’s version of PBR, which became effective in January 2020, allows for modifications to the NAIC valuation model and New York’s modifications might require us to increase our New York statutory reserves.
Reinsurance. The NAIC is working on several initiatives related to the use of reinsurance. In August 2025, the NAIC voted to adopt Actuarial Guideline LV (“AG 55”), which requires asset adequacy testing for certain life and health annuity reinsurance transactions using a cash flow testing methodology. Due to the ongoing nature of this work, we cannot predict what, if any, impact these initiatives will have on our businesses.
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Interest Maintenance Reserve. In August 2023, the NAIC adopted a temporary change in the statutory accounting treatment of net negative interest maintenance reserves (“IMR”) that permits an insurer to admit net negative IMR up to 10% of their adjusted statutory surplus, provided such insurer’s RBC ratio remains above 300% of its Authorized Control Level RBC. This temporary guidance, which was set to expire on December 31, 2025, has been extended through December 31, 2026 while the NAIC develops a long-term solution regarding the accounting treatment of negative IMR.
Market Conduct Regulation
State insurance laws and regulations include numerous provisions governing the marketplace activities of insurers, including provisions governing the form and content of disclosure to consumers, illustrations, advertising, sales practices and complaint handling, as well as underwriting and claims activity. State regulatory authorities generally enforce these provisions through periodic market conduct examinations. We have been subject to market conduct examinations relating to our marketplace activities, including with respect to the policies and procedures we use to locate guaranteed group annuity customers and establish related reserves. Market conduct examinations by state regulatory authorities have resulted and may in the future result in us increasing statutory reserves, changing operational processes and procedures, and being subject to fines or other discipline.
Insurance Guaranty Association Assessments
Each state has insurance guaranty association laws under which insurers doing business in the state are members and may be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Typically, states assess each member insurer in an amount related to the member insurer’s proportionate share of the line of business written by all member insurers in the state. The majority of state guaranty association laws provide a tax offset for a percentage of the assessment against future years' premium taxes. For the year ended December 31, 2025, we paid $4 million in assessments pursuant to state insurance guaranty association laws. While we cannot predict the amount and timing of future assessments on the Company under these laws, we have established estimated reserves totaling approximately $1 million as of December 31, 2025, for future assessments relating to insurance companies that are currently subject to insolvency proceedings.
U.S. Federal and State Securities Regulation Affecting Insurance Operations
Our variable life insurance and variable annuity products generally are “securities” within the meaning of federal securities laws and may be required to be registered under the federal securities laws and subject to regulation by the SEC and the Financial Industry Regulatory Authority (“FINRA”). Federal securities regulation affects investment advice, sales and related activities with respect to these products.
In certain states, our variable life insurance and variable annuity products are considered “securities” within the meaning of state securities laws. As securities, these products may be subject to filing and certain other requirements. Also, sales activities with respect to these products generally are subject to state securities regulation. Such regulation may affect investment advice, sales and related activities for these products.
SECURE Act
The Setting Every Community up for Retirement Enhancement (“SECURE”), enacted in 2020, together with SECURE 2.0, which was enacted in 2022 as part of the 2023 Consolidated Appropriations Act (collectively, the "SECURE Act"), is intended to help promote retirement plan coverage and increase retirement plan savings, as well as facilitate access to guaranteed lifetime income solutions. The SECURE Act addresses coverage issues by making it easier for small businesses to participate in pooled employer plans and requires coverage of certain long-term, part-time workers. The SECURE Act addresses savings issues by raising the cap on amounts contributed through auto-enrollment, increasing the maximum age for required minimum withdrawals and removing the age cap for making Individual Retirement Account ("IRA") contributions. The SECURE Act also made it easier for employers to include guaranteed lifetime income as part of their plan by providing an annuity provider selection safe harbor, as well as providing for the portability of participant investments in annuity products.
Derivatives Regulation
Prudential Financial and its subsidiaries use derivatives for various purposes, including hedging interest rate, foreign currency, equity market and other exposures. Dodd-Frank established a framework for regulation of the over-the-counter derivatives markets. This framework sets out requirements regarding the clearing and reporting of derivatives transactions, as well as collateral posting requirements. Affiliated swaps entered into between Prudential Financial subsidiaries are generally exempt from most of these requirements.
We continue to monitor regulatory developments and the potential hedging cost impacts of margin requirements, and increased capital requirements for derivatives transactions. Additionally, the need to post cash and certain collateral may also require the liquidation of higher yielding assets for cash, resulting in a negative impact on investment income.

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Privacy, Data Protection and Cybersecurity Regulation
We are subject to U.S. federal laws, regulations and directives that require financial institutions and other businesses to protect the security and confidentiality of personal, proprietary, or other non-public information, including intellectual property, health-related and customer information, which they may handle and process, and to notify their customers and other appropriate individuals of their policies and practices relating to the collection, use and disclosure of such information. In addition, we are subject to international data protection and privacy laws, regulations, and directives concerning the safeguarding and protection of personal information, including as such laws relate to the cross border transfer or use of personal information. These laws, regulations and directives also:
•require protections regarding or limiting the use and disclosure of certain sensitive personal information such as national identifier numbers (e.g., social security numbers) or racial or ethnic origin;
•require periodic disclosure of privacy policies and practices to customers and consumers;
•require notice to affected individuals, regulators and others if there is a breach of the confidentiality, integrity, or availability of certain personal or confidential information;
•require financial institutions and creditors to implement effective programs to detect, prevent, and mitigate identity theft;
•require the proper disposal of customer and consumer information;
•regulate the process by which financial institutions make telemarketing calls and send e-mail, text, or fax messages to consumers and customers;
•require oversight of third-parties that have access to, and handle, personal or confidential information;
•provide individuals with certain rights over their personal information, such as the right to know (and in some cases, choose) what personal information is being collected and whether the information is being sold or shared, and the right to obtain portable copies of or request the deletion or correction of their personal information; and
•prescribe the permissible uses of certain personal information, including customer information and consumer report information.
Regulatory and legislative activity in the areas of privacy, data protection and information and cybersecurity continues to increase worldwide. Financial regulators in the U.S. and international jurisdictions in which Prudential Financial operates continue to focus on data privacy and cybersecurity, including in rulemaking and examinations of regulated entities, and have communicated heightened expectations. For example, the E.U.’s General Data Protection Regulation (“GDPR”), which became effective in May 2018, and the U.K,'s Data Protection Act 2018, confer additional privacy rights on individuals in the E.U. and U.K. and establish significant penalties for violations. Prudential business units (regardless of whether they are located in the E.U.) may be subject to the GDPR when personal data is processed in relation to the offer of goods and services to individuals within the E.U. or if we were to monitor the activities of individuals within the E.U. The E.U.’s Digital Operational Resilience Act came in force in January 2023 became be effective from January 2025. Internationally, a number of countries such as Brazil, India, and Japan have enacted GDPR-like regulations, while others, such as Argentina, are considering such regulations or, in the case of China, have enacted other privacy and data security regulations.
In addition, in the U.S., certain lawmakers in Congress have proposed a number of sweeping privacy laws, and amendments to the Gramm-Leach-Bliley Act of 1999 (“GLBA”) took effect in June 2023. On May 16, 2024, the SEC adopted amendments to Regulation S-P, a set of privacy rules adopted pursuant to the GLBA, that broaden the scope of information that we are required to safeguard and impose significant new obligations related to incident response and prevention, the notification of affected individuals, and the oversight of third-party vendors. Compliance with the Regulation S-P amendments is mandated as of December 3, 2025 and is expected to increase our compliance costs.
In California, the California Consumer Privacy Act (the “CCPA”) confers numerous privacy rights on individuals, including expanded privacy protections and control over the collection, use and sharing of their personal information, and corresponding obligations on businesses, including requirements to make certain disclosures to California consumers regarding personal information, among other privacy protective measures. Failure to comply with the CCPA risks regulatory fines, and the CCPA grants a private right of action and statutory damages for any unauthorized access and exfiltration, theft, or disclosure of certain types of personal information resulting from a violation of the duty to maintain reasonable security procedures and practices. The California Privacy Rights Act (the “CPRA”), imposes additional rights and obligations including expanding consumers rights with respect to certain sensitive personal information. The CPRA also created the California Privacy Protection Agency (“CPPA”) with authority to implement and enforce the CCPA, the CPRA and their regulations. In 2025, the CPPA significantly revised the regulations under the CCPA. The revised regulations, which go into effect on January 1, 2026, are broad in scope and apply to us with regard to personal information that is not subject to the California Insurance Code and its regulations and is not within the bounds of certain data-level exemptions such as the GLBA, the Fair Credit Reporting Act, and the California Financial Information Privacy Act.
Additionally, privacy laws in the United States continue to evolve, with states such as Indiana, Kentucky, and Rhode Island recently enacting comprehensive privacy and information security laws and regulations effective as of January 1, 2026 and which, to the extent
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they apply, impose compliance obligations applicable to our business. Additional U.S. states are considering similar legislation, and there are ongoing discussions regarding a National Privacy Law. New laws similar to the GDPR and the CCPA are expected to be enacted in coming years in various countries and jurisdictions in which we operate.
In October 2017, the NAIC adopted the Insurance Data Security Model Law. The model law requires that, among other things, insurance companies establish a cybersecurity program and includes specific technical safeguards as well as requirements regarding governance, incident planning, data management, system testing, vendor oversight and regulator notification. The NY DFS adopted a regulation similar to the NAIC effective March 2017, and in November 2023, finalized amendments taking effect from December 2023 through November 2025 to expand their cybersecurity regulation, and include additional and new requirements regarding certification, governance, audit requirements, technology and business continuity, security control and training requirements, and notification obligations. More than 27 U.S. states have either enacted the NAIC Insurance Data Security Model Law or are anticipated to enact it or similar laws in the near future and we expect more states to follow. Such enactments, especially if inconsistent between states or with existing laws and regulations could raise compliance costs or increase the risk of noncompliance, with the attendant risk of being subject to regulatory enforcement actions and penalties, as well as reputational harm. In February 2023, the NAIC released a draft updated model privacy law intended to replace the NAIC Insurance Information and Privacy Protection Model Act #670 and the Privacy of Consumer Financial and Health Information Regulation #672. However, after significant objections from stakeholders, the NAIC opted to abandon the draft new model law and instead turn its efforts to developing significant updates to existing Model Regulation #672.
The Company is monitoring regulatory guidance and rulemaking in these areas, and may be subject to increased compliance costs and regulatory requirements.
Artificial Intelligence
Regulatory standards relating to the use of artificial intelligence (“AI”) are evolving in the countries where we do business, and may increase risks associated with bias, unfair discrimination, transparency, and information security. For example, the E.U. is in the process of introducing new regulations applicable to certain AI technologies and to the data used to train, test and deploy them. U.S. state regulators have also shown increasing concern about the use of AI and the potential for discrimination and bias in insurance practices. In December 2023, the NAIC adopted the Use of Artificial Intelligence Systems by Insurers Model Bulletin with guidelines on how insurers can use AI and manage the risk of third-party vendors. The model bulletin has since been adopted in 23 states and the District of Columbia, and the NAIC has been considering drafting a new model law governing the use of AI. Other states have adopted their own guidance and regulations for the use of AI applicable to our business. For example, in July 2024, the New York Department of Financial Services adopted Insurance Circular Letter No. 7 Re: Use of Artificial Intelligence Systems and External Consumer Data and Information Sources in Insurance Underwriting and Pricing, which imposes obligations on insurers using AI or external consumer data and information sources. In May 2024, Colorado passed Senate Bill 24-205 (“the Colorado AI Law”), which became effective on February 1, 2026, regulates certain AI systems, and imposes obligations on AI system deployers and developers doing business in Colorado. The application of existing law and introduction of new or revised laws and regulations may require changes in our operations, increased compliance costs and reduce benefits from our adoption of artificial intelligence technologies.
Anti-Money Laundering and Anti-Bribery Laws
Our business is subject to various anti-money laundering and financial transparency laws and regulations that seek to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering. In addition, under current U.S. law and regulations we may be prohibited from dealing with certain individuals or entities in certain circumstances and we may be required to monitor customer activities, which may affect our ability to attract and retain customers. We are also subject to various laws and regulations relating to corrupt and illegal payments to government officials and others, including the U.S. Foreign Corrupt Practices Act and the U.K.’s Anti-Bribery Law. The obligation of financial institutions, including the Company, to identify their clients, to monitor for and report suspicious transactions, to monitor dealings with government officials, to respond to requests for information by regulatory authorities and law enforcement agencies, and to share information with other financial institutions, has required the implementation and maintenance of internal practices, procedures and controls.
Unclaimed Property Laws
We are subject to the laws and regulations of states and other jurisdictions concerning the identification, reporting and escheatment of unclaimed or abandoned funds, and we are subject to audit and examination for compliance with these requirements.
Taxation
U.S. Taxation
Prudential Financial and certain domestic subsidiaries, including the Company, file a consolidated federal income tax return that includes both life insurance companies and non-life insurance companies. The principal differences between the Company’s actual income tax expense and the applicable statutory federal income tax rate are generally deductions for non-taxable investment income, including the Dividends Received Deduction (“DRD”) and certain tax credits. The applicable statutory federal income tax rate is 21%.
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A future increase in the applicable statutory federal income tax rate above 21% would adversely impact the Company's tax position. In addition, as discussed further below, the tax attributes of our products may impact both the Company’s and our customers’ tax positions. As discussed further below, new tax legislation and other potential changes to the tax law may impact the Company’s tax position and the attractiveness of our products.
The United States Tax Cuts and Jobs Act of 2017 ("Tax Act of 2017") changed the taxation of businesses and individuals by lowering tax rates and broadening the tax base through the acceleration of taxable income and the deferral or elimination of certain deductions, as well as changing the system of taxation of earnings of foreign subsidiaries. The most significant changes for the Company were: (1) the reduction of the corporate tax rate from 35% to 21%; (2) revised methodologies for determining deductions for tax reserves and the DRD; and (3) an increased capitalization and amortization period for acquisition costs related to certain products.
The Inflation Reduction Act of 2022 (the “Inflation Reduction Act”), among other provisions, imposes a 15% alternative minimum tax on corporations (“CAMT”) with average applicable financial statement income over $1 billion for any three-year period ending with 2022 or later. This provision is effective in taxable years beginning after December 31, 2022. On September 12, 2024, the U.S. Department of the Treasury and the Internal Revenue Service (IRS) issued proposed regulations providing guidance on the implementation of the CAMT. The proposed regulations address various aspects of the tax, including definitions, adjustments to financial statement income, and applicable reporting requirements. In June 2025, the IRS released further guidance for determining whether a corporation is subject to the CAMT. The Company will continue to monitor regulatory updates and assess their potential effects on our tax obligations. The impact of the alternative minimum tax, if any, will vary from year to year based on the relationship of our GAAP income to our taxable income. Prudential Financial and the controlled group of corporations of which the Company is a member has determined that it is an "applicable corporation" to determine if CAMT exceeds the regular federal income tax payable. Prudential Financial has amended its Tax Allocation Agreement, which covers all insurance companies within the US consolidated tax group, to allocate all impacts of the CAMT solely to Prudential Financial. Accordingly, none of the insurance companies in the Prudential Group will be subject to any CAMT impact for reporting purposes.
U.S. federal tax law generally permits tax deferral on the inside build-up of investment value of certain retirement savings, annuities and life insurance products until there is a contract distribution and, in general, excludes from taxation the death benefit paid under a life insurance contract. The Tax Act of 2017 did not change these rules, though it is possible that some individuals with overall lower effective tax rates could be less attracted to the tax deferral aspect of the Company’s products. The general reduction in individual tax rates and elimination of certain individual deductions may also impact the Company, depending on whether current and potential customers have more or less after-tax income to save for retirement and manage their mortality and longevity risk through the purchase of the Company’s products. Congress from time to time may enact other changes to the tax law that could make our products less attractive to consumers, including legislation that would modify the tax favored treatment of retirement savings, life insurance and annuities products. Such legislation could be in the form of a direct change to the tax favored aspects of life insurance, retirement savings or annuities, or an indirect change, such as a wealth tax or mark to market tax structure, which could make holding our products less attractive.
The products we sell have different tax characteristics and, in some cases, generate tax deductions and credits for the Company. Changes in either the U.S. or foreign tax laws may negatively impact the deductions and credits available to the Company, including the ability of the Company to claim foreign tax credits with respect to taxes withheld on our investments supporting separate account products. These changes would increase the Company’s actual tax expense and reduce its consolidated net income.
The profitability of any particular product is significantly dependent on the unique characteristics of the product and our ability to continue to generate taxable income, which is taken into consideration when pricing a product and is a component of our capital management strategies. Accordingly, changes in tax law, our ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by our products, could impact product pricing, increase our tax expense or require us to reduce our sales of these products or implement other actions that could be disruptive to our businesses.
International and Global Regulatory Initiatives
The Group of Twenty nations ("G20"), the Financial Stability Board ("FSB") and related bodies have developed proposals to address issues such as financial group supervision, capital and solvency standards, systemic risk, corporate governance including executive compensation, climate-related financial risks, and a host of related issues. The International Association of Insurance Supervisors ("IAIS"), the global standard setting body for the insurance sector contributes to the work of G20 and FSB through the development of standards that are intended to promote effective and globally consistent supervision and maintain fair, safe and stable insurance markets. As a standard setting body, the IAIS does not have direct authority to require insurance companies to comply with the standards it develops. However, the Company and its businesses could become subject to them if they were adopted by their respective regulators, which could impact the manner in which Prudential Financial deploys its capital, structures and manages its businesses, and otherwise operates both within the U.S. and abroad.

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RISK FACTORS RELATED TO OUR BUSINESS
Our financial position and operating results are subject to certain risk factors discussed below. Many of these risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence or exacerbate the effect of others. Such a combination could materially increase the severity of the impact of these risks on our businesses, results of operations, financial condition and liquidity. You should take these risks into consideration when reviewing our financial statements and “Financial Information - Management’s Discussion and Analysis of Financial Condition and Results of Operations” later in this prospectus.
Overview
The Company uses an integrated risk management framework to manage and oversee its risks. The Company’s risks include investment, insurance, market, liquidity, operational, and model risk as well as strategic risks that may cause the Company’s core business model to change, either through a shift in the businesses in which it is engaged or a change in execution. The Company’s strategic risks include regulatory and technological changes and other external factors. The Company's risks are further discussed below.
Investment Risk
Our investment portfolios are subject to the risk of loss due to default or deterioration in credit quality or value.
We are exposed to investment risk through our investments, which primarily consist of public and private fixed maturity securities, commercial mortgage and other loans, equity securities and alternative assets including private equity, hedge funds and real estate. We are also exposed to investment risk through a potential counterparty default.
Investment risk may result from: (1) economic conditions; (2) adverse capital market conditions, including disruptions in individual market sectors or a lack of buyers in the marketplace; (3) volatility; (4) credit spread changes; (5) benchmark interest rate changes; and (6) declines in value of underlying collateral. These factors may impact the credit quality, liquidity and value of our investments and derivatives, potentially resulting in higher capital charges and unrealized or realized losses. Also, certain investments we hold, regardless of market conditions, are relatively illiquid and our ability to promptly sell these assets for their full value may be limited. Additionally, our valuation of investments may include methodologies, inputs and assumptions which could result in changes to investment valuations that may materially impact our results of operations or financial condition.
Our investment portfolio is subject to credit risk, which is the risk that an obligor (or guarantor) is unable or unwilling to meet its contractual payment obligations on its fixed maturity security, loan or other obligations. Credit risk may manifest in an idiosyncratic manner (i.e., specific to an individual borrower or industry) or through market-wide credit cycles. Financial deterioration of the obligor increases the risk of default and may increase the capital charges required under such regimes as the NAIC RBC, or other constructs to hold the investment and in turn, potentially limit our overall capital flexibility. Credit defaults (as well as credit impairments, realized losses on credit-related sales, and increases in credit related reserves) may result in losses which adversely impact earnings, capital and our ability to appropriately match our liabilities and meet future obligations.
Our Company is subject to counterparty risk, which is the risk that the counterparty to a transaction could default or deteriorate in creditworthiness before or at the final settlement of a transaction. In the normal course of business, we enter into financial contracts to manage risks (such as derivatives to manage market risk and reinsurance treaties to manage insurance risk), improve the return on investments (such as securities lending and repurchase transactions) and provide sources of liquidity or financing (such as credit agreements, securities lending agreements and repurchase agreements). Reinsurance treaties may also be used to further strategic goals of the Company by facilitating the acquisition or divestiture of a block of business if an entity purchase or sale is not practical. These transactions expose the Company to counterparty risk. Counterparties include commercial banks, investment banks, broker-dealers and insurance and reinsurance companies. In the event of a counterparty deterioration or default, the magnitude of the losses (e.g., replacement costs) will depend on current market conditions and the feasibility (dependent on the complexity) and time requirement of entering a replacement transaction with a new counterparty. Highly bespoke transactions (e.g., strategic reinsurance) may not be replicable with any degree of certainty, possibly causing us to recapture liabilities and reestablish or strengthen reserves and capital, which could reduce capital flexibility. Losses are likely to be higher under stressed conditions.
Our investment portfolio is subject to equity risk, which is the risk of loss due to deterioration in market value of public equity or alternative assets. We include public equity and alternative assets (including private equity, hedge funds and real estate) in our portfolio constructions, as these asset classes can provide returns over longer periods of time, aligning with the long-term nature of certain of our liabilities. Public equity and alternative assets have varying degrees of price transparency. Equities traded on stock exchanges (public equities) have significant price transparency, as transactions are often required to be disclosed publicly. Assets with less price transparency include private equity (joint ventures/limited partnerships) and direct real estate. As these investments typically do not trade on public markets and indications of realizable market value may not be readily available, valuations can be infrequent and/or more volatile. A sustained decline in public equity and alternative markets may reduce the returns earned by our investment portfolio through lower-than-expected dividend income, property operating income, and capital gains, thereby adversely impacting earnings, capital, and product pricing assumptions. These assets may also produce volatility in earnings as a result of uneven distributions on the underlying investments.
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Insurance Risk
We have significant liabilities for policyholders' benefits which are subject to insurance risk. Insurance risk is the risk that actual experience deviates adversely from our insurance assumptions, including mortality, morbidity, and policyholder behavior assumptions. We provide a variety of insurance products, on both an individual and group basis, that are designed to help customers protect against a variety of financial uncertainties. Our insurance products protect customers against their potential risk of loss by transferring those risks to the Company, where those risks can be managed more efficiently through pooling and diversification over a larger number of independent exposures. During this transfer process, we assume the risk that actual losses experienced in our insurance products deviates significantly from what we expect. More specifically, insurance risk is concerned with the deviations that impact our future liabilities. Our profitability may decline if mortality experience, morbidity experience or policyholder behavior experience differ significantly from our expectations when we price our products. In addition, if we experience higher-than-expected surrenders, withdrawals or claims, our liquidity position may be adversely impacted, and we may incur losses on investments if we are required to sell assets in order to fund surrenders, withdrawals or claims. If it is necessary to sell assets at a loss, our results of operations and financial condition could be adversely impacted.
Certain of our insurance products are subject to mortality risk, which is the risk that actual deaths experienced deviate adversely from our expectations. Mortality risk is a biometric risk that can manifest in the following ways:
•Mortality calamity is the risk that mortality rates in a single year deviate adversely from what is expected as the result of pandemics, natural or man-made disasters, military actions or terrorism. A mortality calamity event will reduce our earnings and capital and we may be forced to liquidate assets before maturity in order to pay the excess claims. Mortality calamity risk is more pronounced in respect of specific geographic areas (including major metropolitan centers, where we have concentrations of customers, including under group and individual life insurance, concentrations of employees or significant operations,) and in respect of countries and regions in which we operate that are subject to a greater potential threat of military action or conflict. Ultimate losses would depend on several factors, including the rates of mortality and morbidity among various segments of the insured population, the collectability of reinsurance, the possible macroeconomic effects on our investment portfolio, the effect on lapses and surrenders of existing policies, as well as sales of new policies and other variables.
•Mortality trend is the risk that mortality improvements in the future deviate adversely from what is expected. Mortality trend is a long-term risk that could emerge gradually over time. Longevity products, such as annuities, experience adverse impacts due to higher-than-expected mortality improvement. Mortality products, such as life insurance, experience adverse impacts due to lower-than-expected mortality improvement. If this risk were to emerge, the Company would update assumptions used to calculate reserves for in-force business, which may result in additional assets needed to meet the higher expected annuity claims or earlier expected life claims. An increase in reserves due to revised assumptions has an immediate impact on our results of operations and financial condition; however, economically the impact is generally long-term as the excess outflow is paid over time.
•Mortality base is the risk that actual base mortality deviates adversely from what is expected in pricing and valuing our products. Base mortality risk can arise from a lack of credible data on which to base the assumptions.
Certain of our insurance products are subject to policyholder behavior risk, which is the risk that actual policyholder behavior deviates adversely from what is expected.
•Lapse calamity is the risk that lapse rates over the short-term deviate adversely from what is expected, for example, surrenders of certain insurance products may increase following a downgrade of our financial strength ratings or adverse publicity. Only certain products are exposed to this risk. Products that offer a cash surrender value that resides in the general account, such as non-participating whole life products, could pose a potential short-term lapse calamity risk. Surrender of these products can impact liquidity, and it may be necessary in certain market conditions to sell assets to meet surrender demands. Lapse calamity can also impact our earnings and capital through its impact on estimated future profits.
•Policyholder behavior risk is the risk that the behavior of our customers or policyholders deviates adversely from what is expected. Policyholder behavior risk arises through product features which provide some degree of choice or flexibility for the policyholder, which can impact the amount and/or timing of claims. Such choices include surrender, lapse, partial withdrawal, policy loan, utilization, and premium payment rates for contracts with flexible premiums. While some behavior is driven by macro factors such as market movements, policyholder behavior at a fundamental level is driven primarily by policyholders’ individual needs, which may differ significantly from product to product depending on many factors including the features offered, the approach taken to market each product, and competitor pricing. For example, persistency (the probability that a policy or contract will remain in force) within our annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of our variable annuity products being higher than current account values in light of poor market performance as well as other factors. Many of our products also provide our customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of our
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variable annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first withdrawal. Results may vary based on differences between actual and expected benefit utilization. We may also be impacted by customers seeking to sell their benefits. In particular, the development of a secondary market for life insurance, including life settlements or “viaticals” and investor owned life insurance, and third-party investor strategies in our annuities business, could adversely affect the profitability of existing business and our pricing assumptions for new business. Policyholder behavior risk is generally a long-term risk that emerges over time. An increase in reserves due to revised assumptions has an immediate impact on our results of operations and financial condition; however, from an economic or cash flow perspective, the impact is generally long-term as the excess outflow is paid over time.
Our ability to reprice products is limited, and may not compensate for deviations from our expected insurance assumptions. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the policy or contract, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract. Even if permitted under the policy or contract, other factors may impact our decision whether to raise premiums or adjust other charges sufficiently, or at all. Accordingly, significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products.
We rely on data, technology, and intellectual property from third parties to administer our products, the unavailability or inaccuracy of which could disrupt our business. We use data, technology and intellectual property licensed from unaffiliated third parties in certain of our products and we may license additional third-party data, technology and intellectual property in the future. Any errors, delays or defects in this third-party data, technology and intellectual property could result in errors that could harm our brand and business. In addition, licensed data, technology and intellectual property may not continue to be available on commercially reasonable terms, or at all. If data providers were to terminate their relationship with us or experience operational disruptions, our ability to administer our products could be impacted. If a third party were to refuse to license its proprietary information to us on the same terms that it offers to our competitors or enter into exclusive contracts with our competitors, we could be at a competitive disadvantage. Disputes may arise between us and our licensors regarding the data, technology and intellectual property licensed to us under any license agreement, such as the scope of rights granted under the license, our compliance with our obligations under the license agreement, whether and the extent to which there has been infringement on intellectual property rights. Any of these could result in reputational and operational harm to our business.
Market Risk
The profitability of many of our insurance and annuity products are subject to market risk. Market risk is the risk of loss from changes in interest rates and equity prices.
The profitability of many of our insurance and annuity products depends in part on the value of the separate accounts supporting these products, which can fluctuate substantially depending on market conditions.
Derivative instruments that we use to hedge and manage interest rate and equity market risks associated with our products and businesses, and other risks might not perform as intended or expected resulting in higher-than-expected realized losses and stresses on liquidity and/or regulatory capital. Market conditions can limit availability of hedging instruments, require us to post additional collateral, and further increase the cost of executing product related hedges and such costs may not be recovered in the pricing of the underlying products being hedged.
Market risk may limit opportunities for investment of available funds at desired returns, including due to the prevailing interest rate environment, or other factors, with possible negative impacts on our overall results. Limited opportunities for attractive investments may lead to holding cash for long periods of time and an increased use of derivatives for duration management and other portfolio management purposes. The increased use of derivatives or portfolio rebalancing may increase the volatility of our U.S. GAAP results and our statutory capital.
Our investments, results of operations and financial condition may also be adversely affected by developments in the global economy, and in the U.S. economy (including as a result of an extended government shutdown, actions by the Federal Reserve with respect to interest rate and monetary policy, and adverse political developments). Global or U.S. economic activity and financial markets may in turn be negatively affected by adverse developments or conditions in specific geographical regions. In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment.
For a discussion of the impact of changes in market conditions on our financial condition see “Quantitative and Qualitative Disclosures About Market Risk" in the "Financial Information" section below.
Our insurance and annuity products, and our investment returns, are subject to interest rate risk, which is the risk of loss arising from asset/liability duration mismatches within our general account investments. The risk of mismatch in asset/liability duration is mainly driven by the specific dynamics of product liabilities. Some product liabilities are expected to have only modest risk related to interest rates because cash flows can be matched by available assets; however, other product liabilities generate long-term cash flows
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(i.e., 30 years or more), resulting in significant interest rate risk, since these cash flows cannot be matched by assets for sale in the marketplace, exposing the Company to future reinvestment risk. In addition, certain of our products provide for recurring premiums which may be invested at interest rates lower than the rates included in our pricing assumptions. Market-sensitive cash flows exist with other product liabilities including products whose cash flows can be linked to market performance through secondary guarantees, minimum crediting rates, and/or changes in insurance assumptions.
Our exposure to interest rates can manifest over years as in the case of earnings compression or in the short term by creating volatility in both earnings and capital. For example, some of our products expose us to the risk that changes in interest rates will reduce the spread between the amounts that we are required to pay under contracts and the rate of return we are able to earn on our general account investments supporting these contracts. When interest rates decline or remain low, we must invest in lower-yielding instruments, potentially reducing net investment income and constraining our ability to offer certain products. This risk is increased as more policyholders may retain their policies in a low rate environment. Since many of our policies and contracts have guaranteed minimum crediting rates or limit the resetting of crediting rates, the spreads could decrease or go negative.
Alternatively, when interest rates rise, we may not be able to replace the assets in our general account with the higher-yielding assets as quickly as needed to fund the higher crediting rates necessary to keep these products and contracts competitive. It is possible that fewer policyholders may retain their policies and annuity contracts as they pursue higher crediting rates, which could expose the Company to losses and liquidity stress.
Our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a key rate duration profile that is approximately equal to the key rate duration profile of our liability and surplus benchmarks; however, these benchmarks are based on estimates of the liability cash flow profiles which are complex and could be inaccurate, especially when markets are volatile. In addition, there are practical and capital market limitations on our ability to accomplish this matching. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment.
Guarantees within certain of our products, in particular our variable annuities and to a lesser extent certain individual life products, are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position. Certain of our products, particularly our variable annuity products, include guarantees of minimum surrender values or income streams for stated periods or for life, which may be in excess of account values. Certain of our products, particularly our variable annuity and variable life products, include minimum death benefits or “no-lapse guarantees” that guarantee a death benefit as long as the “no-lapse guarantee” premium is paid. Certain of our products, particularly certain index-linked annuity and individual life products, include interest crediting guarantees based on the performance of an index. Downturns in equity markets, increased equity volatility, increased credit spreads, or (as discussed above) reduced interest rates could result in an increase in the valuation of liabilities associated with such guarantees, resulting in increases in reserves and reductions in net income. We use a variety of hedging and risk management strategies, including product features, to mitigate these risks in part and we may periodically change our strategies over time. These strategies may, however, not be fully effective. In addition, we may be unable or may choose not to fully hedge these risks. Hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Hedging instruments also may not change in value correspondingly with associated liabilities due to equity market or interest rate conditions, non-performance risk or other reasons. We may choose to hedge these risks on a basis that does not correspond to their anticipated or actual impact upon our results of operations or financial position under U.S. GAAP. Changes from period to period in the valuation of these policy benefits, and in the amount of our obligations effectively hedged, will result in volatility in our results of operations and financial position under U.S. GAAP and our statutory capital levels. Estimates and assumptions we make in connection with hedging activities may fail to reflect or correspond to our actual long-term exposure from our guarantees. Further, the risk of increases in the costs of our guarantees not covered by our hedging and other capital and risk management strategies may become more significant due to changes in policyholder behavior driven by market conditions or other factors. The above factors, individually or collectively, may have a material adverse effect on our results of operations, financial condition or liquidity.
Our valuation of the liabilities for the minimum benefits contained in many of our variable annuity products requires us to consider the market perception of our risk of non-performance, and a decrease in our own credit spreads resulting from ratings upgrades or other events or market conditions could cause the recorded value of these liabilities to increase, which in turn could adversely affect our results of operations and financial position.
We are subject to counterparty risk associated with reinsurance transactions. To mitigate this risk, we may use coinsurance with funds withheld or modified coinsurance. With these reinsurance arrangements, we retain assets on our balance sheet whose related investment performance accrues to third-party reinsurers. The composition of these assets is subject to investment guidelines specific to the reinsurance treaties and may differ from those we would normally invest in. Under GAAP, funds withheld and modified coinsurance reinsurance most often create embedded derivatives for the ceding company and the reinsurer, which are measured at fair value. The valuation of these embedded derivatives is sensitive to market factors, including credit spreads of the assets held by the ceding insurer, and can generate significant volatility in net income depending on market conditions. Changes in the fair value of embedded derivatives are included in “Realized investment gains (losses), net” on the Consolidated Statements of Operations, whereas changes in the fair value of assets are recorded primarily in “Accumulated other comprehensive income”.
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Liquidity Risk
As a financial services company, we are exposed to liquidity risk, which is the risk that the Company is unable to meet near-term obligations as they come due.
Liquidity risk is a manifestation of events that are driven by other risk types (market, insurance, investment, operational). A liquidity shortfall may arise in the event of insufficient funding sources or an immediate and significant need for cash or collateral. In addition, it is possible that expected liquidity sources may be unavailable or inadequate to satisfy the liquidity demands described below.
The Company has four primary sources of liquidity exposure and associated drivers that trigger material liquidity demand. Those sources are:
•Derivative collateral market exposure: Abrupt changes to interest rate, equity, and/or currency markets may increase collateral requirements to counterparties and create liquidity risk for the Company.
•Asset liability mismatch: There are liquidity risks associated with liabilities coming due prior to the matching asset cash flows. Structural maturities mismatch can occur in activities such as securities lending, where the liabilities are effectively overnight open transactions used to fund longer term assets.
•Wholesale funding: We depend upon the financial markets for funding. These sources might not be available during times of stress, or may only be available on unfavorable terms, which can result in a decrease in our profitability and a significant reduction in our financial flexibility.
•Insurance cash flows: We face potential liquidity risks from unexpected cash demands due to severe mortality calamity, customer withdrawals or lapse events. If such events were to occur, the Company may face unexpectedly high levels of claim payments to policyholders.
Operational Risk
Our operations are exposed to the risk of loss resulting from inadequate or failed processes or systems, human error or misconduct, and as a result of external events.
An operational risk failure may result in one or more actual or potential impacts to the Company. Operational risk may be elevated as a result of significant changes to how the Company operates, including organizational changes and transformation efforts underway that increase execution risk.
Operational Risk Types
•People - Internal fraud, breaches of employment law, unauthorized activities; loss or lack of key personnel, inadequate training; inadequate supervision.
•Processes - Processing failure; failure to safeguard or retain documents/records; errors in valuation/pricing models and processes; project management or execution failures; improper sales practices; improper administration of our products.
•Technology - Failures during the development and implementation of new systems; systems failures.
•External Events - External crime; cyber-attack; outsourcing risk; vendor risk; natural and other disasters; changes in laws/regulations.
•Legal and Regulatory - Legal and regulatory compliance failures.
Potential Impacts
•Financial losses - The Company experiences a financial loss. This loss may originate from various causes including, but not limited to, transaction processing errors and fraud.
•Client service impacts - The Company may not be able to service customers. This may result if the Company is unable to continue operations during a business continuation event or if systems are compromised due to malware or virus.
•Regulatory fines or sanctions - When the Company fails to comply with applicable laws or regulations, regulatory fines or sanctions may be imposed. In addition, possible restrictions on business activities may result.
•Legal actions - Failure to comply with laws and regulations also exposes the Company to litigation risk. This may also result in financial losses.
•Reputational harm - Failure to meet regulator, customer, investor and other stakeholder expectations may cause reputational harm.

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Key Enterprise Operational Risks - Key enterprise operational risks include, among others, the following:
We are subject to business continuation risk, which is the risk that our operations, systems or data, or those of third- parties on whom we rely, may be disrupted. We may experience a disruption in business continuity as a result of, among other things, the following:
•Severe pandemic, epidemic, or other public health crises, either naturally occurring or resulting from intentionally manipulated pathogens;
•Geo-political risks, including armed conflict and civil unrest;
•Terrorist events;
•Significant natural or accidental disasters;
•Cyber-attacks, both systemic (e.g., affecting the internet, cloud services, and/or other financial services industry infrastructure) and targeted (e.g., failures in or breach of our systems or that of third-parties on whom we rely);
•Insider threats;
•Physical infrastructure outages; and
•Workforce unavailability resulting from any of the above events, among others.
We depend heavily on our telecommunication, information technology and other operational systems and on the integrity and continuing availability of data we use to run our businesses and service our customers. These systems, and any available backups, may fail to operate properly or become disabled as a result of events or circumstances wholly or partly beyond our control.
Further, we face the risk of operational and technology failures experienced by others, including clearing agents, exchanges and other financial intermediaries and vendors and other third-parties to which we outsource the provision of services or business operations.
We, or third-parties on whom we rely, may not adequately maintain information security. There continues to be significant and increased cyber-attack activity against businesses, including but not limited to Prudential and others in the financial services sector and no organization, regardless of measures implemented to safeguard the systems and detect threats, is fully immune to cyber-attacks. Our cybersecurity risk remains heightened because of, among other things, the rapidly evolving nature and pervasiveness of cyber threats, our brand and reputation, our size and scale, our geographic presence and our role in the financial services industry and the broader economy. Risks related to cyber-attack arise in various areas, including:
•Protecting sensitive information is a constant need; however, some risks cannot be fully mitigated using administrative, technological, or physical controls, or otherwise.
•Employees, customers, third-party service providers on whom we rely, or other users of our systems continue to be a key avenue for malicious external parties to gain access to our network, systems, data, or that of our customers. Many attacks leverage social engineering schemes (such as phishing, vishing, or smishing) to coax an internal user to click on a malicious attachment or link to introduce malware into companies’ systems or steal the user’s username and password. Such social engineering schemes are becoming increasingly sophisticated and may involve emerging technologies such as deepfakes. Senior-level executives are increasingly becoming the targets of such attacks. Fraudulent schemes to solicit information via call centers, remote help desks and interactive voice response systems continue to increase in both volume and sophistication.
•Cyber-attacks involving the encryption and/or threat to disclose personal or confidential information (i.e., ransomware) or disruptions of communications (i.e., denial of service) for the purposes of, among other things, extortion or other motives persist and are on the rise.
•Financial services companies and their third-party service providers (including their downstream service providers) are increasingly being targeted by hackers and fraudulent actors seeking to monetize personal or confidential information to extort money, or for other malicious purposes. Such campaigns have targeted online applications and services.
•Rapidly-evolving artificial intelligence technologies have been leveraged by threat actors to make cyber-attacks more effective and efficient.
•Nation-state sponsored or affiliated organizations, or politically motivated actors, are engaged in cyber-attacks, not only for monetization purposes, but also to gain information about foreign citizens, businesses and governments, or to influence or cause disruptions in commerce or political affairs. In light of recent geopolitical events, including conflicts in Europe and the Middle East, state-sponsored or affiliated parties and/or their supporters may launch retaliatory cyber-attacks, and may attempt to cause supply chain and other third-party service provider disruptions, or take other geopolitically motivated retaliatory actions that may disrupt our business operations, and/or result in the compromise of our systems or data.
•Increasingly, malicious actors can be in companies’ systems for an extended period of time before being detected. Even if the malicious actors are discovered quickly, it could take considerable additional time for us to determine the scope of
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compromise, and the extent, amount, and type of information compromised, if any, and to fully contain the malicious actors, remediate and recover.
•Employees, third-party service providers or other individuals purportedly acting on behalf of the Company may fail (as a result of human error or misconduct) to comply with applicable policies and procedures, and/or circumvent controls or safeguards for unauthorized purposes. Our increased adoption of remote working increases these risks, as our interaction with employees and external service providers occur on information systems, networks and environments over which we have less control and which may be more difficult to monitor.
•We rely on third-parties to provide services, as described further below. While we maintain certain standards for all vendors that provide us services, our vendors, and in turn, their own service providers, have become subject to security breaches, including as a result of their failure to perform in accordance with their contractual obligations.
•Hardware, software or applications developed by, obtained from, or implemented in accordance with specifications provided by third-parties may contain vulnerabilities in design, maintenance or manufacturing that could be exploited to compromise the Company’s information security.
•Continuing use of remote or flexible work arrangements, including remote access tools and mobile technology (including use of personal devices), have expanded potential attack surfaces.
•The proliferation of third-party financial data aggregators and emerging technologies, including the development and use of artificial intelligence, increase our information security risks and exposure.
The development and adoption of artificial intelligence ("AI"), including generative artificial intelligence (“Generative AI”), and its use and anticipated use by us or by third-parties on whom we rely, may increase the operational risks discussed above or create new operational risks that we are not currently anticipating. AI technologies offer potential benefits in areas such as customer service personalization and process automation, and we expect to use AI and Generative AI to help deliver products and services and support critical functions. We also expect third-parties on whom we rely to do the same. There are significant risks involved in developing and deploying AI and there can be no assurance that the usage of AI will enhance our products or services or be beneficial to our business, including our efficiency or profitability. AI and Generative AI may be misused by us or by such third-parties, and that risk is increased by the relative newness of the technology, the speed at which it is being adopted, and the lack of laws, regulations or standards governing its use. Such misuse could expose the Company to legal or regulatory risk, damage customer relationships or cause reputational harm. Further, our ability to continue to develop and efficiently deploy AI technologies depends on access to specific third-party equipment and other physical infrastructure, such as processing hardware and network capacity, as to which we cannot control the availability or pricing, especially in a highly competitive environment. Our competitors may also adopt AI or Generative AI more quickly or more effectively than we do, which could cause competitive harm. Because the Generative AI technology is so new, some of the potential risks of Generative AI are currently unknowable, however, specific risks relating to AI and Generative AI could include, among others:
•Reputational Damage: Malicious actors could use AI to create deepfakes of the Company's executives or manipulate financial documents, leading to loss of customer trust and significant reputational damage. Moreover, the use of AI trained on inaccurate data sets could result in inaccurate or biased decisions. In addition, public and regulatory focus on ethical use and data privacy concerns regarding AI could result in reputational damage if we fail, or are perceived to fail, to align with societal expectations or regulatory standards relating to the use of AI.
•Fraudulent Activity: AI could be used to create forged documents or impersonate individuals to commit financial fraud, leading to financial losses and regulatory scrutiny.
•Misinformation and Disinformation: The ability to generate realistic and convincing synthetic media could be used to spread misinformation and disinformation, impacting public opinion and undermining trust in the financial system.
•Privacy Concerns: AI could be used to create synthetic identities or manipulate personal data, raising privacy concerns related to data breaches and other potential violations of consumer rights and data protection regulations.
•Cybersecurity Threats: AI could be used to create sophisticated phishing attacks or bypass security measures, increasing the risk of cyberattacks and data breaches.
We, or third-parties on whom we rely, may not adequately ensure the integrity, confidentiality, or availability of personal and confidential information. In the course of our ordinary business, we collect, store and disclose to various third-parties (e.g., service providers, reinsurers, etc.) substantial amounts of personal and confidential information, including in some instances sensitive personal information, including health-related information. We are subject to the risk that the integrity, confidentiality, or availability of this information may be compromised, including as a result of an information security breach described above, or that such events occurring at third-parties may not be disclosed to us in a timely manner. And we may have insufficient recourse against such third-parties from which such breaches originate. We have experienced cybersecurity events resulting in, among other things the compromise of personal and confidential information, including sensitive health information, of our customers and other stakeholders.
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We may incur significant costs and other negative consequences resulting from cyber-attacks or other information security breaches. Any compromise or perceived compromise of the security of our systems or data or that of one of our vendors could damage our reputation, cause the deterioration or termination of relationships with among others, customers, distributors, government-run health insurance exchanges, marketing partners and insurance carriers, reduce demand for our services, result in the loss of business opportunities, and subject us to significant liability and expense as well as regulatory action, penalties and lawsuits, which would harm our business, operating results and financial condition. We may also incur significant costs in connection with our response, recovery, remediation, modification of protective measures, and compliance efforts, including costs associated with mitigating the impact of any errors, interruptions, delays or cessations of service. Additionally, our failure to timely or accurately communicate cyber incidents to relevant parties could result in regulatory, operational and reputational risk. To the extent we maintain cyber insurance, liabilities or losses arising from certain cyber incidents may not be covered or fully covered under such policies, including if our insurer denies coverage as to any particular claim in the future, and may not take into account reputational damage, the costs of which are impossible to quantify, and the amount of insurance may not be adequate. In addition, our insurance coverage with respect to cyber incidents may increase in cost or cease to be available on commercially reasonable terms, or at all, in the future.
Third-parties (outsourcing providers, vendors and suppliers and joint venture partners) present added operational risk to our enterprise. The Company's business model relies heavily on the use of third-parties to deliver contracted services in a broad range of areas. This presents the risk that the Company is unable to meet legal, regulatory, financial or customer obligations because third-parties fail to deliver contracted services, or that the Company is exposed to reputational damage because third-parties operate in a poorly controlled manner. We use affiliates and third-party vendors located outside the U.S. to provide certain services and functions, which also exposes us to business disruptions and political risks as a result of risks inherent in conducting business outside of the United States. In our investments in which we hold a minority interest, or that are managed by third-parties, we lack management and operational control over operations, which may subject us to additional operational, compliance and legal risks and prevent us from taking or causing to be taken actions to protect or increase the value of those investments. In those jurisdictions where we are constrained by law from owning a majority interest in jointly owned operations, our remedies in the event of a breach by a joint venture partner may be limited (e.g., we may have no ability to exercise a “call” option).
Affiliate and third-party distributors of our products present added regulatory, competitive and other risks to our enterprise. Our products are sold primarily through captive/affiliated distributors and third-party distributing firms. Our captive/affiliated distributors are made up of sales personnel who are generally compensated based on commissions. The third-party distributing firms are rarely dedicated to us exclusively and may frequently recommend and/or market products of our competitors. Accordingly, we must compete for their services. Our sales could be adversely affected if we are unable to attract, retain or motivate third-party distributing firms or if we do not adequately provide support, training, compensation, and education to this sales network regarding our products, or if our products are not competitive and not appropriately aligned with consumer needs. While third-party distributing firms have an independent regulatory accountability, regulators have been clear with expectations that product manufacturers retain significant sales practices accountability.
The Company and our distributors are subject to rules regarding the standard of care applicable to sales of our products and the provision of advice to our customers, and in recent years many of these rules have been revised or re-examined. In addition, there have been a number of investigations regarding the marketing practices of brokers and agents selling annuity and insurance products and the payments they receive. Furthermore, sales practices and investor protection have increasingly become areas of focus in regulatory examinations. These investigations and examinations have resulted in enforcement actions against us and companies in our industry and brokers and agents marketing and selling those companies’ products. Enforcement actions could result in penalties and the imposition of corrective action plans and/or changes to industry practices, which could adversely affect our ability to market our products. If our products are distributed in an inappropriate manner, or to customers for whom they are unsuitable, or distributors of our products otherwise engage in misconduct, we may suffer reputational and other harm to our business and be subject to regulatory action, penalties or damages. Our business may also be harmed if captive/affiliate distributors engage in inappropriate conduct in connection with the sale of third-party products.
Many of our distribution personnel are independent contractors or franchisees. From time to time, their status has been challenged in courts and by government agencies, and various legislative or regulatory proposals have been introduced addressing the criteria for determining the status of independent contractors’ classification as employees for, among other things, employment tax purposes or other employment benefits. The costs associated with potential changes with respect to these independent contractor and franchisee classifications have impacted our results previously and could have a material adverse effect on our business in the future.
Although we distribute our products through a wide variety of distribution channels, we do maintain relationships with certain key distributors. We periodically negotiate the terms of these relationships, and there can be no assurance that such terms will remain acceptable to us or such third-parties. An interruption in certain key relationships could materially affect our ability to market our products and could have a material adverse effect on our business, operating results and financial condition. Distributors may elect to reduce or terminate their distribution relationships with us, including for such reasons as adverse developments in our business, competitiveness of product offerings, adverse rating agency actions or concerns about market-related risks. We are also at risk that key distribution partners may merge, change their business models in ways that affect how our products are sold, or terminate their distribution contracts with us, or that new distribution channels could emerge and adversely impact the effectiveness of our
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distribution efforts. An increase in bank and broker-dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market products through these channels. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us. Finally, we also may be challenged by new technologies and marketplace entrants that could interfere with our existing relationships.
Model Risk
As a financial services company, we are exposed to model risk, which is the risk of financial loss or reputational damage or adverse regulatory impacts caused by model errors or limitations, incorrect implementation of models, or misuse of or overreliance upon models. Models are utilized by our businesses and corporate areas primarily to project future cash flows associated with pricing products, calculating reserves and valuing assets, as well as in evaluating risk and determining capital requirements, among other uses. Because models are used across the Company, model risk impacts all risk types. As our businesses continue to grow and evolve, the number and complexity of models we utilize expands, increasing our exposure to error in the design, implementation or use of models, including the associated input data and assumptions. Furthermore, model risk will be elevated during periods of transformation or due to new or changing laws or regulations.
Strategic Risk
We are subject to the risk of events that can cause our fundamental business model to change, either through a shift in the businesses in which we are engaged or a change in our execution. In addition, other risks may become strategic risks. For example, we have considered and must continue to consider the impact of the interest rate environment on new product development and continued sales of interest sensitive products.
Changes in the regulatory landscape may be unsettling to our business model. New laws and regulations are being considered in the U.S. and our other countries of operation at an increasing pace, as there has been greater scrutiny on financial regulation over the past several years. In addition, changes in policies under presidential executive orders have raised significant legal, regulatory and tax uncertainties. Proposed or unforeseen changes in law or regulation, or changes in the way existing laws or regulations are interpreted or enforced, may adversely impact our business. See “Regulation” for a discussion of certain recently enacted and pending proposals by international, federal and state regulatory authorities and their potential impact on our business, including in the following areas:
•Financial sector regulatory reform.
•U.S. federal, state and local tax laws, including CAMT.
•U.S. federal securities laws.
•Fiduciary rules and other standards of care.
•Our regulation under U.S. state insurance laws and developments regarding group-wide supervision and capital standards, accounting rules, RBC factors for invested assets and reserves for life insurance, variable annuities and other products.
•Privacy, data, artificial intelligence and cybersecurity regulation.
Changes in accounting rules applicable to our business may also have an adverse impact on our results of operations or financial condition. For a discussion of accounting pronouncements and their potential impact on our business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Changes in technology and other external factors may be unsettling to our business model. We believe the following aspects of technological and other changes would significantly impact our business model. There may be other unforeseen changes in technology and the external environment, including the regulatory response to technological change, which may have a significant impact on our business model.
•Interaction with customers. Technology is moving rapidly and as it does, it puts pressure on existing business models. Some of the changes we can anticipate are increased choices about how customers want to interact with the Company or how they want the Company to interact with them. Evolving customer preferences and changing privacy regulations may drive a need to redesign products and change the way we interact with customers. Our distribution channels may change to become more automated, at the place and time of the customer’s choosing. Such changes clearly have the potential to disrupt our business model.
•Investment Portfolio. Technology may have a significant impact on the companies in which the Company invests. For example, environmental concerns spur scientific inquiry which may reposition the relative attractiveness of wind or sun power over oil and gas. The transportation industry may favor alternative modes of conveyance of goods which may shift trucking or air transport out of favor. Consumers may change their purchasing behavior to favor online activity which would change the role of malls and retail properties.
•Medical Advances. The Company is exposed to the impact of medical advances. The unequal availability of detailed information (e.g., genetic testing) to consumers and insurers can create asymmetrical information and create anti-selection
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risks. Also, technologies that extend lives will challenge our actuarial assumptions particularly related to mortality and longevity risk.
The following items are examples of other factors which could have a meaningful impact on our business.
•A downgrade in our financial strength or credit ratings could potentially, among other things, adversely impact our business prospects, results of operations, financial condition and liquidity. We cannot predict what additional actions rating agencies may take, or what actions we may take in response to the actions of rating agencies, which could adversely affect our business. Our ratings could be downgraded at any time and without notice by any rating agency. Credit rating agencies continually review their methodologies, including capital and earnings assessment models, as well as their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industry as a whole and may change our credit rating based on their overall view of our industry. In addition, a sovereign downgrade could result in a downgrade of Pruco Life.
•The changing competitive landscape may adversely affect the Company. In our business we face intense competition from insurance companies and diversified financial institutions, both for the ultimate customers for our products and, in many businesses, for distribution through non-affiliated distribution channels. Technological advances, changing customer expectations, including related to digital offerings, access to customer data or other changes in the marketplace may present opportunities for new or smaller companies without established products or distribution channels to meet consumers’ increased expectations more efficiently than us. Fintech and insurtech companies and companies in other industries with greater access to customers and data have the potential to disrupt industries globally, and many participants have been partially funded by industry players.
•Climate change may increase the severity and frequency of calamities, or adversely affect our investment portfolio or investor sentiment. Climate change may increase the frequency and severity of weather-related disasters and pandemics. In addition, climate change regulation may affect the prospects of companies and other entities whose securities we hold, or our willingness to continue to hold their securities. It may also impact other counterparties, including reinsurers, and affect the value of investments. We cannot predict the long-term impacts on us from climate change or related regulation. Climate change may also influence investor sentiment with respect to the Company and investments in our portfolio.
•We may fail to meet expectations relating to environmental, social, and governance standards and practices. Certain existing or potential investors, customers and regulators evaluate our business or other practices according to a variety of environmental, social and governance (“ESG”) standards and expectations. Certain of our regulators have proposed or adopted, or may propose or adopt, ESG rules or standards that would apply to our business. Our practices may be judged by ESG standards that are continually evolving and not always clear. Prevailing ESG standards and expectations may also reflect contrasting or conflicting values or agendas. We may fail to meet our commitments or targets, and our policies and processes to evaluate and manage ESG standards in coordination with other business priorities may not be completely effective or satisfy investors, customers, regulators, or others. We may face adverse regulatory, investor, customer, media, or public scrutiny leading to business, reputational, or legal challenges.
•Market conditions and other factors may adversely impact product sales or increase expenses. Examples include:
◦A change in market conditions, such as higher inflation and higher interest rates, could cause a change in consumer sentiment and behavior adversely affecting sales and persistency of our savings and protection products. Conversely, low inflation and low interest rates could cause persistency of these products to vary from that anticipated and adversely affect profitability. Similarly, changing economic conditions and unfavorable public perception of financial institutions can influence customer behavior, including increasing claims or surrenders in certain products.
◦Lapses and surrenders of certain insurance products may increase if a market downturn, increased market volatility or other market conditions result in customers becoming dissatisfied with their investments or products.
•Our reputation may be adversely impacted if any of the risks described in this section are realized. Reputational risk could manifest from any of the risks as identified in the Company’s risk identification process. Failure to effectively manage risks across a broad range of risk issues exposes the Company to reputational harm. If the Company were to suffer a significant loss in reputation, both policyholders and counterparties could seek to exit existing relationships. Additionally, large changes in credit worthiness, especially credit ratings, could impact access to funding markets while creating additional collateral requirements for existing relationships. The mismanagement of any such risks may potentially damage our reputational asset. Our business is anchored in the strength of our brand, our alignment to our values, and our proven commitment to keep our promises to our customers. Any negative public perception, founded or otherwise, can be widely and rapidly shared over social media or other means, and could cause damage to our reputation.
•Prudential Financial may be unable to attract and retain key personnel. Prudential Financial provides us with personnel pursuant to an expense charge and allocation agreement. Strong competition exists for qualified personnel with demonstrated abilities. If Prudential Financial is unable to attract and retain key personnel, our financial results and ability to compete could be adversely affected.
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DIRECTORS AND EXECUTIVE OFFICERS
The directors and executive officers of Pruco Life are as follows:

Name	Age (as of 5/1/2026)	Position
Reshma V. Abraham	47	Director and Vice President
Markus Coombs	50	Director, Vice President, Chief Financial Officer, and Chief Accounting Officer
Alan M. Finkelstein	55	Director and Treasurer
Scott E. Gaul	50	Director, President, and Chief Executive Officer
Bradley O. Harris	56	Director
Salene Hitchcock-Gear	62	Director
Karen M. Sills	44	Vice President, Chief Legal Officer, and Secretary
Matthew Silver	42	Senior Vice President, Chief Actuary and Appointed Actuary
Reshma V. Abraham has served as Director since April 1, 2025, and Vice President since March 19, 2025. She has been employed by Prudential Financial since November 2014 and currently holds the title of Vice President, Finance. Previously, she served as Vice President, Actuary of New York Life from May 2009 to November 2014, and Associate Actuary of AXA Equitable from August 2000 to May 2009. She received her B.S. degree from Tufts University. She brings to the board vast finance and actuarial experience, qualifications and skills that led to selection for the board.
Markus Coombs has served as Director since February 19, 2020, Vice President since March 4, 2020, and Chief Accounting Officer and Chief Financial Officer since April 1, 2025. He has been employed by Prudential Financial since January 2016 and currently holds the title of Vice President, Finance. Previously, he served as Senior Vice President of AIG from February 2013 to January 2016, Actuary of AXA Equitable from June 2007 to February 2013, and Actuary of Axa Life UK from June 2001 to June 2007. He received his B.S.C. degree from University of Southampton, U.K. He brings to the board vast finance and actuarial experience, qualifications and skills that led to selection for the board.
Alan M. Finkelstein has served as Director and Treasurer since June 19, 2023. He has been employed by Prudential Financial since June 2014 and currently holds the title of Senior Vice President, Corporate Treasurer and Head of Stakeholder Relations. Previously, he served as Managing Director of Evercore Partners from September 2011 to May 2014 and Managing Director at Macquarie Group from April 2003 to June 2011. He received his B.B.A. degree from University of Wisconsin. He brings to the board vast treasury and accounting experience, qualifications and skills that led to selection for the board.
Scott E. Gaul has served as Director since June 1, 2023, and President and Chief Executive Officer since February 2, 2026. He has been employed by Prudential Financial since April 1997 and currently holds the title of Vice President, Investment and Pension Solutions. He received his B.S. degree from Penn State. He brings to the board vast finance and actuarial experience, qualifications and skills that led to selection for the board.
Bradley O. Harris has served as Director since September 29, 2023. He has been employed by Prudential Financial since May 2023 and currently holds the title of Senior Vice President and Chief Actuary. Previously, he served as Executive Vice President and Chief Risk Officer of Jackson Financial from December 2015 to May 2023, held various positions, including Chief Actuary, of Prudential Corporation Asia from February 2007 to November 2015, and held various positions, including Vice President, A&H Profit Center Manager, of AIG American General from December 2001 to January 2007. He received his B.S. degree from University of Kentucky. He brings to the board vast actuarial experience, qualifications and skills that led to selection for the board.
Salene Hitchcock-Gear has served as Director since July 25, 2018. She has been employed by Prudential Financial since June 2017 and currently holds the title of Senior Vice President, Individual Life Insurance. Previously, she served as President and CEO of Ameritas Investment Corp. from February 2003 to May 2017, President and CEO of Acacia Insurance Company from April 2008 to June 2013, and President and CEO of The Advisors Group from March 2000 to February 2003. She received her B.A. degree from University of Michigan, and her J.D. degree from New York University School of Law. She brings to the board vast finance and business leadership experience, qualifications and skills that led to selection for the board.
Karen M. Sills has served as Chief Legal Officer, Vice President and Secretary since April 13, 2026. She has been employed by Prudential Financial since August 2011 and currently holds the title of Vice President, Corporate Counsel. Previously, she served as Director/AVP, Corporate Counsel of Massachusetts Mutual Life Ins. Co. from June 2006 to July 2011. She received her A.B. degree from Princeton University and her J.D. degree from University of CT School of Law.
Matthew Silver has served as Appointed Actuary since December 5, 2022, and Chief Actuary and Senior Vice President since December 11, 2023. He has been employed by Prudential Financial since May 2006 and currently holds the title of Vice President, Actuary. He received his B.S. degree from Virginia Tech.

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Compensation Of Directors And Executive Officers
We do not have any employees. Our parent company, Prudential Financial, provides us with personnel, including our executive officers, pursuant to an expense charge and allocation agreement. Accordingly, we do not determine or pay any compensation to our executive officers. Prudential Financial determines and pays the salaries, bonuses, and other compensation earned by our executive officers, including any employee benefit plans, retirement benefits, or perquisites.
Our directors are also employees of Prudential Financial. They do not receive any separate compensation for their services as directors. None of our directors qualify as an independent director under the independence standards of the NYSE.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We are a wholly owned subsidiary of Prudential Insurance, which in turn is a direct wholly owned subsidiary of Prudential Financial. None of our directors or executive officers beneficially owns shares of the Company’s voting securities.
RELATED PERSON TRANSACTIONS
Our transactions with related parties are governed by the written Related Person Transaction Policy adopted by the Company. Related person transactions include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which (1) the amount involved exceeds $120,000, (2) Pruco Life (including any of its subsidiaries) is, was or will be a participant and (3) any Related Person had, has or will have a direct or indirect material interest. A Related Person is any (a) person who is or was in the prior year a director, or nominee for election as a director, or executive officer of Pruco Life or any of its affiliates, (b) greater than 5% beneficial owner of Pruco Life or any of its affiliates, (c) immediate family member of any of the foregoing, or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest. In the ordinary course of our business, we enter into various transactions with related parties and expect to continue doing so in the future.
Related Person Transactions – Policies
Pruco Life’s Related Person Transaction Policy sets forth policies and procedures for the review, approval, ratification and disclosure of Related Person Transactions. Prior to entering into any Related Person Transaction, (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) other officer responsible for the potential Related Person Transaction shall provide notice to the Audit Committee of the facts and circumstances of the proposed Related Person Transaction.
Such notice shall include (i) the Related Person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed Related Person Transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal and interest that would be involved and other principal terms of such indebtedness; (iii) the expected benefits to the Company of the proposed Related Person Transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed Related Person Transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Audit Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company, as the Audit Committee determines in good faith. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any Related Person Transaction. No member of the Audit Committee shall participate in any review, consideration, approval or ratification of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person.
From time to time, the Audit Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Audit Committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the Related Person Transaction.
Current Related Party Transactions
As a wholly owned subsidiary of Prudential Insurance, Pruco Life enters into various transactions with Prudential Insurance and other affiliates in the normal course of business, including among others, service agreements, reinsurance transactions, and financing arrangements. See Note 16 to the Consolidated Financial Statements included in this prospectus for additional information.
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FINANCIAL INFORMATION

FORWARD-LOOKING STATEMENTS
Certain of the statements included in this prospectus constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Pruco Life Insurance Company and its subsidiaries. There can be no assurance that future developments affecting Pruco Life Insurance Company and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; (2) losses on insurance products due to mortality experience or policyholder behavior experience that differs significantly from our expectations when we price our products; (3) changes in interest rates and equity prices that may (a) adversely impact the profitability of our products, the value of separate accounts supporting these products or the value of assets we manage, (b) result in losses on derivatives we use to hedge risk or increase collateral posting requirements and (c) limit opportunities to invest at appropriate returns; (4) guarantees within certain of our products which are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position; (5) liquidity needs resulting from (a) derivative collateral market exposure, (b) asset/liability mismatches, (c) the lack of available funding in the financial markets or (d) unexpected cash demands due to severe mortality calamity or lapse events; (6) financial or customer losses, or regulatory and legal actions, due to inadequate or failed processes or systems, external events, and human error or misconduct such as (a) disruption of our systems and data, (b) an information security breach, (c) a failure to protect the privacy of sensitive data, (d) reliance on third-parties or (e) labor and employment matters; (7) changes in the regulatory landscape, including related to (a) financial sector regulatory reform, (b) changes in tax laws, (c) fiduciary rules and other standards of care, (d) state insurance laws and developments regarding group-wide supervision, capital and reserves, and (e) privacy and cybersecurity regulation; (8) technological changes which may adversely impact companies in our investment portfolio or cause insurance experience to deviate from our assumptions; (9) ratings downgrades; (10) market conditions that may adversely affect the sales or persistency of our products; (11) competition and (12) reputational damage. Pruco Life Insurance Company does not intend, and is under no obligation, to update any particular forward-looking statement included in this document. See “Risk Factors Related to Our Business” included in this prospectus for discussion of certain risks relating to our business and investment in our securities.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following analysis of our consolidated financial condition and results of operations in conjunction with the "Forward-Looking Statements" above, the "Regulation" and “Risk Factors Related to Our Business” sections, and the Consolidated Financial Statements included in this prospectus.
Overview
The Company sells variable annuities, indexed variable annuities, fixed annuities, universal life insurance, variable life insurance and term life insurance primarily through affiliated and unaffiliated distributors in the United States.
In August 2024, the Company entered into an agreement with Wilton Reassurance Company and Wilton Reinsurance Bermuda Limited (collectively, "Wilton Re") to coinsure a closed block of guaranteed universal life ("GUL") policies. The Company recaptured all risks associated with the subject GUL policies from Prudential Arizona Reinsurance Universal Company ("PAR U") and subsequently established yearly renewable term ("YRT") reinsurance for the subject GUL business with The Prudential Insurance Company of America ("Prudential Insurance"). The transaction was completed in December 2024 with an effective date of October 1, 2024. Effective October 1, 2025, the Company recaptured YRT treaties with Prudential Insurance and subsequently established YRT reinsurance for the business with third-party reinsurers. See Note 12 to the Consolidated Financial Statements included in this prospectus for additional information.
Effective January 2024, the Company entered into an agreement with Somerset Reinsurance Ltd. ("Somerset Re") to coinsure a closed block of GUL policies to Prudential Universal Reinsurance Entity Company ("PURE"), a wholly-owned subsidiary of Prudential Insurance, with retrocession by PURE of such liabilities on a modified coinsurance basis, to Somerset Re. This transaction is effective as of January 1, 2024, whereby, the Company recaptured all risks associated with the subject GUL policies from PAR U, Prudential Universal Reinsurance Company ("PURC") and Gibraltar Universal Life Reinsurance Company ("GUL Re") and subsequently established YRT reinsurance for the subject GUL business with Prudential Insurance. Effective October 1, 2025, the Company recaptured certain YRT treaties with Prudential Insurance and subsequently established YRT reinsurance for the business with third-party reinsurers. See Note 12 to the Consolidated Financial Statements included in this prospectus for additional information.
In May 2023, the Company entered into an agreement with AuguStar Life Insurance Company (formerly known as The Ohio National Life Insurance Company), an affiliate of Constellation Insurance Holdings, Inc., to reinsure approximately $10 billion of account values of Prudential Defined Income ("PDI") traditional variable annuity contracts with guaranteed living benefits. The transaction was completed on June 30, 2023 with an effective date of April 1, 2023. See Note 12 to the Consolidated Financial Statements included in this prospectus for additional information.
Revenues and Expenses
The Company earns revenues principally from insurance premiums, mortality and expense fees, asset administration fees from insurance and investment products, and from net investment income on the investment of general account and other funds. The Company receives premiums primarily from the sale of individual life insurance and annuity products. The Company earns mortality and expense fees, and asset administration fees, primarily from the sale and servicing of universal life insurance and separate account products including variable life insurance and variable annuities. The Company’s operating expenses principally consist of insurance benefits provided and reserves established for anticipated future insurance benefits, general business expenses, reinsurance premiums, commissions and other costs of selling and servicing the various products sold and interest credited on general account liabilities.
Industry Trends
Our business is impacted by financial markets, economic conditions, regulatory oversight, and a variety of trends that affect the industries where we compete.
Financial and Economic Environment. Through 2021, interest rates in the U.S. had experienced a prolonged period of historically low levels. This was followed by significant increases in 2022 through 2023. While there have been modest declines in 2024 and 2025, rates have sustained higher levels relative to historical periods. We expect that a continued level of relative higher interest rates will benefit our results over time. We continue to monitor current market conditions and the potential impact to our business in the event of slowing or negative economic growth. In addition, we are subject to financial impacts associated with movements in equity markets and the evolution of the credit cycle.
Demographics. Individual customer demographics continue to evolve and new opportunities present themselves in different consumer segments such as the millennial and multicultural markets. Consumer expectations and preferences are changing. We believe existing and potential customers are increasingly looking for cost-effective solutions that they can easily understand and access through technology-enabled devices. At the same time, income protection, wealth accumulation and the needs of retiring baby boomers are continuing to shape the insurance industry. A persistent retirement security gap exists in terms of both savings and protection.
Regulatory Environment. See “Regulation” for a discussion of regulatory developments that may impact the Company and the associated risks.
Competitive Environment. See “Our Business” for a discussion of the competitive environment and the basis on which we compete.
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Impact of Changes in the Interest Rate Environment
Market interest rates are a key driver of our liquidity and capital positions, cash flows, results of operations and financial position. Changes in interest rates can affect these in several ways, including favorable or adverse impacts to:
•investment-related activity, including: investment income returns, net investment spread results, new money rates, mortgage loan prepayments and bond redemptions;
•the valuation of fixed income investments and derivative instruments;
•collateral posting requirements, hedging costs and other risk mitigation activities;
•customer account values and assets under management, including their impacts on fee-related income;
•insurance reserve levels, including market risk benefits ("MRBs"), and market experience true-ups;
•policyholder behavior, including surrender or withdrawal activity; and
•product offerings, design features, crediting rates and sales mix.
In order to manage the impacts that changes in interest rates have on our net investment spread, we employ a proactive asset/liability management program, which includes strategic asset allocation and hedging strategies within a disciplined risk management framework. These strategies seek to match the liability characteristics of our products and to closely approximate the interest rate sensitivity of assets with that of product liabilities. We also manage duration gaps, currency and other risks between assets and liabilities through the use of derivatives, and adjust these strategies as products, customer behavior, and market conditions evolve. Our interest rate exposure is also mitigated by our business mix, which includes lines of business where fee-based and insurance underwriting earnings play a more prominent role in product profitability. We also regularly examine our product offerings and may reprice or discontinue sales of certain products that do not meet our profit expectations.
For additional information regarding interest rate risks, see "Risk Factors Related to Our Business" and “Quantitative and Qualitative Disclosures About Market Risk”.
Accounting Policies & Pronouncements
Application of Critical Accounting Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires the application of accounting policies that often involve a significant degree of judgment. Management, on an ongoing basis, reviews the estimates and assumptions used in the preparation of the Company's financial statements. If management determines that modifications to assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Consolidated Financial Statements could change significantly.
The following sections discuss the accounting policies applied in preparing our financial statements that management believes are most dependent on the application of estimates and assumptions and require management’s most difficult, subjective or complex judgments.
Insurance Liabilities
Future Policy Benefits
Future Policy Benefit Reserves, including Unpaid Claims and Claim Adjustment Expenses
We establish reserves for future policy benefits to, or on behalf of, policyholders, using methodologies prescribed by U.S. GAAP. See Note 2 to the Consolidated Financial Statements included in this prospectus for additional information regarding the reserving methodologies used.
The assumptions used in establishing reserves are generally based on the Company’s experience, industry experience and/or other factors, as applicable. We update our actuarial assumptions, such as mortality, morbidity, retirement and policyholder behavior assumptions, annually unless a material change in our own experience or in industry experience made available to us is observed in an interim period that we feel is indicative of a long-term trend. Generally, we do not expect trends to change significantly in the short-term and, to the extent these trends may change, we expect such changes to be gradual over the long-term.
We perform an annual comprehensive review of the assumptions used for estimating future premiums, benefits, and other cash flows, including reviews related to mortality, morbidity, lapse, surrender, and other contractholder behavior assumptions, and economic assumptions, including expected future rates of returns on investments. The Company generally looks to relevant Company experience as the primary basis for these assumptions. If relevant Company experience is not available or does not have sufficient credibility, the Company may look to experience of similar blocks of business, either elsewhere within the Company or within the industry. As part of this review, we may update these assumptions and make refinements to our models based upon emerging experience, future expectations and other data, including any observable market data we feel is indicative of a long-term trend. The impact on our results from operations of changes in these assumptions can be offsetting and we are unable to predict their movement or impact over time.
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Mortality rate assumptions are generally based on Company experience, sometimes blending Company experience with an industry table when Company experience alone is not sufficiently credible. The Company sets mortality and morbidity assumptions that vary by major type of business. Within types of business, rates vary by age and gender. The Company applies an adjustment for future mortality improvement, consistent with observed long-term trends of population mortality over time. Lapse and surrender assumptions are based on Company and industry experience, where available. The Company sets rates that vary by product type, taking into account features specific to the product.
The quarterly adjustments for market performance referred to above reflect the impact of changes to our estimate of future rates of returns on investments to reflect actual fund performance and market conditions. A portion of returns on investments for our variable life contracts are dependent upon the total rate of return on assets held in separate account investment options. This rate of return influences the fees we earn and expected claims to be paid on variable life contracts, as well as other sources of profit. Returns that are higher than our expectations for a given period produce higher-than-expected account balances, which increase the future fees we expect to earn on variable life contracts and decrease expected claims to be paid on variable life contracts. The opposite occurs when returns are lower than our expectations.
The weighted average rate of return assumptions used in developing estimated market returns consider many factors specific to each product type, including asset durations, asset allocations and other factors. With regard to equity market assumptions, the near-term future rate of return assumption used in evaluating liabilities for future policy benefits for certain of our products, primarily our domestic variable life insurance products, is generally updated each quarter and is derived using a reversion to the mean approach, a common industry practice. Under this approach, we consider historical equity returns and adjust projected equity returns over an initial future period of five years (the “near-term”) so that equity returns converge to the long-term expected rate of return. If the near-term projected future rate of return is greater than our near-term maximum future rate of return of 15.0%, we use our maximum future rate of return. If the near-term projected future rate of return is lower than our near-term minimum future rate of return of 0%, we use our minimum future rate of return. As of December 31, 2025, our domestic variable life insurance businesses assume an 8.0% long-term equity expected rate of return and a 2.3% near-term mean reversion equity expected rate of return, and our international variable life insurance business assumes a 5.5% long-term equity expected rate of return and a 0% near-term mean reversion equity expected rate of return.
With regard to interest rate assumptions used in evaluating liabilities for future policy benefits for certain of our products, we update the long-term and near-term future rates used to project fixed income returns annually and quarterly, respectively. As a result of our 2025 annual reviews and update of assumptions and other refinements, we kept our long-term expectation of the 10-year U.S. Treasury rate unchanged and continue to grade to a rate of 3.5% over ten years, and increased our long term expectation of the 10-year Japanese Government Bond yield by 25 basis points, and now grade to a rate of 1.5% over ten years. As part of our quarterly market experience updates, we update our near-term projections of interest rates to reflect changes in current rates. For additional information regarding discount rates used to establish the liability for future policy benefits, see Note 2 to the Consolidated Financial Statements included in this prospectus.
The following paragraph provides additional details about the material reserves we have established:
The reserves for future policy benefits as of December 31, 2025, primarily relate to term life and universal life products. For term life contracts, the future policy benefit reserves are generally calculated using the net premium valuation methodology. The primary assumptions used in determining these expected future benefits and expenses include mortality, lapse, and interest rate assumptions. For universal life products, which include universal life contracts that contain no-lapse guarantees, reserves for future policy benefits are established using current best estimate assumptions and are based on the benefit ratio. The primary assumptions used in establishing these reserves generally include mortality, lapse, and premium pattern, as well as interest rate and equity market return assumptions. Reserves also include claims reported but not yet paid, and claims incurred but not yet reported.
Policyholders’ Account Balances
Policyholders’ account balances liability represents the contract value that has accrued to the benefit of the policyholder as of the balance sheet date. This liability includes provisions for benefits under non-life contingent payout annuities. Policyholders’ account balances also include amounts representing the fair value of embedded derivative instruments associated with the index-linked features of certain universal life and annuity products. For additional information regarding the valuation of these embedded derivatives, see Note 6 to the Consolidated Financial Statements included in this prospectus.
Market Risk Benefits ("MRBs")
Market risk benefit liabilities (or assets) represent contracts or contract features that provide protection to the contractholder and exposes the Company to other than nominal capital market risk. The liability (or asset) for MRBs is estimated using a fair value measurement methodology. The fair value of these MRBs is based on assumptions a market participant would use in valuing market risk benefits. For additional information regarding the valuation of these MRB features, see Note 6 to the Consolidated Financial Statements included in this prospectus.
Inclusive of Policyholders' Account Balances and Market risk benefits, the Company estimates that a hypothetical change to its own credit risk of plus 50 and minus 50 basis points ("bps") would result in an increase and a decrease to Other Comprehensive Income (loss) (“OCI”) of $470 million and $500 million, respectively, and an increase and a decrease to net income of $335 million and $410 million, respectively.
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Sensitivities for Insurance Assets and Liabilities
The following table summarizes the impact that could result on each of the listed financial statement balances from changes in certain key assumptions. The information below is for illustrative purposes and includes only the hypothetical direct impact on December 31, 2025 balances of changes in a single assumption and not changes in any combination of assumptions. Additionally, the illustration of the insurance assumption impacts below reflects a parallel shift in the insurance assumptions; however, these may be non-parallel in practice. Changes in current assumptions could result in impacts to financial statement balances that are in excess of the amounts illustrated. A description of the estimates and assumptions used in the preparation of each of these financial statement balances is provided above. Changes to the insurance cash flow assumptions are reflected in net income through the retrospective unlocking method for traditional long duration, limited-payment and universal life type products.
The impacts presented within this table exclude the impacts of our asset liability management strategy, which seeks to offset the changes in the balances presented within this table and is primarily composed of investments and derivatives. See further below for a discussion of the estimates and assumptions involved with the application of U.S. GAAP accounting policies for these instruments and “Quantitative and Qualitative Disclosures about Market Risk” for hypothetical impacts on related balances as a result of changes in certain significant assumptions. The impacts presented within this table are also net of reinsurance. See Note 12 to the Consolidated Financial Statements included in this prospectus for additional information regarding our material reinsurance agreements.

Increase (Decrease) in Net Income due to changes in Future Policy Benefits, Market Risk Benefits(1), and Policyholders' Account Balances, Net of Reinsurance
(in millions)
Hypothetical change in current assumptions:

Long-term interest rate:
Increase by 25 basis points	$(5)
Decrease by 25 basis points	$0
Long-term equity expected rate of return:
Increase by 50 basis points	$(10)
Decrease by 50 basis points	$5
Mortality:
Increase by 1%	$50
Decrease by 1%	$(50)
Lapse(2):
Increase by 10%	$30
Decrease by 10%	$(10)
(1)    "Market risk benefits" impact reflects the net impact of market risk benefit assets and liabilities prior to hedging.
(2)    Assumes the same shock across all products; however, we would not expect lapse rates of different products to move uniformly.
Other Accounting Policies
Valuation of Investments, Including Derivatives, Measurement of Allowance for Credit Losses, and the Recognition of Other-than-Temporary Impairments
Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, equity securities, other invested assets and derivative financial instruments. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to investments and derivatives, as referenced below:
•Valuation of investments, including derivatives;
•Measurement of the allowance for credit losses on fixed maturity securities classified as available-for-sale, commercial mortgage loans, and other loans; and
•Recognition of other-than-temporary impairments ("OTTI") for equity method investments.
We present at fair value in the statements of financial position our debt security investments classified as available-for-sale, investments classified as trading, and certain fixed maturities, equity securities and certain investments within “Other invested assets,” such as derivatives. For additional information regarding the key estimates and assumptions surrounding the determination of fair value of fixed maturity and equity securities, as well as derivative instruments, embedded derivatives and other investments, see Note 6 to the Consolidated Financial Statements included in this prospectus.
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For our investments classified as available-for-sale, the impact of changes in fair value is recorded as an unrealized gain or loss in AOCI, a separate component of equity. For our investments classified as trading and equity securities, the impact of changes in fair value is recorded within “Other income (loss)”. Our commercial mortgage and other loans are carried primarily at unpaid principal balances, net of unamortized deferred loan origination fees and expenses and unamortized premiums or discounts and a valuation allowance for losses.
In addition, an allowance for credit losses is measured each quarter for available-for-sale fixed maturity securities, and for commercial mortgage and other loans. For additional information regarding our policies in respect to the measurement of credit losses, see Note 2 to the Consolidated Financial Statements included in this prospectus.
For equity method investments, the carrying value of these investments is written down or impaired to fair value when a decline in value is considered to be other-than-temporary. See Note 2 of the Consolidated Financial Statements included in this prospectus for additional information regarding our OTTI policies.
Taxes on Income
Our effective tax rate is based on income, non-taxable and non-deductible items, tax credits, statutory tax rates and tax planning opportunities available in the various jurisdictions in which we operate. Inherent in determining our annual tax rate are judgments regarding business plans, planning opportunities and expectations about future outcomes. The Dividend Received Deduction (“DRD”) is a major reason for the difference between the Company’s effective tax rate and the U.S. federal statutory rate. The DRD is an estimate that incorporates the prior and current year information, as well as the current year’s equity market performance. Both the current estimate of the DRD and the DRD in future periods can vary based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from underlying fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.
An increase or decrease in our effective tax rate by one percentage point would have resulted in a decrease or increase in our 2025 "Income tax expense (benefit)" of $23 million.
Contingencies
A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Accruals for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is brought to closure.
Reinsurance
The Company participates in reinsurance arrangements as either the ceding entity or the assuming entity primarily to manage capital, reduce exposure to loss and risk volatility, and provide additional capacity for future growth and diversification. Reinsurance related assets and liabilities include, in part, embedded derivatives and the cost of reinsurance, which require a significant amount of management judgment. See Note 2 to the Consolidated Financial Statements included in this prospectus for additional information regarding reinsurance.
Adoption of New Accounting Pronouncements
There were no new critical accounting estimates resulting from new accounting pronouncements adopted during 2025. See Note 2 to the Consolidated Financial Statements included in this prospectus for accounting pronouncements issued but not yet adopted and newly adopted accounting pronouncements.
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Changes in Financial Position
2025 to 2024 Annual Comparison
Total assets increased $23.9 billion from $238.5 billion at December 31, 2024 to $262.4 billion at December 31, 2025. Significant components were:
•Total investments increased $16.9 billion primarily driven by new sales of general account annuity products; and
•Reinsurance recoverables and deposit receivables increased $6.1 billion primarily driven by the reinsurance of fixed annuities, higher GUL reserves reinsured with affiliated and external counterparties, as well as the impact related to the novation of certain YRT treaties from Prudential Insurance to the Company.
Total liabilities increased $20.5 billion from $233.8 billion at December 31, 2024 to $254.3 billion at December 31, 2025. Significant components were:
•Policyholder account balances increased $17.0 billion primarily driven by new sales of general account annuity products;
•Reinsurance and funds withheld payables increased $2.8 billion primarily driven by increased reinsurance activity, as well as the impact related to the novation of certain YRT treaties from Prudential Insurance to the Company; and
•Other liabilities decreased $1.7 billion primarily driven by the recognition of previously deferred reinsurance gains resulting from the novation of certain YRT treaties from Prudential Insurance to the Company.
Total equity increased $3.3 billion primarily driven by net income during the year, as well as unrealized gains from declining interest rates and changes to direct NPR spreads.
2024 to 2023 Annual Comparison
Total assets increased $25.2 billion from $213.3 billion at December 31, 2023 to $238.5 billion at December 31, 2024. Significant components were:
•Total investments increased $13.9 billion primarily driven by new sales of general account annuity products;
•Reinsurance recoverables and deposit receivables increased $8.0 billion primarily driven by the reinsurance of the Company's GUL block to PURE and Wilton Re; and
•Other assets increased $1.4 billion primarily driven by deferred losses associated with the reinsurance of the Company's GUL block to Wilton Re and additional term quota share reinsurance to Prudential Arizona Reinsurance Captive Company.
Partially offset by:
•Separate account assets decreased $1.0 billion primarily driven by net outflows, partially offset by favorable equity market performance.
Total liabilities increased $25.0 billion from $208.8 billion at December 31, 2023 to $233.8 billion at December 31, 2024. Significant components were:
•Policyholder account balances increased $16.6 billion primarily driven by new sales of general account annuity products;
•Reinsurance and funds withheld payables increased $5.9 billion primarily driven by the YRT reinsurance agreements with Prudential Insurance to reinsure the mortality risk for the totality of GUL policies reinsured to PURE and Wilton Re; and
•Other liabilities increased $1.8 billion primarily driven by deferred gains associated with the reinsurance of the Company's GUL block to PURE and GUL mortality risk ceded to Prudential Insurance.
Partially offset by:
•Separate account liabilities decreased $1.0 billion, corresponding to the decrease in Separate account assets, as discussed above.
Total equity increased $0.2 billion primarily driven by net income during the year, partially offset by unrealized losses from rising interest rates and changes to direct NPR spreads.
Results of Operations
Income (loss) from Operations before Income Taxes
2025 to 2024 Annual Comparison
Income (loss) from operations before income taxes increased $1,294 million from $973 million in 2024 to $2,267 million in 2025. The impact from our annual reviews and update of assumptions and other refinements was a net loss of $982 million. Excluding the
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comparative impact of our annual reviews and update of assumptions and other refinements, income (loss) from operations increased $2,276 million primarily driven by:
•Increased net investment income due to net business growth driven by incremental indexed product sales;
•Higher Other income (loss) primarily due to the recognition of previously deferred reinsurance gains resulting from the novation of certain YRT treaties from Prudential Insurance to the Company; and
•Lower Policyholders' benefits driven by the absence of the 2024 reinsurance recapture of the Company's GUL insurance policies.
Partially offset by:
•Lower Policy charges and fee income driven by the absence of the 2024 reinsurance recapture of the Company's GUL insurance policies;
•Lower Realized investment gains (losses), net driven by ceded net investment income related to reinsurance transactions, as well as changes in interest rates; and
•Higher amortization of deferred policy acquisition costs driven by the absence of the 2024 reinsurance recapture of the Company's GUL insurance policies.
2024 to 2023 Annual Comparison
Income (loss) from operations before income taxes increased $495 million from $478 million in 2023 to $973 million in 2024. This includes a favorable comparative gain of $1,060 million from our annual reviews and update of assumptions and other refinements. Excluding the impact of our annual reviews and update of assumptions and other refinements, income decreased $565 million primarily driven by:
•Higher Policyholders' benefits driven by the reinsurance recapture of the Company's guaranteed universal life insurance policies.
Partially offset by:
•Higher Policy charges and fee income driven by the reinsurance recapture of the Company's guaranteed universal life insurance policies.
•Lower amortization of deferred policy acquisition costs driven by the reinsurance recapture of the Company's guaranteed universal life insurance policies.
Revenues, Benefits and Expenses
2025 to 2024 Annual Comparison
Revenues decreased $5,204 million from $11,199 million in 2024 to $5,995 million in 2025. This includes an unfavorable comparative decrease of $1,252 million from our annual reviews and update of assumptions and other refinements. Excluding the comparative impact of our annual reviews and update of assumptions and other refinements, revenues decreased $3,952 million primarily driven by the items mentioned above in Income (loss) from operations before income taxes.
Benefits and expenses decreased $6,498 million from $10,226 million in 2024 to $3,728 million in 2025. This includes a favorable comparative decrease of $270 million from our annual reviews and update of assumptions and other refinements. Excluding the comparative impact of our annual reviews and update of assumptions and other refinements, benefits and expenses decreased $6,228 million primarily driven by the items mentioned above in Income (loss) from operations before income taxes.
2024 to 2023 Annual Comparison
Revenues increased $7,927 million from $3,272 million in 2023 to $11,199 million in 2024. This includes a favorable comparative net increase of $1,023 million from our annual reviews and update of assumptions and other refinements, as mentioned above. Excluding the impact of our annual reviews and update of assumptions and other refinements, the increase was $6,904 million primarily driven by the items mentioned above in Income (loss) from operations before income taxes.
Benefits and expenses increased $7,432 million from $2,794 million in 2023 to $10,226 million in 2024. This includes a favorable comparative net decrease of $37 million from our annual reviews of assumptions and other refinements, as mentioned above. Excluding the impact of our annual reviews and update to our assumptions and other refinements, the increase was $7,469 million primarily driven by the items mentioned above in Income (loss) from operations before income taxes.
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Risks and Risk Mitigants
Fixed Annuity Risks and Risk Mitigants. The primary risk exposure of these fixed annuity products relates to investment risks we bear for providing customers a minimum guaranteed interest rate or an index-linked interest rate required to be credited to the customer’s account value, which include interest rate fluctuations and/or sustained periods of low interest rates, and credit risk related to the underlying investments. We manage these risk exposures primarily through our investment strategies and product design features, which include credit rate resetting subject to the minimum guaranteed interest rate, as well as surrender charges applied during the early years of the contract that help to provide protection for premature withdrawals. In addition, a portion of our fixed annuity products has a market value adjustment provision that affords protection of lapse in the case of rising interest rates. We also manage these risk exposures through external reinsurance for certain of our fixed annuity products.
Indexed Variable Annuity Risks and Risk Mitigants. The primary risk exposure of these indexed variable annuity products relates to the investment risks we bear in order to credit to the customer’s account balance the required crediting rate based on the performance of the elected indices at the end of each term. We manage this risk primarily through our investment strategies including derivatives and product design features, which include credit rate resetting subject to contractual minimums as well as surrender charges applied during the early years of the contract that help to provide protection for premature withdrawals. In addition, our indexed variable annuity strategies have an interim value provision that provides protection from lapse in the case of rising interest rates.
Variable Annuity Risks and Risk Mitigants. The primary risk exposures of our variable annuity contracts relate to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including capital markets assumptions such as equity market returns, interest rates and market volatility, along with actuarial assumptions such as contractholder mortality, the timing and amount of annuitization and withdrawals, and contract lapses. For these risk exposures, achievement of our expected returns is subject to the risk that actual experience will differ from the assumptions used in the original pricing of these products. Prudential Financial, Inc. (“Prudential Financial”) manages our exposure to certain risks driven by fluctuations in capital markets primarily through a combination of i) Product Design Features, and ii) our Asset Liability Management Strategy ("ALM"), as discussed below. The Company also manages these risk exposures through external reinsurance for certain of our variable annuity products. Sales of traditional variable annuities with guaranteed living benefit riders were discontinued as of December 31, 2020, and, in April 2022, the sale of a portion of our in force traditional variable annuity block was completed.
Product Design Features:
A portion of the variable annuity contracts that we offer include an asset transfer feature. This feature is implemented at the contract level, and transfers assets between certain variable investment sub-accounts selected by the annuity contractholder and, depending on the benefit feature, a fixed-rate account in the general account or a bond fund sub-account within the separate account. The objective of the asset transfer feature is to reduce our exposure to equity market risk and market volatility. The asset transfer feature associated with our highest daily living benefit products uses a designated bond fund sub-account within the separate account. The transfers are based on a static mathematical formula used with the particular benefit which considers a number of factors, including, but not limited to, the impact of investment performance on the contractholder’s total account value. Other product design features we utilize include, among others, asset allocation restrictions, minimum issuance age requirements and certain limitations on the amount of contractholder purchase payments, as well as a required minimum allocation to our general account for certain of our products. We continue to introduce products that diversify our risk profile and have incorporated provisions in product design allowing frequent revisions of key pricing elements for certain of our products. In addition, there is diversity in our fee arrangements, as certain fees are primarily based on the benefit guarantee amount, the contractholder account value and/or premiums, which helps preserve certain revenue streams when market fluctuations cause account values to decline.
Asset Liability Management Strategy (including fixed income instruments and derivatives):
We employ an ALM strategy that utilizes a combination of both traditional fixed income instruments and derivatives to meet expected liabilities associated with our annuity guarantees. The MRB liability that we hedge consists of expected living and death benefit claims under various market conditions, which are managed using fixed income instruments, derivatives, or a combination thereof. For our Prudential Defined Income variable annuity, we utilize fixed income instruments to meet expected liabilities. For the portion of our ALM strategy executed with derivatives, we enter into a range of exchange-traded and over-the-counter (“OTC”) equity, interest rate and credit derivatives, including, but not limited to: equity and treasury futures; total return, credit default and interest rate swaps; and options including equity options, swaptions, and floors and caps. The intent of this strategy is to more efficiently manage the capital and liquidity associated with these products while continuing to mitigate fluctuations in net income due to movements in capital markets. To achieve this, we periodically review and recalibrate the ALM strategy by optimizing the mix of derivatives and fixed income instruments to achieve expected outcomes.
Under our ALM strategy, we expect differences in the U.S. GAAP net income impact between the changes in value of the fixed income instruments (either designated as available-for-sale or designated as trading) and derivatives as compared to the changes in the MRB liability these assets support. These differences can be primarily attributed to two distinct areas:
•Different accounting treatment between liabilities and assets supporting those liabilities. Under U.S. GAAP, changes in the fair value of the derivative instruments and fixed income instruments designated as trading, and MRB, excluding the changes in the Company’s NPR spreads, are immediately reflected in net income, while changes in the fair value of fixed income instruments that are designated as available-for-sale are recorded as unrealized gains (losses) in other comprehensive income.

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•General hedge results. For the derivative portion of the ALM strategy, the net hedging impact (the extent to which the changes in value of the hedging instruments offset the change in value of the portion of the MRBs we are hedging) may be impacted by a number of factors, including: cash flow timing differences between our hedging instruments and the corresponding portion of the MRBs we are hedging, basis differences attributable to actual underlying contractholder funds to be hedged versus hedgeable indices, rebalancing costs related to dynamic rebalancing of hedging instruments as markets move, certain elements of the MRBs that may not be hedged (including certain actuarial assumptions), and implied and realized market volatility on the hedge positions relative to the portion of the MRBs we seek to hedge.
Income Taxes
The effective tax rate is the ratio of “Income tax expense (benefit)” divided by “Income (loss) from operations before income taxes and equity in earnings of operating joint ventures". Our effective tax rate for fiscal years 2025, 2024, and 2023 was 18.6%, 13.9% and 5.5%, respectively. For a detailed description of the nature of each significant reconciling item, see Note 13 to the Consolidated Financial Statements included in this prospectus.
Unrecognized Tax Benefits
The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service or other taxing authorities. The completion of review or the expiration of the U.S. Federal statute of limitations for a given audit period could result in an adjustment to the liability for income taxes. The Company had no unrecognized benefit as of December 31, 2025, 2024, and 2023.
Income Tax Expense vs. Income Tax Paid in Cash
Income tax expense recorded under U.S. GAAP routinely differs from the income taxes paid in cash in any given year. Income tax expense recorded under U.S. GAAP is based on income reported in our Consolidated Statements of Operations for the current period and it includes both current and deferred taxes. Income taxes paid during the year include tax installments made for the current year as well as tax payments and refunds related to prior periods.
For additional information regarding income tax related items, see “Regulation” and Note 13 to the Consolidated Financial Statements included in this prospectus.
Investment Portfolio
We maintain diversified investment portfolios to support our liabilities to customers as well as our other general liabilities.
The investment portfolios are managed pursuant to the distinct objectives and investment policy statements of Pruco Life. The primary investment objectives of Pruco Life include:
•hedging and otherwise managing the market risk characteristics of the major product liabilities and other obligations of the Company;
•optimizing investment income yield within risk constraints over time; and
•for certain portfolios, optimizing total return, including both investment income yield and capital appreciation, within risk constraints over time, while managing the market risk exposures associated with the corresponding product liabilities.
We pursue our objective to optimize investment income yield for Pruco Life over time through:
•the investment of net operating cash flows, including new product premium inflows, and proceeds from investment sales, repayments and prepayments into investments with attractive risk-adjusted yields; and
•the sale of investments, where appropriate, either to meet various cash flow needs or to manage the portfolio's risk exposure profile with respect to duration, credit, currency and other risk factors, while considering the impact on taxes and capital.
Our portfolio management approach, while emphasizing our investment income yield and asset/liability risk management objectives, also takes into account the capital and tax implications of portfolio activity and our assertions regarding our ability and intent to hold debt securities to recovery.
Management of Investments
Our Board of Directors (“Board”) oversees our proprietary investments, including our portfolios and regularly reviews performance and risk positions. Our Chief Investment Officer Organization (“CIO Organization”) develops investment policies subject to risk limits proposed by our Risk Management group for the portfolios and directs and oversees management of the portfolios within risk limits approved annually by the Board.
The CIO Organization, works closely with product actuaries and Risk Management to understand the characteristics of our products and their associated market risk exposures. This information is incorporated into the development of target asset portfolios that manage market risk exposures associated with the liability characteristics and establish investment risk exposures, within tolerances prescribed by the Company’s investment risk limits, on which we expect to earn an attractive risk-adjusted return. We develop asset strategies for specific classes of product liabilities and attributed or accumulated surplus, each with distinct risk characteristics. Market
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risk exposures associated with the liabilities include interest rate risk, which is addressed through the duration characteristics of the target asset mix, and currency risk, which is addressed by the currency profile of the target asset mix. The portfolios typically include allocations to credit and other investment risks as a means to enhance investment yields and returns over time.
Most of our products can be categorized into the following three classes:
•interest-crediting products for which the rates credited to customers are periodically adjusted to reflect market and competitive forces and actual investment experience, such as fixed annuities and universal life insurance;
•participating individual and experience-rated group products in which customers participate in actual investment and business results through annual dividends, interest or return of premium; and
•products with fixed or guaranteed terms, such as traditional whole life products and payout annuities.
Our total investment portfolio is composed of a number of operating portfolios. Each operating portfolio backs a specific set of liabilities, and the portfolios have a target asset mix that supports the liability characteristics, including duration, cash flow, liquidity needs and other criteria. As of December 31, 2025, the average duration of our investment portfolios, including the impact of derivatives, was between 4 and 5 years. Our asset/liability management process has enabled us to manage our portfolios through several market cycles.
We implement our portfolio strategies primarily through investment in a broad range of fixed income assets, including government and agency securities, public and private corporate bonds and structured securities and mortgage loans. In addition, we hold allocations of non-coupon investments, which include equity securities and other invested assets such as limited partnerships and limited liability companies (“LPs/LLCs”), derivative instruments, and other miscellaneous investments.
We manage our public fixed maturity portfolio to a risk profile directed or overseen by the CIO Organization and Risk Management groups and to a profile that also reflects the market environments impacting our domestic insurance portfolios. The return that we earn on the portfolio will be reflected in investment income and in realized gains or losses on investments.
We use privately-placed corporate debt securities and commercial mortgage loans, which consist of mortgages on diversified properties in terms of geography, property type and borrowers, to enhance the yield on our portfolios and to improve the overall diversification of the portfolios. Private placements typically offer enhanced yields due to an illiquidity premium and generally offer enhanced credit protection in the form of covenants. Our origination capability offers the opportunity to lead transactions and gives us the opportunity for better terms, including covenants and call protection, and to take advantage of innovative deal structures.
Derivative strategies are employed in the context of our risk management framework to enhance our ability to manage interest rate and currency risk exposures of the asset portfolio relative to the liabilities and to manage credit and equity positions in the investment portfolios. For a discussion of our risk management process, see “Quantitative and Qualitative Disclosures About Market Risk” below.
Our portfolio asset allocation reflects our emphasis on diversification across asset classes, sectors and issuers. The CIO Organization, directly and through related functions within the insurance subsidiaries, implements portfolio strategies primarily through Prudential’s PGIM segment. Activities of the PGIM segment on behalf of Pruco Life's portfolios are directed and overseen by the CIO Organization and monitored by Risk Management for compliance with investment risk limits.
Portfolio Composition
Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, policy loans and non-coupon investments, which include equity securities and other invested assets such as LPs/LLCs, derivative instruments and other miscellaneous investments. The composition of our investment portfolio reflects, within the discipline provided by our risk management approach, our need for competitive results and the selection of diverse investment alternatives available primarily through our PGIM segment. The size of our portfolio enables us to invest in asset classes that may be unavailable to the typical investor.

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The following table sets forth the composition of our investment portfolio as of the dates indicated:

	December 31,
	2025		2024
	($ in millions)
Fixed maturities:
Public, available-for-sale, at fair value	$32,200	46.2%	$23,089	43.7%
Private, available-for-sale, at fair value	15,424	22.1	11,897	22.5
Fixed maturities, trading, at fair value	4,892	7.0	3,845	7.3
Equity securities, at fair value	2,870	4.1	2,624	4.9
Commercial mortgage and other loans, net of allowance	10,083	14.4	7,759	14.7
Policy loans, at outstanding balance	1,667	2.4	1,542	2.9
Other invested assets(1)	2,297	3.3	1,582	3.0
Short-term investments, net of allowance	321	0.5	517	1.0
Total investments	$69,754	100.0%	$52,855	100.0%
(1)    Other invested assets consist of investments in LPs/LLCs, derivative instruments and other miscellaneous investments.
The increase in investments in 2025 was primarily due to net business inflows and a net decrease in U.S. interest rates.
 Investment Results
The following table sets forth the investment results for the periods indicated. The yields are based on net investment income as reported under U.S. GAAP and as such do not include certain interest-related items, such as settlements of duration management swaps which are included in “Realized investment gains (losses), net.”

	Years Ended December 31,
	2025		2024		2023
	Yield(1)	Amount	Yield(1)	Amount	Yield(1)	Amount
	($ in millions)
Fixed maturities(2)	5.35%	$2,239	5.30%	$1,671	4.71%	$1,183
Equity securities	3.18	63	3.02	30	3.00	15
Commercial mortgage and other loans	5.15	445	4.86	329	4.07	232
Policy loans	4.84	67	5.06	66	5.71	48
Short-term investments and cash equivalents	4.35	121	5.88	172	5.58	122
Gross investment income	5.16	2,935	5.20	2,268	4.68	1,600
Investment expenses	(0.23)	(129)	(0.25)	(105)	(0.23)	(77)
Investment income after investment expenses	4.93%	2,806	4.95%	2,163	4.45%	1,523
Other invested assets(3)		405		259		153
Total net investment income		$3,211		$2,422		$1,676
(1)The denominator in the yield percentage is based on quarterly average carrying values for all asset types except for fixed maturities which are based on amortized cost, net of allowance. Amounts for fixed maturities, short-term investments and cash equivalents are also netted for securities lending activity (i.e., income netted for rebate expenses and asset values netted for securities lending liabilities). A yield is not presented for other invested assets as it is not considered a meaningful measure of investment performance.
(2)Includes fixed maturity securities classified as available-for-sale and derivative instruments. Excludes fixed maturity securities classified as trading, which are included in other invested assets.
(3)Other invested assets consist of investments in LPs/LLCs, fixed maturities classified as trading and other miscellaneous investments.

The investment income after investment expenses yield for 2025 compared to 2024 remained relatively flat.
The increase in investment income after investment expenses yield for 2024 compared to 2023 was primarily the result of higher fixed income reinvestment rates.
Fixed Maturity Securities
In the following sections, we provide details about our fixed maturity securities portfolio, which excludes fixed maturity securities classified as trading.

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Fixed Maturity Securities by Contractual Maturity Date
The following table sets forth the breakdown of the amortized cost of our fixed maturity securities portfolio by contractual maturity, as of the date indicated:

	December 31, 2025
	Amortized Cost	% of Total
	($ in millions)
Corporate & government securities
Maturing in 2026	$1,745	3.6%
Maturing in 2027	2,756	5.7
Maturing in 2028	3,572	7.4
Maturing in 2029	4,061	8.4
Maturing in 2030	5,349	11.1
Maturing in 2031	4,001	8.3
Maturing in 2032	2,632	5.5
Maturing in 2033	1,795	3.7
Maturing in 2034	1,907	4.0
Maturing in 2035	2,109	4.4
Maturing in 2036	495	1.0
Maturing in 2037 and beyond	10,448	21.7
Total corporate & government securities	40,870	84.8
Asset-backed	5,052	10.5
Commercial mortgage-backed	1,371	2.8
Residential mortgage-backed	937	1.9
Total fixed maturities, available-for-sale	$48,230	100.0%

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Fixed Maturity Securities by Industry
The following table sets forth the composition of our fixed maturity, available-for-sale portfolio by industry category and the associated gross unrealized gains and losses, as well as the allowance for credit losses (“ACL”), as of the dates indicated:

	December 31, 2025					December 31, 2024
Industry(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	ACL	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	ACL	Fair Value
	(in millions)
Corporate securities:
Finance	$11,416	$223	$322	$0	$11,317	$8,447	$48	$473	$0	$8,022
Consumer non-cyclical	5,518	89	267	0	5,340	4,334	20	369	10	3,975
Utility	3,553	65	217	0	3,401	2,869	12	267	0	2,614
Capital goods	4,776	125	118	0	4,783	3,666	20	199	6	3,481
Consumer cyclical	2,497	61	32	0	2,526	2,217	14	64	15	2,152
Foreign agencies	366	5	22	0	349	284	1	32	0	253
Energy	2,832	63	69	0	2,826	1,985	8	110	8	1,875
Communications	802	12	40	8	766	714	5	44	0	675
Basic industry	1,484	39	48	1	1,474	1,369	4	84	0	1,289
Transportation	2,232	89	64	2	2,255	1,754	19	115	0	1,658
Technology	2,516	53	49	2	2,518	1,643	9	74	1	1,577
Industrial other	765	11	56	0	720	527	1	66	0	462
Total corporate securities	38,757	835	1,304	13	38,275	29,809	161	1,897	40	28,033
Foreign government	456	7	38	0	425	362	1	53	0	310
Residential mortgage-backed(2)	937	10	5	0	942	367	1	12	0	356
Asset-backed	5,052	31	5	1	5,077	3,728	31	9	0	3,750
Commercial mortgage-backed	1,371	17	34	0	1,354	945	5	53	0	897
U.S. Government	1,197	24	104	0	1,117	1,200	8	109	0	1,099
State & Municipal	460	1	27	0	434	570	1	30	0	541
Total fixed maturities, available-for-sale	$48,230	$925	$1,517	$14	$47,624	$36,981	$208	$2,163	$40	$34,986
(1)Investment data has been classified based on standard industry categorizations for domestic public holdings and similar classifications by industry for all other holdings.
(2)As of both December 31, 2025 and 2024, based on amortized cost, more than 99% were rated A or higher.

Fixed Maturity Securities Credit Quality
The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”) evaluates the investments of insurers for statutory reporting purposes and assigns fixed maturity securities to one of six categories called “NAIC Designations.” In general, NAIC Designations of “1” highest quality, or “2” high quality, include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s Investor Service, Inc. (“Moody’s”) or BBB- or higher by Standard & Poor’s Rating Services (“S&P”). NAIC Designations of “3” through “6” generally include fixed maturities referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by S&P. The NAIC Designations for commercial mortgage-backed securities and non-agency residential mortgage-backed securities, including our asset-backed securities collateralized by sub-prime mortgages, are based on security level expected losses as modeled by an independent third party (engaged by the NAIC) and the statutory carrying value of the security, including any purchase discounts or impairment charges previously recognized.
As a result of time lags between the funding of investments, the finalization of legal documents, and the completion of the SVO filing process, the fixed maturity portfolio includes certain securities that have not yet been designated by the SVO as of each balance sheet date. Pending receipt of SVO designations, the categorization of these securities by NAIC Designation is based on the expected ratings indicated by internal analysis.
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Ratings assigned by nationally recognized rating agencies include S&P, Moody’s, Fitch Ratings, Inc. (“Fitch”) and Morningstar, Inc. (“Morningstar”). Low issue composite rating uses ratings from the major credit rating agencies or, if these are not available, an equivalent internal rating. For securities where the ratings assigned are not equivalent, the second lowest rating is utilized.
The following table sets forth our fixed maturity, available-for-sale portfolio by NAIC Designation or equivalent rating, as of the dates indicated:

	December 31, 2025					December 31, 2024
NAIC Designation(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses(2)	ACL	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses(2)	ACL	Fair Value
	(in millions)
1	$24,947	$325	$870	$0	$24,402	$19,247	$109	$1,093	$0	$18,263
2	20,448	496	599	0	20,345	15,232	81	966	0	14,347
Subtotal High or Highest Quality Securities(3)	45,395	821	1,469	0	44,747	34,479	190	2,059	0	32,610
3	1,592	71	29	2	1,632	1,209	8	67	0	1,150
4	1,068	29	15	9	1,073	952	8	28	4	928
5	129	3	3	0	129	225	1	7	0	219
6	46	1	1	3	43	116	1	2	36	79
Subtotal Other Securities(4)(5)	2,835	104	48	14	2,877	2,502	18	104	40	2,376
Total fixed maturities, available-for-sale	$48,230	$925	$1,517	$14	$47,624	$36,981	$208	$2,163	$40	$34,986
(1)As of December 31, 2025 and 2024, includes 307 securities with amortized cost of $2,155 million (fair value, $2,176 million) and 163 securities with amortized cost of $1,126 million (fair value, $1,062 million), respectively, that have been categorized based on expected NAIC Designations pending receipt of SVO ratings.
(2)As of December 31, 2025, includes gross unrealized losses of $8 million on public fixed maturities and $40 million on private fixed maturities considered to be other than high or highest quality and, as of December 31, 2024, includes gross unrealized losses of $10 million on public fixed maturities and $94 million on private fixed maturities considered to be other than high or highest quality.
(3)On an amortized cost basis, as of December 31, 2025, includes $32,573 million of public fixed maturities and $12,822 million of private fixed maturities and, as of December 31, 2024, includes $24,005 million of public fixed maturities and $10,474 million of private fixed maturities.
(4)On an amortized cost basis, as of December 31, 2025, includes $242 million of public fixed maturities and $2,593 million of private fixed maturities and, as of December 31, 2024, includes $304 million of public fixed maturities and $2,198 million of private fixed maturities.
(5)On an amortized cost basis, as of December 31, 2025, securities considered below investment grade based on low issue composite ratings total $2,408 million, or 5% of the total fixed maturities, and include securities considered high or highest quality by the NAIC based on the rules described above.
Liquidity and Capital Resources
Overview
Liquidity refers to the ability to generate sufficient cash resources to meet the payment obligations of the Company. Capital refers to the long-term financial resources available to support the operations of our business, fund business growth, and provide a cushion to withstand adverse circumstances. Our ability to generate and maintain sufficient liquidity and capital depends on the profitability of our business, general economic conditions, our ability to borrow from affiliates and our access to the capital markets through affiliates as described herein.
Effective and prudent liquidity and capital management is a priority across the organization. Management monitors the liquidity of the Company on a daily basis and projects borrowing and capital needs over a multi-year time horizon. We use a Risk Appetite Framework ("RAF") to ensure that all risks taken by the Company align with our capacity and willingness to take those risks. The RAF provides a dynamic assessment of capital and liquidity stress impacts, including scenarios similar to, and more severe than, those occurring due to COVID-19, and is intended to ensure that sufficient resources are available to absorb those impacts. We believe that our capital and liquidity resources are sufficient to satisfy the capital and liquidity requirements of the Company.
Our businesses are subject to comprehensive regulation and supervision by domestic and international regulators. These regulations currently include requirements (many of which are the subject of ongoing rule-making) relating to capital and liquidity management. For information on these regulatory initiatives and their potential impact on us, see “Regulation" and “Risk Factors Related to Our Business".
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Capital
We manage the Company to regulatory capital levels consistent with our "AA" ratings targets. We utilize the risk-based capital (“RBC”) ratio as a primary measure of capital adequacy. RBC is calculated based on statutory financial statements and risk formulas consistent with the practices of the National Association of Insurance Commissioners ("NAIC"). RBC considers, among other things, risks related to the type and quality of the invested assets, insurance-related risks associated with an insurer’s products and liabilities, interest rate risks, and general business risks. RBC ratio calculations are intended to assist insurance regulators in measuring an insurer’s solvency and ability to pay future claims. The reporting of RBC measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities, but is available to the public. The Company’s capital levels substantially exceed the minimum level required by applicable insurance regulations. Our regulatory capital levels may be affected in the future by changes to the applicable regulations, proposals for which are currently under consideration by both domestic and international insurance regulators.
The regulatory capital level of the Company can be materially impacted by interest rate and equity market fluctuations, changes in the values of derivatives, the level of impairments recorded, and credit quality migration of the investment portfolio, among other items. In addition, the reinsurance of business or the recapture of business subject to reinsurance arrangements due to defaults by, or credit quality migration affecting, the reinsurers or for other reasons could negatively impact regulatory capital levels. The Company’s regulatory capital level is also affected by statutory accounting rules, which are subject to change by each applicable insurance regulator.
Captive Reinsurance Companies
Prudential Financial and the Company use captive reinsurance companies for our individual life business to more effectively manage our reserves and capital on an economic basis and to enable the aggregation and transfer of risks. The captive reinsurance companies assume business from affiliates only. To support the risks they assume, our captives are capitalized to a level we believe is consistent with the “AA” financial strength rating targets of Prudential Financial’s insurance subsidiaries. All of the captive reinsurance companies are wholly-owned subsidiaries of Prudential Financial and are located domestically, typically in the state of domicile of the direct writing insurance subsidiary that cedes the majority of business to the captive. In addition to state insurance regulation, the captives are subject to internal policies governing their activities. In the normal course of business, Prudential Financial contributes capital to the captives to support business growth and other needs. Prudential Financial has also entered into support agreements with several of the captives in connection with financing arrangements.
Prudential Financial's life insurance subsidiaries are subject to a regulation entitled “Valuation of Life Insurance Policies Model Regulation,” commonly known as “Regulation XXX,” and a supporting guideline entitled “The Application of the Valuation of Life Insurance Policies Model Regulation,” commonly known as “Guideline AXXX.” The regulation and supporting guideline require insurers to establish statutory reserves for term and universal life insurance policies with long-term premium guarantees at a level that exceeds what our actuarial assumptions for this business would otherwise require. Prudential Financial uses captive reinsurance companies to finance the portion of the reserves for this business that we consider to be non-economic as described below under “—Financing Activities—Term and Universal Life Reserve Financing.”
Liquidity
Our liquidity is managed to ensure stable, reliable and cost-effective sources of cash flows to meet all of our obligations. Liquidity is provided by a variety of sources, as described more fully below, including portfolios of liquid assets. Our investment portfolios are integral to the overall liquidity of the Company. We use a projection process for cash flows from operations to ensure sufficient liquidity to meet projected cash outflows, including claims. The impact of Prudential Funding, LLC’s ("Prudential Funding"), a wholly-owned subsidiary of Prudential Insurance, financing capacity on liquidity (as described below) is considered in the internal liquidity measures of the Company.
Liquidity is measured against internally-developed benchmarks that take into account the characteristics of both the asset portfolio and the liabilities that they support. We consider attributes of the various categories of liquid assets (for example, type of asset and credit quality) in calculating internal liquidity measures to evaluate our liquidity under various stress scenarios, including company-specific and market-wide events. We continue to believe that cash generated by ongoing operations and the liquidity profile of our assets provide sufficient liquidity under reasonably foreseeable stress scenarios.
Cash Flow
The principal sources of the Company’s liquidity are premiums and certain annuity considerations, investment and fee income, investment maturities, sales of investments and internal borrowings. The principal uses of that liquidity include benefits, claims, and payments to policyholders and contractholders in connection with surrenders, withdrawals and net policy loan activity. Other uses of liquidity include commissions, general and administrative expenses, purchases of investments, the payment of dividends and returns of capital to the parent company, hedging and reinsurance activity and payments in connection with financing activities.
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We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future securities market conditions, changes in interest rate levels, policyholder perceptions of our financial strength, policyholder behavior, catastrophic events and the relative safety and attractiveness of competing products, each of which could lead to reduced cash inflows or increased cash outflows. Cash flows from investment activities results from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested.
In managing liquidity, we consider the risk of policyholder and contractholder withdrawals of funds earlier than our assumptions when selecting assets to support these contractual obligations. We use surrender charges and other contract provisions to mitigate the extent, timing and profitability impact of withdrawals of funds by customers.

	Years Ended December 31,
	2025	2024	2023
	(in millions)
Cash and cash equivalents, beginning of year	$3,326	$2,140	$2,398
Cash flows from (used in) operating activities	4,161	3,481	2,459
Cash flows from (used in) investing activities	(15,499)	(14,368)	(9,639)
Cash flows from (used in) financing activities	10,889	12,073	6,922
Net increase (decrease) in cash and cash equivalents	(449)	1,186	(258)
Cash and cash equivalents, end of year	$2,877	$3,326	$2,140
Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024
Net cash from operating activities was $4.1 billion in 2025 compared to $3.5 billion in 2024.
Net cash used in investing activities was $15.5 billion in 2025 compared to $14.4 billion in 2024. The increase in net cash used in investing activities of $1.1 billion was primarily due to higher payments for the purchase of fixed maturities, available-for-sale, partially offset by higher proceeds from the sale/maturity/prepayment of such securities.
Net cash from financing activities was $10.9 billion in 2025 compared to $12.1 billion in 2024. The decrease in net cash from financing activities of $1.2 billion was primarily due higher affiliated ceded policyholders' account deposits and policyholders' account withdrawals.
Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
Net cash from operating activities was $3.5 billion in 2024 compared to $2.5 billion in 2023. The increase in net cash from operating activities of $1.0 billion was primarily due to cash inflows from changes in derivative positions and a larger increase in future policy benefits and other insurance liabilities. These inflows were partially offset by cash outflows driven by larger increases in reinsurance related-balances and deferred acquisition costs.
Net cash used in investing activities was $14.4 billion in 2024 compared to $9.6 billion in 2023. The increase in net cash used in investing activities of $4.8 billion was primarily due to higher payments for the purchase of fixed maturities, available-for-sale, and equity securities, partially offset by higher proceeds from the sale/maturity/prepayment of such securities.
Net cash from financing activities was $12.1 billion in 2024 compared to $6.9 billion in 2023. The increase in net cash from financing activities of $5.2 billion was primarily due to higher policyholders’ account deposits.
Liquid Assets
Liquid assets include cash and cash equivalents, short-term investments, U.S. Treasury fixed maturities, fixed maturities that are not designated as held-to-maturity, and public equity securities. As of December 31, 2025 and 2024, the Company had liquid assets of $58.6 billion and $45.3 billion, respectively. The portion of liquid assets comprised of cash and cash equivalents and short-term investments was $3.2 billion and $3.8 billion as of December 31, 2025 and 2024, respectively. As of December 31, 2025, $44.7 billion, or 94%, of the fixed maturity investments in the Company's general account portfolios were rated high or highest quality based on NAIC or equivalent rating.
Prudential Funding, LLC
Prudential Financial and Prudential Funding borrow funds in the capital markets primarily through the direct issuance of commercial paper. The borrowings serve as an additional source of financing to meet our working capital needs. Prudential Funding operates under a support agreement with Prudential Insurance whereby Prudential Insurance has agreed to maintain Prudential Funding’s positive tangible net worth at all times.
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Hedging activities associated with Annuities
For the portion of the risk management strategy executed through hedging, we enter into a range of exchange-traded, cleared and other OTC equity and interest rate derivatives in order to hedge certain capital market risks related to more severe market conditions. This portion of our ALM strategy requires access to liquidity to meet payment obligations relating to these derivatives, such as payments for periodic settlements, purchases, maturities and terminations. These liquidity needs can vary materially due to, among other items, changes in interest rates, equity markets, mortality and policyholder behavior.
The hedging portion of our ALM strategy may also result in derivative-related collateral postings to (when we are in a net pay position) or from (when we are in a net receive position) counterparties. The net collateral position depends on changes in interest rates and equity markets related to the amount of the exposures hedged. Depending on market conditions, the collateral posting requirements can result in material liquidity needs when we are in a net post position.
Financing Activities
Term and Universal Life Reserve Financing
For business written prior to the implementation of principle-based reserving, Regulation XXX and Guideline AXXX require domestic life insurers to establish statutory reserves for term and universal life insurance policies with long-term premium guarantees that are consistent with the statutory reserves required for other individual life policies with similar guarantees. Many market participants believe that these levels of reserves are excessive relative to the levels reasonably required to maintain solvency for moderately adverse experience. The difference between the statutory reserve and the amount necessary to maintain solvency for moderately adverse experience is considered to be the non-economic portion of the statutory reserve.
The Company uses affiliated captive reinsurance companies to finance the portion of the statutory reserves required to be held under Regulation XXX and Guideline AXXX that is considered to be non-economic. The financing arrangements involve the reinsurance of term and universal life business to our affiliated captive reinsurers and the issuance of surplus notes by those affiliated captives that are treated as capital for statutory purposes. These surplus notes are subordinated to policyholder obligations, and the payment of principal and interest on the surplus notes can only be made with prior insurance regulatory approval.
Under the agreements, the affiliated captive receives in exchange for the surplus notes one or more credit-linked notes issued by a special-purpose affiliate of the Company with an aggregate principal amount equal to the surplus notes outstanding. The affiliated captive holds the credit-linked notes as assets supporting Regulation XXX or Guideline AXXX non-economic reserves, as applicable. The captive can redeem the principal amount of the outstanding credit-linked notes for cash upon the occurrence of, and in an amount necessary to remedy, a specified liquidity stress event affecting the captive. Under the agreements, the external counterparties have agreed to fund any such payments under the credit-linked notes in return for the receipt of fees. To date, no such payments under the credit-linked notes have been required. Under these transactions, because valid rights of set-off exist, interest and principal payments on the surplus notes and on the credit-linked notes are settled on a net basis, and the surplus notes are reflected in the Company’s total consolidated borrowings on a net basis. As a result of reinsurance transactions executed with Somerset Re and Wilton Re, we have eliminated Credit-Linked Note Structures supporting Guideline AXXX for our remaining business. In November 2024, we restructured a series of internal captive reinsurance arrangements resulting in the consolidation of Credit-Linked Note Structures supporting Regulation XXX.
As of December 31, 2025, the affiliated captive reinsurance companies have entered into agreements with external counterparties providing for the issuance of up to an aggregate of $8,000 million of surplus notes by our affiliated captive reinsurers in return for the receipt of credit-linked notes (“Credit-Linked Note Structures”), of which $7,660 million of surplus notes was outstanding, as compared to an aggregate issuance capacity of $8,000 million, of which $7,560 million was outstanding as of December 31, 2024. These amounts exclude credit-linked note structures used to finance Guideline AXXX reserves for business reinsured to Somerset Re in March 2024.
As of December 31, 2025, the affiliated captive reinsurance companies had outstanding an aggregate of $100 million of debt issued for the purpose of financing Regulation XXX non-economic reserves. In addition, as of December 31, 2025, for purposes of financing Guideline AXXX reserves, one of the affiliated captives had approximately $3,982 million of surplus notes outstanding that were issued to affiliates.
The Company has introduced updated versions of its individual life products in conjunction with the requirement to adopt principle-based reserving by January 1, 2020. These updated products are currently priced to support the principle-based statutory reserve level without the need for reserve financing.
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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk
Market risk is defined as the risk of loss from changes in interest rates, equity prices and foreign currency exchange rates resulting from asset/liability mismatches where the change in the value of our liabilities is not offset by the change in value of our assets.
For additional information regarding the potential impacts of interest rate and other market fluctuations, as well as general economic and market conditions on our businesses and profitability, see “Risk Factors Related to Our Business” above. For additional information regarding our liquidity and capital resources, which may be impacted by changing market risks, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” above.
Market Risk Management
Management of market risk, which we consider to be a combination of both investment risk and market risk exposures, includes the identification and measurement of various forms of risk, the establishment of risk thresholds and the creation of processes intended to maintain risks within these thresholds while optimizing returns on the underlying assets or liabilities. As an indirect wholly-owned subsidiary of Prudential Financial, the Company benefits from the risk management strategies implemented by Prudential Financial.
Our risk management process utilizes a variety of tools and techniques, including:
•Measures of price sensitivity to market changes (e.g., interest rates, equity index prices, foreign exchange);
•Asset/liability management;
•Stress scenario testing;
•Hedging programs and affiliated reinsurance; and
•Risk management governance, including policies, limits, and a committee that oversees investment and market risk.
Market Risk Mitigation
Risk mitigation takes three primary forms:
•Asset/Liability Management: Managing assets to liability-based measures. For example, investment policies identify target durations for assets based on liability characteristics and asset portfolios are managed within ranges around them. This mitigates potential unanticipated economic losses from interest rate movements.
•Hedging: Using derivatives to offset risk exposures. For example, for our variable annuities business, potential living benefit claims resulting from more severe market conditions are hedged using derivative instruments.
•Management of portfolio concentration risk. For example, ongoing monitoring and management of key rate, currency and other concentration risks support diversification efforts to mitigate exposure to individual markets and sources of risk.
Market Risk Related to Interest Rates
We perform liability-driven investing and engage in careful asset/liability management. Asset/liability mismatches create the risk that changes in liability values will differ from the changes in the value of the related assets. Additionally, changes in interest rates may impact other items including, but not limited to, the following:
•Net investment spread between the amounts that we are required to pay and the rate of return we are able to earn on investments for certain products supported by general account investments;
•Asset-based fees earned on assets under management or contractholder account values;
•Net exposure to the guarantees provided under certain products; and
•Our capital levels.
In order to mitigate the impact that an unfavorable interest rate environment has on our net interest margins, we employ a proactive asset/liability management program, which includes strategic asset allocation and derivative strategies within a disciplined risk management framework. These strategies seek to match the characteristics of our products, and to approximate the interest rate sensitivity of the assets with the estimated interest rate sensitivity of the product liabilities. Our asset/liability management program also helps manage duration gaps, currency and other risks between assets and liabilities through the use of derivatives. We adjust this dynamic process as products change, as customer behavior changes and as changes in the market environment occur. As a result, our asset/liability management process has permitted us to manage interest rate risk successfully through several market cycles.
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We use duration and convexity analyses to measure price sensitivity to interest rate changes. Duration measures the relative sensitivity of the fair value of a financial instrument to changes in interest rates. Convexity measures the rate of change in duration with respect to changes in interest rates. We use asset/liability management and derivative strategies to manage our interest rate exposure by matching the relative sensitivity of asset and liability values to interest rate changes, or by controlling the “duration mismatch” of assets and liability duration targets. In certain markets, capital market limitations that hinder our ability to acquire assets that approximate the duration of some of our liabilities are considered in setting duration targets. We consider risk-based capital and tax implications as well as current market conditions in our asset/liability management strategies.
The Company also mitigates interest rate risk through a market value adjusted (“MVA”) provision on certain of the Company’s annuity products' fixed investment options. This MVA provision limits interest rate risk by subjecting the contractholder to an MVA when funds are withdrawn or transferred to variable investment options before the end of the guarantee period. In the event of rising interest rates, which generally make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which generally make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, is designed to offset the decrease or increase in the market value of the securities underlying the guarantee.
We assess the impact of interest rate movements on the value of our financial assets, financial liabilities and derivatives using hypothetical test scenarios that assume either upward or downward 100 basis point parallel shifts in the yield curve from prevailing interest rates, reflecting changes in either credit spreads or the risk-free rate. The following table sets forth the net estimated potential loss in fair value on these financial instruments from a hypothetical 100 basis point upward shift as of December 31, 2025 and 2024. This table is presented on a gross basis and excludes offsetting impacts to certain insurance liabilities that are not considered financial liabilities under U.S. GAAP. This scenario results in the greatest net exposure to interest rate risk of the hypothetical scenarios tested at those dates. While the test scenario is for illustrative purposes only and does not reflect our expectations regarding future interest rates or the performance of fixed income markets, it is a near-term, reasonably possible hypothetical change that illustrates the potential impact of such events. These test scenarios do not measure the changes in value that could result from non-parallel shifts in the yield curve which we would expect to produce different changes in discount rates for different maturities. As a result, the actual loss in fair value from a 100 basis point change in interest rates could be different from that indicated by these calculations. The estimated changes in fair values do not include separate account assets.

	December 31, 2025			December 31, 2024
	Notional	Fair Value	Hypothetical Change in Fair Value	Notional	Fair Value	Hypothetical Change in Fair Value
	(in millions)
Financial assets with interest rate risk:
Fixed maturities(1)		$48,981	$(2,402)		$36,320	$(1,848)
Policy loans		1,667	0		1,541	0
Commercial mortgage and other loans		10,114	(334)		7,535	(274)
Derivatives:
Futures	$2,913	(2)	28	$3,321	(6)	31
Swaps	231,245	(11,677)	(1,188)	203,928	(11,543)	(1,182)
Options	226,292	29	260	146,242	(391)	12
Forwards	2,388	(11)	0	1,147	30	0
Synthetic GICs	4,186	0	0	3,959	0	3
Indexed universal life contracts		(2,102)	363		(1,313)	179
Indexed annuity contracts		(16,504)	183		(11,312)	159
Total embedded derivatives(2)		(18,606)	546		(12,625)	338
Financial liabilities with interest rate risk(3):
Policyholders' account balances-investment contracts		15,630	6		10,811	6
Insurance liabilities with interest rate risk:
Benefit reserves (traditional and limited-payment contracts)(4)		8,227	655		7,514	570
Market risk benefits(5)		2,839	1,243		2,488	1,506
Net estimated potential loss			$(1,186)			$(838)
(1)Includes assets classified as “Fixed maturities, available-for-sale, at fair value” and “Fixed maturities, trading, at fair value”. Changes in fair value of fixed maturities classified as available-for-sale are included in AOCI. Excludes financial assets that are considered Funds Withheld, where the economic benefits and investment risk associated with the Funds Withheld assets ultimately inure to the reinsurer. Prior period amounts have been updated to conform to current period presentation.
107

(2)Excludes any offsetting impact of derivative instruments purchased to hedge changes in the embedded derivatives. Amounts reported gross of reinsurance.
(3)Excludes approximately $91 billion and $76 billion as of December 31, 2025 and 2024, respectively, of certain insurance reserve and deposit liabilities that are not considered financial liabilities. We believe that the interest rate sensitivities of these insurance liabilities would serve as an offset to the net interest rate risk of the financial assets and liabilities, including investment contracts.
(4)Changes in fair value of benefit reserves (traditional and limited-payment contracts) are included in AOCI.
(5)Amounts reported gross of reinsurance.

Under U.S. GAAP, the fair value of the MRBs and embedded derivatives for certain features associated with indexed universal life, and indexed annuity contracts, reflected in the table above, includes the impact of the market’s perception of our NPR. For additional information regarding the key estimates and assumptions used in our determination of fair value, including NPR, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Accounting Policies & Pronouncements—Application of Critical Accounting Estimates—Market Risk Benefits” above.
Market Risk Related to Equity Prices
We have exposure to equity price risk through our investments in equity securities, equity-based derivatives, MRBs and embedded derivatives associated with index-linked crediting features of universal life and annuity contracts. Changes in equity prices may impact other items including, but not limited to, the following:
•Asset-based fees earned on assets under management or contractholder account value; and
•Net exposure to the guarantees provided under certain products.
We manage equity price risk against benchmarks in respective markets. We benchmark our return on equity holdings against a blend of market indices, mainly the S&P 500 and Russell 2000 for U.S. equities. We benchmark foreign equities against the Tokyo Price Index, and the MSCI EAFE, a market index which captures large and mid cap representation across developed markets around the world, excluding the U.S. and Canada. We target price sensitivities that approximate those of the benchmark indices. For equity investments within the separate accounts, the investment risk is borne by the separate account contractholder rather than by the Company.
We estimate our equity risk from a hypothetical 10% decline in equity benchmark market levels. The following table sets forth the net estimated potential loss in fair value from such a decline as of December 31, 2025 and 2024. While these scenarios are for illustrative purposes only and do not reflect our expectations regarding future performance of equity markets or of our equity portfolio, they represent near-term reasonably possible hypothetical changes that illustrate the potential impact of such events. These scenarios consider only the direct impact on fair value of declines in equity benchmark market levels and not changes in asset-based fees recognized as revenue, or changes in assumptions such as market volatility or mortality, utilization or persistency rates in our variable annuity contracts that could also impact the fair value of our living benefit features. In addition, these scenarios do not reflect the impact of basis risk, such as potential differences in the performance of the investment funds underlying the variable annuity products relative to the market indices we use as a basis for developing our hedging strategy. The impact of basis risk could result in larger differences between the change in fair value of the equity-based derivatives and the related living benefit features in comparison to these scenarios. In calculating these amounts, we exclude separate account equity securities.
108

	December 31, 2025			December 31, 2024
	Notional	Fair Value	Hypothetical Change in Fair Value	Notional	Fair Value	Hypothetical Change in Fair Value
	(in millions)
Equity securities		$2,870	$(287)		$2,624	$(262)
Equity-based derivatives(1)	$231,391	1,449	(2,698)	$141,934	707	(1,582)
Indexed universal life contracts		(2,102)	55		(1,313)	23
Indexed annuity contracts		(16,504)	3,158		(11,312)	2,345
Total embedded derivatives(1)(2)		(18,606)	3,213		(12,625)	2,368
Market risk benefits(3)		2,839	(709)		2,488	(836)
Net estimated potential loss			$(481)			$(312)
(1)The notional and fair value of equity-based derivatives and the fair value of embedded derivatives are also reflected in amounts under “Market Risk Related to Interest Rates” above and are not cumulative.
(2)Excludes any offsetting impact of derivative instruments purchased to hedge changes in the embedded derivatives. Amounts reported gross of reinsurance.
(3)Amounts reported gross of reinsurance.
Market Risk Related to Foreign Currency Exchange Rates
The Company is exposed to foreign currency exchange rate risk in its domestic general account investment portfolios. This risk arises primarily from investments that are denominated in foreign currencies. We manage this risk by hedging substantially all domestic foreign currency-denominated fixed-income investments into U.S. dollars. We generally do not hedge all of the foreign currency risk of our investments in equity securities of unaffiliated foreign entities.
Derivatives
We use derivative financial instruments primarily to reduce market risk from changes in interest rates, equity prices and foreign currency exchange rates, including their use to alter interest rate or foreign currency exposures arising from mismatches between assets and liabilities. Our derivatives primarily include swaps, futures, options and forward contracts that are exchange-traded or contracted in the OTC market.
Our derivatives also include interest rate guarantees we provide on our synthetic GIC products. Synthetic GICs simulate the performance of traditional insurance-related GICs but are accounted for as derivatives under U.S. GAAP due to the fact that the policyholders own the underlying assets, and we only provide a book value “wrap” on the customers’ funds, which are held in a client-owned trust. Additionally, our derivatives include embedded derivative instruments associated with the index-linked features of certain universal life and annuity products. For additional information regarding our derivative activities, see Note 5 to the Consolidated Financial Statements included in this prospectus.
Market Risk Related to Variable Annuity Products
The primary risk exposures of our variable annuity contracts relate to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including capital markets assumptions such as equity market returns, interest rates, market volatility and actuarial assumptions. We manage our exposure to certain risks driven by fluctuations in capital markets primarily through a combination of product design features, such as an automatic rebalancing feature and/or inclusion in our ALM strategy. In addition, we may also utilize external reinsurance as a form of additional risk mitigation. Our guaranteed living and death benefit features on variable annuities are accounted for as MRBs and recorded at fair value. The market risk sensitivities associated with U.S. GAAP values of both the MRBs and the related derivatives used to hedge the changes in fair value of these MRBs are provided under “Market Risk Related to Interest Rates” and “Market Risk Related to Equity Prices” above.
For additional information regarding our risk management strategies, including our ALM strategy and product design features, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” above.
Financial Information for Pruco Life Insurance Company can be found below in "Appendix D" to this prospectus.
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APPENDIX A – SPECIAL CONTRACT PROVISIONS FOR CONTRACTS ISSUED IN CERTAIN STATES
Certain features of your Contract may be different than the features described earlier in this prospectus, if your Contract is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provisions
California and Indiana	If your Financial Firm is no longer approved by us, you may be entitled to receive a refund of a portion of your Contract Fees.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis.
Nevada
If your Contract Fee is not received within ten days after the due date and the Contract has been effective for more than one year, the Contract will terminate. If within one year of termination the current Contract Fees plus interest not to exceed 6% are paid, you may request reinstatement of the Contract. If the Contract has been effective for less than or equal to one year, the Contract cannot be terminated due to non-payment of Contract Fees.
If the Contract is reinstated in the Pre-Income Phase the Annual Income Amount is recalculated using the ten current value of the Account and the then current Income Percentage and Deferral Rate(s).
If the Contract is reinstated in the Income Phase, you must pay the current Contract Fees and send the remaining Account Value to us to begin the Insured Income Stage. The Annual Income Amount will be determined using the then current value of the Account and the then current Income Percentage.

Oklahoma
If you choose to cancel your Contract under the Right to Cancel provision and we do not return the Contract Fees within 30 days from the date of cancellation, we will pay interest on the proceeds using the same rate of interest as the average United States Treasury bill rate of the preceding calendar year, plus two (2) percentage points, which shall accrue from the date of cancellation until the Contract Fees are returned.

A-1

APPENDIX B – HISTORICAL INITIAL INCOME PERCENTAGES, INCOME DEFERRAL RATES, AND CONTRACT FEES
As of the date of this prospectus, there are no previously offered Initial Income Percentages, Income Deferral Rates, or Contract Fees.

B-1

APPENDIX C - HYPOTHETICAL ANNUAL INCOME AMOUNTS AND INSURED INCOME PAYMENTS BASED ON HYPOTHETICAL INVESTMENT PERFORMANCE
The examples below demonstrate the ActiveIncome benefit under different market conditions. These examples illustrate changes to the Account Value, Income Base, and Annual Income Amount from year to year, as well as future Insured Income Payments and show how different hypothetical returns may affect these benefit values. Your returns, and therefore your benefit values, will differ from these examples, perhaps significantly. You should understand that the benefit is subject to investment risk based on the performance of your Account (net of fees) until we are obligated to make Insured Income Payments or Annuity Payments. Negative market performance and fees may significantly reduce your benefit value. The examples assume that no Excess Withdrawals are taken. Excess Withdrawals decrease the Income Base on a proportional basis, which could be more than the Excess Withdrawal amount and could substantially decrease future Annual Income Amounts and any future Insured Income Payments and could terminate the Contract.
Each of the examples below assumes the following:
•60-year old purchaser who does not start taking income for 5 Contract Years.
•At the time the Contract is purchased, the purchaser has a life expectancy of 87 years.
•No Additional Account Value Contributions are made.
•Income Withdrawals are taken at the beginning of the Contract Year.
•No Excess Withdrawals are taken.
•No Unused Annual Income Amounts are carried over to future Contract Years.
•Maximum Annual Contract Fee: 1.50% of Account Value assessed quarterly.
•Annual Advisory Fee: 1.25% of Account Value assessed quarterly.
•Hypothetical annual returns ("Gross Hypothetical Annual Returns") are before Contract Fee and Advisory Fee deductions.
•Values are rounded to the nearest dollar.
Example 1 (-5%): this example demonstrates the ActiveIncome benefit in a falling market, assuming a Gross Hypothetical Annual Return of -5% for each Contract Year prior to the Insured Income Stage.

	Contract Year	Age	Gross Hypothetical Annual Returns	Account Value*	Income Base	Income Percentage	Deferral Credit	Annual Income Amount	Amount Withdrawn from Account Value	Insured Income Payment	Cumulative Income
Pre-Income Stage	1	60	-5.00%	100,000	100,000	3.80%	0.15%	-	-	-	-
	2	61	-5.00%	92,419	92,419	3.95%	0.15%	-	-	-	-
	3	62	-5.00%	85,412	85,412	4.10%	0.15%	-	-	-	-
	4	63	-5.00%	78,937	78,937	4.25%	0.15%	-	-	-	-
	5	64	-5.00%	72,952	72,952	4.40%	0.15%	-	-	-	-
Income Stage	6	65	-5.00%	67,422	67,422	4.55%	-	3,068	3,068	-	3,068
	7	66	-5.00%	59,475	62,310	4.55%	-	2,835	2,835	-	5,903
	8	67	-5.00%	52,346	57,586	4.55%	-	2,620	2,620	-	8,523
	9	68	-5.00%	45,956	53,220	4.55%	-	2,422	2,422	-	10,944
	10	69	-5.00%	40,234	49,186	4.55%	-	2,238	2,238	-	13,182
	11	70	-5.00%	35,115	45,457	4.55%	-	2,068	2,068	-	15,251
	12	71	-5.00%	30,542	42,010	4.55%	-	1,911	1,911	-	17,162
	13	72	-5.00%	26,460	38,826	4.55%	-	1,767	1,767	-	18,929
	14	73	-5.00%	22,821	35,882	4.55%	-	1,633	1,633	-	20,561
	15	74	-5.00%	19,582	33,162	4.55%	-	1,509	1,509	-	22,070
	16	75	-5.00%	16,703	30,648	4.55%	-	1,394	1,394	-	23,465
	17	76	-5.00%	14,148	28,324	4.55%	-	1,289	1,289	-	24,753
	18	77	-5.00%	11,884	26,177	4.55%	-	1,191	1,191	-	25,944
	19	78	-5.00%	9,883	24,192	4.55%	-	1,101	1,101	-	27,045
	20	79	-5.00%	8,116	22,358	4.55%	-	1,017	1,017	-	28,062
	21	80	-5.00%	6,561	20,663	4.55%	-	940	940	-	29,003
	22	81	-5.00%	5,194	19,097	4.55%	-	869	869	-	29,872
	23	82	-5.00%	3,997	17,649	4.55%	-	803	803	-	30,675
	24	83	-5.00%	2,952	16,311	4.55%	-	742	742	-	31,417
	25	84	-5.00%	2,043	15,074	4.55%	-	686	686	-	32,103
	26	85	-5.00%	1,254	13,931	4.55%	-	634	634	-	32,736
Insured Income Stage	27	86	-	573	12,875	4.55%	-	586	573	13 **	33,322
	28	87	-	-	-	-	-	586	-	586	33,908
	29	88	-	-	-	-	-	586	-	586	34,494
	30	89	-	-	-	-	-	586	-	586	35,080
	31	90	-	-	-	-	-	586	-	586	35,666
	32	91	-	-	-	-	-	586	-	586	36,251
	33	92	-	-	-	-	-	586	-	586	36,837
	34	93	-	-	-	-	-	586	-	586	37,423
	35	94	-	-	-	-	-	586	-	586	38,009
* Account Value (before withdrawal) on the Contract Date and each Contract Date Anniversary thereafter.
** This amount represents the difference between the remaining Account Value and the current year's Annual Income Amount of $586.
During the Pre-Income Stage:
•The Account Value is decreased by the Gross Hypothetical Annual Return and also decreased by the quarterly deduction of the Contract Fee and Advisory Fee. In this example, because the net performance is negative, the Account Value is decreasing.
•The Income Base is equal to the Account Value. In this example, because the Account Value is decreasing, the Income Base is also decreasing.
•The Income Percentage is increased each year by the Deferral Credit.
During the Income Stage:
•The Account Value is decreased by the Gross Hypothetical Annual Return and also decreased by the withdrawal of the Annual Income Amount and the quarterly deduction of the Contract Fee and Advisory Fee. In this example, because the net performance is negative, the Income Base is decreasing. Unlike the Account Value, however, the Income Base is not further decreased by the withdrawal of the Annual Income Amount.
•The Income Base is subject to the Performance Adjustment. In this example, because the net performance is negative, the Income Base is decreasing, even though no Excess Withdrawals are taken. Unlike the Account Value, the Income Base is not decreased by the withdrawal of the Annual Income Amount, causing these values to diverge.
•The Income Percentage is no longer increased by the Deferral Credit because the Income Stage has begun.

•The Annual Income Amount is determined on each Contract Date Anniversary by multiplying the Income Base by the Income Percentage.
During the Insured Income Stage:
•In Contract Year 27, the Account Value is less than the $586 Annual Income Amount and is depleted. The Insured Income Payment from us for this Contract Year is $13, the difference between the Annual Income Amount and the portion of the Annual Income Amount that was withdrawn from the remaining Account Value.
•Thereafter, the Insured Income Payment from us each Contract Year is equal to the $586 Annual Income Amount.

Example 2 (0%): this example demonstrates the ActiveIncome benefit in a flat market, assuming a Gross Hypothetical Annual Return of 0% for each Contract Year prior to the Insured Income Stage.

	Contract Year	Age	Gross Hypothetical Annual Returns	Account Value*	Income Base	Income Percentage	Deferral Credit	Annual Income Amount	Amount Withdrawn from Account Value	Insured Income Payment	Cumulative Income
Pre-Income Stage	1	60	0.00%	100,000	100,000	3.80%	0.15%	-	-	-	-
	2	61	0.00%	97,283	97,283	3.95%	0.15%	-	-	-	-
	3	62	0.00%	94,639	94,639	4.10%	0.15%	-	-	-	-
	4	63	0.00%	92,068	92,068	4.25%	0.15%	-	-	-	-
	5	64	0.00%	89,566	89,566	4.40%	0.15%	-	-	-	-
Income Stage	6	65	0.00%	87,133	87,133	4.55%	-	3,965	3,965	-	3,965
	7	66	0.00%	80,908	84,765	4.55%	-	3,857	3,857	-	7,821
	8	67	0.00%	74,958	82,462	4.55%	-	3,752	3,752	-	11,573
	9	68	0.00%	69,271	80,221	4.55%	-	3,650	3,650	-	15,223
	10	69	0.00%	63,838	78,041	4.55%	-	3,551	3,551	-	18,774
	11	70	0.00%	58,649	75,921	4.55%	-	3,454	3,454	-	22,229
	12	71	0.00%	53,695	73,858	4.55%	-	3,361	3,361	-	25,589
	13	72	0.00%	48,967	71,851	4.55%	-	3,269	3,269	-	28,858
	14	73	0.00%	44,456	69,899	4.55%	-	3,180	3,180	-	32,039
	15	74	0.00%	40,154	68,000	4.55%	-	3,094	3,094	-	35,133
	16	75	0.00%	36,053	66,152	4.55%	-	3,010	3,010	-	38,143
	17	76	0.00%	32,145	64,354	4.55%	-	2,928	2,928	-	41,071
	18	77	0.00%	28,423	62,606	4.55%	-	2,849	2,849	-	43,919
	19	78	0.00%	24,880	60,905	4.55%	-	2,771	2,771	-	46,691
	20	79	0.00%	21,508	59,250	4.55%	-	2,696	2,696	-	49,386
	21	80	0.00%	18,301	57,640	4.55%	-	2,623	2,623	-	52,009
	22	81	0.00%	15,252	56,074	4.55%	-	2,551	2,551	-	54,560
	23	82	0.00%	12,356	54,550	4.55%	-	2,482	2,482	-	57,042
	24	83	0.00%	9,605	53,068	4.55%	-	2,415	2,415	-	59,457
	25	84	0.00%	6,995	51,626	4.55%	-	2,349	2,349	-	61,806
	26	85	0.00%	4,520	50,223	4.55%	-	2,285	2,285	-	64,091
Insured Income Stage	27	86	-	2,174	48,858	4.55%	-	2,223	2,174	49 **	66,314
	28	87	-	-	-	-	-	2,223	-	2,223	68,537
	29	88	-	-	-	-	-	2,223	-	2,223	70,760
	30	89	-	-	-	-	-	2,223	-	2,223	72,983
	31	90	-	-	-	-	-	2,223	-	2,223	75,206
	32	91	-	-	-	-	-	2,223	-	2,223	77,429
	33	92	-	-	-	-	-	2,223	-	2,223	79,653
	34	93	-	-	-	-	-	2,223	-	2,223	81,876
	35	94	-	-	-	-	-	2,223	-	2,223	84,099
* Account Value (before withdrawal) on the Contract Date and each Contract Date Anniversary thereafter.
** This amount represents the difference between the remaining Account Value and the current year's Annual Income Amount of $2,223.
During the Pre-Income Stage:
•The Account Value is unchanged by the Gross Hypothetical Annual Return and decreased by the quarterly deduction of the Contract Fee and Advisory Fee. In this example, although the Gross Hypothetical Annual Return is 0%, the deduction from the Account Value of the Contract Fee and Advisory Fee results in negative net performance, and the Account Value is decreasing.
•The Income Base is equal to the Account Value. In this example, because the Account Value is decreasing, the Income Base is also decreasing.
•The Income Percentage is increased each year by the Deferral Credit.

During the Income Stage:
•The Account Value is unchanged by the Gross Hypothetical Annual Return (because it is 0%) and decreased by the withdrawal of the Annual Income Amount and the quarterly deduction of the Contract Fee and Advisory Fee. In this example, although the Gross Hypothetical Annual Return is 0%, the deduction of the Contract Fee and Advisory Fee results in negative net performance, and the Income Base is decreasing. Unlike the Account Value, however, the Income Base is not further decreased by the withdrawal of the Annual Income Amount.
•The Income Base is subject to the Performance Adjustment. In this example, because the net performance is negative, the Income Base is decreasing, even though no Excess Withdrawals are taken. Unlike the Account Value, the Income Base is not decreased by the withdrawal of the Annual Income Amount, causing these values to diverge.
•The Income Percentage is no longer increased by the Deferral Credit because the Income Stage has begun.
•The Annual Income Amount is determined on each Contract Date Anniversary by multiplying the Income Base by the Income Percentage.
During the Insured Income Stage:
•In Contract Year 27, the Account Value is less than the $2,223 Annual Income Amount and is depleted. The Insured Income Payment from us for this Contract Year is $49, the difference between the Annual Income Amount and the portion of the Annual Income Amount that was withdrawn from the remaining Account Value.
•Thereafter, the Insured Income Payment from us each Contract Year is equal to the $2,223 Annual Income Amount.

Example 3 (5%): this example demonstrates the ActiveIncome benefit in a rising market, assuming a Gross Hypothetical Annual Return of 5% for each Contract Year prior to the Insured Income Stage.

	Contract Year	Age	Gross Hypothetical Annual Returns	Account Value*	Income Base	Income Percentage	Deferral Credit	Annual Income Amount	Amount Withdrawn from Account Value	Insured Income Payment	Cumulative Income
Pre-Income Stage	1	60	5.00%	100,000	100,000	3.80%	0.15%	-	-	-	-
	2	61	5.00%	102,147	102,147	3.95%	0.15%	-	-	-	-
	3	62	5.00%	104,340	104,340	4.10%	0.15%	-	-	-	-
	4	63	5.00%	106,580	106,580	4.25%	0.15%	-	-	-	-
	5	64	5.00%	108,868	108,868	4.40%	0.15%	-	-	-	-
Income Stage	6	65	5.00%	111,206	111,206	4.55%	-	5,060	5,060	-	5,060
	7	66	5.00%	108,425	113,593	4.55%	-	5,168	5,168	-	10,228
	8	67	5.00%	105,473	116,032	4.55%	-	5,279	5,279	-	15,508
	9	68	5.00%	102,345	118,523	4.55%	-	5,393	5,393	-	20,901
	10	69	5.00%	99,034	121,068	4.55%	-	5,509	5,509	-	26,409
	11	70	5.00%	95,533	123,667	4.55%	-	5,627	5,627	-	32,036
	12	71	5.00%	91,836	126,322	4.55%	-	5,748	5,748	-	37,784
	13	72	5.00%	87,937	129,034	4.55%	-	5,871	5,871	-	43,655
	14	73	5.00%	83,828	131,805	4.55%	-	5,997	5,997	-	49,652
	15	74	5.00%	79,502	134,635	4.55%	-	6,126	6,126	-	55,778
	16	75	5.00%	74,951	137,525	4.55%	-	6,257	6,257	-	62,035
	17	76	5.00%	70,169	140,478	4.55%	-	6,392	6,392	-	68,427
	18	77	5.00%	65,146	143,494	4.55%	-	6,529	6,529	-	74,956
	19	78	5.00%	59,876	146,574	4.55%	-	6,669	6,669	-	81,625
	20	79	5.00%	54,349	149,721	4.55%	-	6,812	6,812	-	88,437
	21	80	5.00%	48,557	152,936	4.55%	-	6,959	6,959	-	95,396
	22	81	5.00%	42,492	156,219	4.55%	-	7,108	7,108	-	102,504
	23	82	5.00%	36,143	159,573	4.55%	-	7,261	7,261	-	109,764
	24	83	5.00%	29,503	162,999	4.55%	-	7,416	7,416	-	117,181
	25	84	5.00%	22,561	166,499	4.55%	-	7,576	7,576	-	124,757
	26	85	5.00%	15,307	170,073	4.55%	-	7,738	7,738	-	132,495
Insured Income Stage	27	86	-	7,731	173,725	4.55%	-	7,904	7,731	174 **	140,399
	28	87	-	-	-	-	-	7,904	-	7,904	148,304
	29	88	-	-	-	-	-	7,904	-	7,904	156,208
	30	89	-	-	-	-	-	7,904	-	7,904	164,113
	31	90	-	-	-	-	-	7,904	-	7,904	172,017
	32	91	-	-	-	-	-	7,904	-	7,904	179,922
	33	92	-	-	-	-	-	7,904	-	7,904	187,826
	34	93	-	-	-	-	-	7,904	-	7,904	195,731
	35	94	-	-	-	-	-	7,904	-	7,904	203,635
* Account Value (before withdrawal) on the Contract Date and each Contract Date Anniversary thereafter.
** This amount represents the difference between the remaining Account Value and the current year's Annual Income Amount of $7,904.
During the Pre-Income Stage:
•The Account Value is increased by the Gross Hypothetical Annual Return and decreased by the quarterly deduction of the Contract Fee and Advisory Fee. In this example, because the net performance is positive and no withdrawals (other than Contract Fee and Advisory Fee deductions) are taken, the Account Value is increasing.
•The Income Base is equal to the Account Value. In this example, because the Account Value is increasing, the Income Base is also increasing.
•The Income Percentage is increased each year by the Deferral Credit.
During the Income Stage:
•The Account Value is increased by the Gross Hypothetical Annual Return and decreased by the withdrawal of the Annual Income Amount and the quarterly deduction of the Contract Fee and Advisory Fee. In this example, although the net performance is positive, the withdrawal of the Annual Income Amount is generally decreasing the Account Value.
•The Income Base is subject to the Performance Adjustment. In this example, because the net performance is positive and no Excess Withdrawals are taken, the Income Base is increasing. Unlike the Account Value, the Income Base is not decreased by the withdrawal of the Annual Income Amount, causing these values to diverge.
•The Income Percentage is no longer increased by the Deferral Credit because the Income Stage has begun.

•The Annual Income Amount is determined on each Contract Date Anniversary by multiplying the Income Base by the Income Percentage.
During the Insured Income Stage:
•In Contract Year 27, the Account Value is less than the $7,904 Annual Income Amount and is depleted. The Insured Income Payment from us for this Contract Year is $174, the difference between the Annual Income Amount and the portion of the Annual Income Amount that was withdrawn from the remaining Account Value.
•Thereafter, the Insured Income Payment from us each Contract Year is equal to the $7,904 Annual Income Amount.

APPENDIX D
PRUCO LIFE INSURANCE COMPANY
FORM S-1
Pruco Life Insurance Company GAAP Financial Statements
D-1

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

PRUCO LIFE INSURANCE COMPANY
CONSOLIDATED FINANCIAL STATEMENTS INDEX

Management’s Annual Report on Internal Control Over Financial Reporting
Management of Pruco Life Insurance Company (together with its consolidated subsidiaries, the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting. Management conducted an assessment of the effectiveness, as of December 31, 2025, of the Company’s internal control over financial reporting, based on the framework established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO"). Based on our assessment under that framework, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2025.
Our internal control over financial reporting is a process designed by or under the supervision of our principal executive and principal financial officers to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of management and the directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on our financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
This Annual Report does not include an attestation report of the Company’s registered public accounting firm, PricewaterhouseCoopers LLP, regarding the internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this Annual Report.
March 6, 2026

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholder of Pruco Life Insurance Company
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial position of Pruco Life Insurance Company and its subsidiaries (the "Company") as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income (loss), of equity and of cash flows for each of the three years in the period ended December 31, 2025, including the related notes and financial statement schedules listed in the index appearing under Item 15(a)(2) (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Guaranteed Benefit Features Associated with Certain Annuity and Life Products Included in the Market Risk Benefits and the Liability for Future Policy Benefits

As described in Notes 2, 6, 9 and 11 to the consolidated financial statements, the Company issues certain annuity and life contracts which contain guaranteed benefit features. Certain of the guarantees associated with variable annuity contracts are accounted for as market risk benefits. The market risk benefits represent contracts or contract features that expose the Company to other than nominal capital market risk, primarily related to deferred annuities with guaranteed minimum benefits. The benefits are accounted for using a fair value measurement methodology. The fair value of market risk benefits is calculated as the present value of expected future benefit payments to contractholders less the present value of expected future fees attributable to the market risk benefits, based on assumptions a market participant would use in valuing the market risk benefits. On a quarterly basis, changes in the fair value of market risk benefits are recorded in net income, net of related hedges, except for the portion of the change attributable to changes in the Company’s non-performance risk which is recorded in other comprehensive income. This methodology could result in either a liability or asset balance, given changing capital market conditions and various actuarial assumptions. As of December 31, 2025, the fair value of the obligations associated with these guarantees accounted for as market risk benefit assets was $2.65 billion and for market risk benefit liabilities was $4.30 billion. As there is no observable active market for the transfer of these obligations, the valuations are calculated using internally-developed models with option pricing techniques. The models are based on a risk neutral valuation framework and incorporate premiums for risks inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows. The significant inputs to the valuation models for these market risk benefits include capital market assumptions, such as interest rate levels and volatility assumptions, the Company’s market-perceived non-performance risk under the contract, as well as actuarially determined assumptions, including contractholder behavior, such as lapse rates, benefit utilization rates, withdrawal rates and mortality rates (collectively, the significant market risk benefit assumptions). For certain life insurance products that include certain other contract features, including no-lapse guarantees, additional insurance reserves are established when associated assessments are recognized. The liability for no-lapse guarantee features is included within the additional insurance reserves balance in Note 9. As of December 31, 2025, the additional insurance reserve was $18.52 billion, recorded within the liability for future policy benefits. As disclosed by management, this liability is established using current best estimate assumptions, including mortality rates, lapse rates, and premium pattern rates, as well as interest rate and equity market return assumptions (collectively, the significant additional insurance reserve assumptions), and is based on the ratio of the present value of total expected excess payments (i.e., payments in excess of account value) over the life of the contract divided by the present value of total expected assessments (i.e., benefit ratio). The liability equals the current benefit ratio multiplied by cumulative assessments recognized to date, plus interest, less cumulative excess payments to date.

The principal considerations for our determination that performing procedures relating to the valuation of guaranteed benefit features associated with certain annuity and life products that are accounted for as market risk benefits and those that are included in the liability for future policy benefits is a critical audit matter are (i) the significant judgment by management when determining the valuation model for the benefit features accounted for as market risk benefits due to the lack of an observable market for these guarantees and when developing the aforementioned significant assumptions for the guaranteed benefit features accounted for as market risk benefits and additional insurance reserves, (ii) a high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating audit evidence related to management's model for market risk benefits recorded at fair value and the aforementioned assumptions used by management in the valuation of the liabilities for the guaranteed benefit features accounted for as market risk benefits and additional insurance reserves, and (iii) the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the valuation of guaranteed benefit features associated with certain annuity and life products included in market risk benefits and the liability for future policy benefits, including controls over the model for the benefit features accounted for as market risk benefits and development of the assumptions used in the valuation of the liabilities for the guaranteed benefit features accounted for as market risk benefits and additional insurance reserves. These procedures also included, among others, (i) testing management’s process for determining the valuation of guaranteed benefit features associated with certain annuity and life products included in market risk benefits and the liability for future policy benefits, (ii) the use of professionals with specialized skill and knowledge to assist in evaluating (a) the appropriateness of management’s model for market risk benefits recorded at fair value and (b) the reasonableness of the aforementioned assumptions used in the valuation based on industry knowledge and data as well as historical Company data and experience. The procedures also included testing the completeness and accuracy of data used to develop the aforementioned assumptions and testing that the aforementioned assumptions are accurately reflected in the models.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 6, 2026

We have served as the Company's auditor since 1996.

PRUCO LIFE INSURANCE COMPANY
Consolidated Statements of Financial Position
December 31, 2025 and 2024 (in thousands, except share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Fixed maturities, available-for-sale, at fair value (allowance for credit losses: 2025 – $14,282; 2024 – $40,414) (amortized cost: 2025 – $48,230,218; 2024 – $36,980,933)(1)	$47,624,171	$34,986,160
Fixed maturities, trading, at fair value (amortized cost: 2025 – $5,241,598; 2024 – $4,415,277)	4,892,507	3,845,045
Equity securities, at fair value (cost: 2025 – $2,826,642; 2024 – $2,650,542)	2,869,631	2,623,820
Policy loans	1,666,965	1,541,480
Short-term investments (net of allowance for credit losses: 2025 – $0; 2024 – $49)	320,794	517,386
Commercial mortgage and other loans (net of $51,190 and $37,715 allowance for credit losses at December 31, 2025 and 2024, respectively)	10,082,667	7,759,323
Other invested assets (includes $133,830 and $68,623 of assets measured at fair value at December 31, 2025 and 2024, respectively)(1)	2,297,535	1,582,094
Total investments	69,754,270	52,855,308
Cash and cash equivalents(1)	2,876,388	3,325,698
Deferred policy acquisition costs	8,655,183	7,807,060
Accrued investment income(1)	618,033	466,394
Reinsurance recoverables and deposit receivables (net of $145 and $10 allowance for credit losses; includes $804,855 and $645,193 of embedded derivatives at fair value at December 31, 2025 and 2024, respectively)	54,370,370	48,247,817
Receivables from parent and affiliates	963,452	678,028
Deferred sales inducements	297,413	322,351
Income tax assets(1)	1,741,122	2,120,654
Market risk benefit assets	2,655,866	2,637,363
Other assets(1)	1,852,055	1,850,800
Separate account assets	118,609,218	118,143,256
TOTAL ASSETS	$262,393,370	$238,454,729
LIABILITIES AND EQUITY
LIABILITIES
Policyholders’ account balances	$86,592,965	$69,628,318
Future policy benefits	28,230,098	25,113,767
Market risk benefit liabilities	4,482,417	4,281,244
Cash collateral for loaned securities	22,622	121,372
Reinsurance and funds withheld payables (includes $265 and $0 of embedded derivatives at fair value at December 31, 2025 and 2024, respectively)	11,377,505	8,611,141
Payables to parent and affiliates(1)	2,497,217	3,653,848
Other liabilities(1)	2,537,050	4,199,803
Separate account liabilities	118,609,218	118,143,256
Total liabilities	254,349,092	233,752,749
COMMITMENTS AND CONTINGENT LIABILITIES (See Note 17)
EQUITY
Common stock ($10 par value; 1,000,000 shares authorized; 250,000 shares issued and outstanding)	2,500	2,500
Additional paid-in capital	5,806,878	4,923,299
Retained earnings / (accumulated deficit)	2,104,835	272,519
Accumulated other comprehensive income (loss)	8,855	(601,877)
Total Pruco Life Insurance Company equity	7,923,068	4,596,441
Noncontrolling interests	121,210	105,539
Total equity	8,044,278	4,701,980
TOTAL LIABILITIES AND EQUITY	$262,393,370	$238,454,729
(1) See Note 4 for details of balances associated with variable interest entities.

See Notes to Consolidated Financial Statements

PRUCO LIFE INSURANCE COMPANY
Consolidated Statements of Operations and Comprehensive Income (Loss)
Years Ended December 31, 2025, 2024, and 2023 (in thousands)

	2025	2024	2023
REVENUES
Premiums (includes $2,301, $(2,690) and $6,978 of gains (losses) from changes in estimates on deferred profit liability amortization for the years ended December 31, 2025, 2024, and 2023, respectively)	$547,201	$393,127	$328,897
Policy charges and fee income	1,707,338	7,382,797	1,536,606
Net investment income	3,210,522	2,422,017	1,675,522
Asset administration fees	205,332	223,563	232,950
Other income (loss)	2,261,776	759,756	751,363
Realized investment gains (losses), net	(1,430,425)	451,417	(1,147,099)
Change in value of market risk benefits, net of related hedging gains (losses)	(506,994)	(433,955)	(106,773)
TOTAL REVENUES	5,994,750	11,198,722	3,271,466
BENEFITS AND EXPENSES
Policyholders’ benefits	779,722	8,352,333	503,789
Change in estimates of liability for future policy benefits	(79,505)	(20,643)	3,952
Interest credited to policyholders’ account balances	1,177,660	1,037,731	621,645
Amortization of deferred policy acquisition costs	663,527	(372,201)	539,510
General, administrative and other expenses	1,186,839	1,228,443	1,124,923
TOTAL BENEFITS AND EXPENSES	3,728,243	10,225,663	2,793,819
INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF OPERATING JOINT VENTURE	2,266,507	973,059	477,647
Income tax expense (benefit)	420,583	135,149	26,468
INCOME (LOSS) FROM OPERATIONS BEFORE EQUITY IN EARNINGS OF OPERATING JOINT VENTURE	1,845,924	837,910	451,179
Equity in earnings of operating joint venture, net of taxes	(335)	(425)	(433)
NET INCOME (LOSS)	$1,845,589	$837,485	$450,746
Less: Income (loss) attributable to noncontrolling interests	13,273	13,495	488
NET INCOME (LOSS) ATTRIBUTABLE TO PRUCO LIFE INSURANCE COMPANY	$1,832,316	$823,990	$450,258
Other comprehensive income (loss), before tax:
Foreign currency translation adjustments	3,326	(4,595)	2,419
Net unrealized investment gains (losses)	995,445	(335,093)	691,952
Interest rate remeasurement of future policy benefits	(40,022)	58,676	(60,978)
Gain (loss) from changes in non-performance risk on market risk benefits	(185,092)	(441,138)	(659,927)
Total	773,657	(722,150)	(26,534)
Less: Income tax expense (benefit) related to other comprehensive income (loss)	162,925	(151,234)	(5,638)
Other comprehensive income (loss), net of taxes	610,732	(570,916)	(20,896)
Comprehensive income (loss)	2,456,321	266,569	429,850
Less: Comprehensive income (loss) attributable to noncontrolling interests	13,273	13,495	488
Comprehensive income (loss) attributable to Pruco Life Insurance Company	$2,443,048	$253,074	$429,362

See Notes to Consolidated Financial Statements

PRUCO LIFE INSURANCE COMPANY
Consolidated Statements of Equity
Years Ended December 31, 2025, 2024, and 2023 (in thousands)

	Common Stock	Additional Paid-in Capital	Retained Earnings / (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Pruco Life Insurance Company Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2022	$2,500	$6,037,914	$(1,001,729)	$(10,065)	$5,028,620	$0	$5,028,620
Return of capital		(1,400,000)			(1,400,000)		(1,400,000)
Contributed capital		412,382			412,382		412,382
Contributions from noncontrolling interests						29,706	29,706
Contributed (distributed) capital-parent/child asset transfers		2,306			2,306		2,306
Comprehensive income (loss):
Net income (loss)			450,258		450,258	488	450,746
Other comprehensive income (loss), net of tax				(20,896)	(20,896)	0	(20,896)
Total comprehensive income (loss)			450,258	(20,896)	429,362	488	429,850
Balance, December 31, 2023	2,500	5,052,602	(551,471)	(30,961)	4,472,670	30,194	4,502,864
Return of capital		(550,000)			(550,000)		(550,000)
Contributed capital		415,696			415,696		415,696
Contributions from noncontrolling interests						250,422	250,422
Distributions to noncontrolling interests						(188,572)	(188,572)
Contributed (distributed) capital-parent/child asset transfers		5,001			5,001		5,001
Comprehensive income (loss):
Net income (loss)			823,990		823,990	13,495	837,485
Other comprehensive income (loss), net of tax				(570,916)	(570,916)	0	(570,916)
Total comprehensive income (loss)			823,990	(570,916)	253,074	13,495	266,569
Balance, December 31, 2024	2,500	4,923,299	272,519	(601,877)	4,596,441	105,539	4,701,980
Contributed capital		852,924			852,924		852,924
Contributions from noncontrolling interests						185,851	185,851
Distributions to noncontrolling interests						(183,453)	(183,453)
Contributed (distributed) capital-parent/child asset transfers		30,655			30,655		30,655
Comprehensive income (loss):
Net income (loss)			1,832,316		1,832,316	13,273	1,845,589
Other comprehensive income (loss), net of tax				610,732	610,732	0	610,732
Total comprehensive income (loss)			1,832,316	610,732	2,443,048	13,273	2,456,321
Balance, December 31, 2025	$2,500	$5,806,878	$2,104,835	$8,855	$7,923,068	$121,210	$8,044,278

See Notes to Consolidated Financial Statements

PRUCO LIFE INSURANCE COMPANY
Consolidated Statements of Cash Flows
Years Ended December 31, 2025, 2024, and 2023 (in thousands)

	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,845,589	$837,485	$450,746
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Policy charges and fee income	(20,050)	53,496	69,986
Interest credited to policyholders’ account balances	1,177,660	1,037,731	621,645
Realized investment (gains) losses, net	1,430,425	(451,417)	1,147,099
Change in value of market risk benefits, net of related hedging (gains) losses	506,994	433,955	106,773
Change in:
Future policy benefits and other insurance liabilities	2,242,861	2,689,669	2,241,530
Reinsurance related-balances	(2,205,000)	(1,124,001)	(678,725)
Accrued investment income	(135,863)	(116,571)	(110,760)
Net payables to (receivables from) parent and affiliates	(175,547)	(36,204)	(120,565)
Deferred policy acquisition costs	(848,123)	(950,022)	(581,925)
Income taxes	207,081	(228,166)	(40,796)
Derivatives, net	441,940	1,461,192	(282,729)
Other, net	(306,688)	(126,696)	(362,384)
Cash flows from (used in) operating activities	4,161,279	3,480,451	2,459,895
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale/maturity/prepayment of:
Fixed maturities, available-for-sale	6,359,317	4,240,000	1,736,809
Fixed maturities, trading	1,570,879	802,378	97,693
Equity securities	2,558,597	961,421	189,237
Policy loans	214,557	188,153	182,973
Ceded policy loans	(112,060)	(113,148)	(119,787)
Short-term investments	887,118	1,303,977	456,983
Commercial mortgage and other loans	490,870	731,440	167,888
Other invested assets	280,923	99,852	19,693
Notes receivable from parent and affiliates	245,595	722	4,500
Payments for the purchase/origination of:
Fixed maturities, available-for-sale	(17,330,688)	(13,766,055)	(7,544,596)
Fixed maturities, trading	(2,560,208)	(1,819,224)	(857,717)
Equity securities	(2,925,243)	(2,373,486)	(678,847)
Policy loans	(307,747)	(255,811)	(1,162,959)
Ceded policy loans	99,749	125,795	151,019
Short-term investments	(795,865)	(1,441,031)	(690,173)
Commercial mortgage and other loans	(2,725,871)	(2,392,198)	(1,341,450)
Other invested assets	(939,389)	(460,721)	(190,826)
Notes receivable from parent and affiliates	(378,745)	(367,700)	(44)
Derivatives, net	(108,334)	171,230	(55,091)
Other, net	(22,519)	(3,264)	(4,808)
Cash flows from (used in) investing activities	(15,499,064)	(14,367,670)	(9,639,503)

	2025	2024	2023
CASH FLOWS FROM FINANCING ACTIVITIES:
Policyholders’ account deposits	16,982,148	17,265,165	12,101,043
Affiliated ceded policyholders’ account deposits	(2,093,412)	(1,169,002)	(1,189,331)
Policyholders’ account withdrawals	(4,832,965)	(3,980,496)	(3,695,248)
Affiliated ceded policyholders’ account withdrawals	685,223	764,421	625,238
Net change in securities sold under agreement to repurchase and cash collateral for loaned securities	(98,745)	(96,928)	131,577
Contributed capital	620,000	0	405,000
Return of capital	0	(550,000)	(1,400,000)
Contributed (distributed) capital - parent/child asset transfers	0	6,332	2,919
Net change in all other financing arrangements (maturities 90 days or less)	0	0	(584)
Repayments of debt (maturities longer than 90 days)	0	(180,411)	(121,772)
Drafts outstanding	(24,063)	(84,531)	(885)
Contributions from noncontrolling interests	185,851	250,422	29,706
Distributions to noncontrolling interests	(183,453)	(188,572)	0
Other, net	(352,109)	36,725	34,110
Cash flows from (used in) financing activities	10,888,475	12,073,125	6,921,773
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(449,310)	1,185,906	(257,835)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,325,698	2,139,792	2,397,627
CASH AND CASH EQUIVALENTS, END OF YEAR	$2,876,388	$3,325,698	$2,139,792
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid (refunded), net(1)	$198,691	$363,208	$67,203
Interest paid	$852	$2,644	$4,533
(1) See Note 13 for additional information regarding the income taxes paid (refunded), net amount by jurisdiction for the year ended December 31, 2025.

Significant Non-Cash Transactions During The Year

2025
"Cash flows from (used in) operating activities" for the year ended December 31, 2025 excludes certain non-cash activities in the amount of $(1,397) million related to the affiliated reinsurance transaction with The Prudential Insurance Company of America ("Prudential Insurance") effective October 1, 2025. See Note 12 for additional information.

2024
"Cash flows from (used in) operating activities" and "Cash flows from (used in) investing activities" for the year ended December 31, 2024, excludes certain non-cash activities in the amount of $(7,469) million primarily related to reinsurance recoverables and $6,722 million related to invested asset transfers, respectively. These transactions are associated with the unaffiliated reinsurance agreement with Wilton Reassurance Company and Wilton Reinsurance Bermuda Limited (collectively, "Wilton Re"), effective October 1, 2024. Associated with the transaction with Wilton Re, "Cash flows from (used in) operating activities" and "Cash flows from (used in) investing activities" for the year ended December 31, 2024, exclude largely offsetting affiliated non-cash activities in the amount of $7,218 million, primarily related to reinsurance recoverables and payables, and $(6,722) million related to invested asset transfers, respectively. These are related to the recapture of the risks associated with the business that had previously been reinsured with Prudential Arizona Reinsurance Universal Company ("PAR U"). See Note 12 for additional information.

"Cash flows from (used in) operating activities" for the year ended December 31, 2024 excludes certain non-cash activities in the amount of $(102) million related to the affiliated reinsurance transaction with Prudential Arizona Reinsurance Captive Company ("PARCC"), effective October 1, 2024. See Note 12 for additional information.

"Cash flows from (used in) operating activities" for the year ended December 31, 2024 excludes certain non-cash activities in the amount of $1,129 million related to the affiliated reinsurance transaction with Prudential Universal Reinsurance Entity Company ("PURE") and Prudential Insurance, effective January 1, 2024. See Note 12 for additional information.

"Cash flows from (used in) investing activities" and "Cash flows from (used in) financing activities" for the year ended December 31, 2024 excludes non-cash activities related to invested asset transfers in the amount of $416 million, related to capital contributions the Company received from Prudential Insurance. See Note 16 for additional information.

2023
"Cash flows from (used in) operating activities" for the year ended December 31, 2023 excludes certain non-cash activities in the amount of $475 million related to the novated indexed variable annuities under the reinsurance agreement with Fortitude Life Insurance & Annuity Company (“FLIAC”). See Note 12 for more details regarding this transaction.

See Notes to Consolidated Financial Statements

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements

1. BUSINESS AND BASIS OF PRESENTATION

Pruco Life Insurance Company, (“Pruco Life”) is a wholly-owned subsidiary of Prudential Insurance, which in turn is a direct wholly-owned subsidiary of Prudential Financial, Inc. (“Prudential Financial”). Pruco Life is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York, and sells such products primarily through affiliated and unaffiliated distributors.

Pruco Life has one wholly-owned insurance subsidiary, Pruco Life Insurance Company of New Jersey, (“PLNJ”). PLNJ is a stock life insurance company organized in 1982 under the laws of the State of New Jersey. It is licensed to sell life insurance and annuities in New Jersey and New York only. Pruco Life and its subsidiaries are together referred to as the "Company", "we" or "our" and all financial information is shown on a consolidated basis.

Basis of Presentation

The Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Consolidated Financial Statements include the accounts of Pruco Life and entities over which the Company exercises control, including majority-owned subsidiaries, and variable interest entities ("VIEs") in which the Company is considered the primary beneficiary. Intercompany balances and transactions have been eliminated.

Segment Information

Although there are separate products within Pruco Life, the Company is organized as a single reportable segment and manages the business activities on a consolidated basis. The accounting policies are the same as those described in Note 2.

The Company analyzes operating performance using “Income (loss) from operations before income taxes and equity in earnings of operating joint venture”, as determined in accordance with U.S. GAAP. This is the measure of profit or loss used by the Company’s chief operating decision maker to evaluate performance and allocate resources. The measure of segment assets is reported as “Total Assets” on the Consolidated Statements of Financial Position. Segment revenue is reported as “Total Revenues” on the Consolidated Statements of Operations and Comprehensive Income (Loss). As the Company has one reportable segment, there are no intersegment revenues. The Company discloses all significant expense categories separately on the Consolidated Statements of Operations and Comprehensive Income (Loss).

The Company’s chief operating decision maker is a group of Prudential Financial executives that include the chief financial officer, controller, treasurer, and business leaders, which include the Company’s chief executive officer and chief financial officer. Overall business decisions for the Company are made by this group of executives. Such business decisions include the allocation of capital, distribution/sale of products, and allocation/deployment of overall Prudential Financial resources.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The most significant estimates include those used in determining future policy benefits; policyholders' account balances and reinsurance related to the fair value of embedded derivative instruments associated with the index-linked features of certain universal life and annuity products; market risk benefits; the valuation of investments including derivatives, the measurement of allowance for credit losses, and the recognition of other-than-temporary impairments; reinsurance recoverables; any provision for income taxes and valuation of deferred tax assets; and accruals for contingent liabilities, including estimates for losses in connection with unresolved legal and regulatory matters.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Reclassifications

Certain amounts in prior periods have been reclassified to conform to the current period presentation.

2. SIGNIFICANT ACCOUNTING POLICIES AND PRONOUNCEMENTS

ASSETS

Fixed maturities, available-for-sale, at fair value ("AFS debt securities") includes bonds, notes and redeemable preferred stock that are carried at fair value. See Note 6 for additional information regarding the determination of fair value. The purchased cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts to maturity or, if applicable, call date.

AFS debt securities, where fair value is below amortized cost, are reviewed quarterly to determine whether the amortized cost basis of the security is recoverable. For mortgage-backed and asset-backed AFS debt securities, a credit impairment will be recognized in earnings as an allowance for credit losses and reported in “Realized investment gains (losses), net,” to the extent the amortized cost exceeds the net present value of projected future cash flows (the “net present value”) for the security. A credit impairment recorded cannot exceed the difference between the amortized cost and fair value of the respective security. The net present value used to measure a credit impairment is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the AFS debt security at the date of acquisition. Once the Company has deemed all or a portion of the amortized cost uncollectible, the allowance is removed from the balance sheet by writing down the amortized cost basis of the AFS debt security. Any amount of an AFS debt security’s change in fair value not recorded as an allowance for credit losses will be recorded in Other Comprehensive Income (loss) (“OCI”).

For all other AFS debt securities, qualitative factors are first considered including, but not limited to, the extent of the decline and the reasons for the decline in value (e.g., credit events, currency or interest-rate related, including general credit spread widening), and the financial condition of the issuer. If analysis of these qualitative factors results in the security needing to be impaired, a credit impairment will be recognized and measured using the same process for mortgage-backed and asset-backed AFS debt securities.

When an AFS debt security's fair value is below amortized cost and the Company has the intent to sell the AFS debt security, or it is more likely than not the Company will be required to sell the AFS debt security before its anticipated recovery, the amortized cost basis of the AFS debt security is written down to fair value and any previously recognized allowance is reversed. The write-down is reported in "Realized investment gains (losses), net".

Interest income, including amortization of premium and accretion of discount, are included in “Net investment income” under the effective yield method. Prepayment premiums are also included in “Net investment income”.

For high credit quality mortgage-backed and asset-backed AFS debt securities (those rated AA or above), the amortized cost and effective yield of the securities are adjusted as necessary to reflect historical prepayment experience and changes in estimated future prepayments. The adjustments to amortized cost are recorded as a charge or credit to “Net investment income” in accordance with the retrospective method.

For mortgage-backed and asset-backed AFS debt securities rated below AA, the effective yield is adjusted prospectively for any changes in the estimated timing and amount of cash flows unless the investment is purchased with credit deterioration or an allowance is currently recorded for the respective security. If an investment is impaired, any changes in the estimated timing and amount of cash flows will be recorded as the credit impairment, as opposed to a yield adjustment. If the asset is purchased with credit deterioration (or previously impaired), the effective yield will be adjusted if there are favorable changes in cash flows subsequent to the allowance being reduced to zero.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
For mortgage-backed and asset-backed AFS debt securities, cash flow estimates consider the payment terms of the underlying assets backing a particular security, including interest rate and prepayment assumptions based on data from widely accepted third-party data sources or internal estimates. In addition to interest rate and prepayment assumptions, cash flow estimates also include other assumptions regarding the underlying collateral including default rates and recoveries, which vary based on the asset type and geographic location, as well as the vintage year of the security. These assumptions can significantly impact income recognition, unrealized gains and loss recorded in OCI, and the amount of impairment recognized in earnings. The payment priority of the respective security is also considered. For all other AFS debt securities, cash flow estimates are driven by assumptions regarding probability of default and estimates regarding timing and amount of recoveries associated with a default. The Company has developed these estimates using information based on its historical experience as well as using market observable data, such as industry analyst reports and forecasts, sector credit ratings and other data relevant to the collectability of a security, such as the general payment terms of the security and the security’s position within the capital structure of the issuer.

Fixed maturities, trading, at fair value ("Trading debt securities") includes debt securities that are carried at fair value. See Note 6 for additional information regarding the determination of fair value. Realized and unrealized gains and losses for these investments are reported in “Other income (loss),” and interest income from these investments is reported in “Net investment income”.

Equity securities, at fair value consists of common stock and mutual fund shares carried at fair value. Realized and unrealized gains and losses on these investments are reported in “Other income (loss),” and dividend income is reported in “Net investment income” on the ex-dividend date.

Policy loans represents funds loaned to policyholders up to the cash surrender value of the associated insurance policies and are carried at the unpaid principal balances due to the Company from the policyholders. Interest income on policy loans is recognized in “Net investment income” at the contract interest rate when earned. Policy loans are fully collateralized by the cash surrender value of the associated insurance policies.

Short-term investments primarily consists of highly liquid debt instruments with a maturity of twelve months or less and greater than three months when purchased. These investments are generally carried at fair value or amortized cost that approximates fair value and include certain money market investments, funds managed similar to regulated money market funds, short-term debt securities issued by government-sponsored entities and other highly liquid debt instruments.

Commercial mortgage and other loans consist of commercial mortgage loans, agricultural property loans, residential mortgage loans, as well as certain other collateralized loans. Commercial mortgage and other loans held for investment are generally carried at unpaid principal balance, net of unamortized deferred loan origination fees and expenses and net of any current expected credit loss ("CECL") allowance. Certain off-balance sheet credit exposures (e.g., indemnification of serviced mortgage loans, and certain unfunded mortgage loan commitments where the Company cannot unconditionally cancel the commitment) are also subject to a CECL allowance. See Note 17 for additional information.

Commercial mortgage and other loans acquired, including those related to the acquisition of a business, are recorded at fair value when purchased, reflecting any premiums or discounts to unpaid principal balances. Interest income, and the amortization of the related premiums or discounts, are included in “Net investment income” under the effective yield method. Prepayment fees are also included in “Net investment income”.

The CECL allowance represents the Company’s best estimate of expected credit losses over the remaining life of the assets or off-balance sheet credit exposures. The determination of the allowance considers historical credit loss experience, current conditions, and reasonable and supportable forecasts. The allowance is calculated separately for commercial mortgage loans, agricultural property loans, residential mortgage loans, and other collateralized loans.

For commercial mortgage and agricultural property loans, the allowance is calculated using an internally developed CECL model that pools together loans that share similar risk characteristics. Similar risk characteristics used to create the pools include, but are not limited to, vintage, maturity, credit rating, and collateral type.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Key inputs to the CECL model include unpaid principal balances, internal credit ratings, annual expected loss factors, average lives of the loans adjusted for prepayment considerations, current and historical interest rate assumptions, and other factors influencing the Company’s view of the current stage of the economic cycle and future economic conditions. Subjective considerations include a review of whether historical loss experience is representative of current market conditions and the Company’s view of the credit cycle. Model assumptions and factors are reviewed and updated as appropriate. Information about certain key inputs is detailed below.

Key factors in determining the internal credit ratings for commercial mortgage and agricultural property loans include loan-to-value and debt-service-coverage ratios. Other factors include amortization, loan term, and estimated market value growth rate and volatility for the property type and region. The loan-to-value ratio compares the carrying amount of the loan to the fair value of the underlying property or properties collateralizing the loan, and is commonly expressed as a percentage. Loan-to-value ratios greater than 100% indicate that the carrying amount of the loan exceeds the collateral value. A loan-to-value ratio less than 100% indicates an excess of collateral value over the carrying amount of the loan. The debt service coverage ratio is a property’s net operating income as a percentage of its debt service payments. Debt service coverage ratios less than 1.0 indicates that property operations do not generate enough income to cover the loan’s current debt payments. A debt service coverage ratio greater than 1.0 indicates an excess of net operating income over the debt service payments. The values utilized in calculating these ratios are developed as part of the Company’s periodic review of the commercial mortgage loan and agricultural property loan portfolios, which includes an internal appraisal of the underlying collateral value. The Company’s periodic review also includes a quality re-rating process, whereby the internal quality rating originally assigned at underwriting is updated based on current loan, property and market information using a proprietary quality rating system. See Note 3 for additional information related to the loan-to-value ratios and debt service coverage ratios related to the Company’s commercial mortgage and agricultural property loan portfolios.

Annual expected loss rates are based on historical default and loss experience factors. Using average lives, the annual expected loss rates are converted into life-of-loan loss expectations.

When individual loans no longer have the credit risk characteristics of the commercial mortgage or agricultural property loan pools, they are removed from the pools and are evaluated individually for an allowance. The allowance is determined based on the outstanding loan balance less the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

For residential mortgage loans, the allowance is calculated using an internally developed CECL model that pools together loans that share similar risk characteristics. The estimated lifetime loss of the pool is calculated from the risk profiles of the loans, including borrower credit score, loan-to-value ratio, property type, and several key attributes of the loan and property including: loan type, loan age, loan performance history, and current performing or nonperforming status. Estimated lifetime loss rates are calculated by weighting projected losses in multiple economic scenarios based on the Company’s view of the current stage of the economic cycle and future economic conditions. The scenario losses are calibrated to industry historical experience of defaults, loss severities, and prepayment rates in multiple economic cycles, reflective of similar loan characteristics.

The CECL allowance on commercial mortgage and other loans can increase or decrease from period to period based on the factors noted above. The change in allowance is reported in “Realized investment gains (losses), net”. As it relates to unfunded commitments that are in scope of this guidance, the CECL allowance is reported in “Other liabilities”, and the change in the allowance is reported in “Realized investment gains (losses), net”.

The CECL allowance for other collateralized loans carried at amortized cost is determined based on probability of default and loss given default assumptions by sector, credit quality and average lives of the loans. Additions to or releases of the allowance are reported in “Realized investment gains (losses), net”.

Once the Company has deemed a portion of the amortized cost to be uncollectible, the uncollectible portion of allowance is removed from the balance sheet by writing down the amortized cost basis of the loan. The carrying amount of the loan is not adjusted for subsequent recoveries in value.

Interest received on loans that are past due is either applied against the principal or reported as net investment income based on the Company’s assessment as to the collectability of the principal. The Company defines “past due” as principal or interest not collected at least 30 days past the scheduled contractual due date. See Note 3 for additional information about the Company’s past due loans.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The Company discontinues accruing interest on loans after the loans become 90 days delinquent as to principal or interest payments, or earlier when the Company has doubts about collectability. When the Company discontinues accruing interest on a loan, any accrued but uncollectible interest on the loan and other loans backed by the same collateral, if any, is charged against interest income in the same period. Generally, a loan is restored to accrual status only after all delinquent interest and principal are brought current and, in the case of loans where the payment of interest has been interrupted for a substantial period, or the loan has been modified, a regular payment performance has been established.

Commercial mortgage and other loans are occasionally restructured. These restructurings generally include one or more of the following: full or partial payoffs outside of the original contract terms; changes to interest rates; extensions of maturity; or additions or modifications to covenants. Additionally, the Company may accept assets in full or partial satisfaction of the debt.

All restructurings are evaluated under the modification guidance in ASC 310-20. When a loan is modified, the Company evaluates whether the restructuring results in a continuation of the existing loan or a new loan. For modifications that result in a continuation of the existing loan, the CECL allowance of the loan is remeasured using the modified terms, including the loan’s post-modification effective yield, and the allowance is adjusted accordingly.

For modifications that result in a new loan, any CECL allowance is reversed and a direct write-down of the loan is recorded for the amount of the allowance, and any additional loss, net of recoveries, or any gain is recorded for the difference between the fair value of the new loan and the recorded investment in the loan. The new loan is evaluated prospectively for credit impairment based on the CECL allowance process noted above.

Other invested assets consist of the Company’s non-coupon investments in limited partnerships and limited liability companies ("LPs/LLCs"), other than operating joint ventures, as well as derivative assets. LPs/LLCs interests are accounted for using either the equity method of accounting, or at fair value. The Company’s income from investments in LPs/LLCs accounted for using the equity method, other than the Company’s investments in operating joint ventures, is included in “Net investment income”. The carrying value of these investments is written down, or impaired, to fair value when a decline in value is considered to be other-than-temporary. In applying the equity method (including assessment for OTTI), the Company uses financial information provided by the investee, generally on a one to three-month lag. For the investments reported at fair value with changes in fair value reported in current earnings, the associated realized and unrealized gains and losses are reported in “Other income (loss)”. The Company consolidates LPs in certain other instances where it is deemed to exercise control, or is considered the primary beneficiary of a variable interest entity. See Note 4 for additional information about VIEs.

Cash and cash equivalents includes cash on hand, amounts due from banks, certain money market investments, funds managed similar to regulated money market funds, other debt instruments with maturities of three months or less when purchased, other than cash equivalents that are included in "Fixed maturities, available-for-sale, at fair value,” and receivables related to securities purchased under agreements to resell (see also "Securities sold under agreements to repurchase" below.) The Company also engages in overnight borrowing and lending of funds with Prudential Financial and affiliates which are considered cash and cash equivalents. These assets are generally carried at fair value or amortized cost which approximates fair value.

Deferred policy acquisition costs ("DAC") represents costs directly related to the successful acquisition of new and renewal insurance and annuity business. Such DAC primarily includes commissions, costs of policy issuance and underwriting, and certain other expenses that are directly related to successfully acquired contracts. In each reporting period, previously capitalized DAC is amortized and included in “Amortization of deferred policy acquisition costs”.

DAC for most long-duration contracts is amortized on a constant-level basis at a grouped contract level over the expected life of the underlying insurance contracts. Contracts are grouped consistent with the groupings used to estimate the liability for future policy benefits (or other related balances) for the corresponding contracts. Since contracts within a grouping may be of different sizes, contracts within a group are weighted to achieve appropriate amortization and to ensure that DAC is derecognized when a policy is no longer in force. The constant-level basis used to weight contracts within a grouping and amortize DAC is generally defined as follows:

•Life insurance contracts – DAC associated with life insurance contracts is generally amortized in proportion to the initial face amount of life insurance in force. This is applicable to traditional and universal life insurance products.

•Payout annuity contracts – DAC associated with payout annuity contracts is amortized in proportion to annual benefit payments.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

•Deferred annuity contracts – DAC associated with fixed and variable deferred annuity contracts is amortized in proportion to deposits.

For single premium immediate annuities without life contingencies, acquisition expenses are deferred and amortized over the expected life of the contracts using the interest method.

Current period DAC amortization reflects the impact of changes in actual insurance in force during the period and changes in future assumptions effected as of the end of the quarter, where applicable. The Company typically updates actuarial assumptions annually in the second quarter, unless a material change is observed in an interim period that is indicative of a long-term trend. Generally, the Company does not expect trends to change significantly in the short-term and, to the extent these trends may change, the Company expects such changes to be gradual over the long-term.

Assumptions used for DAC are consistent with those used in estimating the liability for future policy benefits (or any other related balance) for the corresponding contract. Determining the level of aggregation and actuarial assumptions used in projecting in force terminations requires judgment. Internal criteria are developed to determine the level of aggregation by considering both qualitative and quantitative materiality thresholds.

The assumptions used in projecting in force terminations are mortality, mortality improvement, and lapse assumptions. These assumptions are generally based on the Company’s experience, industry experience and/or other factors, as applicable. For variable deferred annuity contracts, lapse rates are adjusted at the contract level based on the in-the-moneyness of the living benefits and reflect other factors, such as the applicability of any surrender charges. Lapse rates are reduced when contracts are more in-the-money. Lapse rates are also generally assumed to be lower for the period where surrender charges apply.

For some products, policyholders can elect to modify product benefits, features, rights or coverages by exchanging a contract for a new contract or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. These transactions are known as internal replacements. If policyholders surrender traditional life insurance policies in exchange for life insurance policies that do not have fixed and guaranteed terms, the Company immediately charges to expense the remaining unamortized DAC on the surrendered policies. For other internal replacement transactions, except those that involve the addition of a non-integrated contract feature that does not change the existing base contract, the unamortized DAC is immediately charged to expense if the terms of the new policies are not substantially similar to those of the former policies. If the new terms are substantially similar to those of the earlier policies, the DAC is retained with respect to the new policies and amortized over the expected life of the new policies. See Note 7 for additional information regarding DAC.

Accrued investment income primarily includes accruals of interest and dividend income from investments that have been earned but not yet received.

Reinsurance recoverables and deposit receivables includes amounts recoverable under reinsurance agreements and receivables that follow the deposit method of accounting (see “Reinsurance” below).

Market risk benefit assets represents market risk benefits ("MRBs") in an asset position and are presented separately from MRBs in a liability position. See “Market risk benefit liabilities” below. MRB assets also reflect ceded MRBs resulting from reinsurance of the Company's Prudential Defined Income ("PDI") traditional variable annuity contracts. See Note 12 for additional information regarding the reinsurance of PDI.

Deferred Sales Inducements ("DSI") are amounts that are credited to a policyholders’ account balance primarily as an inducement to purchase fixed and/or variable deferred annuity contracts. The Company defers sales inducements and amortizes them over the expected life of the policy using the same methodology, factors and assumptions used to amortize DAC. The Company records amortization of DSI in “Interest credited to policyholders’ account balances”. Unlike DAC, DSI are considered contractual cash flows and, as a result, are subject to periodic recoverability testing. See Note 7 for additional information regarding DSI.

Income tax assets primarily represents the net deferred tax asset and the Company’s estimated taxes receivable for the current year and open audit years.

The Company is a member of the federal income tax return of Prudential Financial and primarily files separate company state and local tax returns. Pursuant to the tax allocation arrangement with Prudential Financial, total federal income tax expense is determined on a separate company basis. Members record tax benefits to the extent tax losses or tax credits are recognized in the consolidated federal tax provision.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

The application of U.S. GAAP requires the Company to evaluate the recoverability of the Company’s deferred tax assets and establish a valuation allowance if necessary to reduce the Company’s deferred tax assets to an amount that is more likely than not expected to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. See Note 13 for a discussion of factors considered when evaluating the need for a valuation allowance.

U.S. GAAP prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on tax returns. The application of this guidance is a two-step process. First, the Company determines whether it is more likely than not, based on the technical merits, that the tax position will be sustained upon examination. If a tax position does not meet the more likely than not recognition threshold, the benefit of that position is not recognized in the financial statements. The second step is measurement. The Company measures the tax position as the largest amount of benefit that is greater than 50% likely to be realized upon ultimate resolution with a taxing authority that has full knowledge of all relevant information. This measurement considers the amounts and probabilities of the outcomes that could be realized upon ultimate settlement using the facts, circumstances, and information available at the reporting date.

The Company accrues a liability for unrecognized tax benefits, interest and penalties which relate to tax years still subject to review by the Internal Revenue Service ("IRS") or other taxing jurisdictions. Audit periods remain open for review until the statute of limitations has passed. Generally, for tax years which produce net operating losses, capital losses or tax credit carryforwards (“tax attributes”), the statute of limitations does not close, to the extent of these tax attributes, until the expiration of the statute of limitations for the tax year in which they are fully utilized. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the liability for income taxes. The Company classifies all interest and penalties related to tax uncertainties as income tax expense. See Note 13 for additional information regarding income taxes.

Other assets consists primarily of deferred reinsurance losses ("DRL") (see "Reinsurance" below) which are amortized over the expected life of the reinsured contracts on a constant-level basis, receivables resulting from sales of securities that had not yet settled at the balance sheet date, premiums due, prepaid tax expenses, and the Company’s investments in operating joint ventures. Investments in operating joint ventures are generally accounted for under the equity method. The carrying value of these investments is written down, or impaired, to fair value when a decline in value is considered to be other-than-temporary.

Separate account assets represents segregated funds that are invested for certain policyholders, and other customers. The assets consist primarily of equity securities, fixed maturities, real estate-related investments, real estate mortgage loans, short-term investments and derivative instruments and are reported at fair value. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Investment risks associated with market value changes are borne by the customers, except to the extent of minimum guarantees made by the Company with respect to certain accounts. The investment income and realized investment gains or losses from separate account assets generally accrue to the policyholders and are not included in the Company’s results of operations. Mortality, policy administration and surrender charges assessed against the accounts are included in “Policy charges and fee income”. Asset administration fees charged to the accounts are included in “Asset administration fees”. Seed money that the Company invests in separate accounts is reported in the appropriate general account asset line. Investment income and realized investment gains or losses from seed money invested in separate accounts accrue to the Company and are included in the Company’s results of operations. See Note 8 for additional information regarding separate account arrangements with contractual guarantees. See also “Separate account liabilities” below.

LIABILITIES

Future policy benefits primarily consists of the present value of expected future payments to or on behalf of policyholders, where the timing and amount of such payments depend on policyholder mortality or morbidity, less the present value of expected future net premiums (where net premiums are gross premiums multiplied by the Net-To-Gross ("NTG") ratio discussed below). The liability for future policy benefits is accrued over time as premium revenue is recognized. See Note 9 for additional information regarding future policy benefits.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The reserving methodology used for non-participating traditional and limited-payment contracts include the following:

•Cash Flow Assumptions. In measuring the liability for future policy benefits, the net premium valuation methodology is utilized. Under this methodology, a liability for future policy benefits is established using current best estimate insurance assumptions and interest rate assumptions locked-in at contract issuance date. The NTG ratio is calculated as the ratio of the present value of expected policy benefits and non-level claim settlement expenses divided by the present value of expected gross premiums. The NTG ratio is applied to gross premiums, as premium revenue is recognized, to determine net premiums. The liability is then determined as the present value of expected future policy benefits and non-level claim settlement expenses less the present value of expected future net premiums. The result of the net premium valuation methodology is that the liability at any point in time represents an accumulation of the portion of premiums received to date expected to fund future benefits (i.e., net premiums received to date), less any benefits and expenses already paid. The liability does not necessarily reflect the full policyholder obligation the Company expects to pay at the conclusion of the contract since a portion of that obligation would be funded by net premiums received in the future and would be recognized in the liability at that time. For purposes of liability measurement, contracts are grouped into cohorts based primarily on issue year and major product line.

The NTG ratio is generally updated quarterly for actual experience and annually in the second quarter of each year for future cash flow assumption updates during the Company’s annual assumptions review process unless a material change is observed in an interim period that is indicative of a long-term trend, with the exception of claim settlement expense assumptions which the Company has made an entity-wide election to lock-in as of contract issuance. The NTG ratio is subject to a retrospective unlocking method whereby the Company updates its best estimate of cash flows expected over the life of the cohort using actual historical experience and updated future cash flow assumptions. These updated cash flows are used to calculate the revised NTG ratio, which is used to derive an updated liability for future policy benefits as of the beginning of the current reporting period, discounted at the original contract issuance discount rate. The updated liability for future policy benefit amount as of the beginning of the quarter is then compared to the carrying amount of the liability as of that same date, before the updates for actual experience or future cash flow assumptions, to determine the current period change in liability estimate. This current period change in the liability is the liability remeasurement gain or loss that is recorded through current period earnings in “Change in estimates of liability for future policy benefits”. In subsequent periods, the revised NTG ratio is used to measure the liability for future policy benefits, subject to future revisions.

If a cohort is in a loss position where the liability for future policy benefits plus the present value of expected future gross premiums are determined to be insufficient to provide for expected future policy benefits and non-level claim settlement expenses, the NTG ratio is capped at 100%. In these instances, all changes in expected benefits resulting from both actual experience deviations and changes in future assumptions are recognized immediately. While the liability for future policy benefits cannot be less than zero (i.e., a contra-liability) at the cohort level and thus the balance is floored at zero (i.e., “flooring”), the NTG ratio may be negative. This would be the case whereby conditions have improved such that the present value of future net premiums plus the existing liability for future policy benefits as of the valuation date exceed the present value of expected future policy benefits and non-level claim settlement expenses. In this case, the negative NTG ratio would be applied going forward to gross premiums received, effectively amortizing the gain into income and reducing the liability over time.

In addition, for limited-payment contracts, the liability for future policy benefits also includes a Deferred Profit Liability ("DPL") representing gross premiums received in excess of net premiums and is generally recognized in revenue in a constant relationship with insurance in force for life contracts or with the amount of expected future benefit payments for annuity contracts. The DPL is subject to a retrospective unlocking adjustment consistent with the liability for future policy benefits discussed above. The DPL cannot be less than zero (i.e., a contra-liability) at the cohort level and thus the balance is floored at zero (i.e., “flooring”).

•Discount Rate Assumption. The locked-in discount rate is generally based on expected investment returns at contract inception for contracts issued prior to January 1, 2021 and the upper medium grade fixed income corporate instrument yield (i.e., global single A) at contract inception for contracts issued on or after January 1, 2021. The discount rate in effect at contract inception is locked-in for the calculation of the NTG ratio and accretion of interest cost on the liability through net income. However, for balance sheet remeasurement purposes, the discount rate is updated using the current single A rate at each reporting period, with the effect on the liability resulting from such update recorded in “Interest rate remeasurement of future policy benefits" in OCI.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The methodology used in constructing the single A discount rate curve for discounting cash flows used to calculate the liability for future policy benefits is intended to be reflective of the characteristics of the applicable insurance liabilities. The single A discount rate curve is developed by reference to upper medium grade (low credit risk) fixed income instrument yields that reflect the duration characteristics of the applicable insurance liabilities. The single A discount curve for the United States is developed using government bond rates plus public corporate A spreads in the observable periods. The definition of upper medium grade is based on Moody’s Investor Service, Inc. ("Moody's") definition which includes the spectrum of A (i.e., A- to A+). Liquidity is considered in defining the observable period and linear extrapolation is performed to the Company's ultimate long-term economic assumptions. Annually, the Company performs a comprehensive review of the economic assumptions, including long-term interest rate assumptions and equity return assumptions, generally utilizing relevant economic outlook information and industry surveys as the primary basis.

The Company’s liability for future policy benefits also includes net liabilities for guaranteed benefits related to certain long-duration life contracts, such as no-lapse guarantee contract features (Additional Insurance Reserves or "AIR" liability), for which a liability is established when associated assessments are recognized (which include investment margin on policyholders' account balances deposited to fixed and indexed funds and all policy charges including charges for administration, mortality, expense, surrender, and other charges). This liability is established using current best estimate assumptions and is based on the ratio of the present value of total expected excess payments (i.e., payments in excess of account value) over the life of the contract divided by the present value of total expected assessments (i.e., benefit ratio). The liability equals the current benefit ratio multiplied by cumulative assessments recognized to date, plus interest, less cumulative excess payments to date. The liability does not necessarily reflect the full policyholder obligation the Company expects to pay at the conclusion of the contract since a portion of that excess payment would be funded by assessments received in the future and would be recognized in the liability at that time. The reserves are subject to adjustments based on annual reviews of assumptions and quarterly adjustments for experience as described below, including market performance. These adjustments reflect the impact on the benefit ratio of using actual historical experience from the issuance date to the balance sheet date plus updated estimates of future experience. The updated benefit ratio is then applied to all prior periods’ assessments to derive an adjustment to the reserve recognized through a benefit or charge to current period earnings. Any adjustments to this liability related to net unrealized gains (losses) on securities classified as available-for-sale are included in AOCI.

For universal life type contracts and participating contracts, the Company performs premium deficiency tests using best estimate assumptions as of the testing date, at a minimum, on an annual basis, and on a quarterly basis for business whose profitability is closely tied to equity market performance. If the liabilities determined based on these best estimate assumptions are greater than the net reserves (i.e., GAAP reserves including unearned revenue reserves ("URR"), net of reinsurance and any DSI asset), the existing net reserves are adjusted by first reducing assets, such as DSI or deferred reinsurance loss, by the amount of the deficiency or to zero through a charge to current period earnings. If the deficiency is more than these asset balances for insurance contracts, the net reserves are increased by the excess through a charge to current period earnings included in "Policyholders' benefits". Since investment yields are used as the discount rate, the premium deficiency test is also performed using a discount rate based on the market yield (i.e., assuming what would be the impact if any unrealized gains (losses) were realized as of the testing date). In the event that by using the market yield a deficiency occurs, an adjustment is established for the deficiency and is included in AOCI.

The Company’s liability for future policy benefits also includes a liability for unpaid claims and claim adjustment expenses. The Company does not establish claim liabilities until a loss has been incurred. However, unpaid claims and claim adjustment expenses include estimates of claims that the Company believes have been incurred but have not yet been reported as of the balance sheet date. Expense assumptions included in the liability only include claim related expenses and exclude acquisition costs and non-claim related costs such as costs relating to investments, general administration, policy maintenance, product development, market research, and general overhead.

Policyholders’ account balances represents the contract value that has accrued to the benefit of the policyholder as of the balance sheet date. This liability is primarily associated with the accumulated account deposits, plus interest credited, less policyholder withdrawals and other charges assessed against the account balance, as applicable. These policyholders’ account balances also include provision for benefits under non-life contingent payout annuities and certain unearned revenues. The unearned revenue liability represents policy charges for services to be provided in future periods. The charges are deferred as incurred and are generally amortized over the expected life of the contract using the same methodology, factors, and assumption used to amortize DAC. See Note 10 for additional information regarding policyholders’ account balances. Policyholders' account balances also include amounts representing the fair value of embedded derivative instruments associated with the index-linked features of certain universal life and annuity products. The changes in the fair value of the embedded derivatives are recorded in net income. For additional information regarding the valuation of these embedded derivatives, see Note 6.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Market risk benefit liabilities represents contracts or contract features that provide protection to the contractholder and exposes the Company to other than nominal capital market risk, primarily related to deferred annuities with guaranteed minimum benefits associated with annuities products including guaranteed minimum death benefits (“GMDB”), guaranteed minimum income benefits (“GMIB”), guaranteed minimum accumulation benefits (“GMAB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum income and withdrawal benefits (“GMIWB”). The benefits are accounted for using a fair value measurement framework. If a contract contains multiple market risk benefits, the benefits are bundled together and accounted for as a single compound market risk benefit. Market risk benefits in an asset position are presented separately from those in a liability position as there is no legal right of offset between contracts. The fair value of market risk benefits is calculated as the present value of expected future benefit payments to contractholders less the present value of expected future rider fees attributable to the market risk benefits. The fair value of market risk benefits is based on assumptions a market participant would use in valuing market risk benefits. For additional information regarding the valuation of market risk benefits, see Note 6. On a quarterly basis, changes in the fair value of market risk benefits are recorded in net income, net of related hedges, in "Change in value of market risk benefits, net of related hedging gains (losses)", except for the portion of the change attributable to changes in the Company’s non-performance risk ("NPR") which is recorded in OCI. See Note 11 for additional information regarding market risk benefits. See "Reinsurance" below for information regarding the reinsurance of MRBs.

Cash collateral for loaned securities represents liabilities to return cash proceeds from security lending transactions. Securities lending transactions are used primarily to earn spread income. As part of securities lending transactions, the Company transfers U.S. and foreign debt and equity securities, as well as U.S. government and government agency securities, and receives cash as collateral. Cash proceeds from securities lending transactions are primarily used to earn spread income, and are typically invested in cash equivalents, short-term investments or fixed maturities. Securities lending transactions are treated as financing arrangements and are recorded at the amount of cash received. The Company obtains collateral in an amount equal to 102% and 105% of the fair value of the domestic and foreign securities, respectively. The Company monitors the market value of the securities loaned on a daily basis with additional collateral obtained as necessary. Substantially all of the Company’s securities lending transactions are with large brokerage firms and large banks. Income and expenses associated with securities lending transactions used to earn spread income are reported as "Net investment income".

Securities sold under agreements to repurchase represents liabilities associated with securities repurchase agreements that are used primarily to earn spread income. As part of securities repurchase agreements, the Company transfers U.S. government and government agency securities to a third-party, and receives cash as collateral. For securities repurchase agreements, the cash received is typically invested in cash equivalents, short-term investments or fixed maturities. Receivables associated with securities purchased under agreements to resell are generally reflected as cash equivalents. As part of securities resale agreements, the Company invests cash and receives as collateral U.S. government securities or other debt securities.

Securities repurchase and resale agreements that satisfy certain criteria are treated as secured borrowing or secured lending arrangements. These agreements are carried at the amounts at which the securities will be subsequently resold or reacquired, as specified in the respective transactions. For securities purchased under agreements to resell, the Company’s policy is to take possession or control of the securities either directly or through a third-party custodian. These securities are valued daily, and additional securities or cash collateral is received, or returned, when appropriate to protect against credit exposure. Securities to be resold are the same, or substantially the same, as the securities received. The majority of these transactions are with large brokerage firms and large banks. For securities sold under agreements to repurchase, the market value of the securities to be repurchased is monitored, and additional collateral is obtained where appropriate, to protect against credit exposure. The Company obtains collateral in an amount at least equal to 95% of the fair value of the securities sold. Securities to be repurchased are the same, or substantially the same, as those sold. The majority of these transactions are with highly rated money market funds. Income and expenses related to these transactions executed within the insurance companies used to earn spread income are reported as “Net investment income”.

Reinsurance and funds withheld payables represents amounts payable under reinsurance agreements (see “Reinsurance” below). Reinsurance and funds withheld payables may also include derivative instruments for which fair values are determined as described below under "Derivative Financial Instruments".

Other liabilities consists primarily of deferred reinsurance gains ("DRG") (see "Reinsurance" below), accrued expenses, technical overdrafts, payables resulting from purchases of securities that had not yet settled at the balance sheet date. The amortization method for DRG is amortized over the expected life of the reinsured contracts on a constant-level basis.

Separate account liabilities primarily represents the contractholders’ account balances in separate account assets and to a lesser extent borrowings of the separate account, and will be equal and offsetting to total separate account assets. See also “Separate account assets” above.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

Short-term and long-term debt liabilities are primarily carried at an amount equal to unpaid principal balance, net of unamortized discount or premium and debt issuance costs. Original-issue discount or premium and debt-issue costs are recognized as a component of interest expense over the period the debt is expected to be outstanding, using the interest method of amortization. Interest expense is generally presented within “General, administrative and other expenses” in the Company’s Consolidated Statements of Operations. Short-term debt is debt coming due in the next twelve months, including that portion of debt otherwise classified as long-term. The short-term debt caption may exclude short-term debt items for which the Company has the intent and ability to refinance on a long-term basis in the near term. See Note 16 for additional information regarding short-term and long-term debt.

Commitments and contingent liabilities are accrued if it is probable that a liability has been incurred and an amount is reasonably estimable. Management evaluates whether there are incremental legal or other costs directly associated with the ultimate resolution of the matter that are reasonably estimable and, if so, they are included in the accrual. These accruals are generally reported in “Other liabilities”.

REVENUES, BENEFITS AND EXPENSES

Insurance Revenue and Expense Recognition

Premiums from individual life products, other than universal and variable life contracts, are recognized when due. When premiums are due over a significantly shorter period than the period over which benefits are provided, any gross premium in excess of the net premium (i.e., the portion of the gross premium required to provide for all expected future policy benefits and non-level claim settlement expenses) is generally deferred and recognized into revenue in a constant relationship to insurance in force. Benefits are recorded as an expense when they are incurred. A liability for future policy benefits is recorded when premiums are recognized as described in "Future policy benefits" above.

Premiums from single premium immediate annuities with life contingencies are recognized when due. When premiums are due over a significantly shorter period than the period over which benefits are provided, any gross premium in excess of the net premium is generally deferred and recognized into revenue based on expected future benefit payments. Benefits are recorded as an expense when they are incurred. A liability for future policy benefits is recorded when premiums are recognized as described in "Future policy benefits" above.

Certain individual annuity contracts provide the contractholder a guarantee that the benefit received upon death or annuitization will be no less than a minimum prescribed amount. These benefits are generally accounted for as market risk benefits (see “Market risk benefits” above).

Amounts received from policyholders as payment for universal or variable individual life contracts, deferred fixed or variable annuities and other contracts without life contingencies are reported as deposits to “Policyholders’ account balances” and/or “Separate account liabilities”. Revenues from these contracts are reflected in “Policy charges and fee income” consisting primarily of fees assessed during the period against the policyholders’ account balances for mortality and other benefit charges, policy administration charges and surrender charges. In addition to fees, the Company earns investment income from the investment of deposits in the Company’s general account portfolio. Fees assessed that represent compensation to the Company for services to be provided in future periods and certain other fees are generally deferred and amortized into revenue over the life of the related contracts using the same methodology, factors, and assumption used to amortize DAC as described above. Benefits and expenses for these products include claims in excess of related account balances, expenses of contract administration, interest credited to policyholders’ account balances and amortization of DAC and DSI.

Policyholders’ account balances also include amounts representing the fair value of embedded derivative instruments associated with the index-linked features of certain universal life and annuity products where changes in the value of the embedded derivatives are recorded through "Realized investment gains (losses), net". For additional information regarding the valuation of these embedded derivatives, see Note 6.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Asset administration fees primarily include asset administration fee income received on contractholders’ account balances invested in The Prudential Series Funds, which are a portfolio of mutual fund investments related to the Company’s separate account products. Also, the Company receives fee income calculated on contractholder separate account balances invested in the Advanced Series Trust ("AST") (see Note 16). In addition, the Company receives fees from contractholders’ account balances invested in funds managed by companies other than affiliates of Prudential Insurance. Asset administration fees are recognized as income when earned.

Other income (loss) includes realized and unrealized gains or losses from investments reported as “Fixed maturities, trading, at fair value”, “Equity securities, at fair value”, and “Other invested assets” that are measured at fair value as well as interest income related to affiliated cash collateral. See Note 16 for more information related to affiliated cash collateral. Other income (loss) in 2025 also includes the recognition of previously deferred reinsurance gains.

Realized investment gains (losses), net includes realized gains or losses from sales and maturities of investments, changes to the allowance for credit losses, other impairments, fair value changes on mortgage loans where the fair value option has been elected, and derivative gains or losses. The derivative gains or losses include the impact of maturities, terminations and changes in fair value of the derivative instruments, including embedded derivatives, and other hedging instruments. Realized investment gains (losses) from the sales of securities are generally calculated using the specific identification method.

OTHER ACCOUNTING POLICIES

Derivative Financial Instruments

Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, values of securities or commodities, credit spreads, market volatility, expected returns, and liquidity. Values can also be affected by changes in estimates and assumptions, including those related to counterparty behavior and NPR used in valuation models. Derivative financial instruments generally used by the Company include swaps, futures, forwards and options and may be exchange-traded or contracted in the over-the-counter (“OTC”) market. Certain of the Company’s OTC derivatives are cleared and settled through central clearing counterparties, while others are bilateral contracts between two counterparties. Derivative positions are carried at fair value, generally by obtaining quoted market prices or through the use of valuation models.

Derivatives are used to manage the interest rate and currency characteristics of assets or liabilities. Additionally, derivatives may be used to reduce exposure to risks such as interest rate, credit, foreign currency and equity associated with assets held or expected to be purchased or sold, and liabilities incurred or expected to be incurred. As discussed in detail below and in Note 5, all realized and unrealized changes in fair value of derivatives are recorded in current earnings, with the exception of cash flow hedges. Cash flows from derivatives are reported in the operating, investing or financing activities sections in the Consolidated Statements of Cash Flows based on the nature and purpose of the derivative.

Derivatives are recorded either as assets, within “Other invested assets”, or as liabilities, within “Payables to parent and affiliates”, except for embedded derivatives which are recorded with the associated host contract. The Company nets the fair value of all derivative financial instruments with counterparties for which a master netting arrangement has been executed.

The Company designates derivatives as either (1) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow” hedge); or (2) a derivative that does not qualify for hedge accounting.

To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated risk of the hedged item. Effectiveness of the hedge is formally assessed at inception and throughout the life of the hedging relationship.

The Company formally documents at inception all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives designated as cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
When a derivative is designated as a cash flow hedge and is determined to be highly effective, changes in its fair value are recorded in AOCI until earnings are affected by the variability of cash flows being hedged (e.g., when periodic settlements on a variable-rate asset or liability are recorded in earnings). At that time, the related portion of deferred gains or losses on the derivative instrument is reclassified and reported in the Consolidated Statements of Operations line item associated with the hedged item.

If it is determined that a derivative no longer qualifies as an effective cash flow hedge or management removes the hedge designation, the derivative will continue to be carried on the balance sheet at its fair value, with changes in fair value recognized currently in “Realized investment gains (losses), net”. The component of AOCI related to discontinued cash flow hedges is reclassified to the Consolidated Statements of Operations line associated with the hedged cash flows consistent with the earnings impact of the original hedged cash flows.

When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, or because it is probable that the forecasted transaction will not occur by the end of the specified time period, the derivative will continue to be carried on the balance sheet at its fair value, with changes in fair value recognized currently in “Realized investment gains (losses), net”. Any asset or liability that was recorded pursuant to recognition of the firm commitment is removed from the balance sheet and recognized currently in “Realized investment gains (losses), net”. Gains and losses that were in AOCI pursuant to the hedge of a forecasted transaction are recognized immediately in “Realized investment gains (losses), net”.

If a derivative does not qualify for hedge accounting, all changes in its fair value, including net receipts and payments, are included in “Realized investment gains (losses), net” without considering changes in the fair value of the economically associated assets or liabilities.

The Company is a party to financial instruments that contain derivative instruments that are “embedded” in the financial instruments. At inception, the Company assesses whether the economic characteristics of the embedded instrument are clearly and closely related to the economic characteristics of the remaining component of the financial instrument (i.e., the host contract) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that (1) the embedded instrument possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded instrument qualifies as an embedded derivative that is separated from the host contract, carried at fair value, and changes in its fair value are included in “Realized investment gains (losses), net”. For certain financial instruments that contain an embedded derivative that otherwise would need to be bifurcated and reported at fair value, the Company may elect to carry the entire instrument at fair value and report it within "Other invested assets" and "Reinsurance recoverable and deposit receivables", or as liabilities, within “Payables to parent and affiliates” or "Reinsurance and funds withheld payables".

The Company sells variable annuity contracts that include optional living benefit features that may be treated from an accounting perspective as embedded derivatives. The embedded derivatives related to the living benefit features and the related reinsurance agreements are carried at fair value and included in “Future policy benefits" and “Reinsurance recoverables and deposit receivables”. Additionally, changes in the fair value are determined using valuation models as described in Note 6 and are recorded in “Realized investment gains (losses), net".

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Reinsurance

The Company participates in reinsurance arrangements in various capacities as either the ceding entity or as the reinsurer (i.e., assuming entity). See Note 12 for additional information regarding the Company’s reinsurance arrangements. Reinsurance assumed business is generally accounted for consistent with direct business. Amounts currently recoverable under reinsurance agreements are included in “Reinsurance recoverables and deposit receivables” and amounts payable are included in “Reinsurance and funds withheld payables”. “Reinsurance recoverables and deposit receivables” also includes deposit receivables where the Company has ceded fixed indexed annuities, including from coinsurance with funds withheld arrangements and receivables from modified coinsurance arrangements where the Company is the cedant, and in certain instances are net of the payables under these arrangements which generally reflect the fair value of the invested assets retained by the cedant. “Reinsurance and funds withheld payables” also includes amounts payable to the reinsurer under coinsurance with funds withheld arrangements where the Company is the cedant, and generally reflect the fair value of the invested assets retained by the Company. The receivables and payables associated with each of these coinsurance with funds withheld and modified coinsurance arrangements each contain an embedded derivative that is bifurcated and accounted for at fair value separately from the host contract, with changes in fair value recorded through “Realized investment gains (losses), net”, and are ultimately presented net within “Reinsurance recoverables and deposit receivables”. Revenues and benefits and expenses include amounts assumed under reinsurance agreements and are reflected net of reinsurance ceded.

Reinsurance ceded arrangements do not discharge the Company as the primary insurer. Ceded balances would represent a liability of the Company in the event the reinsurers were unable to meet their obligations to the Company under the terms of the reinsurance agreements. Reinsurance recoverables are reported on the Consolidated Statements of Financial Position net of the CECL allowance. The CECL allowance considers the credit quality of the reinsurance counterparty and is generally determined based on the probability of default and loss given default assumptions, after considering any applicable collateral arrangements. The CECL allowance does not apply to reinsurance recoverables with affiliated counterparties under common control. Additions to or releases of the allowance are reported in “Policyholders’ benefits”. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured long-duration contracts under coinsurance arrangements are accounted for over the life of the underlying reinsured contracts using assumptions consistent with those used to account for the underlying contracts. For reinsurance of in force blocks of non-participating traditional and limited-payment contracts, the current value of the direct liability as of inception of the reinsurance agreement is used to calculate the reinsurance recoverable and cost of reinsurance such that there is no immediate other comprehensive income or loss from recognition of the reinsurance recoverable at inception. Consistent with the direct liability, the reinsurance recoverable for non-participating traditional and limited-payment contracts is remeasured each period using current single A rates with the effect on the reinsurance recoverable resulting from such updates recorded in "Interest rate remeasurement of future policy benefits" in OCI. For reinsurance of limited-payment contracts, the Company establishes a cost of reinsurance asset relating to the direct DPL and amortizes this balance through “Premiums” using the same methodology and assumptions used to amortize the direct DPL.

For reinsurance of existing in force blocks of long-duration contracts that transfer significant insurance risk, the difference between the fair value of the net consideration exchanged and the net liabilities ceded related to the underlying reinsured contracts is considered the net cost of reinsurance at the inception of the reinsurance agreement. This initial net cost of reinsurance is deferred and amortized into income over the remaining life of the reinsured policies on a basis consistent with the methodologies and assumptions used for amortizing DAC. This initial net cost of reinsurance may result in a deferred reinsurance gain which is recorded in "Other liabilities" and amortized through "Other income (loss)", or a deferred reinsurance loss which is recorded in "Other assets" and amortized through "General, administrative and other expenses".

Consistent with direct contracts, reinsurance agreements may also include features that meet the definition of an MRB and, if so, are accounted for at fair value. The fair value of direct or assumed MRBs reflects the Company's NPR, while the fair value of ceded MRBs reflects the counterparty credit risk of the reinsurer. Changes in the fair value of ceded MRBs, including the impact of changes in counterparty credit risk, are recorded in net income in "Change in value of market risk benefits, net of related hedging gains (losses)".

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Coinsurance arrangements contrast with the Company’s yearly renewable term ("YRT") arrangements, where only mortality risk is transferred to the reinsurer and premiums are paid to the reinsurer to reinsure that risk. The mortality risk that is reinsured under YRT arrangements represents the difference between the stated death benefits in the underlying reinsured contracts and the corresponding reserves or account value carried by the Company on those same contracts. The premiums paid to the reinsurer are based upon negotiated amounts, not on the actual premiums paid by the underlying contractholders to the Company. As YRT arrangements are usually entered into by the Company with the expectation that the contracts will be in force for the lives of the underlying policies, they are considered to be long-duration reinsurance contracts. The cost of reinsurance for universal life products is generally recognized based on the gross assessments of the underlying direct policies. The cost of reinsurance for term insurance products is generally recognized in proportion to direct premiums over the life of the underlying policies.

If the Company determines that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, the Company records the agreement using the deposit method of accounting. Deposits received are included in “Reinsurance and funds withheld payables” and deposits made are included in “Reinsurance recoverables and deposit receivables”. As amounts are paid or received, consistent with the underlying contracts, the deposit assets or liabilities are adjusted. Interest on such deposits is recorded as “Other income (loss)” or “General, administrative and other expenses”, as appropriate.

RECENT ACCOUNTING PRONOUNCEMENTS

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (“FASB”) in the form of Accounting Standards Updates ("ASUs") to the FASB Accounting Standards Codification ("ASC"). The Company considers the applicability and impact of all ASUs. ASUs listed below include those that have been adopted during the current fiscal year and/or those that have been issued but not yet adopted as of December 31, 2025, and as of the date of this filing. ASUs not listed below were assessed and determined to be either not applicable or not material.

ASUs adopted during the year ended December 31, 2025

Standard	Description	Effective date and method of adoption	Effect on the financial statements or other significant matters
ASU 2023-09—Income Taxes (Topic 740) Improvements to Income Tax Disclosures	This ASU requires entities to provide additional information primarily related to the effective tax rate reconciliation and income taxes paid.	January 1, 2025 using the prospective method.	Adoption of the ASU did not have an impact on the Company's Consolidated Financial Statements but resulted in expanded disclosures in the Notes to the Consolidated Financial Statements.

ASUs issued but not yet adopted as of December 31, 2025

Standard	Description	Effective date and method of adoption	Effect on the financial statements or other significant matters
ASU 2024-03—Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses	This ASU requires public companies to disclose, in interim and annual reporting periods, additional information about certain expenses in the notes to financial statements.	Effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted and applied either prospectively or retrospectively.	The Company is currently assessing the impact of the ASU on the Company’s Consolidated Financial Statements and Notes to the Consolidated Financial Statements.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
3. INVESTMENTS
Fixed Maturity Securities
The following tables set forth the composition of fixed maturity securities (excluding investments classified as trading), as of the dates indicated:

	December 31, 2025
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
	(in thousands)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$1,196,805	$24,151	$103,636	$0	$1,117,320
Obligations of U.S. states and their political subdivisions	460,634	1,245	27,351	0	434,528
Foreign government securities	456,138	7,187	38,590	0	424,735
U.S. public corporate securities	19,566,876	302,845	801,659	75	19,067,987
U.S. private corporate securities	6,790,444	99,408	175,094	12,146	6,702,612
Foreign public corporate securities	5,306,445	100,625	85,439	415	5,321,216
Foreign private corporate securities	7,093,850	331,109	241,209	300	7,183,450
Asset-backed securities(1)	5,051,514	31,060	5,180	1,346	5,076,048
Commercial mortgage-backed securities	1,370,898	17,493	34,081	0	1,354,310
Residential mortgage-backed securities(2)	936,614	9,989	4,638	0	941,965
Total fixed maturities, available-for-sale	$48,230,218	$925,112	$1,516,877	$14,282	$47,624,171
(1)    Includes credit-tranched securities collateralized by loan obligations, home equity loans, auto loans and education loans.
(2)    Includes publicly-traded agency pass-through securities and collateralized mortgage obligations.

	December 31, 2024
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
	(in thousands)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$1,199,628	$8,357	$108,744	$0	$1,099,241
Obligations of U.S. states and their political subdivisions	570,253	1,156	30,343	0	541,066
Foreign government securities	362,154	646	52,466	0	310,334
U.S. public corporate securities	14,134,828	60,917	957,316	1	13,238,428
U.S. private corporate securities	6,030,898	35,828	301,451	11,178	5,754,097
Foreign public corporate securities	3,804,503	21,136	126,767	21	3,698,851
Foreign private corporate securities	5,838,939	43,334	511,426	29,214	5,341,633
Asset-backed securities(1)	3,728,073	31,431	8,841	0	3,750,663
Commercial mortgage-backed securities	944,652	4,567	53,444	0	895,775
Residential mortgage-backed securities(2)	367,005	861	11,794	0	356,072
Total fixed maturities, available-for-sale	$36,980,933	$208,233	$2,162,592	$40,414	$34,986,160
(1)    Includes credit-tranched securities collateralized by loan obligations, home equity loans, auto loans and education loans.
(2)    Includes publicly-traded agency pass-through securities and collateralized mortgage obligations.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The following tables set forth the fair value and gross unrealized losses on available-for-sale fixed maturity securities without an allowance for credit losses aggregated by investment category and length of time that individual fixed maturity securities had been in a continuous unrealized loss position, as of the dates indicated:

	December 31, 2025
	Less Than Twelve Months		Twelve Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(in thousands)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$187,705	$7,191	$386,544	$96,445	$574,249	$103,636
Obligations of U.S. states and their political subdivisions	34,212	853	259,746	26,498	293,958	27,351
Foreign government securities	54,155	214	159,018	38,376	213,173	38,590
U.S. public corporate securities	1,659,501	31,308	4,933,894	770,153	6,593,395	801,461
U.S. private corporate securities	673,009	7,201	2,616,271	167,702	3,289,280	174,903
Foreign public corporate securities	391,306	3,528	759,461	81,911	1,150,767	85,439
Foreign private corporate securities	183,588	2,294	2,000,967	238,882	2,184,555	241,176
Asset-backed securities	158,585	349	40,059	3,301	198,644	3,650
Commercial mortgage-backed securities	54,331	212	400,953	33,869	455,284	34,081
Residential mortgage-backed securities	9,148	8	109,013	4,630	118,161	4,638
Total fixed maturities, available-for-sale	$3,405,540	$53,158	$11,665,926	$1,461,767	$15,071,466	$1,514,925

	December 31, 2024
	Less Than Twelve Months		Twelve Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(in thousands)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$377,531	$13,829	$238,723	$94,915	$616,254	$108,744
Obligations of U.S. states and their political subdivisions	226,731	5,019	212,060	25,324	438,791	30,343
Foreign government securities	118,168	2,615	171,166	49,851	289,334	52,466
U.S. public corporate securities	4,320,552	105,145	4,677,336	852,171	8,997,888	957,316
U.S. private corporate securities	1,999,008	41,931	2,379,755	259,489	4,378,763	301,420
Foreign public corporate securities	1,088,644	20,465	716,172	106,294	1,804,816	126,759
Foreign private corporate securities	1,977,169	69,399	2,107,705	440,330	4,084,874	509,729
Asset-backed securities	363,744	5,510	140,090	3,331	503,834	8,841
Commercial mortgage-backed securities	101,821	1,356	489,490	52,088	591,311	53,444
Residential mortgage-backed securities	142,961	1,946	123,853	9,848	266,814	11,794
Total fixed maturities, available-for-sale	$10,716,329	$267,215	$11,256,350	$1,893,641	$21,972,679	$2,160,856

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
As of December 31, 2025 and 2024, the gross unrealized losses on fixed maturity, available-for-sale securities without an allowance of $1,469 million and $2,059 million, respectively, related to “1” highest quality or “2” high quality securities based on the National Association of Insurance Commissioners (“NAIC”) or equivalent rating and $46 million and $102 million, respectively, related to other than high or highest quality securities based on NAIC or equivalent rating. As of December 31, 2025, the $1,462 million of gross unrealized losses of twelve months or more were concentrated in the Company’s corporate securities within the finance, consumer non-cyclical and utility sectors. As of December 31, 2024, the $1,894 million of gross unrealized losses of twelve months or more were concentrated in the Company's corporate securities within the finance, consumer non-cyclical and utility sectors.
In accordance with its policy described in Note 2, the Company concluded that an adjustment to earnings for credit losses related to these fixed maturity securities was not warranted at December 31, 2025. This conclusion was based on a detailed analysis of the underlying credit and cash flows for each security. Gross unrealized losses are primarily attributable to increases in interest rates, general credit spread widening and foreign currency exchange rate movements. As of December 31, 2025, the Company did not intend to sell these securities, and it was not more likely than not that the Company would be required to sell these securities before the anticipated recovery of the remaining amortized cost basis.

The following table sets forth the amortized cost and fair value of fixed maturities by contractual maturities, as of the date indicated:

	December 31, 2025
	Amortized Cost	Fair Value
	(in thousands)
Fixed maturities, available-for-sale:
Due in one year or less	$1,745,409	$1,738,607
Due after one year through five years	15,738,281	15,930,893
Due after five years through ten years	12,444,358	12,660,246
Due after ten years	10,943,144	9,922,102
Asset-backed securities	5,051,514	5,076,048
Commercial mortgage-backed securities	1,370,898	1,354,310
Residential mortgage-backed securities	936,614	941,965
Total fixed maturities, available-for-sale	$48,230,218	$47,624,171
Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. Asset-backed, commercial mortgage-backed and residential mortgage-backed securities are shown separately in the table above, as they do not have a single maturity date.
The following table sets forth the sources of fixed maturity proceeds and related investment gains (losses), as well as losses on write-downs and the allowance for credit losses of fixed maturities, for the periods indicated:

	Years Ended December 31
	2025	2024	2023
		(in thousands)
Fixed maturities, available-for-sale:
Proceeds from sales(1)	$2,589,307	$2,097,519	$460,596
Proceeds from maturities/prepayments	3,663,766	2,300,919	1,218,844
Gross investment gains from sales and maturities	27,112	23,978	11,482
Gross investment losses from sales and maturities	(58,814)	(143,432)	(43,078)
Write-downs recognized in earnings(2)	(76,892)	(9,534)	(2,358)
(Addition to) release of allowance for credit losses	26,180	(38,406)	2,761
(1)Excludes activity from non-cash related proceeds due to the timing of trade settlements of $106.2 million, $(158.4) million and $57.4 million for the years ended December 31, 2025, 2024, and 2023, respectively.
(2)Amounts represent write-downs of credit adverse securities and securities actively marketed for sale.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The following tables set forth the balance of and changes in the allowance for credit losses for fixed maturity securities, as of and for the periods indicated:

	Year Ended December 31, 2025
	U.S. Treasury Securities and Obligations of U.S. States	Foreign Government Securities	U.S. and Foreign Corporate Securities	Asset-Backed Securities	Commercial Mortgage-Backed Securities	Residential Mortgage-Backed Securities	Total
	(in thousands)
Fixed maturities, available-for-sale:
Balance, beginning of period	$0	$0	$40,414	$0	$0	$0	$40,414
Additions to allowance for credit losses not previously recorded	0	0	26,779	3,500	0	0	30,279
Reductions for securities sold during the period	0	0	(2,127)	(925)	0	0	(3,052)
Additions (reductions) on securities with previous allowance	0	0	4,072	(1,229)	0	0	2,843
Write-downs charged against the allowance	0	0	(56,202)	0	0	0	(56,202)
Balance, end of period	$0	$0	$12,936	$1,346	$0	$0	$14,282

	Year Ended December 31, 2024
	U.S. Treasury Securities and Obligations of U.S. States	Foreign Government Securities	U.S. and Foreign Corporate Securities	Asset-Backed Securities	Commercial Mortgage-Backed Securities	Residential Mortgage-Backed Securities	Total
	(in thousands)
Fixed maturities, available-for-sale:
Balance, beginning of period	$0	$0	$2,000	$1	$0	$7	$2,008
Additions to allowance for credit losses not previously recorded	0	0	39,600	0	0	5	39,605
Reductions for securities sold during the period	0	0	(2,002)	0	0	0	(2,002)
Additions (reductions) on securities with previous allowance	0	0	337	(1)	0	(12)	324
Assets transferred (to) from parent and affiliates	0	0	479	0	0	0	479
Balance, end of period	$0	$0	$40,414	$0	$0	$0	$40,414

See Note 2 for additional information about the Company's methodology for developing its allowance and expected losses.

For the year ended December 31, 2025, the net decrease in the allowance for credit losses on available-for-sale securities was primarily related to write-downs of distressed securities, partially offset by net additions in the communications and transportation sectors within corporate securities due to adverse projected cash flows.

For the year ended December 31, 2024, the net increase in the allowance for credit losses on available-for-sale securities was primarily related to net additions within the consumer cyclical, consumer non-cyclical and energy sectors within corporate securities due to adverse projected cash flows.

The Company did not have any fixed maturity securities purchased with credit deterioration as of both December 31, 2025 and 2024.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Fixed Maturities, Trading
The net change in unrealized gains (losses) from fixed maturities, trading still held at period end, recorded within “Other income (loss),” was $231.7 million, $(182.9) million and $65.6 million during the years ended December 31, 2025, 2024 and 2023, respectively.
Equity Securities
The net change in unrealized gains (losses) from equity securities still held at period end, recorded within “Other income (loss)," was $(86.3) million, $(34.2) million and $25.8 million during the years ended December 31, 2025, 2024 and 2023, respectively.
Commercial Mortgage and Other Loans
The following table sets forth the composition of “Commercial mortgage and other loans”, as of the dates indicated:

	December 31, 2025		December 31, 2024
	Amount	% of Total	Amount	% of Total
	($ in thousands)
Commercial mortgage and agricultural property loans by property type:
Apartments/Multi-Family	$2,612,457	27.4%	$1,949,926	25.0%
Health Care Senior Living(1)	119,507	1.3	134,195	1.7
Hospitality	108,227	1.0	97,603	1.3
Industrial	3,448,599	36.2	2,906,413	37.3
Office	525,136	5.5	556,586	7.1
Retail	865,298	9.1	693,949	9.0
Self-Storage(1)	665,544	7.0	543,701	7.0
Other(1)	119,202	1.3	72,645	0.9
Total commercial mortgage loans	8,463,970	88.8	6,955,018	89.3
Agricultural property loans	1,068,014	11.2	830,041	10.7
Total commercial mortgage and agricultural property loans	9,531,984	100.0%	7,785,059	100.0%
Allowance for credit losses	(45,604)		(37,715)
Total net commercial mortgage and agricultural property loans	9,486,380		7,747,344
Other loans:
Residential mortgage loans	589,937		0
Other collateralized loans	11,936		11,979
Total other loans	601,873		11,979
Allowance for credit losses	(5,586)		0
Total net other loans	596,287		11,979
Total net commercial mortgage and other loans	$10,082,667		$7,759,323
(1) Prior period amounts have been updated to conform to current period presentation.

As of December 31, 2025, the commercial mortgage and agricultural property loans were secured by properties geographically dispersed throughout the United States with the largest concentrations in California (23%), Florida (8%) and Texas (8%) and included loans secured by properties in Europe (8%), Australia (1%) and Mexico (1%).
As of December 31, 2025, the residential mortgage loans were secured by properties geographically dispersed throughout the United States with the largest concentrations in Florida (13%), California (10%) and New York (9%).

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The following table sets forth the balance of and changes in the allowance for credit losses for commercial mortgage and other loans, as of and for the periods ended:

	Commercial Mortgage Loans	Agricultural Property Loans	Residential Mortgage Loans	Total
	(in thousands)
Balance at December 31, 2022	$19,665	$598	$0	$20,263
Addition to (release of) allowance for expected losses	17,093	333	0	17,426
Balance at December 31, 2023	36,758	931	0	37,689
Addition to (release of) allowance for expected losses	5,613	3,780	0	9,393
Write-downs charged against allowance	(9,367)	0	0	(9,367)
Balance at December 31, 2024	33,004	4,711	0	37,715
Addition to (release of) allowance for expected losses	12,327	2,573	5,586	20,486
Write-downs charged against allowance	(1,915)	(5,096)	0	(7,011)
Balance at December 31, 2025	$43,416	$2,188	$5,586	$51,190

See Note 2 for additional information about the Company's methodology for developing the allowance and expected losses.
For the year ended December 31, 2025, the net increase to the allowance for credit losses on commercial mortgage and other loans was primarily related to increases in loan specific allowances in commercial mortgage loans within the retail sector and in agricultural property loans along with the establishment of general reserves for residential mortgage loans, partially offset by write-downs against loan-specific reserves within agricultural property loans and the retail sector of commercial mortgage loans.
For the year ended December 31, 2024, net additions to the allowance for credit losses on commercial mortgage and other loans were primarily related to increases in loan-specific allowances in commercial mortgage loans within the retail and office sectors and in agricultural property loans.

The following table sets forth the write-downs of commercial mortgage and other loans by origination year for the year ended December 31, 2025:

	December 31, 2025
	Amortized Cost by Origination Year
	2025	2024	2023	2022	2021	Prior	Total
	(in thousands)
Commercial mortgage loans	$0	$0	$0	$0	$0	$1,915	$1,915
Agricultural property loans	0	0	3,461	1,635	0	0	5,096
Total	$0	$0	$3,461	$1,635	$0	$1,915	$7,011

For the year ended December 31, 2024, there were $9.4 million of write-downs charged against the allowance related to a loan originated in 2016.
The following tables set forth key credit quality indicators based upon the recorded investment gross of allowance for credit losses, as of the dates indicated:

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	December 31, 2025
	Amortized Cost by Origination Year
	2025	2024	2023	2022	2021	Prior	Revolving Loans	Total
	(in thousands)
Commercial mortgage loans
Loan-to-Value Ratio:
0%-59.99%	$583,935	$386,956	$339,226	$432,721	$516,692	$1,248,164	$12,429	$3,520,123
60%-69.99%	1,119,839	1,128,626	453,007	144,375	318,216	192,472	0	3,356,535
70%-79.99%	112,150	223,390	344,004	68,791	266,035	118,452	0	1,132,822
80% or greater	0	1,196	0	76,282	160,304	216,708	0	454,490
Total	$1,815,924	$1,740,168	$1,136,237	$722,169	$1,261,247	$1,775,796	$12,429	$8,463,970
Debt Service Coverage Ratio:
Greater than 1.2x	$1,709,249	$1,718,881	$944,699	$704,034	$1,261,247	$1,656,396	$10,839	$8,005,345
1.0 - 1.2x	94,819	12,972	191,538	0	0	47,395	1,590	348,314
Less than 1.0x	11,856	8,315	0	18,135	0	72,005	0	110,311
Total	$1,815,924	$1,740,168	$1,136,237	$722,169	$1,261,247	$1,775,796	$12,429	$8,463,970
Agricultural property loans
Loan-to-Value Ratio:
0%-59.99%	$226,434	$242,422	$74,777	$198,123	$126,275	$61,392	$35,759	$965,182
60%-69.99%	13,068	29,560	19,282	0	4,950	0	17,083	83,943
70%-79.99%	0	0	0	0	0	0	0	0
80% or greater	0	0	0	6,061	0	0	12,828	18,889
Total	$239,502	$271,982	$94,059	$204,184	$131,225	$61,392	$65,670	$1,068,014
Debt Service Coverage Ratio:
Greater than 1.2x	$239,502	$260,566	$85,966	$158,503	$124,612	$47,718	$52,842	$969,709
1.0 - 1.2x	0	10,473	2,358	4,755	0	10,298	0	27,884
Less than 1.0x	0	943	5,735	40,926	6,613	3,376	12,828	70,421
Total	$239,502	$271,982	$94,059	$204,184	$131,225	$61,392	$65,670	$1,068,014

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	December 31, 2024
	Amortized Cost by Origination Year
	2024	2023	2022	2021	2020	Prior	Revolving Loans	Total
	(in thousands)
Commercial mortgage loans
Loan-to-Value Ratio:
0%-59.99%	$452,940	$232,276	$306,684	$482,596	$134,403	$1,138,394	$6,479	$2,753,772
60%-69.99%	972,161	541,849	273,258	360,457	110,515	303,107	0	2,561,347
70%-79.99%	362,701	365,111	134,208	330,355	6,774	77,399	0	1,276,548
80% or greater	1,196	0	56,204	84,761	3,870	217,320	0	363,351
Total	$1,788,998	$1,139,236	$770,354	$1,258,169	$255,562	$1,736,220	$6,479	$6,955,018
Debt Service Coverage Ratio:
Greater than 1.2x	$1,728,895	$962,290	$755,350	$1,256,699	$255,562	$1,616,904	$0	$6,575,700
1.0 - 1.2x	60,103	176,946	15,004	0	0	59,871	6,479	318,403
Less than 1.0x	0	0	0	1,470	0	59,445	0	60,915
Total	$1,788,998	$1,139,236	$770,354	$1,258,169	$255,562	$1,736,220	$6,479	$6,955,018
Agricultural property loans
Loan-to-Value Ratio:
0%-59.99%	$241,715	$89,569	$163,820	$126,368	$23,488	$38,478	$18,834	$702,272
60%-69.99%	29,560	19,396	49,210	0	0	0	0	98,166
70%-79.99%	0	0	0	5,213	0	0	0	5,213
80% or greater	0	0	7,295	0	1,657	0	15,438	24,390
Total	$271,275	$108,965	$220,325	$131,581	$25,145	$38,478	$34,272	$830,041
Debt Service Coverage Ratio:
Greater than 1.2x	$259,647	$95,087	$211,030	$129,865	$23,488	$38,478	$18,834	$776,429
1.0 - 1.2x	11,628	13,878	9,295	0	0	0	15,438	50,239
Less than 1.0x	0	0	0	1,716	1,657	0	0	3,373
Total	$271,275	$108,965	$220,325	$131,581	$25,145	$38,478	$34,272	$830,041
Residential mortgage loans primarily include fixed-rate, amortizing mortgage loans on rental properties owned by borrowers with Fair Isaac Corporation ("FICO") scores typically considered prime or above. The primary credit quality indicator is whether a loan is performing or nonperforming. The Company defines nonperforming residential mortgage loans as those that are 90 days or more past due and/or in nonaccrual status.

	December 31, 2025
	Amortized Cost by Origination Year
	2025	2024	2023	2022	2021	Prior	Total
	(in thousands)
Residential mortgage loans
Performance indicators:
Performing	$571,247	$18,549	$141	$0	$0	$0	$589,937
Nonperforming	0	0	0	0	0	0	0
Total	$571,247	$18,549	$141	$0	$0	$0	$589,937

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
See Note 2 for additional information about the Company’s commercial mortgage and other loans credit quality monitoring process.
The Company may grant loan modifications in its commercial mortgage and other loan portfolios to borrowers experiencing financial difficulties. These loan modifications may be in the form of principal forgiveness, interest rate reduction, other-than-insignificant payment delay, term extension or some combination thereof. The amount, timing and extent of modifications granted and subsequent performance are considered in determining any allowance for credit losses.
The following tables set forth the amortized cost basis of loan modifications made to borrowers experiencing financial difficulties during the periods indicated:

	Year Ended December 31, 2025
	Term Extension	Other Than Insignificant Delay in Payment	% of Amortized Cost
	($ in thousands)
Commercial mortgage loans	$0	$0	0.0%

	Year Ended December 31, 2024
	Term Extension	Other Than Insignificant Delay in Payment	% of Amortized Cost
	($ in thousands)
Commercial mortgage loans	$14,546	$4,570	0.2%

During the year ended December 31, 2024, the modifications added less than one year to the weighted average life in the commercial mortgage loan portfolio.

The Company did not have any commitments to lend additional funds to borrowers experiencing financial difficulties on modified loans as of both December 31, 2025 and 2024.

The following tables set forth an aging of past due commercial mortgage and other loans based upon the recorded investment gross of allowance for credit losses, as well as the amount of commercial mortgage and other loans on non-accrual status, as of the dates indicated:

	December 31, 2025
	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due(1)	Total Loans	Non-Accrual Status(2)
	(in thousands)
Commercial mortgage loans	$8,462,579	$0	$0	$1,391	$8,463,970	$2,586
Agricultural property loans	1,033,714	0	0	34,300	1,068,014	38,649
Residential mortgage loans	588,368	1,569	0	0	589,937	0
Other collateralized loans	11,936	0	0	0	11,936	0
Total	$10,096,597	$1,569	$0	$35,691	$10,133,857	$41,235
(1)As of December 31, 2025, there were no loans in this category accruing interest.
(2)For additional information regarding the Company’s policies for accruing interest on loans, see Note 2.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	December 31, 2024
	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due(1)	Total Loans	Non-Accrual Status(2)
	(in thousands)
Commercial mortgage loans	$6,951,093	$0	$0	$3,925	$6,955,018	$5,120
Agricultural property loans	804,804	0	2,505	22,732	830,041	24,765
Residential mortgage loans	0	0	0	0	0	0
Other collateralized loans	11,979	0	0	0	11,979	0
Total	$7,767,876	$0	$2,505	$26,657	$7,797,038	$29,885
(1)As of December 31, 2024, there were no loans in this category accruing interest.
(2)For additional information regarding the Company’s policies for accruing interest on loans, see Note 2.

Loans on non-accrual status recognized interest of $0.5 million and $0.7 million for the years ended December 31, 2025 and 2024, respectively. Loans on non-accrual status that did not have a related allowance for credit losses were $21.2 million and $2.0 million as of December 31, 2025 and 2024, respectively.
For the years ended December 31, 2025 and 2024, there were $589.9 million and $12.6 million, respectively, of commercial mortgage and other loans acquired, other than those through direct origination. For the year ended December 31, 2025, there were $100.0 million commercial mortgage and other loans sold. For the year ended December 31, 2024, there were no commercial mortgage and other loans sold.
The Company did not have any commercial mortgage and other loans purchased with credit deterioration as of both December 31, 2025 and 2024.
Other Invested Assets
The following table sets forth the composition of “Other invested assets”, as of the dates indicated:

	December 31,
	2025	2024
	(in thousands)
LPs/LLCs:
Equity method:
Private equity	$374,958	$388,822
Hedge funds	1,671,779	1,024,534
Real estate-related	68,373	75,730
Subtotal equity method	2,115,110	1,489,086
Fair value:
Private equity	19,523	28,094
Hedge funds	52,591	14
Real estate-related	15,233	16,016
Subtotal fair value	87,347	44,124
Total LPs/LLCs	2,202,457	1,533,210
Derivative instruments	46,483	24,499
Other(1)	48,595	24,385
Total other invested assets	$2,297,535	$1,582,094
(1)Includes tax advantaged investments and investments in separate account funds.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Equity Method Investments

The following tables set forth summarized combined financial information for significant LP/LLC interests accounted for under the equity method, including the Company’s investments in operating joint ventures. Changes between periods in the tables below reflect changes in the activities within the operating joint ventures and LPs/LLCs, as well as changes in the Company’s level of investment in such entities:

	December 31,
	2025	2024
	(in thousands)
STATEMENTS OF FINANCIAL POSITION
Total assets(1)	$64,973,949	$66,477,439
Total liabilities(2)	$10,051,385	$1,894,242
Partners’ capital	54,922,564	64,583,197
Total liabilities and partners’ capital	$64,973,949	$66,477,439
Equity in LP/LLC interests included above	$1,858,303	$1,338,056
Equity in LP/LLC interests not included above	325,315	230,687
Carrying value	$2,183,618	$1,568,743
(1)Amount represents gross assets of each fund where the Company has a significant investment. These assets consist primarily of investments in real estate, investments in securities and other miscellaneous assets.
(2)Amount represents gross liabilities of each fund where the Company has a significant investment. These liabilities consist primarily of third-party borrowed funds and other miscellaneous liabilities.

	Years Ended December 31,
	2025	2024	2023
	(in thousands)
STATEMENTS OF OPERATIONS
Total revenues(1)	$4,783,207	$1,678,772	$3,465,807
Total expenses(2)	(924,378)	(473,445)	(979,287)
Net earnings (losses)	$3,858,829	$1,205,327	$2,486,520
Equity in net earnings (losses) of LP/LLC interests included above	$137,546	$57,119	$17,795
Equity in net earnings (losses) of LP/LLC interests not included above	31,862	18,193	11,792
Total equity in net earnings (losses)	$169,408	$75,312	$29,587
(1)Amount represents gross revenue of each fund where the Company has a significant investment. This revenue consists of income from investments in real estate, investments in securities and other income.
(2)Amount represents gross expenses of each fund where the Company has a significant investment. These expenses consist primarily of interest expense, investment management fees, salary expenses and other expenses.

Accrued Investment Income

The following table sets forth the composition of “Accrued investment income,” as of the dates indicated:

	December 31,
	2025	2024
	(in thousands)
Fixed maturities	$531,247	$396,173
Equity securities	218	436
Commercial mortgage and other loans	46,092	29,437
Policy loans	31,288	30,820
Short-term investments and cash equivalents	9,188	9,528
Total accrued investment income	$618,033	$466,394

There were no write-downs on accrued investment income for the years ended December 31, 2025 and 2024.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Net Investment Income
The following table sets forth “Net investment income” by investment type, for the periods indicated:

	Years Ended December 31,
	2025	2024	2023
	(in thousands)
Fixed maturities, available-for-sale	$2,182,678	$1,622,898	$1,139,581
Fixed maturities, trading	211,123	156,407	96,128
Equity securities	63,218	30,698	14,772
Commercial mortgage and other loans	444,449	328,853	231,994
Policy loans	66,917	65,825	48,118
Other invested assets	249,245	140,376	98,369
Short-term investments and cash equivalents	122,337	182,094	123,857
Gross investment income	3,339,967	2,527,151	1,752,819
Less: investment expenses	(129,445)	(105,134)	(77,297)
Net investment income	$3,210,522	$2,422,017	$1,675,522

The carrying value of non-income producing assets included $19.1 million in fixed maturities, available-for-sale and $0.2 million in fixed maturities, trading as of December 31, 2025. Non-income producing assets represent investments that had not produced income for the twelve months preceding December 31, 2025.
Realized Investment Gains (Losses), Net
The following table sets forth “Realized investment gains (losses), net” by investment type, for the periods indicated:

	Years Ended December 31,
	2025	2024	2023
	(in thousands)
Fixed maturities(1)	$(82,414)	$(167,394)	$(31,193)
Commercial mortgage and other loans	(21,697)	(11,113)	(17,854)
LPs/LLCs(2)	(6)	576	(272)
Derivatives	(1,129,307)	713,403	(1,136,331)
Short-term investments and cash equivalents	142	974	2,033
Ceded income on modified coinsurance assets(2)(3)	(191,080)	(85,069)	37,120
Other(2)	(6,063)	40	(602)
Realized investment gains (losses), net	$(1,430,425)	$451,417	$(1,147,099)
(1)Includes fixed maturity securities classified as available-for-sale and excludes fixed maturity securities classified as trading.
(2)Prior period amounts have been updated to conform to current period presentation.
(3)Includes changes in the value of reinsurance and funds withheld payables, primarily reflecting the impact of net investment income on withheld assets that are ceded to certain reinsurance counterparties.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Net Unrealized Gains (Losses) on Investments within AOCI
The following table sets forth net unrealized gains (losses) on investments, as of the dates indicated:

	December 31,
	2025	2024	2023
	(in thousands)
Fixed maturity securities, available-for-sale with an allowance	$(1,352)	$893	$1,987
Fixed maturity securities, available-for-sale without an allowance	(590,413)	(1,955,252)	(1,406,265)
Derivatives designated as cash flow hedges(1)	(132,690)	110,565	11,934
Affiliated notes	(2,094)	(3,276)	(8,760)
Other investments(2)	12,147	785	(1,089)
Net unrealized gains (losses) on investments	$(714,402)	$(1,846,285)	$(1,402,193)
(1)For additional information regarding cash flow hedges, see Note 5.
(2)Includes net unrealized gains (losses) on certain joint ventures that are strategic in nature and are included in "Other assets".

Repurchase Agreements and Securities Lending
In the normal course of business, the Company sells securities under agreements to repurchase and enters into securities lending transactions. As of both December 31, 2025 and 2024, the Company had no repurchase agreements.
The following table sets forth the composition of “Cash collateral for loaned securities,” which represents the liability to return cash collateral received for the following types of securities loaned, as of the dates indicated:

	December 31, 2025			December 31, 2024
	Remaining Contractual Maturities of the Agreements			Remaining Contractual Maturities of the Agreements
	Overnight & Continuous	Up to 30 Days	Total	Overnight & Continuous	Up to 30 Days	Total
	(in thousands)
Obligations of U.S. states and their political subdivisions	$1,123	$0	$1,123	$1,139	$0	$1,139
U.S. public corporate securities	3,227	0	3,227	6,949	0	6,949
U.S. private corporate securities	0	0	0	18	0	18
Foreign public corporate securities	18,272	0	18,272	10,100	0	10,100
Equity securities	0	0	0	103,166	0	103,166
Total cash collateral for loaned securities(1)	$22,622	$0	$22,622	$121,372	$0	$121,372
(1)The Company did not have any agreements with remaining contractual maturities greater than thirty days, as of the dates indicated.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Securities Pledged, Restricted Assets and Special Deposits
The Company pledges as collateral investment securities it owns through certain transactions, including securities lending, securities sold under agreements to repurchase, collateralized borrowings and postings of collateral with derivative counterparties. The following table sets forth the carrying value of investments pledged to third-parties and the carrying amount of the associated liabilities supported by the pledged collateral, as of the dates indicated:

	December 31,
	2025	2024
	(in thousands)
Securities pledged:
Fixed maturities, available-for-sale	$5,661,731	$3,856,216
Fixed maturities, trading	0	17
Equity securities	0	100,601
Total securities pledged	$5,661,731	$3,956,834
Liabilities supported by the pledged collateral:
Cash collateral for loaned securities	$22,622	$121,372
Other liabilities	2,482,215	3,622,596
Total liabilities supported by the pledged collateral	$2,504,837	$3,743,968
In the normal course of its business activities, the Company accepts collateral that can be sold or repledged. The primary sources of this collateral are securities purchased under agreements to resell. As of both December 31, 2025 and 2024, there was $0.0 million of collateral that could be sold or repledged.
As of December 31, 2025 and 2024, there were $0.0 million and $3.6 million, respectively, on deposit with governmental authorities or trustees as required by certain insurance laws.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
4. VARIABLE INTEREST ENTITIES

In the normal course of its activities, the Company enters into relationships with various special-purpose entities and other entities that are deemed to be VIEs. A VIE is an entity that either (1) has equity investors that lack certain essential characteristics of a controlling financial interest (including the ability to control activities of the entity, the obligation to absorb the entity’s expected losses and the right to receive the entity’s expected residual returns) or (2) lacks sufficient equity to finance its own activities without financial support provided by other entities, which in turn would be expected to absorb at least some of the expected losses of the VIE.

The Company is the primary beneficiary if the Company has (1) the power to direct the activities of the VIE that most significantly impact the economic performance of the entity and (2) the obligation to absorb losses of the entity that could be potentially significant to the VIE or the right to receive benefits from the entity that could be potentially significant. If the Company determines that it is the VIE’s primary beneficiary, it consolidates the VIE.

Consolidated Variable Interest Entities

The Company is the primary beneficiary of certain VIEs in which the Company has invested, as part of its investment activities, but for which it is not the investment manager. The Company’s involvement in the structuring of these investments combined with its economic interest indicates that the Company is the primary beneficiary. The Company has not provided material financial support or other support that was not contractually required to these VIEs.

The table below reflects the carrying amount and balance sheet caption in which the assets and liabilities of consolidated VIEs are reported:

	December 31, 2025	December 31, 2024
	(in thousands)
Fixed maturities, available-for-sale, at fair value	$39,593	$0
Other invested assets	52,590	0
Accrued investment income	129	0
Cash and cash equivalents	157	0
Income tax assets	14	0
Other assets	84	0
Total assets of consolidated variable interest entities	$92,567	$0

Payables to parent and affiliates	$739	$0
Other liabilities	3,945	0
Total liabilities of consolidated variable interest entities	$4,684	$0

Unconsolidated Variable Interest Entities

The Company has determined that it is not the primary beneficiary of certain VIEs. These VIEs consist of investment funds for which the Company has determined that it is not the primary beneficiary as it does not have both (1) the power to direct the activities of the VIE that most significantly impact the economic performance of the entity and (2) the obligation to absorb losses of the entity that could be potentially significant to the VIE or the right to receive benefits from the entity that could be potentially significant. The Company’s maximum exposure to loss resulting from its relationship with unconsolidated VIEs is limited to its investment in the VIEs, which was $80 million and $0 million as of December 31, 2025 and 2024, respectively. These investments are reflected in “Other invested assets”. There are no liabilities associated with these unconsolidated VIEs on the Company’s Consolidated Statements of Financial Position.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
5. DERIVATIVES AND HEDGING
Types of Derivative Instruments and Derivative Strategies
Interest Rate Contracts
Interest rate swaps, interest rate total return swaps, options, and futures are used by the Company to reduce risks from changes in interest rates, manage interest rate exposures arising from mismatches between assets and liabilities and to hedge against changes in the values it owns or anticipates acquiring or selling.

Swaps may be attributed to specific assets or liabilities or to a portfolio of assets or liabilities. Under interest rate swaps, the Company agrees with counterparties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed upon notional principal amount. Under interest rate total return swaps, the company agrees with counterparties to exchange, at specified intervals, the difference between the return on a fixed income market index and Secured Overnight Financing Rate (“SOFR”) plus an associated funding spread based on a notional amount.

The Company also uses interest rate swaptions, caps and floors to manage interest rate risk. A swaption is an option to enter into a swap with a forward starting effective date. The Company pays a premium for purchased swaptions and receives a premium for written swaptions. In an interest rate cap, the buyer receives payments at the end of each period in which the interest rate exceeds the agreed strike price. Similarly, in an interest rate floor, the buyer receives payments at the end of each period in which the interest rate is below the agreed strike price. Swaptions, caps and floors are included in interest rate options.

In standardized exchange-traded interest rate futures transactions, the Company purchases or sells a specified number of contracts, the values of which are determined by the daily market values of underlying referenced investments. The Company enters into exchange-traded futures with regulated futures commission's merchants who are members of a trading exchange.
Equity Contracts
Equity options, equity total return swaps, and futures are used by the Company to manage its exposure to the equity markets which impacts the value of assets and liabilities it owns or anticipates acquiring or selling.
Equity index options are contracts which will settle in cash based on differentials in the underlying indices at the time of exercise and the strike price. The Company uses combinations of purchases and sales of equity index options to hedge the effects of adverse changes in equity indices within a predetermined range.
Equity total return swaps are contracts whereby the Company agrees with counterparties to exchange, at specified intervals, the difference between the return on an asset (or market index) and SOFR plus an associated funding spread based on a notional amount. The Company generally uses total return swaps to hedge the effect of adverse changes in equity indices.

In standardized exchange-traded equity futures transactions, the Company purchases or sells a specified number of contracts, the values of which are determined by the daily market values of underlying referenced equity indices. The Company enters into exchange-traded futures with regulated futures commission's merchants who are members of a trading exchange.
Foreign Exchange Contracts
Currency derivatives, including currency swaps and forwards, are used by the Company to reduce risks from changes in currency exchange rates with respect to investments denominated in foreign currencies that the Company either holds or intends to acquire or sell.
Under currency forwards, the Company agrees with counterparties to deliver a specified amount of an identified currency at a specified future date. Typically, the price is agreed upon at the time of the contract and payment for such a contract is made at the specified future date. The Company executes forward sales of the hedged currency in exchange for U.S. dollars at a specified exchange rate. The maturities of these forwards correspond with the future periods in which the non-U.S. dollar-denominated earnings are expected to be generated.
Under currency swaps, the Company agrees with counterparties to exchange, at specified intervals, the difference between one currency and another at an exchange rate and calculated by reference to an agreed principal amount. Generally, the principal amount of each currency is exchanged at the beginning and termination of the currency swap by each party.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Credit Contracts
The Company writes credit protection to gain exposure similar to investment in public fixed maturity cash instruments. With these credit derivatives the Company sells credit protection on a single name reference, or certain index reference, and in return receives a quarterly premium. This premium or credit spread generally corresponds to the difference between the yield on the referenced name (or an index’s referenced names) public fixed maturity cash instruments and swap rates, at the time the agreement is executed. If there is an event of default by the referenced name or one of the referenced names in the index, as defined by the agreement, then the Company is obligated to pay the referenced amount of the contract to the counterparty and receive in return the referenced defaulted security or similar security or (in the case of a credit default index) pay the referenced amount less the auction recovery rate.
In addition to selling credit protection, the Company purchases credit protection using credit derivatives in order to hedge specific credit exposures in the Company’s investment portfolio.
Embedded Derivatives
The Company offers certain products (for example, indexed annuities and index-linked universal life) which may include features that are accounted for as embedded derivatives; related to certain of these derivatives, the Company has entered into reinsurance agreements with both affiliated and unaffiliated parties. See Note 12 for additional information on the reinsurance agreements.
These embedded derivatives and reinsurance agreements, also accounted for as derivatives, are carried at fair value and marked to market through “Realized investment gains (losses), net” based on the change in value of the underlying contractual guarantees, which are determined using valuation models, as described in Note 6.
Synthetic Guarantees
The Company sells synthetic guarantees in the form of stable value wrap guarantees on third-party banked owned life insurance contracts. The synthetic guarantees are issued in respect of assets that are owned by the third-party insurer, who invest the assets according to the contract terms agreed to with the Company. The contracts establish policyholder balances and credit interest thereon. The policyholder balances are supported by the underlying assets. In connection with certain policyholder-initiated withdrawals, the contract guarantees that after all underlying assets are liquidated, any remaining policyholder balances will be paid by the Company. These guarantees are accounted for as derivatives and recorded at fair value.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Primary Risks Managed by Derivatives
The table below provides a summary of the gross notional amount and fair value of derivative contracts by the primary underlying risks, excluding embedded derivatives and associated reinsurance recoverables and deposit receivables. Many derivative instruments contain multiple underlying risks. The fair value amounts below represent the value of derivative contracts prior to taking into account the netting effects of master netting agreements and cash collateral.

	December 31, 2025			December 31, 2024
Primary Underlying Risk/Instrument Type		Fair Value			Fair Value
	Gross Notional	Assets	Liabilities	Gross Notional	Assets	Liabilities
	(in thousands)
Derivatives Designated as Hedge Accounting Instruments:
Currency/Interest Rate
Interest Rate Swaps	$2,664	$0	$(103)	$2,851	$0	$(209)
Foreign Currency Swaps	4,731,873	84,065	(215,779)	3,308,842	202,606	(27,523)
Total Derivatives Designated as Hedge Accounting Instruments	$4,734,537	$84,065	$(215,882)	$3,311,693	$202,606	$(27,732)
Derivatives Not Qualifying as Hedge Accounting Instruments:
Interest Rate
Interest Rate Swaps	$191,366,960	$8,656,717	$(20,427,373)	$174,170,160	$9,029,399	$(20,888,553)
Interest Rate Futures	2,076,700	2,227	(1,587)	1,518,400	1,967	(1,443)
Interest Rate Options	27,025,000	133,690	(1,331,534)	29,135,000	279,414	(1,406,265)
Interest Rate Forwards	0	0	0	0	0	0
Interest Rate Total Return Swaps	843,143	215,517	(219,681)	223,721	1,472	(2,121)
Foreign Currency
Foreign Currency Forwards	2,388,287	1,918	(12,705)	1,146,861	30,078	(181)
Credit
Credit Default Swaps	874,950	9,667	0	911,850	9,606	0
Currency/Interest Rate
Foreign Currency Swaps	2,138,269	51,698	(55,778)	2,285,052	164,152	(9,277)
Equity
Equity Total Return Swaps	31,287,562	2,697,977	(2,473,729)	23,025,217	1,160,080	(1,182,913)
Equity Options	199,267,054	9,954,651	(8,727,823)	117,107,059	4,453,762	(3,717,637)
Equity Futures	836,190	2,208	(4,586)	1,802,205	15	(6,060)
Synthetic GICs	4,186,284	0	0	3,958,847	143	(31)
Total Derivatives Not Qualifying as Hedge Accounting Instruments	$462,290,399	$21,726,270	$(33,254,796)	$355,284,372	$15,130,088	$(27,214,481)
Total Derivatives(1)(2)	$467,024,936	$21,810,335	$(33,470,678)	$358,596,065	$15,332,694	$(27,242,213)
(1)Excludes embedded derivatives which contain multiple underlying risks. The fair value of these embedded derivatives was a net liability of $17,801 million and $11,968 million as of December 31, 2025 and 2024, respectively, primarily included in "Policyholders' account balances".
(2)Recorded in “Other invested assets”, “Payables to parent and affiliates” and "Other liabilities" on the Consolidated Statements of Financial Position.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Offsetting Assets and Liabilities
The following table presents recognized derivative instruments (excluding embedded derivatives and associated reinsurance recoverables and deposit receivables), and repurchase and reverse repurchase agreements that are offset in the Consolidated Statements of Financial Position, and/or are subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in the Consolidated Statements of Financial Position.

	December 31, 2025
	Gross Amounts of Recognized Financial Instruments	Gross Amounts Offset in the Consolidated Statements of Financial Position	Net Amounts Presented in the Consolidated Statements of Financial Position	Financial Instruments/ Collateral(1)	Net Amount
	(in thousands)
Offsetting of Financial Assets:
Derivatives	$21,810,330	$(21,763,852)	$46,478	$0	$46,478
Total Assets	$21,810,330	$(21,763,852)	$46,478	$0	$46,478
Offsetting of Financial Liabilities:
Derivatives	$33,470,678	$(30,988,463)	$2,482,215	$(2,482,215)	$0
Total Liabilities	$33,470,678	$(30,988,463)	$2,482,215	$(2,482,215)	$0

	December 31, 2024
	Gross Amounts of Recognized Financial Instruments	Gross Amounts Offset in the Consolidated Statements of Financial Position	Net Amounts Presented in the Consolidated Statements of Financial Position	Financial Instruments/ Collateral(1)	Net Amount
	(in thousands)
Offsetting of Financial Assets:
Derivatives	$15,332,538	$(15,308,195)	$24,343	$0	$24,343
Total Assets	$15,332,538	$(15,308,195)	$24,343	$0	$24,343
Offsetting of Financial Liabilities:
Derivatives	$27,242,182	$(23,619,586)	$3,622,596	$(3,622,596)	$0
Total Liabilities	$27,242,182	$(23,619,586)	$3,622,596	$(3,622,596)	$0
(1)Amounts exclude the excess of collateral received/pledged from/to the counterparty.

For information regarding the rights of offset associated with the derivative assets and liabilities in the table above see “Credit Risk” below and Note 16. For securities purchased under agreements to resell and securities sold under agreements to repurchase, the Company monitors the value of the securities and maintains collateral, as appropriate, to protect against credit exposure. Where the Company has entered into repurchase and resale agreements with the same counterparty, in the event of default, the Company would generally be permitted to exercise rights of offset. For additional information on the Company’s accounting policy for securities repurchase and resale agreements, see Note 2 to the Consolidated Financial Statements.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Cash Flow Hedges
The primary derivative instruments used by the Company in its cash flow hedge accounting relationships are currency swaps and interest rate swaps. These instruments are only designated for hedge accounting in instances where the appropriate criteria are met. The Company does not use futures, options, credit, or equity derivatives in any of its cash flow hedge accounting relationships.
The following tables provide the financial statement classification and impact of derivatives used in qualifying and non-qualifying hedge relationships, excluding the offset of the hedged item in an effective hedge relationship.

	Year Ended December 31, 2025
	Realized Investment Gains (Losses)	Change in Value of Market Risk Benefits, Net of Related Hedging Gains (Losses)	Net Investment Income	Other Income (Loss)	Change in AOCI
	(in thousands)
Derivatives Designated as Hedge Accounting Instruments:
Cash flow hedges
Interest Rate	$3	$0	$(63)	$0	$90
Currency/Interest Rate	3,904	0	56,229	(80,651)	(243,345)
Total cash flow hedges	3,907	0	56,166	(80,651)	(243,255)
Derivatives Not Qualifying as Hedge Accounting Instruments:
Interest Rate	50,408	(791,731)	0	0	0
Currency	(149,674)	0	0	0	0
Currency/Interest Rate	(120,149)	0	0	(1,037)	0
Credit	14,684	0	0	0	0
Equity	3,505,905	(744,447)	0	0	0
Embedded Derivatives	(4,434,388)	0	0	0	0
Total Derivatives Not Qualifying as Hedge Accounting Instruments	(1,133,214)	(1,536,178)	0	(1,037)	0
Total	$(1,129,307)	$(1,536,178)	$56,166	$(81,688)	$(243,255)

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2024
	Realized Investment Gains (Losses)	Change in Value of Market Risk Benefits, Net of Related Hedging Gains (Losses)	Net Investment Income	Other Income (Loss)	Change in AOCI
	(in thousands)
Derivatives Designated as Hedge Accounting Instruments:
Cash flow hedges
Interest Rate	$3	$0	$(118)	$0	$46
Currency/Interest Rate	2,256	0	48,523	34,827	98,585
Total cash flow hedges	2,259	0	48,405	34,827	98,631
Derivatives Not Qualifying as Hedge Accounting Instruments:
Interest Rate	35,600	(2,094,268)	0	0	0
Currency	54,543	0	0	0	0
Currency/Interest Rate	77,166	0	0	523	0
Credit	16,856	0	0	0	0
Equity	3,207,538	(761,850)	0	0	0
Embedded Derivatives	(2,680,559)	0	0	0	0
Total Derivatives Not Qualifying as Hedge Accounting Instruments	711,144	(2,856,118)	0	523	0
Total	$713,403	$(2,856,118)	$48,405	$35,350	$98,631

	Year Ended December 31, 2023
	Realized Investment Gains (Losses)	Change in Value of Market Risk Benefits, Net of Related Hedging Gains (Losses)	Net Investment Income	Other Income (Loss)	Change in AOCI
	(in thousands)
Derivatives Designated as Hedge Accounting Instruments:
Cash flow hedges
Interest Rate	$2	$0	$(118)	$0	$72
Currency/Interest Rate	(636)	0	43,934	(26,206)	(126,765)
Total cash flow hedges	(634)	0	43,816	(26,206)	(126,693)
Derivatives Not Qualifying as Hedge Accounting Instruments:
Interest Rate	25,329	(1,555,807)	0	0	0
Currency	(16,012)	0	0	0	0
Currency/Interest Rate	(102,238)	0	0	(257)	0
Credit	14,350	0	0	0	0
Equity	1,744,218	(821,996)	0	0	0
Embedded Derivatives	(2,798,232)	0	0	0	0
Total Derivatives Not Qualifying as Hedge Accounting Instruments	(1,132,585)	(2,377,803)	0	(257)	0
Total	$(1,133,219)	$(2,377,803)	$43,816	$(26,463)	$(126,693)

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Presented below is a rollforward of current period cash flow hedges in AOCI before taxes:

(in thousands)
Balance, December 31, 2022	$138,627
Amount recorded in AOCI
Interest Rate	(44)
Currency/Interest Rate	(109,673)
Total amount recorded in AOCI	(109,717)
Amount reclassified from AOCI to income
Interest Rate	116
Currency/Interest Rate	(17,092)
Total amount reclassified from AOCI to income	(16,976)
Balance, December 31, 2023	$11,934
Amount recorded in AOCI
Interest Rate	(69)
Currency/Interest Rate	184,191
Total amount recorded in AOCI	184,122
Amount reclassified from AOCI to income
Interest Rate	115
Currency/Interest Rate	(85,606)
Total amount reclassified from AOCI to income	(85,491)
Balance, December 31, 2024	$110,565
Amount recorded in AOCI
Interest Rate	30
Currency/Interest Rate	(263,863)
Total amount recorded in AOCI	(263,833)
Amount reclassified from AOCI to income
Interest Rate	60
Currency/Interest Rate	20,518
Total amount reclassified from AOCI to income	20,578
Balance, December 31, 2025	$(132,690)

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The changes in fair value of cash flow hedges are deferred in AOCI and are included in "Net unrealized investment gains (losses)" in the Consolidated Statements of Operations and Comprehensive Income (Loss); these amounts are then reclassified to earnings when the hedged item affects earnings. Using December 31, 2025 values, it is estimated that a pre-tax gain of $38 million is expected to be reclassified from AOCI to earnings during the subsequent twelve months ending December 31, 2026.

The exposures the Company is hedging with these qualifying cash flow hedges include the variability of the payment or receipt of interest or foreign currency amounts on existing financial instruments.

There were no material amounts reclassified from AOCI into earnings relating to instances in which the Company discontinued cash flow hedge accounting because the forecasted transaction did not occur by the anticipated date or within the additional time period permitted by the authoritative guidance for the accounting for derivatives and hedging.

Credit Derivatives
Credit derivatives, where the Company has written credit protection on certain index references, have outstanding notional amounts of $875 million and $912 million as of December 31, 2025 and 2024, respectively. These credit derivatives are reported at fair value as an asset of $10 million and $10 million as of December 31, 2025 and 2024, respectively. As of December 31, 2025 the notional amount of these credit derivatives had the following NAIC ratings: $845 million in NAIC 3 and $30 million in NAIC 6.
The Company has no exposure on purchased credit protection as of December 31, 2025 and 2024.
Counterparty Credit Risk
The Company is exposed to credit-related losses in the event of non-performance by counterparties to financial derivative transactions with a positive fair value. The Company manages credit risk by entering into derivative transactions with regulated derivatives exchanges for exchange traded derivatives and its affiliate, Prudential Global Funding LLC (“PGF”), related to its OTC derivatives. PGF, in turn, manages its credit risk by: (i) entering into derivative transactions with highly rated major international financial institutions and other creditworthy counterparties governed by master netting agreements, as applicable; (ii) trading through central clearing and OTC parties; (iii) obtaining collateral, such as cash and securities, when appropriate; and (iv) setting limits on single party credit exposures which are subject to periodic management review.
Substantially all of the Company’s derivative agreements have zero thresholds which require daily full collateralization by the party in a liability position.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
6. FAIR VALUE OF ASSETS AND LIABILITIES
Fair Value Measurement - Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The authoritative fair value guidance establishes a framework for measuring fair value that includes a hierarchy used to classify the inputs used in measuring fair value. The level in the fair value hierarchy within which the fair value measurement falls is determined based on the lowest level input that is significant to the fair value measurement. The levels of the fair value hierarchy are as follows:
Level 1 - Fair value is based on unadjusted quoted prices in active markets that are accessible to the Company for identical assets or liabilities. The Company’s Level 1 assets and liabilities primarily include certain cash equivalents and short-term investments, equity securities, and derivative contracts that trade on an active exchange market included in other invested assets and other liabilities.
Level 2 - Fair value is based on significant inputs, other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability through corroboration with observable market data. Level 2 inputs include quoted prices in active markets for similar assets and liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, and other market observable inputs. The Company’s Level 2 assets and liabilities include: fixed maturities (corporate public and private bonds, most government securities, certain asset-backed and mortgage-backed securities, etc.), certain equity securities (mutual funds, which do not trade in active markets because they are not publicly available), certain cash equivalents (primarily commercial paper), short-term investments, certain OTC derivatives, separate account assets, receivables from parent and affiliates, other liabilities and embedded derivatives associated with certain reinsurance arrangements.
Level 3 - Fair value is based on at least one significant unobservable input for the asset or liability. The assets and liabilities in this category may require significant judgment or estimation in determining the fair value. The Company’s Level 3 assets and liabilities primarily include: certain private fixed maturities and equity securities, certain manually priced public equity securities and fixed maturities, certain highly structured OTC derivative contracts, contracts or contract features pertaining to living benefit features (market risk benefits) of the Company's variable annuity contracts, embedded derivatives associated with the index-linked features of certain universal life and annuity products, receivables from parent and affiliates, short-term investments, cash equivalents and other liabilities.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Assets and Liabilities by Hierarchy Level – The tables below present the balances of assets and liabilities reported at fair value on a recurring basis, as of the dates indicated.

	December 31, 2025
	Level 1	Level 2	Level 3	Netting(1)	Total
	(in thousands)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$0	$1,117,320	$0	$	$1,117,320
Obligations of U.S. states and their political subdivisions	0	434,528	0		434,528
Foreign government securities	0	424,735	0		424,735
U.S. corporate public securities	0	19,067,987	0		19,067,987
U.S. corporate private securities	0	5,860,168	842,444		6,702,612
Foreign corporate public securities	0	5,312,470	8,746		5,321,216
Foreign corporate private securities	0	6,722,526	460,924		7,183,450
Asset-backed securities(2)	0	3,814,974	1,261,074		5,076,048
Commercial mortgage-backed securities	0	1,278,970	75,340		1,354,310
Residential mortgage-backed securities	0	933,162	8,803		941,965
Subtotal	0	44,966,840	2,657,331		47,624,171
Market risk benefit assets	0	0	2,655,866		2,655,866
Fixed maturities, trading	0	4,738,551	153,956		4,892,507
Equity securities	2,731,986	135,295	2,350		2,869,631
Short-term investments	0	271,028	164		271,192
Cash equivalents	50,286	2,464,769	0		2,515,055
Other invested assets(3)	285,479	21,524,856	0	(21,763,852)	46,483
Reinsurance recoverables and deposit receivables	0	0	804,855		804,855
Receivables from parent and affiliates	0	291,583	358,188		649,771
Subtotal excluding separate account assets	3,067,751	74,392,922	6,632,710	(21,763,852)	62,329,531
Separate account assets(4)(5)	567,387	110,105,979	21,982		110,695,348
Total assets	$3,635,138	$184,498,901	$6,654,692	$(21,763,852)	$173,024,879
Market risk benefit liabilities	$0	$0	$4,482,417	$	$4,482,417
Policyholders' account balances	0	0	18,606,282		18,606,282
Reinsurance and funds withheld payables	0	265	0		265
Payables to parent and affiliates	0	33,211,800	0	(30,731,963)	2,479,837
Other liabilities	258,878	0	0	(256,500)	2,378
Total liabilities	$258,878	$33,212,065	$23,088,699	$(30,988,463)	$25,571,179

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	December 31, 2024
	Level 1	Level 2	Level 3	Netting(1)	Total
	(in thousands)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$0	$1,099,241	$0	$	$1,099,241
Obligations of U.S. states and their political subdivisions	0	541,066	0		541,066
Foreign government securities	0	309,686	648		310,334
U.S. corporate public securities	0	13,238,428	0		13,238,428
U.S. corporate private securities	0	4,996,400	757,697		5,754,097
Foreign corporate public securities	0	3,692,124	6,727		3,698,851
Foreign corporate private securities	0	4,906,450	435,183		5,341,633
Asset-backed securities(2)	0	3,126,089	624,574		3,750,663
Commercial mortgage-backed securities	0	820,457	75,318		895,775
Residential mortgage-backed securities	0	356,072	0		356,072
Subtotal	0	33,086,013	1,900,147		34,986,160
Market risk benefit assets	0	0	2,637,363		2,637,363
Fixed maturities, trading	0	3,778,760	66,285		3,845,045
Equity securities	2,587,791	15,514	20,515		2,623,820
Short-term investments	0	390,745	105,540		496,285
Cash equivalents	0	2,851,250	33		2,851,283
Other invested assets(3)	2,302	15,330,249	143	(15,308,195)	24,499
Reinsurance recoverables and deposit receivables	0	0	645,193		645,193
Receivables from parent and affiliates	0	169,072	351,390		520,462
Subtotal excluding separate account assets	2,590,093	55,621,603	5,726,609	(15,308,195)	48,630,110
Separate account assets(4)(5)	273,288	111,415,717	10,547		111,699,552
Total assets	$2,863,381	$167,037,320	$5,737,156	$(15,308,195)	$160,329,662
Market risk benefit liabilities	$0	$0	$4,281,244	$	$4,281,244
Policyholders' account balances	0	0	12,624,585		12,624,585
Payables to parent and affiliates	0	27,232,920	0	(23,617,643)	3,615,277
Other liabilities	7,988	1,274	31	(1,943)	7,350
Total liabilities	$7,988	$27,234,194	$16,905,860	$(23,619,586)	$20,528,456
(1)"Netting" amounts represent cash collateral of $(9,225) million and $(8,311) million as of December 31, 2025 and 2024, respectively, and the impact of offsetting asset and liability positions held with the same counterparty, subject to master netting agreements.
(2)Includes credit-tranched securities collateralized by loan obligations, home equity loans, auto loans and education loans.
(3)Other invested assets excluded from the fair value hierarchy include certain hedge funds, private equity funds and other funds for which fair value is measured at net asset value ("NAV") per share (or its equivalent) as a practical expedient. At December 31, 2025 and 2024, the fair value of such investments was $87 million and $44 million, respectively.
(4)Separate account assets represent segregated funds that are invested for certain customers. Investment risks associated with market value changes are borne by the customers, except to the extent of minimum guarantees made by the Company with respect to certain accounts. Separate account liabilities are not included in the above table as they are reported at contract value and not fair value in the Company's Consolidated Statements of Financial Position.
(5)Separate account assets included in the fair value hierarchy exclude investments in entities that calculate NAV per share (or its equivalent) as a practical expedient. Such investments excluded from the fair value hierarchy include investments in real estate, hedge funds and a corporate-owned life insurance fund. At December 31, 2025 and 2024, the fair value of such investments was $7,914 million and $6,444 million, respectively.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The methods and assumptions the Company uses to estimate the fair value of assets and liabilities measured at fair value on a recurring basis are summarized below.
Fixed Maturity Securities – The fair values of the Company’s public fixed maturity securities are generally based on prices obtained from independent pricing services. Prices for each security are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The Company ultimately uses the price from the pricing service highest in the vendor hierarchy based on the respective asset type. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Consistent with the fair value hierarchy described above, securities with validated quotes from pricing services are generally reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. Typical inputs used by these pricing services include but are not limited to, reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow, prepayment speeds, and default rates. If the pricing information received from third-party pricing services is deemed not reflective of market activity or other inputs observable in the market, the Company may challenge the price through a formal process with the pricing service or classify the securities as Level 3. If the pricing service updates the price to be more consistent with the presented market observations, the security remains within Level 2.
Internally-developed valuations or indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where the Company ultimately concludes that pricing information received from the independent pricing services is not reflective of market activity. If the Company concludes the values from both pricing services and brokers are not reflective of market activity, it may override the information with an internally-developed valuation. As of December 31, 2025 and 2024, overrides on a net basis were not material. Pricing service overrides, internally-developed valuations and indicative broker quotes are generally included in Level 3 in the fair value hierarchy.
The Company conducts several specific price monitoring activities. Daily analyses identify price changes over predetermined thresholds defined at the financial instrument level. Various pricing integrity reports are reviewed on a daily and monthly basis to determine if pricing is reflective of market activity or if it would warrant any adjustments. Other procedures performed include, but are not limited to, reviews of third-party pricing services methodologies, reviews of pricing trends and back testing.
The fair values of private fixed maturities, which are originated by internal private asset managers, are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. The credit spreads are obtained through a survey of private market intermediaries who are active in both primary and secondary transactions, and consider, among other factors, the credit quality and the reduced liquidity associated with private placements. Internal adjustments are made to reflect variation in observed sector spreads. Since most private placements are valued using standard market observable inputs and inputs derived from, or corroborated by, market observable data including, but not limited to observed prices and spreads for similar publicly or privately traded issues, they have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the price of a security, a Level 3 classification is made.
Equity Securities – Equity securities consist principally of investments in common and preferred stock of publicly traded companies, privately traded securities, as well as mutual fund shares. The fair values of most publicly traded equity securities are based on quoted prices in active markets for identical assets and are classified within Level 1 in the fair value hierarchy. Estimated fair values for most privately traded equity securities are determined using discounted cash flow, earnings multiple and other valuation models that require a substantial level of judgment around inputs and therefore are classified within Level 3. The fair values of mutual fund shares that transact regularly (but do not trade in active markets because they are not publicly available) are based on transaction prices of identical fund shares and are classified within Level 2 in the fair value hierarchy.
Cash Equivalents and Short-Term Investments – Cash equivalents and short-term investments include money market instruments, commercial paper and other highly liquid debt instruments. Certain money market instruments are valued using unadjusted quoted prices in active markets that are accessible for identical assets and are primarily classified as Level 1. The remaining instruments in this category are generally fair valued based on market observable inputs and these investments have primarily been classified within Level 2.
Derivative Instruments – Derivatives are recorded at fair value either as assets within "Other invested assets", or as liabilities within "Payables to parent and affiliates" or "Other liabilities", except for embedded derivatives which are recorded with the associated host contract. The fair values of derivative contracts can be affected by changes in interest rates, foreign exchange rates, credit spreads, market volatility, expected returns, NPR, liquidity and other factors.
The Company's exchange-traded futures and options include treasury and equity futures. Exchange-traded futures and options are valued using quoted prices in active markets and are classified within Level 1 in the fair value hierarchy.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The majority of the Company’s derivative positions are traded in the OTC derivative market and are classified within Level 2 in the fair value hierarchy. OTC derivatives classified within Level 2 are valued using models that utilize actively quoted or observable market inputs from external market data providers, third-party pricing vendors and/or recent trading activity. The Company’s policy is to use mid-market pricing in determining its best estimate of fair value. The fair values of most OTC derivatives, including interest rate and cross-currency swaps, currency forward contracts and credit default swaps are determined using discounted cash flow models. The fair values of European style option contracts are determined using Black-Scholes option pricing models. These models’ key inputs include the contractual terms of the respective contract, along with significant observable inputs, including interest rates, currency rates, credit spreads, equity prices, index dividend yields, NPR, volatility and other factors.
The Company’s cleared interest rate swaps and credit derivatives linked to an index are valued using models that utilize actively quoted or observable market inputs, including SOFR, obtained from external market data providers, third-party pricing vendors and/or recent trading activity. These derivatives are classified as Level 2 in the fair value hierarchy.
Reinsurance Recoverables and Deposit Receivables – Reinsurance recoverables and deposit receivables primarily include (1) an embedded derivative associated with net receivables from modified coinsurance arrangements where the Company is the cedant; and (2) an embedded derivatives on deposit receivables where the Company has ceded fixed indexed annuities. The methods and assumptions used to estimate the fair value are consistent with those described below in "Policyholders' account balances".
Receivables from Parent and Affiliates – Receivables from parent and affiliates carried at fair value include affiliated bonds within the Company’s legal entity where fair value is determined consistent with similar securities described above under "Fixed Maturity Securities" managed by affiliated asset managers.
Separate Account Assets – Separate account assets include fixed maturity securities, treasuries, equity securities, real estate, mutual funds and commercial mortgage loans for which values are determined consistent with similar instruments described above under "Fixed Maturity Securities" and "Equity Securities".
Market Risk Benefits – Market risk benefit liabilities (or assets) represent contracts or contract features that provide protection to the contractholder and expose the insurance entity to other than nominal capital market risk, primarily related to deferred annuities with guaranteed minimum benefits in the annuities products including GMDB, GMIB, GMAB, GMWB and GMIWB. The benefits are bundled together and accounted for as single compound market risk benefits using a fair value measurement framework.
The fair value of these market risk benefits is calculated as the present value of expected future benefit payments to contractholders less the present value of expected future rider fees attributable to the market risk benefits. The fair value of these benefit features is based on assumptions a market participant would use in valuing market risk benefits. This methodology could result in either a liability or asset balance, given changing capital market conditions and various actuarial assumptions. Since there is no observable active market for the transfer of these obligations, the valuations are calculated using internally-developed models with option pricing techniques. The models are based on a risk neutral valuation framework and incorporate premiums for risks inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows. The determination of these risk premiums requires the use of management’s judgment.

The significant inputs to the valuation models for these market risk benefits include capital market assumptions, such as interest rate levels and volatility assumptions, the Company’s market-perceived NPR, as well as actuarially determined assumptions, including contractholder behavior, such as lapse rates, benefit utilization rates, withdrawal rates, and mortality rates. Since many of these assumptions are unobservable and are considered to be significant inputs to the valuations, the assets and liabilities included in market risk benefits have been reflected within Level 3 in the fair value hierarchy.

Capital market inputs and actual policyholders’ account values are updated each quarter based on capital market conditions as of the end of the quarter, including interest rates, equity markets and volatility. In the risk neutral valuation, the initial swap curve drives the total return used to grow the policyholders’ account values. The Company’s discount rate assumption is based on the SOFR swap curve adjusted for an additional spread relative to SOFR to reflect the Company’s market-perceived NPR, which is the risk that the obligation will not be fulfilled by the Company. NPR is primarily estimated by utilizing the credit spreads associated with the Company issued funding agreements, adjusted for any illiquidity risk premium. In order to reflect the financial strength ratings of the Company, credit spreads associated with funding agreements, as opposed to credit spread associated with debt, are utilized in developing this estimate because funding agreements, living benefit guarantees, and index-linked interest crediting guarantees are insurance liabilities and are therefore senior to debt.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Actuarial assumptions, including contractholder behavior and mortality, are reviewed at least annually, and updated based upon Company emerging experience and industry studies, future expectations and other data, including any observable market data. These assumptions are generally updated annually unless a material change that the Company feels is indicative of a long-term trend is observed in an interim period.
Policyholders' Account Balances – The liability for policyholders’ account balances is related to certain embedded derivative instruments associated with certain universal life and annuity products that provide policyholders with index-linked interest credited over contract specified term periods. The fair values of these liabilities are determined using discounted cash flow models which include capital market assumptions such as interest rates and equity index volatility assumptions, the Company’s market-perceived NPR and actuarially determined assumptions for mortality, lapses and projected hedge costs.
As there is no observable active market for these liabilities, the fair value is determined as the present value of account balances paid to policyholders in excess of contractually guaranteed minimums using option pricing techniques for index term periods that contain deposits as of the valuation date, and the expected option cost for future index term periods, where the terms of index crediting rates have not yet been declared by the Company. Premiums for risks inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows are also incorporated in the fair value of these liabilities. Since the valuation of these liabilities requires the use of management’s judgment to determine these risk premiums and the use of unobservable inputs, these liabilities are reflected within Level 3 in the fair value hierarchy.
Capital market inputs, including interest rates and equity market volatility, and actual policyholders’ account values are updated each quarter. Actuarial assumptions are reviewed at least annually and updated based upon emerging Company experience, future expectations and other data, including any observable market data. Aside from these annual updates, assumptions are generally updated only if a material change is observed in an interim period that the Company believes is indicative of a long-term trend.
Reinsurance and Funds Withheld Payables – Reinsurance and funds withheld payables primarily includes an embedded derivative associated with certain funds withheld reinsurance arrangements that are described in Note 12. The fair value is determined based on the valuation of the underlying funds withheld assets identified to support the payable due to the applicable reinsurance counterparties.
Other Liabilities – Other liabilities include certain derivative instruments. The fair values of derivative instruments are determined consistent with those described above under "Derivative Instruments".

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Quantitative Information Regarding Internally-Priced Level 3 Assets and Liabilities - The tables below present quantitative information regarding significant internally-priced Level 3 assets and liabilities.

	December 31, 2025
	Fair Value	Valuation Techniques	Unobservable Inputs	Minimum	Maximum	Weighted Average	Impact of Increase in Input on Fair Value(1)(2)
	(in thousands)
Assets:
Corporate securities(3)	$1,187,393	Discounted cash flow	Discount rate	1.85%	25.50%	9.62%	Decrease
		Market comparables	EBITDA multiple(4)	7.00 X	7.00 X	7.00 X	Increase
		Liquidation	Liquidation value	12.01%	30.83%	28.88%	Increase
Asset-backed securities	$403,303	Discounted cash flow	Discount rate	2.10%	10.05%	5.42%	Decrease
Commercial mortgage-backed securities	$75,340	Discounted cash flow	Liquidity premium	0.90%	0.90%	0.90%	Decrease
Market risk benefit assets(5)	$2,655,866	Discounted cash flow	Lapse rate(6)	1%	20%		Increase
			Spread over SOFR(7)	0.38%	1.61%		Increase
			Utilization rate(8)	37%	94%		Decrease
			Withdrawal rate	See table footnote (9) below.
			Mortality rate(10)	0%	16%		Increase
			Equity volatility curve	15%	25%		Decrease
Reinsurance recoverables and deposit receivables(11)	$804,855	Discounted cash flow	Lapse rate(6)	0%	80%		Decrease
			Spread over SOFR(7)	0.38%	1.61%		Decrease
			Option budget(13)	(2)%	9%		Increase
Receivables from parent and affiliates	$354,207	Liquidation	Liquidation value	100%	100%	100%	Increase
Liabilities:
Market risk benefit liabilities(5)	$4,482,417	Discounted cash flow	Lapse rate(6)	1%	20%		Decrease
			Spread over SOFR(7)	0.38%	1.61%		Decrease
			Utilization rate(8)	37%	94%		Increase
			Withdrawal rate	See table footnote (9) below.
			Mortality rate(10)	0%	16%		Decrease
			Equity volatility curve	15%	25%		Increase
Policyholders' account balances(12)	$18,606,282	Discounted cash flow	Lapse rate(6)	0%	80%		Decrease
			Spread over SOFR(7)	0.38%	1.61%		Decrease
			Mortality rate(10)	0%	23%		Decrease
			Option budget(13)	(2)%	9%		Increase

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	December 31, 2024
	Fair Value	Valuation Techniques	Unobservable Inputs		Minimum		Maximum		Weighted Average	Impact of Increase in Input on Fair Value(1)(2)
	(in thousands)
Assets:
Corporate securities(3)	$1,130,627	Discounted cash flow	Discount rate		2.15%		20.00%		11.15%	Decrease
		Market comparables	EBITDA multiple(4)	5.0	X	5.0	X	5.0	X	Increase
		Liquidation	Liquidation value		75.00%		75.00%		75.00%	Increase
Asset-backed securities	$90,370	Discounted cash flow	Discount rate		2.30%		10.70%		6.18%	Decrease
Commercial mortgage-backed securities	$75,318	Discounted cash flow	Liquidity premium		1.00%		1.00%		1.00%	Decrease
Market risk benefit assets(5)	$2,637,363	Discounted cash flow	Lapse rate(6)		1%		20%			Increase
			Spread over SOFR(7)		0.29%		1.79%			Increase
			Utilization rate(8)		37%		94%			Decrease
			Withdrawal rate	See table footnote (9) below.
			Mortality rate(10)		0%		16%			Increase
			Equity volatility curve		16%		25%			Decrease
Reinsurance recoverables and deposit receivables(11)	$645,193	Discounted cash flow	Lapse rate(6)		0%		80%			Decrease
			Spread over SOFR(7)		0.29%		1.71%			Decrease
			Option budget(13)		(1)%		7%			Increase
Receivables from parent and affiliates	$328,001	Liquidation	Liquidation value		100%		100%		100%	Increase
Liabilities:
Market risk benefit liabilities(5)	$4,281,244	Discounted cash flow	Lapse rate(6)		1%		20%			Decrease
			Spread over SOFR(7)		0.29%		1.79%			Decrease
			Utilization rate(8)		37%		94%			Increase
			Withdrawal rate	See table footnote (9) below.
			Mortality rate(10)		0%		16%			Decrease
			Equity volatility curve		16%		25%			Increase
Policyholders' account balances(12)	$12,624,585	Discounted cash flow	Lapse rate(6)		0%		80%			Decrease
			Spread over SOFR(7)		0.29%		1.73%			Decrease
			Mortality rate(10)		0%		23%			Decrease
			Option budget(13)		(1)%		7%			Increase
(1)Conversely, the impact of a decrease in input would have the opposite impact on fair value as that presented in the table.
(2)Directional impacts for MRB assets and liabilities are associated with the directional impacts of direct and assumed MRBs.
(3)Includes assets classified as fixed maturities, available-for-sale and fixed maturities, trading.
(4)Represents multiple of earnings before interest, taxes, depreciation and amortization ("EBITDA"), and are amounts used when the Company has determined that market participants would use such multiples when valuing the investments.
(5)Market risk benefits primarily represent fair value for all living benefit guarantees including accumulation, withdrawal and income benefits. Since the valuation methodology for these assets and liabilities uses a range of inputs that vary at the contract level over the cash flow projection period, presenting a range, rather than a weighted average, is a more meaningful representation of the unobservable inputs used in the valuation.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
(6)Lapse rates for contracts with living benefit guarantees are adjusted at the contract level based on the in-the-moneyness of the living benefit and reflect other factors, such as the applicability of any surrender charges. Lapse rates are reduced when contracts are more in-the-money. Lapse rates for contracts with index-linked crediting guarantees may be adjusted at the contract level based on the applicability of any surrender charges, product type, and market related factors such as interest rates. Lapse rates are also generally assumed to be lower for the period where surrender charges apply. For any given contract, lapse rates vary throughout the period over which cash flows are projected for the purposes of valuing these balances.
(7)The spread over the SOFR swap curve represents the premium added to the proxy for the risk-free rate (SOFR) to reflect the Company's estimates of rates that a market participant would use to value the living benefits in both the accumulation and payout phases and index-linked interest crediting guarantees as of December 31, 2025 and 2024, respectively. This spread includes an estimate of NPR, which is the risk that the obligation will not be fulfilled by the Company. NPR is primarily estimated by utilizing the credit spreads associated with issuing funding agreements, adjusted for any illiquidity risk premium. In order to reflect the financial strength ratings of the Company, credit spreads associated with funding agreements, as opposed to credit spread associated with debt, are utilized in developing this estimate because funding agreements are insurance liabilities and are therefore senior to debt. Effective April 2023, the Company entered into an agreement with The Ohio National Life Insurance Company, now known as AuguStar Life Insurance Company ("AuguStar"), an affiliate of Constellation Insurance Holdings, Inc., to reinsure approximately $10 billion of account values of PDI traditional variable annuity contracts with guaranteed living benefits. See Note 12 for additional information regarding this transaction. As a result of this transaction, a ceded MRB asset balance was established to fair value the reinsurance reimbursements to the Company. The establishment of the fair value also required an estimate of NPR for AuguStar, which may differ from the Company's; however, the NPR spreads for AuguStar were developed using a methodology similar to that of the Company.
(8)The utilization rate assumption estimates the percentage of contracts that will utilize the benefit during the contract duration and begin lifetime withdrawals at various time intervals from contract inception. The remaining contractholders are assumed to either begin lifetime withdrawals immediately or never utilize the benefit. Utilization assumptions may vary by product type, tax status and age. The impact of changes in these assumptions is highly dependent on the product type, the age of the contractholder at the time of the sale, and the timing of the first lifetime income withdrawal. Range reflects the utilization rate for the vast majority of business with living benefits.
(9)The withdrawal rate assumption estimates the magnitude of annual contractholder withdrawals relative to the maximum allowable amount under the contract. These assumptions vary based on the age of the contractholder, the tax status of the contract and the duration since the contractholder began lifetime withdrawals. As of both December 31, 2025 and 2024, the minimum withdrawal rate assumption is 78% and the maximum withdrawal rate assumption may be greater than 100%. The fair value of the liability will generally increase the closer the withdrawal rate is to 100% and decrease as the withdrawal rate moves further away from 100%.
(10)The range reflects the mortality rates for the vast majority of business with living benefits and other contracts, with policyholders ranging from 50 to 90 years old. While the majority of living benefits have a minimum age requirement, certain other contracts do not have an age restriction. This results in contractholders with mortality rates approaching 0% for certain benefits. Mortality rates may vary by product, age and duration. A mortality improvement assumption is also incorporated into the overall mortality table.
(11)Includes deposit assets related to reinsurance agreements using deposit method of accounting and modified coinsurance agreements, which include amounts representing the fair value of embedded derivative instruments associated with the index-linked features of certain annuity products.
(12)Policyholders’ account balances primarily represent general account liabilities for the index-linked interest credited on certain of the Company’s life and annuity products that are accounted for as embedded derivatives. Since the valuation methodology for these liabilities uses a range of inputs that vary at the contract level over the cash flow projection period, presenting a range, rather than a weighted average, is a more meaningful representation of the unobservable inputs used in the valuation.
(13)Option budget estimates the expected long-term cost of options used to hedge exposures associated with equity price and interest rate changes. The level of option budget determines future costs of the options, which impacts the growth in account value and the valuation of embedded derivatives.

Interrelationships Between Unobservable Inputs – In addition to the sensitivities of fair value measurements to changes in each unobservable input in isolation, as reflected in the table above, interrelationships between these inputs may also exist, such that a change in one unobservable input may give rise to a change in another or multiple inputs. Examples of such interrelationships for significant internally-priced Level 3 assets and liabilities are as follows:
Corporate Securities – The rate used to discount future cash flows reflects current risk-free rates plus credit and liquidity spread requirements that market participants would use to value an asset. The discount rate may be influenced by many factors, including market cycles, expectations of default, collateral, term, and asset complexity. Each of these factors can influence discount rates, either in isolation, or in response to other factors. During weaker economic cycles, as the expectations of default increase, credit spreads widen, which results in a decrease in fair value.
Commercial Mortgage-backed Securities – Interrelationships may exist between the prepayment rate, the default rate and/or loss severity, depending on specific market conditions. In stronger economic cycles, prepayment rates are generally driven by underlying property appreciation and subsequent cash-out refinances, while default rates and loss severity may be lower. During weaker economic cycles, prepayment rates may decline, while default rates and loss severity increase. Generally, a change in the assumption used for the probability of default would be accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumption used for prepayment rates. The impact of these factors on average life and economics varies with the deal structure and tranche subordination.
Market Risk Benefits – The Company expects efficient benefit utilization and withdrawal rates to generally be correlated with lapse rates. However, behavior is generally highly dependent on the facts and circumstances surrounding the individual contractholder, such as their liquidity needs or tax situation, which could drive lapse behavior independent of other contractholder behavior assumptions. To the extent more efficient contractholder behavior results in greater in-the-moneyness at the contract level, lapse rates may decline for those contracts. Similarly, to the extent that increases in equity volatility are correlated with overall declines in the capital markets, lapse rates may decline as contracts become more in-the-money.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

Changes in Level 3 Assets and Liabilities – The following tables describe changes in fair values of Level 3 assets and liabilities as of the dates indicated, as well as the portion of gains or losses included in income attributable to unrealized gains or losses related to those assets and liabilities still held at the end of their respective periods (excluding MRBs disclosed in Note 11). When a determination is made to classify assets and liabilities within Level 3, the determination is based on significance of the unobservable inputs in the overall fair value measurement. All transfers are based on changes in the observability of the valuation inputs, including the availability of pricing service information that the Company can validate. Transfers into Level 3 are generally the result of unobservable inputs utilized within valuation methodologies and the use of indicative broker quotes for assets that were previously valued using observable inputs. Transfers out of Level 3 are generally due to the use of observable inputs in valuation methodologies as well as the availability of pricing service information for certain assets that the Company can validate.

	Year Ended December 31, 2025(6)
	Fair Value, beginning of period	Total realized and unrealized gains (losses)	Purchases	Sales	Issuances	Settlements	Other(1)	Transfers into Level 3(7)	Transfers out of Level 3(7)	Fair Value, end of period	Unrealized gains (losses) for assets and liabilities still held(2)
	(in thousands)
Fixed maturities, available-for-sale:
Foreign government	$648	$(8)	$0	$0	$0	$(640)	$0	$0	$0	$0	$0
Corporate securities(3)	1,199,607	(18,352)	1,298,618	(929,011)	0	(275,269)	(3,819)	54,950	(14,610)	1,312,114	(26,070)
Structured securities(4)	699,892	6,535	879,448	(38,219)	0	(229,224)	(30,444)	292,257	(235,028)	1,345,217	4,813
Other assets:
Fixed maturities, trading	66,285	22,926	565,106	0	0	(46,805)	26,461	2,166	(482,183)	153,956	26,447
Equity securities	20,515	(140)	2,249	0	0	0	0	0	(20,274)	2,350	(140)
Other invested assets	143	(143)	0	0	0	0	0	0	0	0	(143)
Short-term investments	105,540	(201)	4,018	(104,545)	0	(25,279)	(1,741)	22,372	0	164	(226)
Cash equivalents	33	(46)	2,660	(35)	0	(2,305)	(307)	0	0	0	(80)
Reinsurance recoverables and deposit receivables(5)	645,193	(19,866)	179,528	0	0	0	0	0	0	804,855	(337,374)
Separate account assets	10,547	520	12,710	(789)	0	(1,006)	0	0	0	21,982	533
Receivables from parent and affiliates	351,390	(8,467)	159,069	(16,034)	0	(135,122)	30,792	0	(23,440)	358,188	(588)
Liabilities:
Policyholders' account balances(5)	(12,624,585)	(4,407,178)	0	0	(1,574,519)	0	0	0	0	(18,606,282)	675,999
Other liabilities	(31)	31	0	0	0	0	0	0	0	0	31
Notes issued by consolidated variable interest entities	0	0	0	0	(17,538)	17,538	0	0	0	0	0

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2025
	Total realized and unrealized gains (losses)					Unrealized gains (losses) for assets and liabilities still held(2)
	Realized investment gains (losses), net	Other income (loss)	Interest credited to policyholders' account balances	Included in other comprehensive income (loss)	Net investment income	Realized investment gains (losses), net	Other income (loss)	Interest credited to policyholders' account balances	Included in other comprehensive income (loss)
	(in thousands)
Fixed maturities, available-for-sale	$(51,531)	$0	$0	$38,751	$955	$(57,441)	$0	$0	$36,184
Other assets:
Fixed maturities, trading	0	23,182	0	0	(256)	0	26,447	0	0
Equity securities	0	(140)	0	0	0	0	(140)	0	0
Other invested assets	(143)	0	0	0	0	(143)	0	0	0
Short-term investments	184	0	0	(385)	0	125	0	0	(351)
Cash equivalents	(46)	0	0	0	0	(80)	0	0	0
Reinsurance recoverables and deposit receivables	(19,866)	0	0	0	0	(337,374)	0	0	0
Separate account assets	0	0	520	0	0	0	0	533	0
Receivables from parent and affiliates	(7,689)	0	0	(778)	0	0	0	0	(588)
Liabilities:
Policyholders' account balances	(4,407,178)	0	0	0	0	675,999	0	0	0
Other liabilities	31	0	0	0	0	31	0	0	0
Notes issued by consolidated variable interest entities	0	0	0	0	0	0	0	0	0

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2024(6)
	Fair Value, beginning of period	Total realized and unrealized gains (losses)	Purchases	Sales	Issuances	Settlements	Other(1)	Transfers into Level 3(7)	Transfers out of Level 3(7)	Fair Value, end of period	Unrealized gains (losses) for assets and liabilities still held(2)
	(in thousands)
Fixed maturities, available-for-sale:
Foreign government	$682	$(34)	$0	$0	$0	$0	$0	$0	$0	$648	$(44)
Corporate securities(3)	1,014,343	(69,658)	1,172,201	(702,073)	0	(183,577)	(64,672)	33,043	0	1,199,607	(61,011)
Structured securities(4)	177,237	(5,386)	771,208	(40,508)	0	(96,067)	65,480	34,578	(206,650)	699,892	(3,394)
Other assets:
Fixed maturities, trading	34,048	(9,654)	261,968	(52)	0	(2,261)	0	18,842	(236,606)	66,285	(9,705)
Equity securities	28,709	(2,135)	273	(6,120)	0	(6,332)	6,120	0	0	20,515	(230)
Other invested assets	1	142	0	0	0	0	0	0	0	143	142
Short-term investments	1,759	1,539	117,046	(13,113)	0	(1,488)	(203)	0	0	105,540	321
Cash equivalents	0	(41)	744	0	0	(65)	(605)	0	0	33	(41)
Reinsurance recoverables and deposit receivables(5)	192,642	26,029	333,291	0	0	0	93,231	0	0	645,193	(122,807)
Separate account assets	5,985	457	5,823	(2,050)	0	(126)	0	458	0	10,547	457
Receivables from parent and affiliates	0	90	418,916	(51,199)	0	0	0	0	(16,417)	351,390	90
Liabilities:
Policyholders' account balances(5)	(7,697,627)	(2,687,101)	0	0	(2,286,786)	0	46,929	0	0	(12,624,585)	1,254,144
Other liabilities	0	(31)	0	0	0	0	0	0	0	(31)	(31)

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2024
	Total realized and unrealized gains (losses)					Unrealized gains (losses) for assets and liabilities still held(2)
	Realized investment gains (losses), net	Other income (loss)	Interest credited to policyholders' account balances	Included in other comprehensive income (loss)	Net investment income	Realized investment gains (losses), net	Other income (loss)	Interest credited to policyholders' account balances	Included in other comprehensive income (loss)
	(in thousands)
Fixed maturities, available-for-sale	$(54,924)	$0	$0	$(19,313)	$(841)	$(40,765)	$0	$0	$(23,684)
Other assets:
Fixed maturities, trading	0	(9,661)	0	0	7	0	(9,705)	0	0
Equity securities	0	(2,135)	0	0	0	0	(230)	0	0
Other invested assets	142	0	0	0	0	142	0	0	0
Short-term investments	1,142	0	0	385	12	(64)	0	0	385
Cash equivalents	(41)	0	0	0	0	(41)	0	0	0
Reinsurance recoverables and deposit receivables	26,029	0	0	0	0	(122,807)	0	0	0
Separate account assets	0	0	457	0	0	0	0	457	0
Receivables from parent and affiliates	0	0	0	90	0	0	0	0	90
Liabilities:
Policyholders' account balances	(2,687,101)	0	0	0	0	1,254,144	0	0	0
Other liabilities	(31)	0	0	0	0	(31)	0	0	0

	Year Ended December 31, 2023
	Total realized and unrealized gains (losses)					Unrealized gains (losses) for assets and liabilities still held(2)
	Realized investment gains (losses), net	Other income (loss)	Interest credited to policyholders' account balances	Included in other comprehensive income (loss)	Net investment income	Realized investment gains (losses), net	Other income (loss)	Interest credited to policyholders' account balances	Included in other comprehensive income (loss)
	(in thousands)
Fixed maturities, available-for-sale	$(2,081)	$0	$0	$(2,808)	$490	$(2,904)	$0	$0	$(2,420)
Other assets:
Fixed maturities, trading	0	1,080	0	0	3	0	1,225	0	0
Equity securities	0	(928)	0	0	0	0	(928)	0	0
Other invested assets	1	0	0	0	0	1	0	0	0
Short-term investments	1,857	0	0	(73)	789	0	0	0	0
Reinsurance recoverables and deposit receivables	(104,596)	0	0	0	0	(119,067)	0	0	0
Separate account assets	0	0	408	0	0	0	0	406	0
Liabilities:
Policyholders' account balances	(2,649,136)	0	0	0	0	(368,507)	0	0	0
(1)"Other" includes additional activity not allocated to the specific categories within the rollforward of Level 3 Assets and Liabilities.
(2)Unrealized gains or losses related to assets still held at the end of the period do not include amortization or accretion of premiums and discounts.
(3)Includes U.S. corporate private, foreign corporate public, foreign corporate private, and foreign government bonds.
(4)Includes asset-backed, commercial mortgage-backed, and residential mortgage-backed securities.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
(5)Purchases/issuances and settlements for Policyholders' account balances and Reinsurance recoverables and deposit receivables are presented net in the rollforward.
(6)Excludes MRB assets of $2,656 million and $2,637 million and MRB liabilities of $4,482 million and $4,281 million as of December 31, 2025 and 2024, respectively. See Note 11 for additional information.
(7)Transfers into or out of Level 3 are generally reported at the value as of the beginning of the quarter in which the transfers occur for any such positions still held at the end of the quarter.
Fair Value of Financial Instruments
The tables below present the carrying amount and fair value by fair value hierarchy level of certain financial instruments that are not reported at fair value. The financial instruments presented below are reported at carrying value on the Company’s Consolidated Statements of Financial Position. In some cases, as described below, the carrying amount equals or approximates fair value.

	December 31, 2025
	Fair Value				Carrying Amount(1)
	Level 1	Level 2	Level 3	Total	Total
	(in thousands)
Assets:
Commercial mortgage and other loans	$0	$0	$10,113,511	$10,113,511	$10,082,667
Policy loans	0	0	1,666,965	1,666,965	1,666,965
Short-term investments	49,602	0	0	49,602	49,602
Cash and cash equivalents	361,333	0	0	361,333	361,333
Accrued investment income	0	618,033	0	618,033	618,033
Reinsurance recoverables and deposit receivables	0	0	4,588,399	4,588,399	4,589,685
Receivables from parent and affiliates	0	313,681	0	313,681	313,681
Other assets	0	267,560	0	267,560	267,560
Total assets	$410,935	$1,199,274	$16,368,875	$17,979,084	$17,949,526
Liabilities:
Policyholders’ account balances - investment contracts	$0	$762,066	$14,868,285	$15,630,351	$15,644,802
Cash collateral for loaned securities	0	22,622	0	22,622	22,622
Reinsurance and funds withheld payables	0	2,886,507	0	2,886,507	2,886,507
Payables to parent and affiliates	0	17,380	0	17,380	17,380
Other liabilities	0	657,530	30,794	688,324	688,324
Total liabilities	$0	$4,346,105	$14,899,079	$19,245,184	$19,259,635

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	December 31, 2024
	Fair Value				Carrying Amount(1)
	Level 1	Level 2	Level 3	Total	Total
	(in thousands)
Assets:
Commercial mortgage and other loans	$0	$0	$7,534,909	$7,534,909	$7,759,323
Policy loans	0	0	1,541,480	1,541,480	1,541,480
Short-term investments	21,101	0	0	21,101	21,101
Cash and cash equivalents	474,415	0	0	474,415	474,415
Accrued investment income	0	466,394	0	466,394	466,394
Reinsurance recoverables and deposit receivables	0	0	2,355,489	2,355,489	2,357,292
Receivables from parent and affiliates	0	157,566	0	157,566	157,566
Other assets	0	203,493	0	203,493	203,493
Total assets	$495,516	$827,453	$11,431,878	$12,754,847	$12,981,064
Liabilities:
Policyholders’ account balances - investment contracts	$0	$815,520	$9,995,841	$10,811,361	$10,826,931
Cash collateral for loaned securities	0	121,372	0	121,372	121,372
Reinsurance and funds withheld payables	0	2,602,140	0	2,602,140	2,602,140
Payables to parent and affiliates	0	38,571	0	38,571	38,571
Other liabilities	0	849,278	31,606	880,884	880,884
Total liabilities	$0	$4,426,881	$10,027,447	$14,454,328	$14,469,898
(1)Carrying values presented herein differ from those in the Company’s Consolidated Statements of Financial Position because certain items within the respective financial statement captions are not considered financial instruments or are out of scope under authoritative guidance relating to disclosures of the fair value of financial instruments.
The fair values presented above have been determined by using available market information and by applying market valuation methodologies, as described in more detail below.
Commercial Mortgage and Other Loans
The fair value of most commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate or foreign government bond rate (for non-U.S. dollar-denominated loans) plus an appropriate credit spread for loans of similar quality, average life and currency. The quality ratings for these loans, a primary determinant of the credit spreads and a significant component of the pricing process, are based on an internally-developed methodology. Certain commercial mortgage loans are valued incorporating other factors, including the terms of the loans, the relative strength of the underlying collateral, the principal exit strategies for the loans, prevailing interest rates and credit risk.
Policy Loans
The Company's valuation technique for policy loans is to discount cash flows at the current policy loan coupon rate. Policy loans are fully collateralized by the cash surrender value of underlying insurance policies. As a result, the carrying value of the policy loans approximates the fair value.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Short-Term Investments, Cash and Cash Equivalents, Accrued Investment Income, Receivables from Parent and Affiliates and Other Assets
The Company believes that due to the short-term nature of certain assets, the carrying value approximates fair value. These assets include: certain short-term investments, which are not securities, recorded at amortized cost, cash and cash equivalent instruments; accrued investment income; receivables from parent and affiliates; and other assets that meet the definition of financial instruments, including receivables such as unsettled trades and accounts receivable.
Reinsurance Recoverables and Deposit Receivables
Reinsurance recoverables and deposit receivables include receivables from modified coinsurance arrangements and other reinsurance arrangements between the Company, its affiliates, and third-parties. See Note 12 for additional information about the Company's reinsurance arrangements. Deposit receivables primarily consist of deposit assets related to the reinsurance agreements. Deposits made are included in "Reinsurance recoverables and deposit receivables". The deposit assets are adjusted as amounts are paid, consistent with the underlying contracts.
Policyholders’ Account Balances - Investment Contracts
Only the portion of policyholders’ account balances related to products that are investment contracts (those without significant mortality or morbidity risk) are reflected in the table above. For fixed deferred annuities, payout annuities and other similar contracts without life contingencies, fair values are generally derived using discounted projected cash flows based on interest rates that are representative of the Company’s financial strength ratings, and hence reflect the Company’s NPR. For those balances that can be withdrawn by the customer at any time without prior notice or penalty, the fair value is the amount estimated to be payable to the customer as of the reporting date, which is generally the carrying value.
Cash Collateral for Loaned Securities
Cash collateral for loaned securities represents the collateral received or paid in connection with loaning or borrowing securities. Due to the short-term nature of these transactions, the carrying value approximates fair value.
Reinsurance and Funds Withheld Payables
Reinsurance and funds withheld payables include amounts payable to the reinsurer under coinsurance with funds withheld arrangements where the Company is the cedant. Deposits received are included in "Reinsurance and funds withheld payables". The deposit liabilities are adjusted as amounts are received, consistent with the underlying contracts.
Payables to Parent and Affiliates
Payables to parent and affiliates is primarily related to accrued expense payables. Due to the short-term until settlement of most of these liabilities, the Company believes that carrying value approximates fair value.
Other Liabilities
Other liabilities are primarily payables, such as unsettled trades, drafts, and escrow deposits. Due to the short-term until settlement of most of these liabilities, the Company believes that carrying value approximates fair value.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
7. DEFERRED POLICY ACQUISITION COSTS, DEFERRED REINSURANCE AND DEFERRED SALES INDUCEMENTS

Deferred Policy Acquisition Costs

The following table shows a rollforward for the lines of business that contain DAC balances, along with a reconciliation to the Company's total DAC balance:

	Fixed Annuities	Variable Annuities	Term Life	Variable / Universal Life	Total
	(in thousands)
Balance, December 31, 2022	$102,251	$3,759,819	$648,837	$2,445,290	$6,956,197
Capitalization	117,851	263,869	159,000	580,715	1,121,435
Amortization expense	(22,165)	(331,368)	(63,949)	(122,028)	(539,510)
Other(1)	0	(393,385)	0	(1)	(393,386)
Balance, December 31, 2023	197,937	3,298,935	743,888	2,903,976	7,144,736
Capitalization	216,410	430,520	183,463	703,465	1,533,858
Amortization expense	(42,705)	(356,254)	(63,447)	(140,951)	(603,357)
Other(2)(3)	0	0	(249,836)	(18,341)	(268,177)
Balance, December 31, 2024	371,642	3,373,201	614,068	3,448,149	7,807,060
Capitalization	185,807	387,360	184,695	735,656	1,493,518
Amortization expense	(59,503)	(403,516)	(48,252)	(152,256)	(663,527)
Other	(1,235)	16,937	(637)	3,067	18,132
Balance, December 31, 2025	$496,711	$3,373,982	$749,874	$4,034,616	$8,655,183
(1)    Includes the impact of the reinsurance agreement with AuguStar. See Note 12 for additional information.
(2)    Includes the impacts of the Universal Life reinsurance transaction with PAR U and PURE. See Note 12 for additional information.
(3)    Includes the impacts of the Term Life reinsurance transaction with PARCC. See Note 12 for additional information.

Deferred Reinsurance Losses

The following table shows a rollforward for the lines of business that contain DRL balances, along with a reconciliation to the Company's total DRL balance:

	Variable Annuities	Term Life	Variable / Universal Life	Total
	(in thousands)
Balance, December 31, 2022	$223,515	$69,378	$0	$292,893
Amortization	(29,403)	(8,374)	0	(37,777)
Other	(1)	0	0	(1)
Balance, December 31, 2023	194,111	61,004	0	255,115
Amortization	(29,876)	(15,345)	(9,528)	(54,749)
Other(1)(2)	3	351,025	979,000	1,330,028
Balance, December 31, 2024	164,238	396,684	969,472	1,530,394
Amortization	(29,685)	(36,797)	(37,800)	(104,282)
Other	4	0	0	4
Balance, December 31, 2025	$134,557	$359,887	$931,672	$1,426,116
(1)    Includes $979 million DRL related to the reinsurance transaction with Wilton Re. See Note 12 for additional information.
(2)    Includes $351 million DRL related to the reinsurance transaction with PARCC. See Note 12 for additional information.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Deferred Reinsurance Gains

The following table shows a rollforward for the lines of business that contain DRG balances, along with a reconciliation to the Company's total DRG balance:

	Fixed Annuities	Variable Annuities	Variable / Universal Life	International	Total
	(in thousands)
Balance, December 31, 2022	$57,898	$0	$1,434,958	$0	$1,492,856
Amortization	(9,790)	(15,612)	(71,462)	0	(96,864)
Other(1)	(34)	277,333	0	0	277,299
Balance, December 31, 2023	48,074	261,721	1,363,496	0	1,673,291
Amortization	(10,516)	(20,061)	(121,190)	0	(151,767)
Other(2)(3)	(10)	(32)	1,797,303	0	1,797,261
Balance, December 31, 2024	37,548	241,628	3,039,609	0	3,318,785
Amortization	(9,303)	(19,298)	(120,590)	(726)	(149,917)
Other(4)	159	76	(1,396,768)	13,208	(1,383,325)
Balance, December 31, 2025	$28,404	$222,406	$1,522,251	$12,482	$1,785,543
(1)    Includes the impact of the reinsurance agreement with AuguStar. See Note 12 for additional information.
(2)    Includes the impact of the Universal Life reinsurance transaction with PAR U, PURE and Prudential Insurance effective January 1, 2024, including $1,207 million of DRG, partially offset by a $116 million write-off of the DRG that was recognized with the previous reinsurance agreement. See Note 12 for additional information.
(3)    Includes the impact of the Universal Life reinsurance transaction with PAR U and Prudential Insurance effective October 2024, including $798 million DRG, partially offset by a $94 million write-off of the DRG that was recognized with the previous reinsurance agreement. See Note 12 for additional information.
(4) Includes the impact of recognizing the previously existing DRG, attributable to the recapture of certain YRT transactions from Prudential Insurance effective October 1, 2025. See Note 12 for additional information.

Deferred Sales Inducements

The following table shows a rollforward of DSI balances for variable annuity products, which is the only line of business that contains a DSI balance, along with a reconciliation to the Company's total DSI balance:

Variable Annuities
(in thousands)
Balance, December 31, 2022	$381,504
Capitalization	1,514
Amortization expense	(31,625)
Other	31
Balance, December 31, 2023	351,424
Capitalization	1,243
Amortization expense	(30,316)
Balance, December 31, 2024	322,351
Capitalization	4,047
Amortization expense	(29,370)
Other	385
Balance, December 31, 2025	$297,413

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
8. SEPARATE ACCOUNTS
The Company issues variable annuity and variable life insurance contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. Most variable annuity and variable life insurance contracts are offered with both separate and general account options. See Note 10 for additional information.
The assets supporting the variable portion of variable annuity and variable life insurance contracts are carried at fair value and reported as “Separate account assets” with an equivalent amount reported as “Separate account liabilities”. The liabilities related to the net amount at risk are reflected within "Future policy benefits" or "Market risk benefit liabilities" (or "assets", if applicable). Amounts assessed against the contractholders for mortality, administration, and other services are included within revenue in “Policy charges and fee income” and changes in liabilities for minimum guarantees are generally included in “Policyholders’ benefits” or “Change in value of market risk benefits, net of related hedging gains (losses)”.

Separate Account Assets

The aggregate fair value of assets, by major investment asset category, supporting separate accounts is as follows:

	December 31, 2025	December 31, 2024
	(in thousands)
Asset Type:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$16,501	$15,548
Obligations of U.S. states and their political subdivisions authorities	146	115
U.S. corporate securities	57,197	24,458
Foreign corporate securities	5,399	3,158
Asset-backed securities	0	1,099
Mortgage-backed securities	156	82
Mutual funds:
Equity	74,323,288	73,226,610
Fixed Income	30,602,384	33,828,097
Other	5,363,232	4,431,975
Equity securities	285,502	126,792
Other invested assets	7,916,554	6,444,077
Short-term investments	2,690	2,559
Cash and cash equivalents	36,169	38,686
Total	$118,609,218	$118,143,256

For the periods ended December 31, 2025, 2024, and 2023, there were no transfers of assets, other than cash, from the general account to a separate account; therefore, no gains or losses were recorded.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Separate Account Liabilities
The balances of and changes in separate account liabilities as of and for the periods indicated are as follows:

	Year Ended December 31, 2025
	Variable Annuities	Variable Life	Total
	(in thousands)
Balance, beginning of period	$85,183,055	$32,960,201	$118,143,256
Deposits	554,841	4,087,138	4,641,979
Investment performance	9,669,502	4,751,811	14,421,313
Policy charges	(1,974,025)	(1,009,626)	(2,983,651)
Surrenders and withdrawals	(14,062,933)	(699,640)	(14,762,573)
Benefit payments	(81,959)	(357,630)	(439,589)
Net transfers (to) from general account	9,237	(551,221)	(541,984)
Other	5,986	124,481	130,467
Balance, end of period	$79,303,704	$39,305,514	$118,609,218

Cash surrender value(1)	$78,673,352	$37,814,966	$116,488,318

	Year Ended December 31, 2024
	Variable Annuities	Variable Life	Total
	(in thousands)
Balance, beginning of period	$92,383,121	$26,805,364	$119,188,485
Deposits	601,236	3,513,738	4,114,974
Investment performance	8,395,586	4,657,022	13,052,608
Policy charges	(2,210,261)	(923,275)	(3,133,536)
Surrenders and withdrawals	(13,827,431)	(450,573)	(14,278,004)
Benefit payments	(66,029)	(285,680)	(351,709)
Net transfers (to) from general account	(100,193)	(380,869)	(481,062)
Other	7,026	24,474	31,500
Balance, end of period	$85,183,055	$32,960,201	$118,143,256

Cash surrender value(1)	$84,325,382	$29,592,881	$113,918,263

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2023
	Variable Annuities	Variable Life	Total
	(in thousands)
Balance, beginning of period	$91,785,447	$22,265,799	$114,051,246
Deposits	440,707	2,745,751	3,186,458
Investment performance	12,219,777	4,310,729	16,530,506
Policy charges	(2,296,859)	(829,539)	(3,126,398)
Surrenders and withdrawals	(9,687,372)	(347,955)	(10,035,327)
Benefit payments	(73,791)	(226,242)	(300,033)
Net transfers (to) from general account(2)	(15,121)	(1,175,575)	(1,190,696)
Other	10,333	62,396	72,729
Balance, end of period	$92,383,121	$26,805,364	$119,188,485

Cash surrender value(1)	$91,201,190	$23,700,726	$114,901,916
(1) Represents the amount of the contractholder's account balances distributable at the balance sheet date less certain surrender charges.
(2) Variable life includes $900 million of funding for a policy loan to an affiliated irrevocable trust. See Note 16 for additional information.
9. LIABILITY FOR FUTURE POLICY BENEFITS
Liability for future policy benefits primarily consists of the following sub-components, which are discussed in greater detail below.

•Benefit reserves;
•Deferred profit liability; and
•Additional insurance reserves

In 2025, the Company recognized a favorable impact to net income attributable to its annual reviews and update of assumptions and other refinements for liability for future policy benefits. The impact was favorable for direct and assumed benefit reserves and DPL, net of the impact of flooring these liabilities at zero for each issue year cohort, primarily due to updates to mortality assumptions in individual life insurance. Additionally, there was a favorable impact for direct and assumed AIR, primarily due to offsetting impacts from updated policyholder behavior assumptions and mortality assumptions on universal life policies.

In 2024, the Company recognized an impact to net income attributable to our annual reviews and update of assumptions and other refinements for liability for future policy benefits. Overall impact is immaterial for direct and assumed benefit reserves and DPL, net of the impact of flooring these liabilities at zero for each issue year cohort. Additionally, for direct and assumed AIR, the Company recognized an unfavorable impact primarily due to updates to policyholder behavior assumptions on universal life policies with secondary guarantees.

In 2023, the Company recognized an impact to net income attributable to the annual reviews and update of assumptions and other refinements for liability for future policy benefits. Overall impact is immaterial for direct and assumed benefit reserves and DPL, net of the impact of flooring these liabilities at zero for each issue year cohort. Additionally, for direct and assumed AIR, the Company recognized an unfavorable impact primarily due to unfavorable model refinements, partially offset by updates to economic assumptions, including expected future rates of returns on universal life policies with secondary guarantees.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Benefit Reserves

The balances of and changes in benefit reserves as of and for the periods indicated consist of the three tables presented below: present value of expected net premiums rollforward, present value of expected future policy benefits rollforward, and net liability for future policy benefits.

	Year Ended December 31, 2025
	Present Value of Expected Net Premiums
	Term Life	Fixed Annuities	Total
	(in thousands)
Balance, beginning of period	$10,414,703	$0	$10,414,703
Effect of cumulative changes in discount rate assumptions, beginning of period	567,443	0	567,443
Balance at original discount rate, beginning of period	10,982,146	0	10,982,146
Effect of assumption update	(207,935)	0	(207,935)
Effect of actual variances from expected experience and other activity	(165,564)	110	(165,454)
Adjusted balance, beginning of period	10,608,647	110	10,608,757
Issuances	785,281	48,472	833,753
Net premiums / considerations collected	(1,301,943)	(48,582)	(1,350,525)
Interest accrual	511,138	0	511,138
Other adjustments(1)	(226,656)	0	(226,656)
Balance at original discount rate, end of period	10,376,467	0	10,376,467
Effect of cumulative changes in discount rate assumptions, end of period	(292,273)	0	(292,273)
Balance, end of period	$10,084,194	$0	$10,084,194

	Year Ended December 31, 2025
	Present Value of Expected Future Policy Benefits
	Term Life	Fixed Annuities	Total
	(in thousands)
Balance, beginning of period	$17,689,399	$238,086	$17,927,485
Effect of cumulative changes in discount rate assumptions, beginning of period	1,091,673	19,442	1,111,115
Balance at original discount rate, beginning of period	18,781,072	257,528	19,038,600
Effect of assumption update	(332,969)	22	(332,947)
Effect of actual variances from expected experience and other activity	(224,159)	4,279	(219,880)
Adjusted balance, beginning of period	18,223,944	261,829	18,485,773
Issuances	785,281	48,472	833,753
Interest accrual	902,570	10,656	913,226
Benefit payments	(1,365,376)	(36,560)	(1,401,936)
Other adjustments(1)	60,282	(186)	60,096
Balance at original discount rate, end of period	18,606,701	284,211	18,890,912
Effect of cumulative changes in discount rate assumptions, end of period	(574,785)	(6,586)	(581,371)
Balance, end of period	$18,031,916	$277,625	$18,309,541
Other, end of period			1,447
Total balance, end of period			$18,310,988
(1)     Includes the impact of recognizing the recapture of certain YRT transactions from Prudential Insurance effective October 1, 2025. See Note 12 for additional information.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2025
	Net Liability for Future Policy Benefits (Benefit Reserves)
	Term Life	Fixed Annuities	Total
	(in thousands)
Balance, end of period, pre-flooring	$7,947,722	$277,625	$8,225,347
Flooring impact, end of period	566	0	566
Balance, end of period, post-flooring	7,948,288	277,625	8,225,913
Less: Reinsurance recoverables	7,170,499	22,913	7,193,412
Balance after reinsurance recoverables, end of period, post-flooring	$777,789	$254,712	$1,032,501

	Year Ended December 31, 2024
	Present Value of Expected Net Premiums
	Term Life	Fixed Annuities	Total
	(in thousands)
Balance, beginning of period	$10,927,833	$0	$10,927,833
Effect of cumulative changes in discount rate assumptions, beginning of period	225,711	0	225,711
Balance at original discount rate, beginning of period	11,153,544	0	11,153,544
Effect of assumption update	21,466	0	21,466
Effect of actual variances from expected experience and other activity	(219,878)	58	(219,820)
Adjusted balance, beginning of period	10,955,132	58	10,955,190
Issuances	827,606	35,717	863,323
Net premiums / considerations collected	(1,319,501)	(35,775)	(1,355,276)
Interest accrual	511,817	0	511,817
Other adjustments	7,092	0	7,092
Balance at original discount rate, end of period	10,982,146	0	10,982,146
Effect of cumulative changes in discount rate assumptions, end of period	(567,443)	0	(567,443)
Balance, end of period	$10,414,703	$0	$10,414,703

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2024
	Present Value of Expected Future Policy Benefits
	Term Life	Fixed Annuities	Total
	(in thousands)
Balance, beginning of period	$18,426,207	$228,788	$18,654,995
Effect of cumulative changes in discount rate assumptions, beginning of period	331,571	19,521	351,092
Balance at original discount rate, beginning of period	18,757,778	248,309	19,006,087
Effect of assumption update	21,480	(3,643)	17,837
Effect of actual variances from expected experience and other activity	(259,137)	502	(258,635)
Adjusted balance, beginning of period	18,520,121	245,168	18,765,289
Issuances	827,606	35,717	863,323
Interest accrual	893,983	9,119	903,102
Benefit payments	(1,471,863)	(32,225)	(1,504,088)
Other adjustments	11,225	(251)	10,974
Balance at original discount rate, end of period	18,781,072	257,528	19,038,600
Effect of cumulative changes in discount rate assumptions, end of period	(1,091,673)	(19,442)	(1,111,115)
Balance, end of period	$17,689,399	$238,086	$17,927,485
Other, end of period			1,474
Total balance, end of period			$17,928,959

	Year Ended December 31, 2024
	Net Liability for Future Policy Benefits (Benefit Reserves)
	Term Life	Fixed Annuities	Total
	(in thousands)
Balance, end of period, pre-flooring	$7,274,696	$238,086	$7,512,782
Flooring impact, end of period	44	0	44
Balance, end of period, post-flooring	7,274,740	238,086	7,512,826
Less: Reinsurance recoverables	6,753,842	20,516	6,774,358
Balance after reinsurance recoverables, end of period, post-flooring	$520,898	$217,570	$738,468

	Year Ended December 31, 2023
	Present Value of Expected Net Premiums
	Term Life	Fixed Annuities	Total
	(in thousands)
Balance, beginning of period	$10,911,794	$0	$10,911,794
Effect of cumulative changes in discount rate assumptions, beginning of period	554,896	0	554,896
Balance at original discount rate, beginning of period	11,466,690	0	11,466,690
Effect of assumption update	(790)	0	(790)
Effect of actual variances from expected experience and other activity	(200,513)	(989)	(201,502)
Adjusted balance, beginning of period	11,265,387	(989)	11,264,398
Issuances	712,495	36,646	749,141
Net premiums / considerations collected	(1,345,514)	(35,657)	(1,381,171)
Interest accrual	521,176	0	521,176
Balance at original discount rate, end of period	11,153,544	0	11,153,544
Effect of cumulative changes in discount rate assumptions, end of period	(225,711)	0	(225,711)
Balance, end of period	$10,927,833	$0	$10,927,833

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2023
	Present Value of Expected Future Policy Benefits
	Term Life	Fixed Annuities	Total
	(in thousands)
Balance, beginning of period	$17,835,251	$204,727	$18,039,978
Effect of cumulative changes in discount rate assumptions, beginning of period	962,035	24,876	986,911
Balance at original discount rate, beginning of period	18,797,286	229,603	19,026,889
Effect of assumption update	(1,044)	0	(1,044)
Effect of actual variances from expected experience and other activity	(263,243)	6,991	(256,252)
Adjusted balance, beginning of period	18,532,999	236,594	18,769,593
Issuances	712,495	36,646	749,141
Interest accrual	895,023	8,440	903,463
Benefit payments	(1,386,583)	(33,287)	(1,419,870)
Other adjustments	3,844	(84)	3,760
Balance at original discount rate, end of period	18,757,778	248,309	19,006,087
Effect of cumulative changes in discount rate assumptions, end of period	(331,571)	(19,521)	(351,092)
Balance, end of period	$18,426,207	$228,788	$18,654,995
Other, end of period			1,765
Total balance, end of period			$18,656,760

	Year Ended December 31, 2023
	Net Liability for Future Policy Benefits (Benefit Reserves)
	Term Life	Fixed Annuities	Total
	(in thousands)
Balance, end of period, pre-flooring	$7,498,374	$228,788	$7,727,162
Flooring impact, end of period	44	0	44
Balance, end of period, post-flooring	7,498,418	228,788	7,727,206
Less: Reinsurance recoverables	6,817,488	18,489	6,835,977
Balance after reinsurance recoverables, end of period, post-flooring	$680,930	$210,299	$891,229

The following tables provide supplemental information related to the balances of and changes in benefit reserves included in the disaggregated tables above, on a gross (direct and assumed) basis, as of and for the periods indicated:

	Year Ended December 31, 2025
	Term Life	Fixed Annuities
	($ in thousands)
Undiscounted expected future gross premiums	$22,036,916	$0
Discounted expected future gross premiums (at original discount rate)	$14,871,462	$0
Discounted expected future gross premiums (at current discount rate)	$14,532,537	$0
Undiscounted expected future benefits and expenses	$28,846,500	$380,345
Weighted-average duration of the liability in years (at original discount rate)	9	6
Weighted-average duration of the liability in years (at current discount rate)	9	6
Weighted-average interest rate (at original discount rate)	5.10%	4.20%
Weighted-average interest rate (at current discount rate)	5.27%	5.13%

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2024
	Term Life	Fixed Annuities
	($ in thousands)
Undiscounted expected future gross premiums	$21,815,010	$0
Discounted expected future gross premiums (at original discount rate)	$14,889,078	$0
Discounted expected future gross premiums (at current discount rate)	$14,154,658	$0
Undiscounted expected future benefits and expenses	$29,163,241	$346,892
Weighted-average duration of the liability in years (at original discount rate)	10	7
Weighted-average duration of the liability in years (at current discount rate)	9	6
Weighted-average interest rate (at original discount rate)	5.13%	3.94%
Weighted-average interest rate (at current discount rate)	5.59%	5.49%

	Year Ended December 31, 2023
	Term Life	Fixed Annuities
	($ in thousands)
Undiscounted expected future gross premiums	$21,871,767	$0
Discounted expected future gross premiums (at original discount rate)	$15,027,611	$0
Discounted expected future gross premiums (at current discount rate)	$14,748,999	$0
Undiscounted expected future benefits and expenses	$29,118,532	$332,902
Weighted-average duration of the liability in years (at original discount rate)	10	7
Weighted-average duration of the liability in years (at current discount rate)	10	6
Weighted-average interest rate (at original discount rate)	5.17%	3.70%
Weighted-average interest rate (at current discount rate)	4.99%	4.95%
For additional information regarding observable market information and the techniques used to determine the interest rate assumptions seen above, see Note 2.
For non-participating traditional and limited-payment products, if a cohort is in a loss position where the liability for future policy benefits plus the present value of expected future gross premiums are determined to be insufficient to provide for the present value of expected future policy benefits and non-level claim settlement expenses, then the liability for future policy benefits is adjusted at that time, and thereafter such that all changes, both favorable and unfavorable, in expected benefits resulting from both actual experience deviations and changes in future assumptions are recognized immediately as a gain or loss, respectively.

In 2025, there was an immaterial impact to net income for non-participating traditional and limited-payment products, where net premiums exceeded gross premiums for certain issue-year cohorts.

In 2024, there was a $29 million gain in net income for non-participating traditional and limited-payment products, where net premiums exceeded gross premiums for certain issue-year cohorts, which was offset by a $28 million charge, reflecting the impact of ceded reinsurance on the affected cohorts.

In 2023, there was a $31 million gain in net income for non-participating traditional and limited-payment products, where net premiums exceeded gross premiums for certain issue-year cohorts, which was offset by a $30 million charge, reflecting the impact of ceded reinsurance on the affected cohorts.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Deferred Profit Liability

The balances of and changes in DPL for the years ended December 31, are as follows:

	2025	2024	2023
	Fixed Annuities
	(in thousands)
Balance, beginning of period, post-flooring	$22,939	$14,818	$18,193
Effect of assumption update	(21)	2,110	0
Effect of actual variances from expected experience and other activity	(2,280)	580	(6,978)
Adjusted balance, beginning of period	20,638	17,508	11,215
Profits deferred	4,826	7,070	5,191
Interest accrual	974	729	552
Amortization	(3,052)	(2,345)	(2,129)
Other adjustments	(12)	(23)	(11)
Balance, end of period, post-flooring	23,374	22,939	14,818
Less: Reinsurance recoverables	2,226	1,513	1,365
Balance after reinsurance recoverables, end of period	$21,148	$21,426	$13,453

Additional Insurance Reserves

AIR represents the additional liability for annuitization, death, or other insurance benefits, including guaranteed minimum death benefits ("GMDB") and guaranteed lifetime withdrawal benefit ("GLWB") contract features, that are above and beyond the contractholder's account balance for certain long-duration life and annuity contracts.

The following table shows a rollforward of AIR balances for variable and universal life and fixed annuities products, for the periods indicated, along with a reconciliation to the Company's total AIR balance:

	Year Ended December 31, 2025
	Variable / Universal Life	Fixed Annuities	Total
	(in thousands)
Balance, including amounts in AOCI, beginning of period, post-flooring	$16,351,052	$0	$16,351,052
Flooring impact and amounts in AOCI	617,186	0	617,186
Balance, excluding amounts in AOCI, beginning of period, pre-flooring	16,968,238	0	16,968,238
Effect of assumption update	(41,977)	0	(41,977)
Effect of actual variances from expected experience and other activity	180,041	70,226	250,267
Adjusted balance, beginning of period	17,106,302	70,226	17,176,528
Assessments collected(1)	1,196,649	68,398	1,265,047
Interest accrual	593,950	2,262	596,212
Benefits paid	(377,813)	0	(377,813)
Other adjustments(2)	430,761	0	430,761
Balance, excluding amounts in AOCI, end of period, pre-flooring	18,949,849	140,886	19,090,735
Flooring impact and amounts in AOCI	(430,105)	(2,011)	(432,116)
Balance, including amounts in AOCI, end of period, post-flooring	18,519,744	138,875	18,658,619
Less: Reinsurance recoverables	18,257,481	0	18,257,481
Balance after reinsurance recoverables, including amounts in AOCI, end of period	$262,263	$138,875	401,138
Other			7,391
Total balance after reinsurance recoverables			$408,529

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2024
	Variable / Universal Life	Fixed Annuities	Total
	(in thousands)
Balance, including amounts in AOCI, beginning of period, post-flooring	$14,280,792	$0	$14,280,792
Flooring impact and amounts in AOCI	831,583	0	831,583
Balance, excluding amounts in AOCI, beginning of period, pre-flooring	15,112,375	0	15,112,375
Effect of assumption update	154,058	0	154,058
Effect of actual variances from expected experience and other activity	265,684	0	265,684
Adjusted balance, beginning of period	15,532,117	0	15,532,117
Assessments collected(1)	1,242,684	0	1,242,684
Interest accrual	536,678	0	536,678
Benefits paid	(343,241)	0	(343,241)
Balance, excluding amounts in AOCI, end of period, pre-flooring	16,968,238	0	16,968,238
Flooring impact and amounts in AOCI	(617,186)	0	(617,186)
Balance, including amounts in AOCI, end of period, post-flooring	16,351,052	0	16,351,052
Less: Reinsurance recoverables	16,129,846	0	16,129,846
Balance after reinsurance recoverables, including amounts in AOCI, end of period	$221,206	$0	221,206
Other			0
Total balance after reinsurance recoverables			$221,206

	Year Ended December 31, 2023
	Variable / Universal Life	Fixed Annuities	Total
	(in thousands)
Balance, including amounts in AOCI, beginning of period, post-flooring	$12,664,445	$0	$12,664,445
Flooring impact and amounts in AOCI	1,269,236	0	1,269,236
Balance, excluding amounts in AOCI, beginning of period, pre-flooring	13,933,681	0	13,933,681
Effect of assumption update	22,910	0	22,910
Effect of actual variances from expected experience and other activity	34,021	0	34,021
Adjusted balance, beginning of period	13,990,612	0	13,990,612
Assessments collected(1)	929,709	0	929,709
Interest accrual	486,253	0	486,253
Benefits paid	(294,199)	0	(294,199)
Balance, excluding amounts in AOCI, end of period, pre-flooring	15,112,375	0	15,112,375
Flooring impact and amounts in AOCI	(831,583)	0	(831,583)
Balance, including amounts in AOCI, end of period, post-flooring	14,280,792	0	14,280,792
Less: Reinsurance recoverables	14,054,600	0	14,054,600
Balance after reinsurance recoverables, including amounts in AOCI, end of period	$226,192	$0	226,192
Other			0
Total balance after reinsurance recoverables			$226,192
(1)     Represents the portion of gross assessments required to fund the future policy benefits.
(2)     Includes the impact of recognizing the recapture of certain YRT transactions from Prudential Insurance effective October 1, 2025. See Note 12 for additional information.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2025
	Variable / Universal Life	Fixed Annuities
Weighted-average duration of the liability in years (at original discount rate)	21	21
Weighted-average interest rate (at original discount rate)	3.34%	2.71%

	Year Ended December 31, 2024
	Variable / Universal Life	Fixed Annuities
Weighted-average duration of the liability in years (at original discount rate)	22	N/A
Weighted-average interest rate (at original discount rate)	3.33%	N/A

	Year Ended December 31, 2023
	Variable / Universal Life	Fixed Annuities
Weighted-average duration of the liability in years (at original discount rate)	22	N/A
Weighted-average interest rate (at original discount rate)	3.39%	N/A

Future Policy Benefits Reconciliation

The following table presents the reconciliation of the ending balances from the above rollforwards, benefit reserves, DPL, and AIR, including other liabilities, gross of related reinsurance recoverables, to the total liability for future policy benefits as reported on the Company's Consolidated Statements of Financial Position for the years ended December 31,:

	2025	2024	2023
	(in thousands)
Benefit reserves, end of period, post-flooring	$8,225,913	$7,512,826	$7,727,206
Deferred profit liability, end of period, post-flooring	23,374	22,939	14,818
Additional insurance reserves, including amounts in AOCI, end of period, post-flooring	18,658,619	16,351,052	14,280,792
Subtotal of amounts disclosed above	26,907,906	23,886,817	22,022,816
Other Future policy benefits reserves(1)	1,322,192	1,226,950	1,182,389
Total Future policy benefits	$28,230,098	$25,113,767	$23,205,205
(1)Primarily represents balances for which disaggregated rollforward disclosures are not required, including unpaid claims and claims expenses, and incurred but not reported and in course of settlement claim liabilities.

Revenue and Interest Expense

The following tables present revenue and interest expense related to benefit reserves, DPL, and AIR, as well as related revenue and interest expense not presented in the above supplemental tables, in the Company's Consolidated Statement of Operations for the periods indicated:

	Year Ended December 31, 2025
	Revenues(1)
	Term Life	Variable / Universal Life	Fixed Annuities	Total
	(in thousands)
Benefit reserves	$1,815,456	$0	$48,938	$1,864,394
Deferred profit liability	0	0	(436)	(436)
Additional insurance reserves	0	1,765,102	43,484	1,808,586
Total	$1,815,456	$1,765,102	$91,986	$3,672,544

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2024
	Revenues(1)
	Term Life	Variable / Universal Life	Fixed Annuities	Total
	(in thousands)
Benefit reserves	$1,833,017	$0	$43,092	$1,876,109
Deferred profit liability	0	0	(8,121)	(8,121)
Additional insurance reserves	0	2,050,441	0	2,050,441
Total	$1,833,017	$2,050,441	$34,971	$3,918,429

	Year Ended December 31, 2023
	Revenues(1)
	Term Life	Variable / Universal Life	Fixed Annuities	Total
	(in thousands)
Benefit reserves	$1,804,955	$0	$41,111	$1,846,066
Deferred profit liability	0	0	3,375	3,375
Additional insurance reserves	0	1,405,696	0	1,405,696
Total	$1,804,955	$1,405,696	$44,486	$3,255,137
(1)Represents gross premiums for benefit reserves; revenue for DPL and gross assessments for AIR.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2025
	Interest Expense
	Term Life	Variable / Universal Life	Fixed Annuities	Total
	(in thousands)
Benefit reserves	$391,432	$0	$10,656	$402,088
Deferred profit liability	0	0	974	974
Additional insurance reserves	0	593,950	2,261	596,211
Total	$391,432	$593,950	$13,891	$999,273

	Year Ended December 31, 2024
	Interest Expense
	Term Life	Variable / Universal Life	Fixed Annuities	Total
	(in thousands)
Benefit reserves	$382,165	$0	$9,119	$391,284
Deferred profit liability	0	0	729	729
Additional insurance reserves	0	536,678	0	536,678
Total	$382,165	$536,678	$9,848	$928,691

	Year Ended December 31, 2023
	Interest Expense
	Term Life	Variable / Universal Life	Fixed Annuities	Total
	(in thousands)
Benefit reserves	$373,845	$0	$8,440	$382,285
Deferred profit liability	0	0	552	552
Additional insurance reserves	0	486,253	0	486,253
Total	$373,845	$486,253	$8,992	$869,090

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
10. POLICYHOLDERS' ACCOUNT BALANCES

The balances of and changes in policyholders' account balances as of and for the periods ended are as follows:

	Year Ended December 31, 2025
	Fixed Annuities	Variable Annuities	Variable / Universal Life	Total
	($ in thousands)
Balance, beginning of period	$11,197,337	$33,217,331	$20,691,139	$65,105,807
Deposits	5,877,276	7,229,457	2,464,812	15,571,545
Interest credited	371,237	700,947	405,205	1,477,389
Policy charges	(53,687)	(74,755)	(1,852,624)	(1,981,066)
Surrenders and withdrawals	(932,262)	(1,129,264)	(1,085,963)	(3,147,489)
Benefit payments	(112,631)	(23,656)	(112,991)	(249,278)
Net transfers (to) from separate account	0	(9,237)	551,221	541,984
Change in market value and other adjustments(1)	266,360	3,301,161	530,988	4,098,509
Balance, end of period	$16,613,630	$43,211,984	$21,591,787	$81,417,401
Unearned revenue reserve				5,064,778
Other				110,786
Total Policyholders' account balance				$86,592,965

Weighted-average crediting rate	2.67%	1.83%	1.92%	2.02%
Net amount at risk(3)	$1	$0	$366,953,069	$366,953,070
Cash surrender value(4)	$15,072,015	$41,954,173	$17,937,783	$74,963,971

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2024
	Fixed Annuities	Variable Annuities	Variable / Universal Life	Total
	($ in thousands)
Balance, beginning of period	$6,164,313	$22,810,665	$20,167,713	$49,142,691
Deposits	5,215,817	8,315,212	2,157,575	15,688,604
Interest credited	222,516	516,018	570,988	1,309,522
Policy charges	(5,290)	(32,987)	(1,831,168)	(1,869,445)
Surrenders and withdrawals	(554,653)	(782,216)	(778,928)	(2,115,797)
Benefit payments	(55,956)	(30,427)	(70,363)	(156,746)
Net transfers (to) from separate account	0	100,193	380,869	481,062
Change in market value and other adjustments(1)	210,590	2,320,873	94,453	2,625,916
Balance, end of period	$11,197,337	$33,217,331	$20,691,139	$65,105,807
Unearned revenue reserve				4,415,187
Other				107,324
Total Policyholders' account balance				$69,628,318

Weighted-average crediting rate	2.56%	1.72%	2.79%	2.23%
Net amount at risk(3)	$11	$0	$345,969,571	$345,969,582
Cash surrender value(4)	$9,863,990	$31,516,776	$19,391,617	$60,772,383

	Year Ended December 31, 2023
	Fixed Annuities	Variable Annuities	Variable / Universal Life	Total
	($ in thousands)
Balance, beginning of period	$3,575,823	$16,432,032	$18,736,365	$38,744,220
Deposits	2,612,775	4,633,727	2,117,153	9,363,655
Interest credited	101,192	243,908	556,057	901,157
Policy charges	(8,438)	(23,368)	(1,810,644)	(1,842,450)
Surrenders and withdrawals	(229,843)	(516,039)	(845,436)	(1,591,318)
Benefit payments	(50,522)	(30,461)	(83,409)	(164,392)
Net transfers (to) from separate account(2)	0	15,121	1,175,575	1,190,696
Change in market value and other adjustments(1)	163,326	2,055,745	322,052	2,541,123
Balance, end of period	$6,164,313	$22,810,665	$20,167,713	$49,142,691
Unearned revenue reserve				3,741,426
Other				102,583
Total Policyholders' account balance				$52,986,700

Weighted-average crediting rate	2.08%	1.40%	2.86%	2.12%
Net amount at risk(3)	$15	$0	$323,508,432	$323,508,447
Cash surrender value(4)	$5,307,537	$20,490,433	$18,676,852	$44,474,822
(1)    Primarily relates to changes in the value of embedded derivative instruments associated with the indexed options of certain products.
(2)    Variable life includes $900 million of funding for a policy loan to an affiliated irrevocable trust. See Note 16 for additional information.
(3)    The net amount at risk calculation includes both general and separate account balances.
(4)    Represents the amount of the contractholder's account balances distributable at the balance sheet date less certain surrender charges.

The Company issues variable life and universal life insurance contracts which may also include a “no-lapse guarantee” where the Company contractually guarantees to the contractholder a death benefit even when the account value drops to zero, as long as the “no-lapse guarantee” premium is paid.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The net amount at risk is generally defined as the current death benefit in excess of the current account balance at the balance sheet date. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including contractholder mortality, contract lapses, and premium pattern, as well as interest rate and equity market returns.

The Company also issues annuity contracts that provide certain death benefit and/or living benefit guarantees and are accounted for as MRBs. See Note 11 for additional information, including the net amount at risk associated with these guarantees.

The balance of account values by range of guaranteed minimum crediting rates and the related range of difference, in basis points ("bps"), between rates being credited to policyholders and the respective guaranteed minimums are as follows:

	December 31, 2025
Range of Guaranteed Minimum Crediting Rate(1)	At guaranteed minimum	1 - 50 bps above guaranteed minimum	51 - 150 bps above guaranteed minimum	Greater than 150 bps above guaranteed minimum	Total
	(in thousands)
Fixed Annuities
Less than 1.00%	$2,772	$6,838	$28,283	$1,743,492	$1,781,385
1.00% - 1.99%	368,546	43,071	167,833	45,496	624,946
2.00% - 2.99%	348,806	1,458,294	542,957	14,829	2,364,886
3.00% - 4.00%	2,861,951	5,504	11,468	2,627	2,881,550
Greater than 4.00%	0	0	0	0	0
Total	$3,582,075	$1,513,707	$750,541	$1,806,444	$7,652,767
Variable Annuities
Less than 1.00%	$421,525	$119,969	$331,807	$124	$873,425
1.00% - 1.99%	79,576	431,936	494	0	512,006
2.00% - 2.99%	15,586	6,251	3,931	0	25,768
3.00% - 4.00%	709,665	0	0	0	709,665
Greater than 4.00%	1,262	0	0	0	1,262
Total	$1,227,614	$558,156	$336,232	$124	$2,122,126
Variable / Universal Life
Less than 1.00%	$0	$0	$0	$210,112	$210,112
1.00% - 1.99%	387,035	0	1,863,091	1,746,631	3,996,757
2.00% - 2.99%	37,107	1,601,067	2,681,677	538,040	4,857,891
3.00% - 4.00%	3,631,946	1,696,557	1,105,320	0	6,433,823
Greater than 4.00%	2,044,665	0	0	0	2,044,665
Total	$6,100,753	$3,297,624	$5,650,088	$2,494,783	$17,543,248

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	December 31, 2024
Range of Guaranteed Minimum Crediting Rate(1)	At guaranteed minimum	1 - 50 bps above guaranteed minimum	51 - 150 bps above guaranteed minimum	Greater than 150 bps above guaranteed minimum	Total
	(in thousands)
Fixed Annuities
Less than 1.00%	$249	$3,103	$11,939	$1,021,834	$1,037,125
1.00% - 1.99%	430,477	62,519	172,877	68,973	734,846
2.00% - 2.99%	302,520	459,748	557,349	15,794	1,335,411
3.00% - 4.00%	1,894,646	6,114	10,896	3,219	1,914,875
Greater than 4.00%	0	0	0	0	0
Total	$2,627,892	$531,484	$753,061	$1,109,820	$5,022,257
Variable Annuities
Less than 1.00%	$128,748	$502,988	$647,480	$182	$1,279,398
1.00% - 1.99%	121,336	294,635	2,494	0	418,465
2.00% - 2.99%	17,039	3,829	4,162	0	25,030
3.00% - 4.00%	819,316	1,860	0	0	821,176
Greater than 4.00%	1,978	0	0	0	1,978
Total	$1,088,417	$803,312	$654,136	$182	$2,546,047
Variable / Universal Life
Less than 1.00%	$3,167	$0	$0	$177,213	$180,380
1.00% - 1.99%	289,677	0	1,849,854	1,513,273	3,652,804
2.00% - 2.99%	30,500	1,535,762	2,695,823	390,117	4,652,202
3.00% - 4.00%	4,149,638	1,716,374	1,082,026	0	6,948,038
Greater than 4.00%	2,095,235	0	0	0	2,095,235
Total	$6,568,217	$3,252,136	$5,627,703	$2,080,603	$17,528,659

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	December 31, 2023
Range of Guaranteed Minimum Crediting Rate(1)	At guaranteed minimum	1 - 50 bps above guaranteed minimum	51 - 150 bps above guaranteed minimum	Greater than 150 bps above guaranteed minimum	Total
	(in thousands)
Fixed Annuities
Less than 1.00%	$105	$337	$994	$117,377	$118,813
1.00% - 1.99%	487,191	73,393	234,487	79,713	874,784
2.00% - 2.99%	301,132	469,276	562,347	16,881	1,349,636
3.00% - 4.00%	29,131	0	0	0	29,131
Greater than 4.00%	0	0	0	0	0
Total	$817,559	$543,006	$797,828	$213,971	$2,372,364
Variable Annuities
Less than 1.00%	$908,097	$807,460	$18,083	$2	$1,733,642
1.00% - 1.99%	214,377	2,061	1,060	0	217,498
2.00% - 2.99%	23,323	4,071	4,135	0	31,529
3.00% - 4.00%	903,953	9,245	33	0	913,231
Greater than 4.00%	2,046	0	0	0	2,046
Total	$2,051,796	$822,837	$23,311	$2	$2,897,946
Variable / Universal Life
Less than 1.00%	$0	$0	$0	$196,692	$196,692
1.00% - 1.99%	201,121	0	2,588,458	528,155	3,317,734
2.00% - 2.99%	28,061	1,445,439	2,789,520	260,651	4,523,671
3.00% - 4.00%	3,956,631	2,217,133	1,107,726	0	7,281,490
Greater than 4.00%	2,136,137	0	0	0	2,136,137
Total	$6,321,950	$3,662,572	$6,485,704	$985,498	$17,455,724
(1)     Excludes contracts without minimum guaranteed crediting rates, such as funds with indexed-linked crediting options.

Unearned Revenue Reserve

The balances of and changes in URR as of and for the periods ended are as follows:

	Years Ended December 31,
	2025	2024	2023
	Variable / Universal Life
	(in thousands)
Balance, beginning of period	$4,415,187	$3,741,426	$3,067,336
Unearned revenue	853,071	859,231	827,960
Amortization expense	(203,506)	(185,468)	(153,779)
Other adjustments	26	(2)	(91)
Balance, end of period	$5,064,778	$4,415,187	$3,741,426

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
11. MARKET RISK BENEFITS

The following tables show a rollforward of MRB balances for variable and fixed annuity products, along with a reconciliation to the Company’s total net MRB positions as of the following dates:

	Year Ended December 31, 2025
	Variable Annuities	Fixed Annuities	Less: Reinsured Market Risk Benefits	Total, Net of Reinsurance
	(in thousands)
Balance, beginning of period	$2,488,463	$0	$(844,582)	$1,643,881
Effect of cumulative changes in non-performance risk	626,845	0	0	626,845
Balance, beginning of period, before effect of changes in non-performance risk	3,115,308	0	(844,582)	2,270,726
Attributed fees collected	1,008,519	19,936	(232,779)	795,676
Claims paid	(53,926)	0	5,400	(48,526)
Interest accrual	168,951	4,611	(50,303)	123,259
Actual in force different from expected	63,484	(1,554)	(19,029)	42,901
Effect of changes in interest rates	(267,183)	(34,582)	79,628	(222,137)
Effect of changes in equity markets	(1,128,930)	(12,609)	118,797	(1,022,742)
Effect of assumption update and other refinements	120,191	151,000	(23,026)	248,165
Issuances	57,950	28,494	(6,074)	80,370
Other adjustments	29,602	11,615	(22,568)	18,649
Effect of changes in current period counterparty non-performance risk	0	0	(18,039)	(18,039)
Balance, end of period, before effect of changes in non-performance risk	3,113,966	166,911	(1,012,575)	2,268,302
Effect of cumulative changes in non-performance risk	(451,282)	9,531	0	(441,751)
Balance, end of period	$2,662,684	$176,442	$(1,012,575)	$1,826,551

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2024
	Variable Annuities	Fixed Annuities	Less: Reinsured Market Risk Benefits	Total, Net of Reinsurance
	(in thousands)
Balance, beginning of period	$3,707,407	$0	$(917,792)	$2,789,615
Effect of cumulative changes in non-performance risk	1,067,983	0	0	1,067,983
Balance, beginning of period, before effect of changes in non-performance risk	4,775,390	0	(917,792)	3,857,598
Attributed fees collected	1,095,139	0	(259,099)	836,040
Claims paid	(57,083)	0	5,669	(51,414)
Interest accrual	226,734	0	(56,043)	170,691
Actual in force different from expected	49,864	0	(21,062)	28,802
Effect of changes in interest rates	(1,436,230)	0	277,354	(1,158,876)
Effect of changes in equity markets	(1,660,907)	0	177,329	(1,483,578)
Effect of assumption update and other refinements(1)	82,619	0	3,984	86,603
Issuances	70,965	0	(5,019)	65,946
Other adjustments(1)	(31,183)	0	11,566	(19,617)
Effect of changes in current period counterparty non-performance risk	0	0	(61,469)	(61,469)
Balance, end of period, before effect of changes in non-performance risk	3,115,308	0	(844,582)	2,270,726
Effect of cumulative changes in non-performance risk	(626,845)	0	0	(626,845)
Balance, end of period	$2,488,463	$0	$(844,582)	$1,643,881

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2023
	Variable Annuities	Fixed Annuities	Less: Reinsured Market Risk Benefits	Total, Net of Reinsurance
	(in thousands)
Balance, beginning of period	$4,550,625	$0	$(422,261)	$4,128,364
Effect of cumulative changes in non-performance risk	1,727,910	0	0	1,727,910
Balance, beginning of period, before effect of changes in non-performance risk	6,278,535	0	(422,261)	5,856,274
Attributed fees collected	1,158,879	0	(246,747)	912,132
Claims paid	(85,898)	0	9,952	(75,946)
Interest accrual	293,205	0	(53,016)	240,189
Actual in force different from expected	79,030	0	(13,338)	65,692
Effect of changes in interest rates	(1,438,873)	0	455,062	(983,811)
Effect of changes in equity markets	(1,845,207)	0	180,953	(1,664,254)
Effect of assumption update and other refinements(1)	235,543	0	(54,067)	181,476
Issuances	29,433	0	7,680	37,113
Other adjustments(1)(2)	70,743	0	(635,011)	(564,268)
Effect of changes in current period counterparty non-performance risk	0	0	(146,999)	(146,999)
Balance, end of period, before effect of changes in non-performance risk	4,775,390	0	(917,792)	3,857,598
Effect of cumulative changes in non-performance risk	(1,067,983)	0	0	(1,067,983)
Balance, end of period	$3,707,407	$0	$(917,792)	$2,789,615
(1)     Prior period amounts have been updated to conform to current presentation.
(2) Other adjustments for December 31, 2023 primarily includes $638 million related to the reinsurance transaction with AuguStar. See Note 12 for additional information.

In 2025, 2024, and 2023, the Company recognized an unfavorable impact to net income attributable to the actuarial assumption update for direct and assumed MRBs, primarily due to updates to policyholder behavior assumptions.

The Company issues certain variable annuity insurance contracts where the Company contractually guarantees to the contractholder a return of no less than (1) total deposits made to the contract adjusted for any partial withdrawals plus a minimum return, and/or (2) the highest anniversary contract value on a specified date adjusted for any withdrawals. These guarantees include benefits that are payable in the event of death, annuitization or at specified dates during the accumulation period and withdrawal and income benefits payable during specified periods.

The Company also issues indexed annuity contracts for which the return is tied to the return of specific indices where the Company contractually guarantees to the contractholder a return of no less than total deposits made to the contract adjusted for any partial withdrawals upon death. In certain of these indexed annuity contracts, the Company also contractually guarantees to the contractholder withdrawal benefits payable during specific periods.

For guarantees of benefits that are payable in the event of death, the net amount at risk is generally defined as the current guaranteed minimum death benefit in excess of the current account balance at the balance sheet date. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at annuitization, the net amount at risk is generally defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, timing of annuitization, contract lapses and contractholder mortality.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

For guarantees of benefits that are payable at withdrawal, the net amount at risk is generally defined as the present value of the minimum guaranteed withdrawal payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance.

For guarantees of accumulation balances, the net amount at risk is generally defined as the guaranteed minimum accumulation balance minus the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including equity market returns, interest rates, market volatility and contractholder behavior.

The following tables present accompanying information to the rollforward table above.

	December 31, 2025
	Variable Annuities	Fixed Annuities
	($ in thousands)
Net amount at risk(1)	$7,619,998	$513,514
Weighted-average attained age of contractholders	72	68

	December 31, 2024
	Variable Annuities	Fixed Annuities
	($ in thousands)
Net amount at risk(1)	$8,722,499	N/A
Weighted-average attained age of contractholders	71	N/A

	December 31, 2023
	Variable Annuities	Fixed Annuities
	($ in thousands)
Net amount at risk(1)	$9,041,651	N/A
Weighted-average attained age of contractholders	70	N/A
(1)     For contracts with multiple benefit features, the highest net amount at risk for each contract is included.

The tables below reconciles MRB asset and liability positions as of the following dates:

	December 31, 2025
	Variable Annuities	Fixed Annuities	Total
	(in thousands)
Direct and assumed	$1,373,383	$2,890	$1,376,273
Ceded	1,279,593	0	1,279,593
Total market risk benefit assets	$2,652,976	$2,890	$2,655,866

Direct and assumed	$4,036,066	$179,332	$4,215,398
Ceded	267,019	0	267,019
Total market risk benefit liabilities	$4,303,085	$179,332	$4,482,417

Net liability	$1,650,109	$176,442	$1,826,551

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	December 31, 2024
	Variable Annuities	Fixed Annuities	Total
	(in thousands)
Direct and assumed	$1,492,186	$0	$1,492,186
Ceded	1,145,177	0	1,145,177
Total market risk benefit assets	$2,637,363	$0	$2,637,363

Direct and assumed	$3,980,650	$0	$3,980,650
Ceded	300,594	0	300,594
Total market risk benefit liabilities	$4,281,244	$0	$4,281,244

Net liability	$1,643,881	$0	$1,643,881

	December 31, 2023
	Variable Annuities	Fixed Annuities	Total
	(in thousands)
Direct and assumed	$1,201,945	$0	$1,201,945
Ceded	1,165,298	0	1,165,298
Total market risk benefit assets	$2,367,243	$0	$2,367,243

Direct and assumed	$4,909,352	$0	$4,909,352
Ceded	247,506	0	247,506
Total market risk benefit liabilities	$5,156,858	$0	$5,156,858

Net liability	$2,789,615	$0	$2,789,615

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
12. REINSURANCE
The Company participates in reinsurance with its affiliates Prudential Arizona Reinsurance Captive Company (“PARCC”), PAR U, PURE, Lotus Reinsurance Company Ltd. (“Lotus Re”), The Prudential Life Insurance Company, Ltd. (“Prudential of Japan”), prior to January 1, 2024 with its affiliates Prudential Universal Reinsurance Company (“PURC”) and Gibraltar Universal Life Reinsurance Company (“GUL Re”), and prior to October 1, 2024 with its affiliates Prudential Arizona Reinsurance Term Company (“PAR Term”), Prudential Term Reinsurance Company (“Term Re”) and Dryden Arizona Reinsurance Term Company (“DART”). The Company also participates in reinsurance with its parent company Prudential Insurance, as well as third-parties. The reinsurance agreements provide risk diversification and additional capacity for future growth, limit the maximum net loss potential, manage statutory capital, and facilitate the Company's capital market hedging program. Life reinsurance is accomplished through various plans of reinsurance, primarily YRT and coinsurance. Reinsurance ceded arrangements do not discharge the Company as the primary insurer. Ceded balances would represent a liability of the Company in the event the reinsurers were unable to meet their obligations to the Company under the terms of the reinsurance agreements. The Company believes a material reinsurance liability resulting from such inability of reinsurers to meet their obligations is unlikely.
Effective October 2024, the Company entered into an agreement with Wilton Reassurance Company and Wilton Reinsurance Bermuda Limited (collectively, “Wilton Re”) to coinsure a closed block of guaranteed universal life (“GUL”) policies, resulting in a DRL of $979 million. To effectuate this transaction the Company recaptured all risks associated with the subject GUL policies from PAR U and subsequently established YRT reinsurance for the subject GUL business with Prudential Insurance. As a result of these transactions, the Company recognized a $270 million pre-tax recapture gain and a $798 million DRG, respectively. The DRL and DRG are amortized into income over the remaining life of the reinsured policies. Effective October 1, 2025, the Company recaptured the YRT treaties with Prudential Insurance and subsequently established YRT reinsurance for the business with third-party reinsurers. The Company immediately recognized a $768 million gain from the recognition of the existing DRG from the previous YRT transaction with Prudential Insurance.

Effective January 2024, the Company entered into an agreement with Somerset Reinsurance Ltd. (“Somerset Re”) to coinsure a closed block of GUL policies to PURE, a wholly-owned subsidiary of Prudential Insurance, with retrocession by PURE of such liabilities on a modified coinsurance basis, to Somerset Re. This transaction is effective as of January 1, 2024, whereby, the Company recaptured all risks associated with the subject GUL policies from PAR U, PURC and GUL Re and subsequently established YRT reinsurance for the subject GUL business with Prudential Insurance. As a result of these transactions, the Company recognized a $990 million pre-tax recapture loss and a $1,207 million DRG, respectively. The DRG is amortized into income over the estimated remaining life of the reinsured policies. Effective October 1, 2025, the Company recaptured certain YRT treaties with Prudential Insurance and subsequently established YRT reinsurance for the business with third-party reinsurers. The Company immediately recognized a $629 million gain from the recognition of the existing DRG from the previous YRT transaction with Prudential Insurance.
Reserves related to reinsured long-duration contracts are accounted for using assumptions consistent with those used to account for the underlying contracts. Amounts recoverable from reinsurers for long-duration reinsurance arrangements are estimated in a manner consistent with the claim liabilities and policy benefits associated with the reinsured policies. Reinsurance policy charges and fee income ceded for universal life and variable annuity products are accounted for as a reduction of policy charges and fee income. Reinsurance premiums ceded for term insurance products are accounted for as a reduction of premiums.
Reinsurance agreements that do not expose the Company to a reasonable possibility of a significant loss from insurance risk are recorded using the deposit method of accounting. The deposit assets on reinsurance are recorded within “Reinsurance recoverables and deposit receivables” and the corresponding funds withheld liability for assets retained under these reinsurance agreements are recorded within “Reinsurance and funds withheld payables”. Balances associated with these agreements are included in the tables below.
“Change in value of market risk benefits, net of related hedging gains (losses)” includes the impact of reinsurance agreements, particularly reinsurance agreements involving living benefit guarantees. The Company has entered into reinsurance agreements to transfer the risk related to the living benefit guarantees on variable annuities within the PLNJ business to Prudential Insurance. These reinsurance agreements are MRBs and have been accounted for in the same manner.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Reinsurance amounts included in the Company’s Consolidated Statements of Financial Position as of December 31, were as follows:

	2025	2024
	(in thousands)
Reinsurance recoverables and deposit receivables	$54,370,370	$48,247,817
Policy loans	(1,174,371)	(1,143,726)
Deferred policy acquisition costs	(3,202,535)	(3,319,067)
Deferred sales inducements	(30,203)	(32,573)
Market risk benefit assets	1,280,120	1,145,580
Other assets	1,515,354	1,538,231
Policyholders’ account balances	5,124,249	5,567,661
Future policy benefits	8,984,370	7,443,997
Market risk benefit liabilities	267,981	302,310
Reinsurance and funds withheld payables	11,377,505	8,611,141
Other liabilities	1,780,787	3,282,713
Unaffiliated reinsurance amounts included in the table above and in the Company's Consolidated Statements of Financial Position as of December 31, were as follows:

	2025	2024
	(in thousands)
Policy loans	$(50,877)	$(48,644)
Deferred policy acquisition costs	(659,377)	(637,555)
Market risk benefit assets	927,836	804,015
Other assets	1,052,840	1,118,974
Policyholders’ account balances	1,499,098	1,665,998
Future policy benefits	(14,427)	160
Market risk benefit liabilities	124,638	151,432
Reinsurance and funds withheld payables	9,194,564	3,360,901
Other liabilities	251,136	257,929

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Reinsurance recoverables and deposit receivables by counterparty as of December 31, were as follows:

	2025	2024
	(in thousands)
Affiliated:
PAR U	$11,617,403	$11,426,975
PURE	8,192,212	7,951,965
PARCC	7,021,834	7,049,164
Lotus Re	3,380,675	2,130,095
Prudential Insurance	2,810,762	7,507,414
Prudential of Japan	13,237	0
Total affiliated	33,036,123	36,065,613
Unaffiliated:
Wilton Re	8,013,159	7,478,467
Somerset Re	2,490,716	2,581,977
FLIAC	1,351,271	1,395,008
Resolution Re	849,213	0
Prismic Re	327,763	0
Other(1)	8,302,125	726,752
Total unaffiliated	21,334,247	12,182,204
Total reinsurance recoverables and deposit receivables	$54,370,370	$48,247,817
(1) Four major reinsurance companies account for approximately 56% of Other as of December 31, 2025.

Reinsurance amounts, included in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, were as follows:

	2025	2024	2023
	(in thousands)
Premiums:
Direct	$1,874,352	$1,846,109	$1,853,184
Assumed	271,129	92	(61)
Ceded	(1,598,280)	(1,453,074)	(1,524,226)
Net premiums	$547,201	$393,127	$328,897
Policy charges and fee income:
Direct	$3,224,720	$3,190,753	$2,995,595
Assumed	808,083	899,767	604,311
Ceded	(2,325,465)	3,292,277	(2,063,300)
Net policy charges and fee income	$1,707,338	$7,382,797	$1,536,606

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	2025	2024	2023
	(in thousands)
Net investment income:
Direct	$3,262,367	$2,474,541	$1,700,684
Assumed	1,294	1,325	1,364
Ceded	(53,139)	(53,849)	(26,526)
Net investment income(1)	$3,210,522	$2,422,017	$1,675,522
Asset administration fees:
Direct	$315,865	$329,181	$323,444
Ceded	(110,533)	(105,618)	(90,494)
Net asset administration fees	$205,332	$223,563	$232,950
Other income (loss):
Direct	$594,774	$297,868	$636,930
Assumed	752	2,983	(475)
Ceded	1,666,250	458,905	114,908
Net other income (loss)(1)	$2,261,776	$759,756	$751,363
Realized investment gains (losses), net:
Direct	$(1,207,587)	$500,023	$(1,203,453)
Assumed	46,559	85,248	162,291
Ceded	(269,397)	(133,854)	(105,937)
Realized investment gains (losses), net(1)	$(1,430,425)	$451,417	$(1,147,099)
Change in value of market risk benefits, net of related hedging gains (losses):
Direct	$(433,206)	$(98,562)	$287,936
Assumed	958	2,626	(4,115)
Ceded	(74,746)	(338,019)	(390,594)
Net change in value of market risk benefits, net of related hedging gains (losses)	$(506,994)	$(433,955)	$(106,773)
Policyholders’ benefits (including change in reserves):
Direct	$4,242,114	$3,825,305	$3,354,306
Assumed	1,310,907	1,058,315	1,258,651
Ceded	(4,773,299)	3,468,713	(4,109,168)
Net policyholders’ benefits (including change in reserves)(1)	$779,722	$8,352,333	$503,789
Change in estimates of liability for future policy benefits:
Direct	$(97,867)	$303,141	$(18,361)
Assumed	(39,222)	92,766	8,644
Ceded	57,584	(416,550)	13,669
Net change in estimates of liability for future policy benefits	$(79,505)	$(20,643)	$3,952
Interest credited to policyholders’ account balances:
Direct	$1,485,366	$1,310,867	$884,527
Assumed	130,432	153,052	136,725
Ceded	(438,138)	(426,188)	(399,607)
Net interest credited to policyholders’ account balances	$1,177,660	$1,037,731	$621,645
Reinsurance expense allowances and general and administrative expenses, net of capitalization and amortization	$(388,473)	$(1,398,843)	$(403,517)
(1)Amounts include reinsurance agreements using the deposit method of accounting.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Unaffiliated reinsurance assumed and ceded amounts included in the table above and in the Company's Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, were as follows:

	2025	2024	2023
	(in thousands)
Premiums:
Assumed	$104	$89	$(69)
Ceded	(349,326)	(107,449)	(70,169)

Policy charges and fee income:
Assumed	1,379	1,381	1,563
Ceded	(5,208,556)	(191,368)	(143,764)

Net investment income(1):
Ceded	(1,668)	(1,659)	23,023

Asset administration fees:
Ceded	(25,093)	(28,354)	(22,415)

Other income (loss)(1):
Assumed	26	2,983	(475)
Ceded	168,056	142,267	44,260

Realized investment gains (losses), net(1):
Assumed	46,559	85,248	162,291
Ceded	(179,100)	(91,712)	(101,449)

Change in value of market risk benefits, net of related hedging gains (losses):
Assumed	958	2,626	(4,115)
Ceded	6,482	(124,816)	(186,996)

Policyholders' benefits (including change in reserves)(1):
Assumed	(14,561)	348	804
Ceded	(7,776,099)	(366,669)	(157,344)

Change in estimates of liability for future policy benefits:
Assumed	1,464	0	0
Ceded	(20,592)	96,014	(1,367)

Interest credited to policyholders' account balances:
Assumed	25,705	39,263	16,243
Ceded	(99,881)	(24,550)	0
(1)Amounts include reinsurance agreements using the deposit method of accounting.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The gross and net amounts of life insurance face amount in force as of December 31, were as follows:

	2025	2024	2023
	(in thousands)
Direct gross life insurance face amount in force	$1,590,247,115	$1,181,531,932	$1,127,561,798
Assumed gross life insurance face amount in force	40,086,143	34,530,341	35,558,423
Reinsurance ceded	(1,450,508,310)	(1,080,451,145)	(1,027,473,705)
Net life insurance face amount in force	$179,824,948	$135,611,128	$135,646,516
Significant Affiliated Reinsurance Agreements
PAR U
Pruco Life reinsures 70% of the risks associated with Universal Protector policies having no-lapse guarantees as well as certain other universal life policies, with effective dates prior to January 1, 2011.
Effective July 1, 2012, PLNJ reinsures 95% of the risks associated with Universal Protector policies having no-lapse guarantees as well as certain other universal life policies, with effective dates through December 31, 2019, excluding those policies that are subject to principle-based reserving.
On January 2, 2013, Pruco Life began to assume GUL business from Prudential Insurance in connection with the acquisition of the Hartford Life Business. The GUL business assumed from Prudential Insurance was subsequently retroceded to PAR U.
Effective January 1, 2024, Pruco Life recaptured the policies equal to 70% of the risks associated with Universal Protector policies having no-lapse guarantees as well as certain other universal life policies, with effective dates prior to January 1, 2011. Effective January 1, 2024, Pruco Life reinsures 25% of the risks associated with universal life policies with effective dates prior to January 1, 2015 and 100% of the risks associated with universal life policies with effective dates beginning January 1, 2015.
Effective January 1, 2024, PLNJ recaptured the policies previously reinsured by PAR U with effective dates prior to January 1, 2015. Effective January 1, 2024, PLNJ reinsures 100% of the risks associated with universal life policies, with effective dates from January 1, 2015 to December 31, 2019.
Effective October 1, 2024, Pruco Life recaptured the remaining portion of the policies equal to 25% of the risks associated with universal life policies with effective dates prior to January 1, 2015 and 100% of the risks associated with universal life policies with effective dates beginning January 1, 2015. As a result of the recapture, the Company recognized a $270 million pre-tax recapture gain, as discussed above, which includes the recognition of a prior $94 million DRG related to the previous reinsurance agreement. Following the result of this recapture, Pruco Life only cedes the GUL business in connection with the Hartford Life Business to PAR U as of December 31, 2024.
Effective October 1, 2024, PLNJ recaptured 100% of the risks associated with the remaining universal life policies, with effective dates from January 1, 2015 to December 31, 2019. As a result of the recapture, the Company recognized a $29 million pre-tax recapture loss which is part of the $270 million pre-tax recapture gain discussed above. The loss includes the recognition of a prior $8 million DRG related to the previous reinsurance agreement. Following the result of this recapture, PLNJ no longer cedes to PAR U as of December 31, 2024.
On March 28, 2024, PURC and GUL Re merged into PAR U.
PURE
Effective January 1, 2024, Pruco Life reinsures 75% of the risks associated with Universal Protector policies having no-lapse guarantees as well as certain other universal life policies, with effective dates prior to January 1, 2015.
Effective January 1, 2024, PLNJ reinsures 100% of the risks associated with Universal Protector policies having no-lapse guarantees as well as certain other universal life policies, with effective dates prior to January 1, 2015.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
PURC
Pruco Life reinsures 70% of the risks associated with its Universal Protector policies having no-lapse guarantees as well as certain other universal life policies, with effective dates from January 1, 2011 through December 31, 2013, with PURC and 95% of the risks associated with Universal Protector policies having no-lapse guarantees, as well as certain other universal life policies, with effective dates from January 1, 2014 through December 31, 2016.
Effective January 1, 2024, the Company recaptured the policies previously reinsured by PURC. As a result of the recapture, the Company recorded a write-off of $116 million of DRG that was recognized with the previous reinsurance agreement.
On March 28, 2024, PURC merged into PAR U.
PARCC
Prior to July 1, 2019, the Company reinsured 90% of the risks under its term life insurance policies, with effective dates prior to January 1, 2010 through an automatic coinsurance agreement with PARCC. Effective July 1, 2019, the Company amended the coinsurance agreement to increase the percentage from 90% to 100% of the policy risk amount reinsured. The amended agreement does not impact contracts issued by PLNJ, which remain at the original percentage.
Effective October 1, 2024, the Company revised the existing coinsurance terms with PARCC, increasing the quota share of reinsured policies to 100% which includes policies which were previously reinsured to PAR Term, Term Re and DART. As a result of the revised terms, the Company recognized a $351 million DRL that is amortized into income over the estimated remaining life of the reinsured policies.
On November 20, 2024, PAR Term, Term Re and DART merged into PARCC.
GUL Re
Effective January 1, 2017, Pruco Life entered into an automatic coinsurance agreement with GUL Re to reinsure 95% of the risks associated with Universal Protector policies having no-lapse guarantees, as well as certain other universal life policies, with effective dates on or after January 1, 2017 through December 31, 2019, excluding those policies that are subject to principle-based reserving.
Effective July 1, 2017, Pruco Life amended this agreement to include 30% of Universal Protector policies having no-lapse guarantees as well as certain other universal life policies with effective dates prior to January 1, 2014.
Effective January 1, 2024, the Company recaptured the policies previously reinsured by GUL Re.
On March 28, 2024, GUL Re merged into PAR U.
PAR Term
Prior to July 1, 2019, the Company reinsures 95% of the risks under its term life insurance policies with effective dates January 1, 2010 through December 31, 2013, through an automatic coinsurance agreement with PAR Term. Effective July 1, 2019, the Company amended the coinsurance agreement to increase the percentage from 95% to 100% of the policy risk amount reinsured. The amended agreement does not impact contracts issued by PLNJ, which remain at the original percentage.
On November 20, 2024, PAR Term merged into PARCC.
Term Re
The Company reinsures 95% of the risks under its term life insurance policies, with effective dates on or after January 1, 2014 through December 31, 2017, through an automatic coinsurance agreement with Term Re.

On November 20, 2024, Term Re merged into PARCC.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Prudential Insurance
The Company has a YRT reinsurance agreement with Prudential Insurance and reinsures the majority of all mortality risks not otherwise reinsured. This agreement was terminated for new business effective January 1, 2020, with certain new business (primarily universal life policies) terminated as early as 2017. The Company now reinsures a portion of the mortality risk directly to third-party reinsurers and retains all of the non-reinsured portion of the mortality risk. Effective July 1, 2019, certain term life insurance policies were recaptured and subsequently reinsured to PARCC and PAR Term as noted above. As of January 1, 2022, most of the variable life insurance policies were recaptured resulting in a $305 million loss recorded through “Policy charges and fee income”. Those policies were then reinsured to Lotus Re as mentioned below. Effective January 1, 2024, the Company recaptured all GUL policies with Prudential Insurance and subsequently entered into a YRT reinsurance agreement with Prudential Insurance to reinsure the mortality risk for the totality of GUL policies reinsured to PURE. Effective October 1, 2024, the Company recaptured the term business from Prudential Insurance, and revised the existing coinsurance terms with PARCC to reflect revised quota share. As a result of the recapture, the Company recognized a $3 million pre-tax recapture loss. Additionally, effective October 1, 2024, the Company entered into a YRT reinsurance agreement with Prudential Insurance to reinsure the mortality risk of recaptured GUL policies from PAR U.

Effective October 1, 2025, Prudential Insurance novated several unaffiliated YRT treaties to Pruco Life. To effectuate the novation of YRT treaties, Pruco Life entered into certain new YRT pass-through agreements with Prudential Insurance and recaptured certain YRT treaties it had ceded to Prudential Insurance, including those related to reinsurance transactions effective January 2024 and October 2024 with Somerset Re and Wilton Re, respectively.
On January 2, 2013, Pruco Life began to assume GUL business from Prudential Insurance in connection with the acquisition of the Hartford Financial Services Group, Inc. (“Hartford Financial”). The GUL business assumed from Prudential Insurance was subsequently retroceded to PAR U. In May 2018, Hartford Financial sold a group of operating subsidiaries, which includes two of Prudential Insurance's counterparties to these reinsurance arrangements. There was no impact to the terms, rights or obligations of Prudential Insurance, or operation of these reinsurance arrangements, as a result of this change in control of such counterparties. Similarly, there was no impact to the Company's reinsurance arrangements with respect to such GUL business as a result of this change in control. In January 2021, there was a definitive agreement announced to subsequently sell the two counterparties mentioned above, which were then acquired by Sixth Street in July 2021. There was no impact to the terms, rights or obligations of the Company, or operation of these reinsurance arrangements, as a result of this change in control of such counterparties.
The Company has reinsured a group annuity contract with Prudential Insurance, in consideration for a single premium payment by the Company, providing reinsurance equal to 100% of payments due under the contract.
Effective April 1, 2016, PLNJ entered into a reinsurance agreement to reinsure its variable annuity base contracts, along with the living benefit guarantees to Prudential Insurance. This reinsurance agreement covers new and in force business. Effective February 1, 2023, PLNJ began selling indexed variable annuities products, which is reinsured to Prudential Insurance through the existing reinsurance agreement. The reinsurance of the indexed variable annuities transfers all significant risks, including mortality risk, embedded in the reinsured contracts to Prudential Insurance. As a result of the agreement, reinsurance payables includes the ceded modified coinsurance arrangement, which reflects the value of the invested assets retained by the Company and the associated asset returns.
Lotus Re
Effective October 1, 2021, the Company entered into an automatic coinsurance agreement with Lotus Re to reinsure $32 million of liabilities associated with the risks associated with a portion of its variable life policies in the extended term policy status.
Effective January 1, 2022 the Company recaptured the risks that were previously ceded to Lotus Re from October 1, 2021 through December 31, 2021. Immediately thereafter, the Company entered into a reinsurance agreement with Lotus Re to cede 100% of the risks associated with a closed block of variable life business on a coinsurance and modified coinsurance basis including policies in the extended term policy status. The amount of the net liabilities associated with the transaction for coinsurance and modified coinsurance were $1,387 million and $14,037 million, respectively. As part of the consideration, the Company also ceded to Lotus Re $855 million of policy loan assets associated with the reinsured policies while receiving $820 million in cash from Lotus Re. As a result, the Company recorded a $1,352 million deferred gain, which is recognized over the remaining life of the underlying policies. In tandem with the transaction, effective January 1, 2022, Lotus Re established an automatic YRT agreement with the Company to cede back a portion of the mortality risks associated with the reinsured policies for the purposes of the Company maintaining YRT reinsurance with external counterparties.
Effective December 15, 2024, the Company entered into a reinsurance agreement with Lotus Re to cede 100% of the risks associated with certain fixed rated annuities and fixed indexed annuities contracts issued on or after the effective date of the agreement on a coinsurance basis. The deposit receivables were $1,311 million and $52 million as of December 31, 2025 and December 31, 2024, respectively.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
DART
Effective January 1, 2018, the Company entered into an automatic coinsurance agreement with DART to reinsure 95% of the risks associated with its term life insurance policies with effective dates on or after January 1, 2018 through December 31, 2019, excluding those policies that are subject to principle-based reserving.
On November 20, 2024, DART merged into PARCC.

Prudential of Japan
Effective January 2025, the Company entered into an agreement with Prudential of Japan to reinsure GMDB associated with yen-denominated variable whole life policies. As a result of this transaction, the Company assumed $5 million of GMDB liabilities and recognized a $14 million DRG at inception. The DRG is amortized into income over the estimated remaining life of the reinsured policies.
Significant Third-Party Reinsurance Arrangements
AuguStar Life Insurance Company (Formerly Known as The Ohio National Life Insurance Company)
Effective April 1, 2023, the Company entered into an agreement with AuguStar, an affiliate of Constellation Insurance Holdings, Inc., to reinsure approximately $10 billion of account values of PDI traditional variable annuity contracts with guaranteed living benefits. This block represents approximately 10% of the Company’s remaining legacy in force traditional variable annuity block by account value. The Company ceded 100% of separate account liabilities under modified coinsurance and 100% of general account liabilities under coinsurance of its PDI traditional variable annuity contracts. The general account liabilities associated with PDI's guaranteed living and death benefits and the corresponding reinsurance of those liabilities are accounted for as MRBs. As a result of the transaction, the Company recognized a $277 million DRG at inception that is amortized into income over the estimated remaining life of the reinsured policies.
FLIAC
Effective December 1, 2021, the Company entered into a reinsurance agreement with Prudential Annuities Life Assurance Corporation (“PALAC”), a previously wholly-owned subsidiary of Prudential Financial sold in April 2022, and now known as FLIAC, under which the Company assumed all of FLIAC's indexed variable annuities under modified coinsurance. The reinsurance of the indexed variable annuities transfers all significant risks, including mortality risk, embedded in the reinsured contracts to the Company. As a result of the agreement, “Reinsurance recoverables and deposit receivables” includes the assumed modified coinsurance receivable, which reflects the value of the invested assets retained by FLIAC and the associated asset returns. The Company also assumed via coinsurance all of FLIAC’s fixed indexed annuities and fixed annuities with a guaranteed lifetime withdrawal income feature which are accounted for under the deposit method of accounting. The reinsurance agreement offers the policyholders the opportunity to novate their contracts from FLIAC to the Company and any such novated contracts shall cease to be reinsured under this agreement. Reinsurance recoverables and deposit receivables were $1,351 million and $1,395 million as of December 31, 2025 and 2024, respectively.
Somerset Re
Effective October 1, 2021, the Company entered into a reinsurance agreement with Somerset Re to coinsure business, on a quota share funds withheld basis, related to fixed indexed annuities. Under the reinsurance agreement, the Company cedes to Somerset Re its quota share of the insurance liabilities with respect to the reinsured contracts. The deposit assets on reinsurance totaled $2,491 million and $2,582 million at December 31, 2025 and 2024, respectively. The funds withheld payables totaled $2,602 million and $2,434 million at December 31, 2025 and 2024, respectively.
Union Hamilton
Between April 1, 2015 and December 31, 2016, the Company, excluding its subsidiary, reinsured approximately 50% of the new business related to “highest daily” living benefits rider guarantees on HDI v.3.0 product, available with Prudential Premier® Retirement Variable Annuity, to Union Hamilton. This reinsurance remains in force for the duration of the underlying annuity contracts. New sales of HDI v.3.0 subsequent to December 31, 2016 are not covered by this external reinsurance agreement. As of December 31, 2025, $1.6 billion of HDI v.3.0 account values are reinsured to Union Hamilton.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Wilton Re
Effective October 1, 2024, the Company entered into a reinsurance agreement with Wilton Re to coinsure a closed block of GUL policies. Reinsurance recoverables were $8,013 million and $7,478 million as of December 31, 2025 and 2024, respectively.
Resolution Re
Effective July 1, 2025, the Company entered into a reinsurance agreement with Resolution Re, Ltd. ("Resolution Re") to cede risks associated with certain fixed rate annuity contracts and indexed annuity contracts issued on or after the effective date of the agreement on a quota share funds withheld basis. The deposit assets on reinsurance totaled $849 million at December 31, 2025. The funds withheld payables totaled $852 million at December 31, 2025.
Prismic Re
Effective October 1, 2025, the Company entered into a reinsurance agreement with Prismic Life Reinsurance, Ltd. (“Prismic Re”) to cede risks associated with certain fixed rate annuity contracts issued on or after the effective date of the agreement on a coinsurance and coinsurance with funds withheld basis. The deposit assets on reinsurance totaled $328 million at December 31, 2025. The funds withheld payables totaled $279 million at December 31, 2025.
13. INCOME TAXES
The following schedule discloses significant components of income tax expense (benefit) for each year presented:

	Years Ended December 31,
	2025	2024	2023
	(in thousands)
Current tax expense (benefit):
U.S. federal	$292,713	$151,544	$698,170
State and local	4,088	5,763	14,550
Total	296,801	157,307	712,720
Deferred tax expense (benefit):
U.S. federal	123,717	(22,612)	(686,252)
State and local	65	454	0
Total	123,782	(22,158)	(686,252)
Total income tax expense (benefit) on income (loss) before equity in earnings of operating joint ventures	420,583	135,149	26,468
Income tax expense (benefit) on equity in earnings of operating joint ventures	(70)	24	(109)
Income tax expense (benefit) reported in equity related to:
Other comprehensive income (loss)	162,925	(151,234)	(5,638)
Total income tax expense (benefit)	$583,438	$(16,061)	$20,721

Reconciliation of Expected Tax at Statutory Rates to Reported Income Tax Expense (Benefit)
The differences between income taxes expected at the U.S. federal statutory income tax rate of 21% applicable for 2025 and the reported income tax expense (benefit) are summarized as follows:

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

	Year Ended December 31, 2025
	($ in thousands)
Expected federal income tax expense/(benefit)	$475,966	21.0%
State taxes (net of federal benefit)	3,281	0.2%
Tax credits	(23,245)	(1.0)%
Nontaxable or nondeductible items	(36,341)	(1.6)%
Other reconciling items	2,876	0.1%
Foreign tax effects	(1,954)	(0.1)%
Total	$420,583	18.6%

The differences between income taxes expected at the U.S. federal statutory income tax rate of 21% applicable for 2024 and 2023, and the reported income tax expense (benefit) are summarized as follows:

	Years Ended December 31,
	2024	2023
	($ in thousands)
Expected federal income tax expense (benefit)	$204,342	$100,305
Non-taxable investment income	(42,621)	(42,730)
Tax credits	(29,001)	(42,578)
State taxes (net of federal benefit)	4,911	11,495
Other	(2,482)	(24)
Reported income tax expense (benefit)	$135,149	$26,468
Effective tax rate	13.9%	5.5%
The following is a description of items that had a significant impact on the difference between the Company’s statutory U.S. federal income tax rate of 21% applicable for 2025, 2024, and 2023, and the Company’s effective tax rate during the periods presented:
Non-Taxable Investment Income. The U.S. Dividends Received Deduction (“DRD”) reduces the amount of dividend income subject to U.S. tax and is included in the non-taxable investment income shown in the table above. More specifically, the U.S. DRD constitutes $35 million of the total $37 million of 2025 non-taxable investment income, $41 million of the total $43 million of 2024 non-taxable investment income, and $40 million of the total $43 million of 2023 non-taxable investment income. The DRD for the current period was estimated using information from 2024, current year investment results, and current year’s equity market performance. The actual current year DRD can vary based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.
Tax Credits. These amounts primarily represent tax credits relating to foreign taxes withheld on the Company’s separate account investments.
State and Local Income Taxes. State income tax in Illinois represents the majority of the State and local income tax category. Note that in most jurisdictions, the Company’s insurance operations are subject to state premium taxes in lieu of state income taxes. Premium taxes are recorded as a general expense.

Other. This line item represents reconciling items that are individually less than 5% of the computed expected federal income tax expense (benefit) and have therefore been aggregated for purposes of this reconciliation in accordance with relevant disclosure guidance.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Schedule of Deferred Tax Assets and Deferred Tax Liabilities

	December 31,
	2025	2024
	(in thousands)
Deferred tax assets:
Insurance reserves	$2,012,833	$1,749,792
Investments	846,847	1,033,856
Net unrealized loss on securities	122,067	410,718
Other	0	5,647
Deferred tax assets	2,981,747	3,200,013
Deferred tax liabilities:
Deferred policy acquisition cost	1,298,694	1,227,858
Deferred sales inducements	61,449	66,686
Other	12,305	0
Deferred tax liabilities	1,372,448	1,294,544
Net deferred tax asset (liability)	$1,609,299	$1,905,469

The application of U.S. GAAP requires the Company to evaluate the recoverability of deferred tax assets and establish a valuation allowance if necessary to reduce the deferred tax asset to an amount that is more likely than not expected to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance, the Company considers many factors, including: (1) the nature of the deferred tax assets and liabilities; (2) whether they are ordinary or capital; (3) in which tax jurisdictions they were generated and the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that carryovers can be utilized in the various taxing jurisdictions; (6) any unique tax rules that would impact the utilization of the deferred tax assets; and (7) any tax planning strategies that the Company would employ to avoid a tax benefit from expiring unused. Although realization is not assured, management believes it is more likely than not that the deferred tax assets, net of valuation allowances, will be realized.
Changes in market conditions, including the significant rise in interest rates since the beginning of 2022, resulted in the recording of deferred tax assets related to net unrealized tax capital losses in the Company. When assessing recoverability of these deferred tax assets, the Company considers its ability and intent to hold the underlying securities to recovery in value, if necessary, as well as other factors as noted above. As of December 31, 2025, based on all available evidence, including capital loss carryback capacity, the Company concluded that the deferred tax assets related to the unrealized tax capital losses on the available-for-sale securities portfolios are, more likely than not, expected to be realized.
The Company had no valuation allowance as of December 31, 2025, and 2024. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of deferred tax asset that is realizable.
The Company’s “Income (loss) from operations before income taxes and equity in earnings of operating joint venture” includes income from domestic operations of $2,267 million, $973 million and $478 million for the years ended December 31, 2025, 2024, and 2023, respectively.
Income Taxes Paid

Income taxes paid during the year are disclosed in the table below and include tax installments made for the current year as well as tax payments and refunds related to prior periods.

December 31,
2025
(in thousands)
Federal	$194,863
State	170
Foreign	3,658
Total	$198,691

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Tax Audit and Unrecognized Tax Benefits
The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the IRS or other taxing authorities. The completion of review or the expiration of the Federal statute of limitations for a given audit period could result in an adjustment to the liability for income taxes.
The Company had no unrecognized tax benefits as of December 31, 2025, 2024, and 2023.
The Company classifies all interest and penalties related to tax uncertainties as income tax expense (benefit). The Company did not recognize tax related interest and penalties.
At December 31, 2025, the Company remains subject to examination in the U.S. for tax years 2014 through 2025.
The Company participates in the IRS’s Compliance Assurance Program. Under this program, the IRS assigns an examination team to review completed transactions as they occur in order to reach agreement with the Company on how they should be reported in the relevant tax returns. If disagreements arise, accelerated resolutions programs are available to resolve the disagreements in a timely manner.
14. EQUITY
Accumulated Other Comprehensive Income (Loss)
AOCI represents the cumulative OCI items that are reported separate from net income and detailed on the Consolidated Statements of Operations and Comprehensive Income (Loss). Net unrealized investment gains (losses) are described in further detail in Note 2, Note 9 (Interest rate remeasurement of future policy benefits) and Note 11 (Gain (loss) from changes in non-performance risk on market risk benefits). The balance of and changes in each component of AOCI as of and for the years ended December 31, are as follows:

	Accumulated Other Comprehensive Income (Loss)
	Foreign Currency Translation Adjustment	Net Unrealized Investment Gains (Losses)(1)	Interest Rate Remeasurement of Future Policy Benefits	Gain (Loss) from Changes in Non-Performance Risk on Market Risk Benefits	Total Accumulated Other Comprehensive Income (Loss)
	(in thousands)
Balance, December 31, 2022	$(20,007)	$(1,474,475)	$119,368	$1,365,049	$(10,065)
Change in OCI before reclassifications	2,419	677,735	(60,978)	(659,927)	(40,751)
Amounts reclassified from AOCI	0	14,217	0	0	14,217
Income tax benefit (expense)	(497)	(145,255)	12,805	138,585	5,638
Balance, December 31, 2023	(18,085)	(927,778)	71,195	843,707	(30,961)
Change in OCI before reclassifications	(4,595)	(416,996)	58,676	(441,138)	(804,053)
Amounts reclassified from AOCI	0	81,903	0	0	81,903
Income tax benefit (expense)	739	70,169	(12,313)	92,639	151,234
Balance, December 31, 2024	(21,941)	(1,192,702)	117,558	495,208	(601,877)
Change in OCI before reclassifications	3,326	892,453	(40,022)	(185,092)	670,665
Amounts reclassified from AOCI	0	102,992	0	0	102,992
Income tax benefit (expense)	(1,277)	(208,922)	8,404	38,870	(162,925)
Balance, December 31, 2025	$(19,892)	$(406,179)	$85,940	$348,986	$8,855
(1)Includes cash flow hedges of $(133) million, $111 million, and $12 million as of December 31, 2025, 2024, and 2023, respectively.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Reclassifications out of Accumulated Other Comprehensive Income (Loss)

	Years Ended December 31,
	2025	2024	2023
	(in thousands)
Amounts reclassified from AOCI(1)(2):
Net unrealized investment gains (losses):
Cash flow hedges—Currency/Interest rate(3)	$(20,578)	$85,491	$16,976
Net unrealized investment gains (losses) on available-for-sale securities	(82,414)	(167,394)	(31,193)
Total net unrealized investment gains (losses)(4)	(102,992)	(81,903)	(14,217)
Total reclassifications for the period	$(102,992)	$(81,903)	$(14,217)
(1)All amounts are shown before tax.
(2)Positive amounts indicate gains/benefits reclassified out of AOCI. Negative amounts indicate losses/costs reclassified out of AOCI.
(3)See Note 5 for additional information on cash flow hedges.
(4)See table below for additional information on unrealized investment gains (losses), including the impact on future policy benefits and policyholders’ account balances.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Net Unrealized Investment Gains (Losses)
Net unrealized investment gains (losses) on available-for-sale fixed maturity securities and certain other invested assets and other assets are included in the Company’s Consolidated Statements of Financial Position as a component of AOCI. Changes in these amounts include reclassification adjustments to exclude from OCI those items that are included as part of “Net income (loss)” for a period that had been part of OCI in earlier periods. The amounts for the periods indicated below, split between amounts related to net unrealized investment gains (losses) on available-for-sale fixed maturity securities on which an allowance for credit losses has been recognized, and all other net unrealized investment gains (losses), are as follows:

	Net Unrealized Investment Gains (Losses) on Available-for-Sale Fixed Maturity Securities on Which an Allowance for Credit Losses has been Recognized	Net Unrealized Gains (Losses) on All Other Investments(1)	Other Costs(2)	Future Policy Benefits, Policyholders' Account Balances and Reinsurance Payables	Income Tax Benefit (Expense)	Accumulated Other Comprehensive Income (Loss) Related to Net Unrealized Investment Gains (Losses)
	(in thousands)
Balance, December 31, 2022	$4,371	$(2,161,026)	$(1,198,422)	$1,488,679	$391,923	$(1,474,475)
Net investment gains (losses) on investments arising during the period	(4,482)	744,727	0	0	(155,393)	584,852
Reclassification adjustment for (gains) losses included in net income	(265)	14,482	0	0	(2,984)	11,233
Reclassification due to allowance for credit losses recorded during the period	2,363	(2,363)	0	0	0	0
Impact of net unrealized investment (gains) losses	0	0	397,071	(459,581)	13,122	(49,388)
Balance, December 31, 2023	1,987	(1,404,180)	(801,351)	1,029,098	246,668	(927,778)
Net investment gains (losses) on investments arising during the period	(773)	(525,222)	0	0	110,227	(415,768)
Reclassification adjustment for (gains) losses included in net income	(175)	82,078	0	0	(17,164)	64,739
Reclassification due to allowance for credit losses recorded during the period	(146)	146	0	0	0	0
Impact of net unrealized investment (gains) losses	0	0	217,642	(108,643)	(22,894)	86,105
Balance, December 31, 2024	893	(1,847,178)	(583,709)	920,455	316,837	(1,192,702)
Net investment gains (losses) on investments arising during the period	(247)	1,029,138	0	0	(215,954)	812,937
Reclassification adjustment for (gains) losses included in net income	(2,361)	105,353	0	0	(21,617)	81,375
Reclassification due to allowance for credit losses recorded during the period	363	(363)	0	0	0	0
Impact of net unrealized investment (gains) losses	0	0	335,647	(472,085)	28,649	(107,789)
Balance, December 31, 2025	$(1,352)	$(713,050)	$(248,062)	$448,370	$107,915	$(406,179)
(1)Includes cash flow hedges. See Note 5 for information on cash flow hedges.
(2)"Other costs" primarily includes reinsurance recoverables and DRL.

Noncontrolling Interests

For certain subsidiaries, the Company owns a controlling interest that is less than 100% ownership of the subsidiary but must consolidate 100% of the subsidiary’s financial statements in accordance with U.S. GAAP. Noncontrolling interests represent the portion of equity ownership in a consolidated subsidiary that is not attributable to the Company.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
15. STATUTORY NET INCOME AND SURPLUS AND DIVIDEND RESTRICTIONS
The Company is required to prepare statutory financial statements in accordance with accounting practices prescribed or permitted by the Arizona Department of Insurance ("AZDOI"). It's subsidiary PLNJ is required to prepare statutory financial statements in accordance with accounting practices prescribed or permitted by the New Jersey Department of Insurance and Banking. Statutory accounting practices primarily differ from U.S. GAAP by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions as well as valuing investments and certain assets and accounting for deferred taxes on a different basis.
The following table summarizes certain statutory financial information for the Company, including its subsidiary PLNJ, for the periods indicated:

	Years Ended December 31,
	2025	2024	2023
	(in millions)
Statutory net income (loss)	$446	$(5,195)	$4,923
Statutory capital and surplus	5,821	5,730	5,161
The Company does not utilize prescribed or permitted practices that vary materially from the statutory accounting practices prescribed by the NAIC.
The Company is subject to Arizona law, which limits the amount of dividends that insurance companies can pay to stockholders without approval of the AZDOI. The maximum dividend, which may be paid in any twelve-month period without notification or approval, is limited to the lesser of 10% of statutory surplus as of December 31 of the preceding year or the net gain from operations of the preceding calendar year. Cash dividends may only be paid out of surplus derived from realized net profits. The Company must obtain approval from AZDOI prior to paying a dividend if the dividend, together with other dividend distributions made within the preceding twelve months, would exceed the lesser of 10% of statutory surplus or net gain from operations. Based on these limitations, there is a capacity to pay a dividend of $582 million in 2026 without prior approval. There was no return of capital in 2025. The Company did not pay dividends to Prudential Insurance in 2025, 2024, and 2023.

16. RELATED PARTY TRANSACTIONS
The Company has extensive transactions and relationships with Prudential Insurance and other affiliates. Although we seek to ensure that these transactions and relationships are fair and reasonable, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.
Expense Charges and Allocations
The majority of the Company’s expenses are allocations or charges from Prudential Insurance or other affiliates. These expenses can be grouped into general and administrative expenses and agency distribution expenses.
The Company’s general and administrative expenses are charged to the Company using allocation methodologies based on business production processes. Management believes that the methodology is reasonable and reflects costs incurred by Prudential Insurance to process transactions on behalf of the Company. The Company operates under service and lease agreements whereby services of officers and employees, supplies, use of equipment and office space are provided by Prudential Insurance. The Company reviews its allocation methodology periodically which it may adjust accordingly. General and administrative expenses include allocations of stock compensation expenses related to a stock-based awards program and a deferred compensation program issued by Prudential Financial. The expense charged to the Company for the stock-based awards program was $1 million for each of the years ended December 31, 2025, 2024, and 2023. The expense charged to the Company for the deferred compensation program was $5 million, $6 million and $5 million for the years ended December 31, 2025, 2024, and 2023, respectively.
The Company is charged for its share of employee benefit expenses. These expenses include costs for funded and non-funded, non-contributory defined benefit pension plans. Some of these benefits are based on final earnings and length of service while others are based on an account balance, which takes into consideration age, service and earnings during a career. The Company’s share of net expense for the pension plans was $14 million, $11 million and $13 million for the years ended December 31, 2025, 2024, and 2023, respectively.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
The Company is also charged for its share of the costs associated with welfare plans issued by Prudential Insurance. These expenses include costs related to medical, dental, life insurance and disability. The Company's share of net expense for the welfare plans was $19 million, $18 million and $14 million for the years ended December 31, 2025, 2024, and 2023, respectively.
Prudential Insurance sponsors voluntary savings plans for its employee 401(k) plans. The plans provide for salary reduction contributions by employees and matching contributions by the Company of up to 4% of annual salary. The Company’s expense for its share of the voluntary savings plan was $9 million, $8 million and $7 million for the years ended December 31, 2025, 2024, and 2023, respectively.
The Company is charged distribution expenses from Prudential’s proprietary nationwide advice organization, “Prudential Advisors” through a transfer pricing agreement, which is intended to reflect a market-based pricing arrangement. Prudential Advisors distributes Prudential life insurance, annuities, and investment products with proprietary and non-proprietary product options. In November 2024, the Company, along with three other affiliated entities, entered into several agreements with a third-party, LPL Financial Holdings Inc. (“LPL”). Under these agreements, the Company pays distribution expenses to LPL, of which 98% are returned to Prudential Advisors. Distribution expenses paid by the Company to LPL and subsequently returned to Prudential Advisors were $473 million and $56 million for the years ended December 31, 2025, and 2024, respectively.
The Company pays commissions and certain other fees to Prudential Annuities Distributors, Inc. (“PAD”) in consideration for PAD’s marketing and underwriting of the Company’s annuity products. Commissions and fees are paid by PAD to broker-dealers who sell the Company’s annuity products. Commissions and fees paid by the Company to PAD were $760 million, $820 million and $587 million for the years ended December 31, 2025, 2024, and 2023, respectively.
The Company is charged for its share of corporate expenses incurred by Prudential Financial to benefit its businesses, such as advertising, executive oversight, external affairs and philanthropic activity. The Company’s share of corporate expenses was $105 million, $131 million and $144 million for the years ended December 31, 2025, 2024, and 2023, respectively.
Corporate-Owned Life Insurance
The Company has sold five Corporate Owned Life Insurance (“COLI”) policies to Prudential Insurance, and one to Prudential Financial. The cash surrender value included in separate accounts for these COLI policies was $5,098 million and $4,657 million as of December 31, 2025 and 2024, respectively. Fees related to these COLI policies were $59 million, $55 million and $50 million for the years ended December 31, 2025, 2024, and 2023, respectively. The Company reinsures the risk associated with these COLI policies to an affiliate reinsurer as part of a broader program related to variable insurance policies.
In May 2023, the Company funded a policy loan from the Prudential Financial COLI policy noted above in an amount of $900 million to an affiliated irrevocable trust, commonly referred to as a “rabbi trust”, which Prudential Financial created to support certain non-qualified retirement plans. The outstanding balance of the policy loan with the rabbi trust was $888 million and $897 million as of December 31, 2025 and 2024, respectively. Interest income related to the policy loan was $41 million, $42 million and $26 million for the years ended December 31, 2025, 2024, and 2023, respectively.
Affiliated Investment Management Expenses
In accordance with an agreement with PGIM, Inc. ("PGIM"), the Company pays investment management expenses to PGIM who acts as investment manager to certain Company general account and separate account assets. Investment management expenses paid to PGIM related to this agreement were $91 million, $69 million and $53 million for the years ended December 31, 2025, 2024, and 2023, respectively. These expenses are recorded as “Net investment income” in the Consolidated Statements of Operations and Comprehensive Income (Loss).
Derivative Trades
In its ordinary course of business, the Company enters into OTC derivative contracts with an affiliate, PGF. For these OTC derivative contracts, PGF has a substantially equal and offsetting position with an external counterparty. See Note 5 for additional information.
The interest income to the Company from PGF related to affiliated cash collateral was $417 million, $490 million and $499 million for the years ended December 31, 2025, 2024, and 2023, respectively, and are included in "Other income (loss)".
Joint Ventures
The Company has made investments in joint ventures with certain subsidiaries of Prudential Financial. "Other invested assets" includes $1,852 million and $1,100 million of investments in joint ventures as of December 31, 2025 and 2024, respectively. "Net investment income" related to these ventures includes gains of $168 million, $68 million and $5 million for the years ended December 31, 2025, 2024, and 2023, respectively.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Affiliated Asset Administration Fee Income
The Company has a revenue sharing agreement with AST Investment Services, Inc. ("ASTISI") and PGIM Investments LLC ("PGIM Investments") whereby the Company receives fee income based on policyholders' separate account balances invested in the Advanced Series Trust. Income received from ASTISI and PGIM Investments related to this agreement was $247 million, $271 million and $274 million for the years ended December 31, 2025, 2024, and 2023, respectively. These revenues are recorded as “Asset administration fees” in the Consolidated Statements of Operations and Comprehensive Income (Loss).
The Company has a revenue sharing agreement with PGIM Investments, whereby the Company receives fee income based on policyholders’ separate account balances invested in The Prudential Series Fund. Income received from PGIM Investments related to this agreement was $52 million, $47 million and $38 million for the years ended December 31, 2025, 2024, and 2023, respectively. These revenues are recorded as “Asset administration fees” in the Consolidated Statements of Operations and Comprehensive Income (Loss).
Affiliated Notes Receivable
Affiliated notes receivable included in “Receivables from parent and affiliates” at December 31, was as follows:

	Maturity Dates			Interest Rates			2025	2024
							(in thousands)
U.S. dollar fixed rate notes	2026	-	2038	0.00%	-	12.13%	$649,771	$520,462
Total notes receivable - affiliated(1)							$649,771	$520,462
(1)All notes receivable may be called for prepayment prior to the respective maturity dates under specified circumstances.
The affiliated notes receivable shown above are classified as available-for-sale securities and other trading assets carried at fair value. The Company monitors the internal and external credit ratings of these loans and loan performance. The Company also considers any guarantees made by Prudential Insurance for loans due from affiliates.
Accrued interest receivable related to these loans was $3 million and $1 million at December 31, 2025 and 2024, respectively, and is included in “Other assets”. Revenues related to these loans were $8 million, $3 million and $3 million for the years ended December 31, 2025, 2024, and 2023, respectively, and are included in “Other income (loss)”.
Affiliated Commercial Mortgage Loan
The affiliated commercial mortgage loan included in "Commercial mortgage and other loans" at December 31, 2025 and 2024 was $0 million.
The commercial mortgage loan is carried at unpaid principal balance, net of unamortized deferred loan origination fees and expenses, and net of an allowance for losses. The Company reviews the performance and credit quality of the commercial mortgage loan on an on-going basis.
Accrued interest receivable related to the loan was $0 million at both December 31, 2025 and 2024, and is included in "Accrued investment income". Revenues were $0.0 million, $5.5 million and $6.9 million for the years ended December 31, 2025, 2024, and 2023, respectively, and are included in "Net investment income".

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Affiliated Asset Transfers
The Company participates in affiliated asset trades with parent and sister companies. Book and market value differences for trades with a parent and sister are recognized within "Additional paid-in capital" ("APIC") and "Realized investment gains (losses), net", respectively. The table below shows affiliated asset trades for the years ended December 31, 2025 and 2024.

Affiliate	Date	Transaction	Security Type	Fair Value	Book Value	APIC, Net of Tax Increase/ (Decrease)	Realized Investment Gain/(Loss)
				(in thousands)
PAR U	January 2024	Transfer in	Fixed Maturities	$1,598,161	$1,598,161	$0	$0
PAR U	January 2024	Transfer in	Fixed Maturities	$778,745	$778,745	$0	$0
PURC	January 2024	Transfer in	Fixed Maturities	$2,155,560	$2,155,560	$0	$0
GUL Re	January 2024	Transfer in	Fixed Maturities	$1,685,582	$1,685,582	$0	$0
GUL Re	January 2024	Transfer in	Equities	$4,976	$4,976	$0	$0
PURE	January 2024	Transfer out	Fixed Maturities	$1,598,161	$1,598,161	$0	$0
PURE	January 2024	Transfer out	Fixed Maturities	$778,745	$778,745	$0	$0
PURE	January 2024	Transfer out	Fixed Maturities	$2,155,560	$2,155,560	$0	$0
PURE	January 2024	Transfer out	Fixed Maturities	$1,685,582	$1,685,582	$0	$0
PURE	January 2024	Transfer out	Equities	$4,976	$4,976	$0	$0
Ironbound	January 2024	Purchase	Other Invested Assets	$60,414	$60,414	$0	$0
Windhill CLO 1, Ltd.	February 2024	Sale	Fixed Maturities	$18,428	$18,858	$0	$(430)
Windhill CLO 2, Ltd.	February 2024	Sale	Fixed Maturities	$19,652	$20,057	$0	$(405)
PAR Term	February 2024	Purchase	Fixed Maturities	$43,084	$43,084	$0	$0
Windhill CLO 1, Ltd.	March 2024	Sale	Fixed Maturities	$10,148	$10,387	$0	$(239)
Windhill CLO 2, Ltd.	March 2024	Sale	Fixed Maturities	$14,763	$15,091	$0	$(328)
Prudential Insurance	March 2024	Purchase	Fixed Maturities	$198,804	$206,285	$5,910	$0
PAR U	March 2024	Transfer in	Other Invested Assets	$188,500	$188,500	$0	$0
PURE	March 2024	Transfer out	Other Invested Assets	$188,500	$188,500	$0	$0
Windhill CLO 1, Ltd.	April 2024	Sale	Fixed Maturities	$2,261	$2,300	$0	$(39)
Windhill CLO 2, Ltd.	May 2024	Sale	Fixed Maturities	$14,034	$14,415	$0	$(381)
Windhill CLO 1, Ltd.	June 2024	Sale	Fixed Maturities	$2,045	$2,100	$0	$(55)
Windhill CLO 2, Ltd.	June 2024	Sale	Fixed Maturities	$23,342	$23,743	$0	$(401)
PAR U	June 2024	Transfer in	Other Invested Assets	$326	$326	$0	$0
PURE	June 2024	Transfer out	Other Invested Assets	$326	$326	$0	$0

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

Affiliate	Date	Transaction	Security Type	Fair Value	Book Value	APIC, Net of Tax Increase/ (Decrease)	Realized Investment Gain/(Loss)
PAR U	June 2024	Purchase	Commercial Mortgage and Other Loans	$12,555	$12,555	$0	$0
Windhill CLO 2, Ltd.	July 2024	Sale	Fixed Maturities	$53,462	$54,628	$0	$(1,166)
Windhill CLO 2, Ltd.	July 2024	Sale	Fixed Maturities	$6,579	$6,695	$0	$(116)
Windhill CLO 1, Ltd.	July 2024	Sale	Fixed Maturities	$2,136	$2,200	$0	$(64)
PAR U	July 2024	Purchase	Fixed Maturities	$17,402	$17,402	$0	$0
Prudential Insurance	July 2024	Purchase	Fixed Maturities	$22,655	$23,433	$614	$0
PAR U	July 2024	Purchase	Fixed Maturities	$1,239	$1,239	$0	$0
PAR U	July 2024	Purchase	Derivatives	$2,975	$2,975	$0	$0
Windhill CLO 2, Ltd.	August 2024	Sale	Fixed Maturities	$21,929	$22,500	$0	$(571)
Windhill CLO 1, Ltd.	August 2024	Sale	Fixed Maturities	$13,650	$14,100	$0	$(450)
PAR U	August 2024	Purchase	Fixed Maturities	$46,742	$46,742	$0	$0
PAR U	August 2024	Purchase	Fixed Maturities	$4,793	$4,793	$0	$0
Prudential Insurance	August 2024	Purchase	Fixed Maturities	$35,872	$35,085	$(621)	$0
Windhill CLO 2, Ltd.	September 2024	Sale	Fixed Maturities	$57,613	$57,613	$0	$0
Windhill CLO 2, Ltd.	September 2024	Sale	Fixed Maturities	$24,575	$24,911	$0	$(336)
Prudential Insurance	September 2024	Purchase	Fixed Maturities	$44,773	$43,632	$(901)	$0
Hirakata	October 2024	Purchase	Fixed Maturities	$21,229	$21,229	$0	$0
Hirakata	October 2024	Purchase	Fixed Maturities	$3,901	$3,901	$0	$0
PAR U	October 2024	Transfer in	Fixed Maturities	$6,615,438	$6,615,438	$0	$0
Windhill CLO 3, Ltd.	October 2024	Sale	Fixed Maturities	$232,036	$235,610	$0	$(3,574)
Windhill CLO 2, Ltd.	October 2024	Sale	Fixed Maturities	$5,824	$5,899	$0	$(75)
Windhill CLO 2, Ltd.	October 2024	Sale	Fixed Maturities	$14,690	$14,959	$0	$(269)
Windhill CLO 1, Ltd.	October 2024	Sale	Fixed Maturities	$3,038	$3,100	$0	$(62)
PAR U	October 2024	Transfer in	Equities	$6,120	$6,120	$0	$0
Windhill CLO 3, Ltd.	November 2024	Sale	Fixed Maturities	$17,409	$17,518	$0	$(109)
Windhill CLO 3, Ltd.	December 2024	Sale	Fixed Maturities	$38,020	$38,537	$0	$(517)
Windhill CLO 3, Ltd.	December 2024	Sale	Short-term Investments	$2,882	$2,905	$0	$(23)

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

Affiliate	Date	Transaction	Security Type	Fair Value	Book Value	APIC, Net of Tax Increase/ (Decrease)	Realized Investment Gain/(Loss)
Prudential Insurance	December 2024	Contributed Capital	Equities	$415,696	$416,265	$0	$0
Windhill CLO 2, Ltd.	January 2025	Sale	Fixed Maturities	$2,738	$2,800	$0	$(62)
Windhill CLO 3, Ltd.	January 2025	Sale	Fixed Maturities	$17,046	$17,363	$0	$(317)
Windhill CLO 1, Ltd.	January 2025	Sale	Fixed Maturities	$2,152	$2,200	$0	$(48)
PAR U	February 2025	Purchase	Derivatives	$417,169	$417,169	$0	$0
Windhill CLO 2, Ltd.	February 2025	Sale	Fixed Maturities	$7,482	$7,600	$0	$(118)
Windhill CLO 3, Ltd.	February 2025	Sale	Fixed Maturities	$17,172	$17,410	$0	$(238)
Windhill CLO 1, Ltd.	February 2025	Sale	Fixed Maturities	$9,784	$9,900	$0	$(116)
Prudential Insurance	February 2025	Purchase	Fixed Maturities	$100,033	$101,147	$880	$0
Prudential Insurance	March 2025	Purchase	Fixed Maturities	$226,726	$260,396	$26,599	$0
Windhill CLO 3, Ltd.	March 2025	Sale	Fixed Maturities	$9,019	$9,144	$0	$(125)
Windhill CLO 1, Ltd.	March 2025	Sale	Fixed Maturities	$8,469	$8,500	$0	$(31)
Windhill CLO 1, Ltd.	March 2025	Sale	Fixed Maturities	$10,184	$10,301	$0	$(117)
Windhill CLO 1, Ltd.	March 2025	Purchase	Fixed Maturities	$921	$921	$0	$0
Windhill CLO 1, Ltd.	April 2025	Sale	Fixed Maturities	$21,646	$22,003	$0	$(357)
Windhill CLO 2, Ltd.	April 2025	Sale	Fixed Maturities	$8,597	$8,646	$0	$(49)
Windhill CLO 3, Ltd.	April 2025	Sale	Fixed Maturities	$33,528	$34,110	$0	$(582)
Windhill CLO 1, Ltd.	April 2025	Purchase	Fixed Maturities	$24	$24	$0	$0
Prudential Insurance	April 2025	Purchase	Fixed Maturities	$51,030	$53,646	$2,066	$0
Windhill CLO 1, Ltd.	May 2025	Sale	Fixed Maturities	$9,254	$9,388	$0	$(134)
Windhill CLO 2, Ltd.	May 2025	Sale	Fixed Maturities	$14,667	$14,792	$0	$(125)
Windhill CLO 4, Ltd.	May 2025	Sale	Fixed Maturities	$235,316	$237,464	$0	$(2,148)
Prudential Insurance	May 2025	Purchase	Fixed Maturities	$24,037	$24,000	$(29)	$0
PARCC	May 2025	Purchase	Fixed Maturities	$103,549	$103,549	$0	$0
Prudential Insurance	May 2025	Contributed Capital	Other Invested Assets	$207,870	$207,870	$0	$0
Windhill CLO 2, Ltd.	June 2025	Sale	Fixed Maturities	$500	$500	$0	$0
Windhill CLO 3, Ltd.	June 2025	Sale	Fixed Maturities	$2,608	$2,608	$0	$0
Windhill CLO 4, Ltd.	June 2025	Sale	Fixed Maturities	$19,136	$19,351	$0	$(215)

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

Affiliate	Date	Transaction	Security Type	Fair Value	Book Value	APIC, Net of Tax Increase/ (Decrease)	Realized Investment Gain/(Loss)
Windhill CLO 1, Ltd.	July 2025	Sale	Fixed Maturities	$2,189	$2,200	$0	$(11)
Windhill CLO 2, Ltd.	July 2025	Sale	Fixed Maturities	$1,800	$1,800	$0	$0
Windhill CLO 3, Ltd.	July 2025	Sale	Fixed Maturities	$1,681	$1,700	$0	$(19)
Windhill CLO 4, Ltd.	July 2025	Sale	Fixed Maturities	$644	$650	$0	$(6)
Windhill CLO 1, Ltd.	August 2025	Sale	Fixed Maturities	$16,310	$16,526	$0	$(216)
Windhill CLO 2, Ltd.	August 2025	Sale	Fixed Maturities	$2,920	$2,920	$0	$0
Windhill CLO 3, Ltd.	August 2025	Sale	Fixed Maturities	$2,090	$2,090	$0	$0
Prudential Insurance	August 2025	Purchase	Fixed Maturities	$117,008	$116,592	$(328)	$0
Windhill CLO 1, Ltd.	September 2025	Sale	Fixed Maturities	$1,195	$1,200	$0	$(5)
Windhill CLO 2, Ltd.	September 2025	Sale	Fixed Maturities	$9,273	$9,314	$0	$(41)
Windhill CLO 3, Ltd.	September 2025	Sale	Short-term Investments	$235	$235	$0	$0
Windhill CLO 4, Ltd.	September 2025	Sale	Fixed Maturities	$4,910	$4,941	$0	$(31)
PGIM Strategic Investments Inc	September 2025	Sale	Other Invested Assets	$61,361	$61,361	$0	$0
Windhill CLO 2, Ltd.	October 2025	Sale	Fixed Maturities	$1,389	$1,400	$0	$(11)
Windhill CLO 3, Ltd.	October 2025	Sale	Fixed Maturities	$4,791	$4,800	$0	$(9)
Windhill CLO 4, Ltd.	October 2025	Sale	Fixed Maturities	$75,800	$76,335	$0	$(535)
Windhill CLO 5, Ltd.	November 2025	Sale	Fixed Maturities	$134,211	$135,041	$0	$(830)
Prudential Insurance	November 2025	Sale	Commercial Mortgage and Other Loans	$101,514	$99,786	$1,365	$0
Prudential Insurance	November 2025	Sale	Fixed Maturities	$29,140	$28,813	$258	$0
Prudential Insurance	November 2025	Sale	Fixed Maturities	$758	$781	$(19)	$0
Prudential Insurance	November 2025	Purchase	Fixed Maturities	$148,886	$149,101	$169	$0
Prudential Insurance	December 2025	Purchase	Fixed Maturities	$28,011	$29,000	$781	$0
Prudential Insurance	December 2025	Purchase	Fixed Maturities	$9,337	$9,060	$0	$(277)
Windhill CLO 1, Ltd.	December 2025	Purchase	Fixed Maturities	$1,112	$1,112	$0	$0
Windhill CLO 1, Ltd.	December 2025	Sale	Fixed Maturities	$16,955	$17,075	$0	$(120)
Windhill CLO 2, Ltd.	December 2025	Sale	Fixed Maturities	$4,896	$4,920	$0	$(24)
Windhill CLO 3, Ltd.	December 2025	Sale	Fixed Maturities	$9,008	$9,076	$0	$(68)

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)

Affiliate	Date	Transaction	Security Type	Fair Value	Book Value	APIC, Net of Tax Increase/ (Decrease)	Realized Investment Gain/(Loss)
Windhill CLO 3, Ltd.	December 2025	Sale	Short-term Investments	$353	$353	$0	$0
Windhill CLO 4, Ltd.	December 2025	Sale	Fixed Maturities	$10,562	$10,662	$0	$(100)
Windhill CLO 5, Ltd.	December 2025	Sale	Fixed Maturities	$27,642	$27,913	$0	$(271)
Passaic Fund LLC	December 2025	Sale	Other Invested Assets	$35,828	$35,828	$0	$0

Debt Agreements
The Company is authorized to borrow funds up to $7 billion from affiliates to meet its capital and other funding needs. There was no debt outstanding as of December 31, 2025 and 2024.
The total interest expense to the Company related to affiliated loans and cash collateral with PGF was $16 million, $39 million and $17 million for the years ended December 31, 2025, 2024, and 2023, respectively.
Contributed Capital and Dividends
In February 2026, the Company received a capital contribution of $300 million from Prudential Insurance. In February, May, August and December 2025, the Company received capital contributions from Prudential Insurance in the amounts of $220 million, $216 million, $17 million and $400 million, respectively, with the May contribution including $208 million in invested assets. In December 2024, the Company received capital contributions in the amount of $416 million from Prudential Insurance in the form of invested assets. In February and December 2023, the Company received capital contributions in the amount of $405 million and $7 million, respectively, from Prudential Insurance.
In June 2024, there was a $550 million return of capital to Prudential Insurance. In June, September, and December 2023, there was a $300 million, $650 million, and $450 million return of capital, respectively, to Prudential Insurance.
In 2025, 2024, and 2023, the Company did not pay any dividends to Prudential Insurance.
Reinsurance with Affiliates
As discussed in Note 12, the Company participates in reinsurance transactions with certain affiliates.

17. COMMITMENTS AND CONTINGENT LIABILITIES
Commitments
The Company has made commitments to fund commercial mortgage and agricultural property loans. As of December 31, 2025 and 2024, the outstanding balances on these commitments were $85 million and $230 million, respectively. These amounts include unfunded commitments that are not unconditionally cancellable. For related credit exposure, there was an allowance for credit losses of $0.5 million and $0.3 million as of December 31, 2025 and 2024, respectively, which is a change of $0.2 million and $0.0 million for the years ended December 31, 2025 and 2024, respectively. The Company also made commitments to purchase or fund investments, mostly fund investments and private fixed maturities, some of which are contingent upon events or circumstances not under the Company’s control, including those at the discretion of the Company’s counterparties. The Company anticipates a portion of these commitments will ultimately be funded from its separate accounts. As of December 31, 2025 and 2024, $2,142 million and $1,359 million, respectively, of these commitments were outstanding. These amounts include unfunded commitments that are not unconditionally cancellable. There were no related charges for credit losses for both the years ended December 31, 2025 and 2024.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Guarantees
In July 2017, Pruco Life formed a joint venture with CT Corp to provide life insurance solutions in Indonesia. Pruco Life owns a 49% interest in the joint venture and has entered into a shareholders agreement with CT Corp that sets out their respective rights and obligations with respect to the joint venture. Among other things, the shareholders agreement obligates Pruco Life and CT Corp to provide capital to the joint venture, as necessary to comply with applicable law or to maintain a specified minimum amount of capital in the joint venture. This obligation is not limited to a maximum amount. Pruco Life does not expect to make any payments on this guarantee and is not carrying any liabilities associated with the guarantee.
Since 2001, Pruco Life entered into an arrangement with Prudential of Taiwan. In June 2021, PIIH completed the sale of Prudential of Taiwan. As a result of the sale, Pruco Life has a financial guarantee to stand ready to perform in an event that both Prudential of Taiwan and the Buyer default and fail to perform their obligations to make payments to the policyholders. Pruco Life has a liability of $31 million and $32 million as of December 31, 2025 and 2024, respectively, which represents the fair value of the guarantee and is amortized in revenue over a period which approximates the life of the underlying insurance in force. Since this obligation is not subject to limitations, it is not possible to determine the maximum potential amount due under this guarantee.

Guarantees of Asset Values

	December 31,
	2025	2024
	(in thousands)
Guaranteed value of third-parties assets	$4,186,284	$3,958,847
Fair value of collateral supporting these assets	$3,912,881	$3,543,500
Asset (liability) associated with guarantee, carried at fair value	$0	$111

Certain contracts underwritten by Pruco Life include guarantees related to financial assets owned by the guaranteed party. These contracts are accounted for as derivatives and carried at fair value. The collateral supporting these guarantees is not reflected on the Consolidated Statements of Financial Position.

Contingent Liabilities
On an ongoing basis, the Company and its regulators review its operations including, but not limited to, sales and other customer interface procedures and practices, and procedures for meeting obligations to its customers and other parties. These reviews may result in the modification or enhancement of processes or the imposition of other action plans, including concerning management oversight, sales and other customer interface procedures and practices, and the timing or computation of payments to customers and other parties. In certain cases, if appropriate, the Company may offer customers or other parties remediation and may incur charges, including the cost of such remediation, administrative costs and regulatory fines.
The Company is subject to the laws and regulations of states and other jurisdictions concerning the identification, reporting and escheatment of unclaimed or abandoned funds, and is subject to audit and examination for compliance with these requirements.
It is possible that the results of operations or the cash flows of the Company in a particular quarterly or annual period could be materially affected as a result of payments in connection with the matters discussed above or other matters depending, in part, upon the results of operations or cash flows for such period. Management believes, however, that ultimate payments in connection with these matters, after consideration of applicable reserves and rights to indemnification, should not have a material adverse effect on the Company’s financial position.

PRUCO LIFE INSURANCE COMPANY
Notes to Consolidated Financial Statements—(Continued)
Litigation and Regulatory Matters
The Company is subject to legal and regulatory actions in the ordinary course of its business. Pending legal and regulatory actions include proceedings specific to the Company and proceedings generally applicable to business practices in the industry in which it operates. The Company is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. The Company is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In addition, the Company, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of the Company’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.
The Company establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed. The Company estimates that as of December 31, 2025, the aggregate range of reasonably possible losses in excess of accruals established for those litigation and regulatory matters for which such an estimate currently can be made is less than $100 million. This estimate is not an indication of expected loss, if any, or the Company's maximum possible loss exposure on such matters. The Company reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

Individual Annuities and Individual Life
California Advocates for Nursing Home Reform v. The Prudential Insurance Company of America and Pruco Life Insurance Company, et al.
In January 2024, a putative class action complaint entitled California Advocates for Nursing Home Reform v. The Prudential Insurance Company of America and Pruco Life Insurance Company, et al., was filed in California Superior Court, Alameda County, alleging that the Company has failed to comply with California laws requiring that life insurance policies issued or delivered in California: (i) provide for a contractual 60-day grace period pre-lapse during which a policy must stay in force; (ii) provide policyholders and designees with notice of payment default within 30 days and a 30-day advance written notice of pending lapse; and (iii) notify policyholders annually of their right to designate additional recipients for lapse notices. The complaint asserts claims for violation of California’s Unfair Competition law ("UCL") and seeks unspecified damages along with declaratory and injunctive relief. In February 2024, defendants removed the action from California state court to the United States District Court for the Northern District of California. Plaintiff filed a motion to remand the action to the California Superior Court, Alameda County, and in December 2024, the motion was granted. In April 2025, Plaintiff filed a First Amended Complaint removing allegations related to the Unclaimed Life Insurance and Annuities Act, and the Defendant filed a demurrer seeking to dismiss the Amended Complaint. In October 2025, the Court issued an Order: (i) sustaining Defendant’s demurrer as to Plaintiff’s declaratory relief claim, and (ii) denying the demurrer as to the UCL claim.

Summary
The Company’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that the Company’s results of operations or cash flows in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flows for such period. In light of the unpredictability of the Company’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on the Company’s financial statements. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on the Company’s financial statements.

PRUCO LIFE INSURANCE COMPANY
Schedule I
Summary of Investments Other Than Investments in Related Parties
December 31, 2025
(in thousands)

Type of Investment	Amortized Cost or Cost	Fair Value	Amount Shown in the Balance Sheet
Fixed maturities, available-for-sale:
Bonds:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$1,196,805	$1,117,320	$1,117,320
Obligations of U.S. states and their political subdivisions	460,634	434,528	434,528
Foreign governments	456,138	424,735	424,735
Asset-backed securities	5,051,514	5,076,048	5,076,048
Commercial mortgage-backed securities	1,370,898	1,354,310	1,354,310
Residential mortgage-backed securities	936,614	941,965	941,965
Public utilities	3,553,256	3,401,020	3,401,020
All other corporate bonds	35,134,183	34,801,972	34,801,972
Redeemable preferred stock	70,176	72,273	72,273
Total fixed maturities, available-for-sale	$48,230,218	$47,624,171	$47,624,171
Equity securities:
Common stocks:
Other common stocks	$2,569,208	$2,608,156	$2,608,156
Mutual funds	237,773	241,178	241,178
Non-redeemable preferred stocks	19,661	20,297	20,297
Total equity securities, at fair value	$2,826,642	$2,869,631	$2,869,631
Fixed maturities, trading	$5,241,598	$4,892,507	$4,892,507
Commercial mortgage and other loans	10,082,667		10,082,667
Policy loans	1,666,965		1,666,965
Short-term investments	320,794		320,794
Other invested assets	2,297,535		2,297,535
Total investments	$70,666,419		$69,754,270

PRUCO LIFE INSURANCE COMPANY
Schedule II
Condensed Financial Information of Registrant
Condensed Statements of Financial Position
December 31, 2025 and 2024
(in thousands, except share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Fixed maturities, available-for-sale, at fair value (allowance for credit losses: 2025 – $12,121; 2024 – $40,414) (amortized cost: 2025 – $44,270,098; 2024 – $33,648,311)(1)	$43,866,735	$31,964,802
Fixed maturities, trading, at fair value (amortized cost: 2025 – $5,203,043; 2024 – $4,391,322)	4,853,273	3,823,792
Equity securities, at fair value (cost: 2025 – $2,633,413; 2024 – $2,650,189)	2,676,833	2,623,758
Policy loans	527,440	422,891
Short-term investments (net of allowance for credit losses: 2025 – $0; 2024 – $49)	320,794	505,991
Commercial mortgage and other loans (net of $48,775 and $36,002 allowance for credit losses at December 31, 2025 and 2024, respectively)	9,497,730	7,281,995
Other invested assets (includes $77,641 and $12,999 of assets measured at fair value at December 31, 2025 and 2024, respectively)(1)	2,129,812	1,363,038
Total investments	63,872,617	47,986,267
Cash and cash equivalents(1)	2,586,041	3,144,542
Deferred policy acquisition costs	8,179,344	7,389,743
Accrued investment income(1)	548,524	405,115
Reinsurance recoverables and deposit receivables (net of $145 and $10 allowance for credit losses; includes $373,491 and $379,582 of embedded derivatives at fair value at December 31, 2025 and 2024, respectively)	49,739,181	44,233,228
Investment in subsidiaries	1,618,782	1,472,500
Receivables from parent and affiliates	854,168	567,631
Deferred sales inducements	297,413	322,351
Income tax assets(1)	1,627,258	2,013,349
Market risk benefit assets	2,160,239	2,144,919
Other assets(1)	1,823,202	1,833,801
Separate account assets	103,737,191	103,635,702
TOTAL ASSETS	$237,043,960	$215,149,148
LIABILITIES AND EQUITY
LIABILITIES
Policyholders’ account balances	$81,224,030	$65,114,184
Future policy benefits	26,224,147	23,096,707
Market risk benefit liabilities	3,986,790	3,788,800
Cash collateral for loaned securities	22,622	121,372
Reinsurance and funds withheld payables (includes $265 and $0 of embedded derivatives at fair value at December 31, 2025 and 2024, respectively)	9,203,855	7,192,595
Payables to parent and affiliates(1)	2,418,541	3,653,229
Other liabilities(1)	2,303,716	3,950,118
Separate account liabilities	103,737,191	103,635,702
Total liabilities	229,120,892	210,552,707
EQUITY
Common stock ($10 par value; 1,000,000 shares authorized; 250,000 shares issued and 250,000 outstanding)	2,500	2,500
Additional paid-in capital	5,806,878	4,923,299
Retained earnings / (accumulated deficit)	2,104,835	272,519
Accumulated other comprehensive income (loss)	8,855	(601,877)
Total equity	7,923,068	4,596,441
TOTAL LIABILITIES AND EQUITY	$237,043,960	$215,149,148

(1) See Note 4 to the Consolidated Financial Statements for details of balances associated with variable interest entities.

See Notes to Condensed Financial Information of Registrant

PRUCO LIFE INSURANCE COMPANY
Schedule II
Condensed Financial Information of Registrant
Condensed Statements of Operations and Comprehensive Income (Loss)
Years Ended December 31, 2025, 2024, and 2023
(in thousands)

	2025	2024	2023
REVENUES
Premiums (includes $2,191, $(2,740) and $6,296 of gains (losses) from changes in estimates on deferred profit liability amortization for the years ended December 31, 2025, 2024, and 2023, respectively)	$500,031	$344,383	$289,344
Policy charges and fee income	1,623,176	6,677,744	1,476,927
Net investment income	2,912,127	2,154,525	1,507,280
Asset administration fees	192,382	212,328	223,803
Other income (loss)	2,242,832	743,843	747,789
Realized investment gains (losses), net	(1,242,504)	498,953	(1,102,789)
Change in value of market risk benefits, net of related hedging gains (losses)	(522,945)	(473,209)	(169,565)
TOTAL REVENUES	5,705,099	10,158,567	2,972,789
BENEFITS AND EXPENSES
Policyholders’ benefits	714,135	7,338,059	448,286
Change in estimates of liability for future policy benefits	(62,248)	(14,594)	6,067
Interest credited to policyholders’ account balances	1,116,400	956,863	557,510
Amortization of deferred policy acquisition costs	643,498	(285,676)	518,939
General, administrative and other expenses	1,134,168	1,180,030	1,074,134
TOTAL BENEFITS AND EXPENSES	3,545,953	9,174,682	2,604,936
INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF SUBSIDIARIES AND OPERATING JOINT VENTURE	2,159,146	983,885	367,853
Income tax expense (benefit)	411,664	147,233	14,006
INCOME (LOSS) FROM OPERATIONS BEFORE EQUITY IN EARNINGS OF SUBSIDIARIES AND OPERATING JOINT VENTURE	1,747,482	836,652	353,847
Equity in earnings of subsidiaries	85,169	(12,237)	96,844
Equity in earnings of operating joint venture, net of taxes	(335)	(425)	(433)
NET INCOME (LOSS)	$1,832,316	$823,990	$450,258
Other comprehensive income (loss), before tax:
Net unrealized investment gains (losses)	914,172	(246,952)	632,819
Interest rate remeasurement of future policy benefits	(37,656)	45,461	(50,679)
Gain (loss) from changes in non-performance risk on market risk benefits	(169,143)	(401,884)	(597,135)
Other	66,284	(118,775)	(11,539)
Total	773,657	(722,150)	(26,534)
Less: Income tax expense (benefit) related to other comprehensive income (loss)	162,925	(151,234)	(5,638)
Other comprehensive income (loss), net of taxes	610,732	(570,916)	(20,896)
Total comprehensive income (loss)	$2,443,048	$253,074	$429,362

See Notes to Condensed Financial Information of Registrant

PRUCO LIFE INSURANCE COMPANY
Schedule II
Condensed Financial Information of Registrant
Condensed Statements of Cash Flows
Years Ended December 31, 2025, 2024, and 2023
(in thousands)

	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash flows from (used in) operating activities	$3,644,663	$3,363,590	$2,365,722
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale/maturity/prepayment of:
Fixed maturities, available-for-sale	5,210,345	3,425,809	1,622,501
Fixed maturities, trading	1,560,828	800,588	95,872
Equity securities	2,278,334	957,650	189,210
Policy loans	173,984	157,478	152,275
Ceded policy loans	(108,452)	(87,521)	(117,589)
Short-term investments	872,948	1,280,677	444,983
Commercial mortgage and other loans	370,562	724,559	157,116
Other invested assets	267,660	73,632	17,405
Notes receivable from parent and affiliates	231,823	722	3,858
Payments for the purchase/origination of:
Fixed maturities, available-for-sale	(15,563,807)	(12,273,347)	(6,762,400)
Fixed maturities, trading	(2,534,641)	(1,819,224)	(857,717)
Equity securities	(2,453,816)	(2,373,213)	(678,790)
Policy loans	(253,540)	(222,724)	(236,886)
Ceded policy loans	95,058	117,552	147,961
Short-term investments	(792,990)	(1,412,350)	(679,224)
Commercial mortgage and other loans	(2,503,344)	(2,145,910)	(1,239,173)
Other invested assets	(859,300)	(406,031)	(174,680)
Notes receivable from parent and affiliates	(354,399)	(297,850)	(31)
Capital contributions to subsidiaries	(407,432)	(549,964)	(323,909)
Return of capital from subsidiaries	403,596	414,859	0
Other, net	(141,435)	164,779	(60,358)
Cash flows from (used in) investing activities	(14,508,018)	(13,469,829)	(8,299,576)
CASH FLOWS FROM FINANCING ACTIVITIES:
Policyholders’ account deposits	15,792,652	16,148,664	10,508,549
Affiliated ceded policyholders’ account deposits	(1,778,143)	(826,393)	(870,031)
Policyholders’ account withdrawals	(4,229,523)	(3,600,010)	(3,287,164)
Affiliated ceded policyholders’ account withdrawals	398,376	454,788	360,211
Contributed capital	620,000	0	405,000
Return of capital	0	(550,000)	(1,400,000)
Other, net	(498,508)	(329,656)	28,817
Cash flows from (used in) financing activities	10,304,854	11,297,393	5,745,382
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(558,501)	1,191,154	(188,472)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,144,542	1,953,388	2,141,860
CASH AND CASH EQUIVALENTS, END OF YEAR	$2,586,041	$3,144,542	$1,953,388

SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid (refunded), net	$174,626	$360,742	$57,749
Interest paid	$810	$2,644	$4,377

Significant Non-Cash Transactions
2025
"Cash flows from (used in) operating activities" for the year ended December 31, 2025 excludes certain non-cash activities in the amount of $(1,397) million related to the affiliated reinsurance transaction with The Prudential Insurance Company of America ("Prudential Insurance") effective October 1, 2025. See Note 12 for additional information.

2024
"Cash flows from (used in) operating activities" and "Cash flows from (used in) investing activities" for the year ended December 31, 2024, excludes certain non-cash activities in the amount of $(7,469) million primarily related to reinsurance recoverables and $6,722 million related to invested asset transfers, respectively. These transactions are associated with the unaffiliated reinsurance agreement with Wilton Reassurance Company and Wilton Reinsurance Bermuda Limited (collectively, "Wilton Re"), effective October 1, 2024. Associated with the transaction with Wilton Re, "Cash flows from (used in) operating activities" and "Cash flows from (used in) investing activities" for the year ended December 31, 2024, exclude largely offsetting affiliated non-cash activities in the amount of $7,190 million, primarily related to reinsurance recoverables and payables, and $(6,722) million related to invested asset transfers, respectively. These are related to the recapture of the risks associated with the business that had previously been reinsured with Prudential Arizona Reinsurance Universal Company ("PAR U") as well as assumption of those recaptured by Pruco Life Insurance Company of New Jersey from PAR U. See Note 12 for additional information.

"Cash flows from (used in) operating activities" for the year ended December 31, 2024 excludes certain non-cash activities in the amount of $(78) million related to the affiliated reinsurance transaction with Prudential Arizona Reinsurance Captive Company, effective October 1, 2024. See Note 12 for additional information.

"Cash flows from (used in) operating activities" for the year ended December 31, 2024 excludes certain non-cash activities in the amount of $936 million related to the affiliated reinsurance transaction with Prudential Universal Reinsurance Entity Company and The Prudential Insurance Company of America, effective January 1, 2024. See Note 12 for additional information.

"Cash flows from (used in) investing activities" and "Cash flows from (used in) financing activities" for the year ended December 31, 2024 excludes non-cash activities related to invested asset transfers in the amount of $416 million, related to capital contributions the Company received from Prudential Insurance. See Note 16 for additional information.

2023
"Cash flows from (used in) operating activities" for the year ended December 31, 2023 excludes certain non-cash activities in the amount of $475 million related to the novated indexed variable annuities under the reinsurance agreement with Fortitude Life Insurance & Annuity Company (“FLIAC”). See Note 12 for more details regarding this transaction.

See Notes to Condensed Financial Information of Registrant

PRUCO LIFE INSURANCE COMPANY
Schedule II
Condensed Financial Information of Registrant
Notes to Condensed Financial Information of Registrant

1.ORGANIZATION AND PRESENTATION

Pruco Life Insurance Company, (“Pruco Life”) is a wholly-owned subsidiary of The Prudential Insurance Company of America, which in turn is a direct wholly-owned subsidiary of Prudential Financial, Inc. Pruco Life is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York, and sells such products primarily through affiliated and unaffiliated distributors.

The condensed financial information of Pruco Life should be read in conjunction with the consolidated financial statements of Pruco Life and its subsidiaries and the notes thereto (the “Consolidated Financial Statements”). The condensed financial statements of Pruco Life reflect its direct wholly-owned subsidiary and majority-owned subsidiaries using the equity method of accounting.

Dealer Prospectus Delivery Obligations
All dealers that effect transactions in these securities are required to deliver a prospectus.
Registration Number: 333-283684

PART II
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Accountant’s Fees & Expenses:	$20,000.00
Legal Fees & Expenses:	$20,000.00
Printing Fees & Expenses:	$ 6,000.00
Registration Fee:	$0.00
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.
Arizona, being the state of organization of Pruco Life Insurance Company (“Pruco”), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco’s By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to Form 10-Q filed on August 15, 1997 on behalf of Pruco Life Insurance Company.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
Not applicable.
ITEM 16. EXHIBITS
(1)     Distribution and Principal Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company. Incorporated by reference to Form S-3/A, Registration No. 333-220118, filed September 29, 2017 on behalf of the Pruco Life Insurance Company.
(2)     None
(3)(a)    Articles of Incorporation of Pruco Life Insurance Company, as amended through October 19, 1993. Incorporated by reference to  Post-Effective Amendment No. 1 to Form N-4, Registration No. 333-06701, filed June 24, 1996 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.
(b)    By-laws of Pruco Life Insurance Company, as amended through May 6, 1997. Incorporated by reference to Form 10-Q, Registration No. 033-37587, as filed August 15, 1997, on behalf of Pruco Life Insurance Company.
(4)(a)    Contract (P-CDA_IND)(11_21) Incorporated by reference to Form S-3, Registration No. 333-283684, filed December 9, 2024 on behalf of the Pruco Life Insurance Company.
(b)    Endorsement (P-CDA-ENT)(11/21) Incorporated by reference to Form S-3, Registration No. 333-283684, filed December 9, 2024 on behalf of the Pruco Life Insurance Company.
(c)    Application (P-CDA-APP) (11/21) Incorporated by reference to Form S-3, Registration No. 333-283684, filed December 9, 2024 on behalf of the Pruco Life Insurance Company.
(5)     Opinion of Counsel as to legality of the securities being registered. Filed Herewith.
(8)-(10)     None
(15)-(16)    None
(21)    Subsidiaries of Registrant. Filed Herewith.
(22)    None

(23)     Consent of Independent Registered Public Accounting Firm. Filed Herewith.
(24)     Power of Attorney: Reshma V. Abraham, Markus Coombs, Alan M. Finkelstein, Scott E. Gaul, Bradley O. Harris, and Salene Hitchock-Gear. Filed Herewith.
(25)    None
(96)     None
(107)     Filing Fees Table. Incorporated by reference to Form S-3/A, Registration No. 333-283684, filed June 10, 2025 on behalf of the Pruco Life Insurance Company.
ITEM 17. UNDERTAKINGS
(a)The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) Not applicable.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) – (g) Not Applicable.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 21st day of April 2026.

PRUCO LIFE INSURANCE COMPANY
(Registrant)

By:	Scott E. Gaul*
Scott E. Gaul
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
Reshma V. Abraham*	Director and Vice President	April 21, 2026
Reshma V. Abraham
Markus Coombs*	Chief Financial Officer, Chief Accounting Officer, Vice President and Director	April 21, 2026
Markus Coombs
Alan M. Finkelstein*	Director and Treasurer	April 21, 2026
Alan M. Finkelstein
Scott E. Gaul*	Director, President and Chief Executive Officer	April 21, 2026
Scott E. Gaul
Bradley O. Harris*	Director	April 21, 2026
Bradley O. Harris
Salene Hitchcock-Gear*	Director	April 21, 2026
Salene Hitchcock-Gear

By:	/s/Elizabeth L. Gioia
Elizabeth L. Gioia

*Executed by Elizabeth L. Gioia on behalf of those indicated pursuant to Power of Attorney.